   As filed with the Securities and Exchange Commission on February 12, 1999
                                                 Registration No: 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          EAGLE PACIFIC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   3080                   76-0590909
        (State or other
          jurisdiction          (Primary Standard         (I.R.S. Employer
      of incorporation or   Industrial Classification   Identification Number)
         organization)             Code Number)

                                900 Threadneedle
                           Houston, Texas 77079-2990
                                 (281) 588-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------
                               Mark J. Schneider
                                   President
                          EAGLE PACIFIC HOLDINGS, INC.
                                900 Threadneedle
                           Houston, Texas 77079-2990
                                 (281) 588-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

             Daniel A. Yarano, Esq.                          Marc H. Folladori, Esq.
            Fredrikson & Byron, P.A.                         Haynes and Boone, L.L.P.
      900 Second Avenue South, Suite 1100                     1000 Louisiana Street
       Minneapolis, Minnesota 55402-3397                            Suite 4300
                 (612) 347-7000                                Houston, Texas 77002
                                                                  (713) 547-2000

                               ----------------

  Approximate date of commencement of proposed sale of the securities to the public: Upon consummation of the Merger, as described in this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

  TITLE OF
 EACH CLASS
     OF                                 PROPOSED       PROPOSED
 SECURITIES                             MAXIMUM        MAXIMUM      AMOUNT OF
   TO BE        AMOUNT TO BE         OFFERING PRICE   AGGREGATE    REGISTRATION
 REGISTERED      REGISTERED            PER SHARE    OFFERING PRICE     FEE
-------------------------------------------------------------------------------
Common
 Stock, par
 value $.01
 per share    9,786,203 shares(1)(2) Not Applicable Not Applicable    $3,739(3)
-------------------------------------------------------------------------------
Series A 7%
 Convertible
 Preferred
 Stock           18,750 shares       Not Applicable Not Applicable    $10   (4)
-------------------------------------------------------------------------------
8% Convert-
 ible Pre-
 ferred
 Stock           10,000 shares       Not Applicable Not Applicable    $2,780(4)
-------------------------------------------------------------------------------
Class B Com-
 mon Stock    2,347,418 shares(5)    Not Applicable Not Applicable    $0    (5)
-------------------------------------------------------------------------------
                                                             Total    $6,529
-------------------------------------------------------------------------------

(1) Represents the approximate maximum number of shares of Common Stock issuable upon consummation of the Merger as described in the Registration Statement, based upon the anticipated maximum number of outstanding shares of Eagle Pacific Industries, Inc. Common Stock immediately prior to the Merger's Effective Time (7,420,035 shares) and the conversion ratio of one share of Eagle Pacific Holdings, Inc. Common Stock issued for each share of Eagle Pacific Industries, Inc. Common Stock, and 2,366,168 shares of Common Stock of Eagle Pacific Holdings, Inc. issuable upon conversion of its Series A 7% Convertible Preferred Stock and Class B Common Stock, for which no registration fee is required pursuant to Rule 457(i) of the Securities Act of 1933, as amended (the "Securities Act").

(2) Pursuant to Rule 416(a) of the Securities Act, also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Eagle Pacific Holdings, Inc. Series A 7% Convertible Preferred Stock and 8% Convertible Preferred Stock.

(3) The registration fee was calculated pursuant to Section 6 of the Securities Act and Rules 457(f)(1) and 457(c) thereunder, as 0.000278 multiplied by the product of (A) 7,420,035, the anticipated maximum number of Eagle Pacific Industries, Inc. shares that may be exchanged pursuant to the Merger, multiplied by (B) $1.8125, the average of the high and low sale prices of Eagle Pacific Industries, Inc. Common Stock as reported by the Nasdaq SmallCap Market on February 9, 1999, which date was within five business days prior to the date of this filing.

(4) The registration fee was calculated pursuant to Section 6 of the Securities Act and Rules 457(f)(2) thereunder, as the book value of such securities as of February 9, 1999.

(5) Represents the number of shares of Eagle Pacific Holdings, Inc. Class B Common Stock issuable upon conversion of its 8% Convertible Preferred Stock. No registration fee is required pursuant to Rule 457(i).

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               [Eagle letterhead]


                                                                  March   , 1999

Dear Eagle Pacific Industries, Inc. Shareholder:

  I am pleased to invite you to attend the Special Meeting of Shareholders of
Eagle Pacific Industries, Inc. ("Eagle"), which will be held on April    ,
1999, at [   ]   .m., local time, at the Minneapolis Hilton and Towers Hotel, located at 1001 Marquette Avenue, Minneapolis, Minnesota.

  The Board of Directors of Eagle has determined that it is in the best interest of Eagle and its shareholders to combine Eagle's business with The Lamson & Sessions Co.'s polyvinyl chloride pipe business and CONDEA Vista Company's Oklahoma City resin manufacturing business. This combination will be achieved in three steps: (1) Eagle will purchase substantially all the assets and assume certain liabilities of Lamson's polyvinyl chloride pipe business;
(2) CONDEA Vista will cause its Oklahoma City resin manufacturing business to be transferred to a subsidiary of Eagle Pacific Holdings, Inc. ("Holdings"), a newly-formed holding company, in exchange for 9,829,717 shares of Holdings' common stock; and (3) Eagle will acquire the Oklahoma City resin manufacturing business by merging with Holdings' subsidiary.

  As a result of the merger, Eagle will become a wholly-owned subsidiary of Holdings, and you will become a stockholder of Holdings. Shares of Eagle common stock will be exchanged one for one for shares of Holdings' common stock, shares of Eagle Series A 7% Convertible Preferred Stock will be exchanged one for one for shares of Holdings' Series A 7% Convertible Preferred Stock having substantially identical rights and preferences, and shares of Eagle non-voting 8% Convertible Preferred Stock will be exchanged one for one for shares of Holdings voting 8% Convertible Preferred Stock having, other than voting rights, substantially identical rights and preferences. Holdings' common stock
will be traded on the                . Four of Eagle's current directors, as a
group, will substantially control the affairs of Holdings, subject to certain rights of CONDEA Vista.

  The Board believes that the transactions will, among other things, diversify Eagle's product line, increase Eagle's customer base and insure a more reliable and stable source of raw material for Eagle's products. These benefits should result in enhanced revenue growth, less volatile manufacturing costs and a national presence for Eagle. The Board of Directors believes the proposed merger is fair and in the best interests of Eagle and its shareholders and recommends approval of the Merger Agreement.

  The special meeting has been called to ask Eagle shareholders to approve Eagle's merger with Holdings' wholly-owned subsidiary. Your approval is not required in order for Eagle to acquire Lamson & Sessions' polyvinyl chloride pipe business, but Eagle will not purchase Lamson & Sessions' polyvinyl chloride pipe business unless Eagle shareholders approve the merger. Approval of the merger will require the affirmative vote of the holders of a combined majority of the shares of Eagle common stock and Series A 7% Convertible Preferred Stock outstanding on the record date and the consent of the holders of Eagle's 8% Convertible Preferred Stock.

  Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the merger. If you fail to return your card, the effect will be a vote against the merger. YOUR VOTE IS VERY IMPORTANT.

                                          Sincerely,

                                          William H. Spell
                                          Chief Executive Officer

                         Eagle Pacific Industries, Inc.
                            333 South Seventh Street
                            2430 Metropolitan Centre
                          Minneapolis, Minnesota 55402

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL    , 1999

To the Shareholders of Eagle Pacific Industries, Inc.:

  A Special Meeting of the shareholders of Eagle Pacific Industries, Inc. ("Eagle") will be held at the Minneapolis Hilton and Towers Hotel located at
1001 Marquette Avenue, Minneapolis, Minnesota, on April   , 1999, at [  ]
  .m., local time, for the following purposes:

  1. To approve and adopt the Agreement and Plan of Merger dated December 11, 1998 (the "Merger Agreement") among Eagle, CONDEA Vista Company ("CONDEA Vista"), Eagle Pacific Holdings, Inc. ("Holdings"), a wholly owned subsidiary of CONDEA Vista, and CV Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of Holdings. Pursuant to the Merger Agreement, Merger Sub will merge with and into Eagle (the "Merger"), with Eagle being the surviving company in the Merger and becoming a wholly-owned subsidiary of Holdings. Shares of Eagle common stock will be exchanged one for one for shares of Holdings common stock. Shares of Eagle Series A 7% Convertible Preferred Stock will be exchanged one for one for shares of Holdings' Series A 7% Convertible Preferred Stock having substantially identical rights and preferences. Shares of Eagle non-voting 8% Convertible Preferred Stock will be exchanged one for one for shares of Holdings' voting 8% Convertible Preferred Stock having, other than voting rights, substantially identical rights and preferences. All outstanding Eagle options and warrants will be assumed by Holdings. A copy of the Merger Agreement is included as Appendix A to the Proxy Statement/Prospectus accompanying this Notice.

  2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  Eagle has entered into two acquisition agreements to combine The Lamson & Sessions Co.'s polyvinyl chloride pipe business and CONDEA Vista's Oklahoma City resin manufacturing business with Eagle's business. To combine the businesses, Eagle has entered into (1) an Asset Purchase Agreement with The Lamson & Sessions Co. ("Lamson") dated December 11, 1998 whereby Eagle agreed to purchase substantially all the assets and assume certain liabilities of Lamson's polyvinyl chloride pipe business (the "Asset Purchase") and (2) the Merger Agreement. While the Asset Purchase does not require approval of Eagle shareholders, its consummation is conditioned upon the approval of the Merger Agreement by Eagle shareholders.

  With respect to the proposal to approve the Merger Agreement, Eagle common and preferred shareholders have a right to dissent and obtain payment in cash for their shares by complying with the terms and procedures of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, copies of which are included as Appendix C to the Proxy Statement/Prospectus accompanying this Notice.

  Accompanying this Notice of Special Meeting is a Proxy Statement/Prospectus and a form of Proxy. Only shareholders of record as shown on the books of Eagle
at the close of business on            , 1999 are entitled to notice of and to
vote at the Special Meeting or any adjournments thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of a combined majority of the shares of Eagle common stock andSeries A 7% Convertible Preferred Stock outstanding on the record date and the consent of the holders of the 8% Convertible Preferred Stock. All shareholders are cordially invited to attend the Special Meeting in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Dobson West
      , 1999                            Secretary

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this proxy statement/prospectus is not complete and may be + +changed. Holdings may not issue its common stock or preferred stock in the +
+merger until the registration statement containing this proxy                 +
+statement/prospectus is declared effective by the Securities and Exchange + +Commission. This proxy statement/prospectus is not an offer to sell these + +securities and it is not a solicitation of an offer to buy these securities +
+in any state where the offer or sale is not permitted.                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION DATED FEBRUARY 12, 1999.

 Eagle Pacific Industries,    Eagle Pacific Holdings,
            Inc.                        Inc.
 333 So. Seventh St., 2430        900 Threadneedle
    Metropolitan Centre         Houston, Texas 77079
   Minneapolis, Minnesota          (281) 588-3487
           55402
       (612) 305-0339

                    EAGLE PACIFIC HOLDINGS, INC. PROSPECTUS
                              PROXY STATEMENT FOR
       SPECIAL MEETING OF SHAREHOLDERS OF EAGLE PACIFIC INDUSTRIES, INC.

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

  The Board of Directors of Eagle Pacific Industries, Inc. ("Eagle") has determined that it is in the best interests of Eagle and its shareholders to combine Eagle's business with The Lamson & Sessions Co.'s polyvinyl chloride pipe business and CONDEA Vista Company's Oklahoma City resin manufacturing business. This combination will be achieved in three steps: (1) Eagle will purchase substantially all the assets and assume certain liabilities of Lamson's polyvinyl chloride pipe business; (2) CONDEA Vista will cause its Oklahoma City resin manufacturing business to be transferred to a subsidiary of Eagle Pacific Holdings, Inc. ("Holdings"), a newly-formed holding company, in exchange for 9,829,717 shares of Holdings' common stock; and (3) Eagle will acquire the Oklahoma City resin manufacturing business by merging with Holdings' subsidiary.

  As a result of the merger, Eagle will become a wholly-owned subsidiary of Holdings, and you will become a stockholder of Holdings. Shares of Eagle common stock will be exchanged one for one for shares of Holdings' common stock, shares of Eagle Series A 7% Convertible Preferred Stock will be exchanged one for one for shares of Holdings' Series A 7% Convertible Preferred Stock having substantially identical rights and preferences, and shares of Eagle non-voting 8% Convertible Preferred Stock will be exchanged one for one for shares of Holdings voting 8% Convertible Preferred Stock having, other than voting rights, substantially identical rights and preferences. Holdings' common stock
will be traded on the            under the symbol "   ". Four of Eagle's
current directors, as a group, will substantially control the affairs of Holdings, subject to certain rights of CONDEA Vista.

  The Board believes that the transactions will, among other things, diversify Eagle's product line, increase Eagle's customer base and insure a more reliable and stable source of raw material for Eagle's products. These benefits should result in enhanced revenue growth, less volatile manufacturing costs and a national presence for Eagle. The Board of Directors believes the proposed merger is fair and in the best interests of Eagle and its shareholders and recommends approval of the Merger Agreement.

  The special meeting has been called to ask Eagle shareholders to approve Eagle's merger with Holdings' wholly owned subsidiary. Your approval is not required in order for Eagle to acquire Lamson's polyvinyl chloride pipe business, but Eagle will not purchase Lamson's polyvinyl chloride pipe business unless Eagle shareholders approve the merger. Approval of the merger requires the affirmative vote of the holders of a combined majority of the shares of Eagle common stock and Series A 7% Convertible Preferred Stock outstanding on the record date and the consent of holders of the 8% Convertible Preferred Stock.

  The date, time and place of the special meeting is: April   , 1999;    :00
a.m.
                            The Minneapolis Hilton and Towers Hotel
                            1001 Marquette Avenue, Minneapolis, Minnesota

  This Proxy Statement/Prospectus provides you with detailed information about the proposed transactions in order for you to make an informed decision regarding how you should vote on the proposed merger.

  See "Risk Factors" commencing on page 15 for a discussion of certain factors which should be considered in evaluating the merger and the acquisition of the securities to be issued.

  Neither the Securities and Exchange Commission nor any state securities regulators has approved the Holdings common stock or preferred stock to be issued in connection with the merger or determined if this Proxy
Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  This Proxy Statement/Prospectus dated March   , 1999 is first being mailed to
you on March   , 1999.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS.............................    1
SUMMARY..................................................................    3
SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
 DATA....................................................................    8
EAGLE PACIFIC HOLDINGS, INC. SELECTED PRO FORMA CONDENSED COMBINED
 HISTORICAL FINANCIAL DATA...............................................   10
EAGLE PACIFIC INDUSTRIES, INC. SELECTED HISTORICAL FINANCIAL DATA........   11
THE LAMSON POLYVINYL CHLORIDE PIPE BUSINESS SELECTED HISTORICAL FINANCIAL
 DATA....................................................................   12
THE OKLAHOMA CITY RESIN MANUFACTURING BUSINESS SELECTED HISTORICAL
 FINANCIAL DATA..........................................................   13
COMPARATIVE UNAUDITED PER COMMON SHARE DATA..............................   14
RISK FACTORS RELATING TO HOLDINGS AND EAGLE..............................   15
GENERAL INFORMATION REGARDING THE SPECIAL MEETING........................   18
  Date, Time and Place...................................................   18
  Purpose................................................................   18
  Record Date............................................................   18
  Vote and Consent Required..............................................   18
  Cost of Proxy Solicitation.............................................   18
  Revocation of Proxy....................................................   19
  Quorum in Voting.......................................................   19
  Proxy Card.............................................................   19
  Mailing Address........................................................   19
THE MERGER AND RELATED TRANSACTIONS......................................   20
  Description of the Merger and Related Transactions.....................   20
  Conversion of Eagle Shares in the Merger...............................   20
  Treatment of Stock Options and Warrants................................   21
  Effective Time of the Merger...........................................   21
  Exchange of Shares of Eagle Stock......................................   21
  Background of the Transactions.........................................   21
  Eagle's Reasons for the Transactions; Recommendation of the Eagle Board
   of Directors..........................................................   24
  CONDEA Vista's Reasons for the Merger..................................   25
  Opinion of Eagle's Financial Advisor...................................   25
  Officers and Directors of Holdings and Eagle Following the
   Transactions..........................................................   27
  Accounting Treatment of the Transactions...............................   28
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE..........................   29
THE MERGER AGREEMENT.....................................................   30
  Conduct of Business of Eagle Pending the Merger........................   30
  Conduct of Business of Oklahoma City Resin Business Pending the
   Merger................................................................   30
  Limitations on Negotiations............................................   30
  Conditions to Consummation of the Merger...............................   31
  Amendment, Termination of the Merger Agreement; Waiver.................   31
  Expenses and Fees......................................................   32
  Indemnification........................................................   33
  Related Agreements and Interests of Certain Persons in the Merger......   33

                                      (i)

                                                                          Page
                                                                          ----
  Restrictions on Resale of Holdings Stock...............................  34
  De-registration of Eagle Common Stock..................................  35
  Certain Federal Income Tax Consequences................................  35
  Regulatory Requirements................................................  36
  Rights of Dissenting Eagle Common and Preferred Shareholders...........  37
COMPARISON OF SHAREHOLDER RIGHTS.........................................  39
  General................................................................  39
  Comparison.............................................................  39
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..............  44
OKLAHOMA CITY RESIN BUSINESS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................  50
  General................................................................  50
  Results of Operations..................................................  50
  Liquidity and Capital Resources........................................  51
  Seasonality............................................................  52
  Year 2000..............................................................  52
HOLDINGS AND THE OKLAHOMA CITY RESIN BUSINESSES..........................  53
  Holdings...............................................................  53
  Oklahoma City Resin Business...........................................  53
    General..............................................................  53
    Products.............................................................  53
    Competition..........................................................  53
    Raw Materials........................................................  54
    Employees............................................................  54
    Sales to Significant Customers.......................................  54
    Environmental, Health and Safety.....................................  54
    Properties...........................................................  55
    Legal Proceedings....................................................  55
    Dividend Policy......................................................  55
HOLDINGS' MANAGEMENT.....................................................  56
  Directors and Executive Officers.......................................  56
  Directors' Compensation................................................  56
  Executive Compensation and Employment Agreements.......................  56
  Security Ownership of Certain Beneficial Owners and Management of
   Holdings Following the Merger (Pro Forma).............................  57
  Stock Options..........................................................  59
  Certain Relationships and Related Transactions.........................  59
DESCRIPTION OF HOLDINGS' CAPITAL STOCK...................................  61
  Common Stock...........................................................  61
  Class B Common Stock...................................................  61
  Series A 7% Convertible Preferred Stock................................  62
  8% Convertible Preferred Stock.........................................  62
  Transfer Agent and Registrar...........................................  64
  Quotation of Common Stock..............................................  64
EAGLE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  65
  Results of Operations..................................................  65
  Financial Condition....................................................  67
  Outlook................................................................  67
  Year 2000 Compliance...................................................  68

                                      (ii)

                                                                          Page
                                                                          ----
EAGLE'S BUSINESS.........................................................  69
  General................................................................  69
  Products...............................................................  69
  PVC Pipe...............................................................  69
  PE Pipe and Tubing.....................................................  70
  Marketing and Customers................................................  71
  Competition............................................................  71
  Manufacturing and Sources of Supplies..................................  71
  Business Seasonality...................................................  72
  Backlog................................................................  72
  Employees..............................................................  72
  Properties.............................................................  72
  Legal Proceedings......................................................  73
  Recent Developments....................................................  73
EAGLE'S MANAGEMENT.......................................................  74
  Directors and Executive Officers.......................................  74
  Executive Compensation.................................................  76
  Option/SAR Grants During 1998 Fiscal Year..............................  77
  Option/SAR Exercises in 1998 Fiscal Year and Fiscal Year End Option
   Values................................................................  77
  Directors' Compensation................................................  78
  Security Ownership of Certain Beneficial Owners and Management.........  78
  Certain Relationships and Related Transactions.........................  80
MARKET FOR EAGLE PACIFIC INDUSTRIES, INC. COMMON EQUITY AND RELATED
 SHAREHOLDER MATTERS.....................................................  80
LEGAL MATTERS............................................................  81
EXPERTS..................................................................  81
WHERE YOU CAN FIND MORE INFORMATION......................................  82
INDEX TO FINANCIAL STATEMENTS............................................ F-1

APPENDIX A--Agreement and Plan of Merger

APPENDIX B--Fairness Opinion of Dougherty Summit Securities LLC

APPENDIX C--Selected Provisions of the Minnesota Business Corporation Act
            Regarding Dissenters' Rights

                                     (iii)

        QUESTIONS AND ANSWERS ABOUT THE MERGER AND RELATED TRANSACTIONS

Q: Why is Eagle proposing the merger and related transactions?

A: We believe that combining Eagle's business with Lamson's polyvinyl chloride pipe business and CONDEA Vista's Oklahoma City resin manufacturing business will diversify our product line, increase our customer base and insure a more reliable and stable source of raw material for our products. These benefits should result in enhanced revenue growth, less volatile manufacturing costs and a national presence for Eagle.

Q: When is the special meeting?

A: The special meeting will take place on April    , 1999. At the special
   meeting, Eagle shareholders will be asked to approve the merger and the related merger agreement.

Q: What do I need to do now?

A: After carefully reading and considering the information contained or incorporated in this document, please fill out and sign the enclosed proxy card and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. Alternatively, you may attend the special meeting to vote your shares in person, rather than signing and mailing the enclosed proxy card.

Q: What do I do if I want to change my vote?

A: Just mail in a later-dated, signed proxy card before the special meeting or attend the special meeting in person and sign a new proxy card or vote in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares ONLY if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted.

Q: Should I send in my stock certificate now?

A: No. If the merger is approved and completed, we will send you written instructions for exchanging your Eagle share certificates for Holdings share certificates.

Q: What will I receive in the merger?

A: If you own shares of Eagle common stock, you will receive one share of Holdings common stock for each share of Eagle common stock you own. If you own shares of Eagle Series A 7% Convertible Preferred Stock or non-voting 8% Convertible Preferred Stock, you will receive one share of Holdings Series A 7% Convertible Preferred Stock for each share of Eagle Series A 7% Convertible Preferred Stock you own and one share of Holdings voting 8% Convertible Preferred Stock for each share of Eagle non-voting 8% Convertible Preferred Stock you own.

Q: Will I owe any federal income tax as a result of the merger?

A: No. The exchange of your Eagle shares for Holdings shares will be tax-free to you for federal income tax purposes.

Q: Does Holdings intend to pay cash dividends on its common stock in the foreseeable future?

A: No.

Q: When do you expect the merger to be completed?

A: We are working towards completing the Merger as quickly as possible. In addition to Eagle getting your approval, Eagle, CONDEA Vista and Lamson must also obtain the approval of federal antitrust authorities. We hope to complete the Merger by the end of April 1999.

Q: Whom should I call with questions?

A: If you have any questions about the Merger or Asset Purchase, please call
   Eagle at (612) 305-0339.

                                    SUMMARY

  This summary highlights selected information from this Proxy
Statement/Prospectus and may not contain all of the information that is important to you. To understand the transaction fully and for a more complete description of the legal terms of the transaction, you should read carefully this entire document and the documents we have referred you to. See "Where You Can Find More Information" on page 82.

The Companies (page   )

Eagle Pacific Industries, Inc.
2430 Metropolitan Centre
333 South Seventh Street
Minneapolis, Minnesota 55402
(612) 305-0339

  Eagle Pacific Industries, Inc. ("Eagle") manufactures and distributes polyvinyl chloride pipe and polyethylene pipe and tubing products used for turf and water irrigation, natural gas, water wells, fiber optic lines, electric and telephone lines, and commercial and industrial plumbing. Eagle distributes its products primarily in the upper midwest and plains states, and the mountain and pacific northwest regions of the United States. Following the merger, Eagle will amend its Articles of Incorporation to change its name to "Eagle Pacific, Inc."

Eagle Pacific Holdings, Inc.
900 Threadneedle
Houston, Texas 77079
(281) 588-3000
  Eagle Pacific Holdings, Inc. ("Holdings") is a new wholly owned subsidiary of CONDEA Vista, formed for the purpose of the merger. Prior to the merger, CONDEA Vista will cause its Oklahoma City resin manufacturing business to be transferred to Holdings, which will transfer that business to its wholly owned subsidiary, Merger Sub. Following the merger, Holdings will be the parent company of Eagle. Holdings will be a non-operating holding company that will derive all of its revenues from Eagle, its wholly-owned operating subsidiary, which will include the combined operations of Eagle, CONDEA Vista's Oklahoma City resin manufacturing business and Lamson's polyvinyl chloride pipe business. Shares of Holdings' common stock will be listed on the
                under the symbol "        ". Following the merger, Holdings
will amend its Certificate of Incorporation to change its name to "Eagle Pacific Industries, Inc."

CV Merger Sub, Inc.
900 Threadneedle
Houston, Texas 77079
(281) 588-3000
  CV Merger Sub, Inc. ("Merger Sub") is a wholly owned subsidiary of Holdings. It was formed for the limited purpose of merging with Eagle and, in connection with the merger, combining the operations of CONDEA Vista's Oklahoma City resin manufacturing business with the combined operations of Eagle and Lamson's polyvinyl chloride pipe business. Merger Sub will disappear when it merges with Eagle.

CONDEA Vista Company
900 Threadneedle
Houston, Texas 77079
(281) 588-3000
  CONDEA Vista Company ("CONDEA Vista") is currently the sole stockholder of Holdings. CONDEA Vista's Oklahoma City resin manufacturing business produces polyvinyl chloride resin, the primary raw material for polyvinyl chloride products. CONDEA Vista is currently Eagle's principal supplier of polyvinyl chloride resin.

The Lamson & Sessions Co.
25701 Science Park Drive
Cleveland, Ohio 44122
(216) 464-3400
  The Lamson & Sessions Co. ("Lamson") polyvinyl chloride pipe business produces polyvinyl chloride electrical conduit and duct for the construction, power, communications and wastewater markets, offering polyvinyl chloride pipe products ranging from 1/2 inch to 54 inches in diameter. The Lamson polyvinyl chloride pipe business manufactures its products primarily at four production facilities located in the United States.

THE SPECIAL MEETING OF SHAREHOLDERS (PAGE   )

  The Eagle special meeting will be held on          , April   , 1999 at   :00
a.m., local time, at the Minneapolis Hilton and Towers Hotel, 1001 Marquette, Minneapolis, Minnesota. At the special meeting, you will be asked:

 . to approve the merger of Eagle with Merger Sub;

 . to act on any other items that may be submitted to a vote at the meeting.

  Eagle does not legally need your approval to acquire Lamson's polyvinyl chloride pipe business; however, that acquisition is contingent on your approval of the merger.

  RECORD DATE; VOTE AND CONSENT REQUIRED FOR APPROVAL (PAGE   ). You can vote
at the special meeting of Eagle shareholders if you owned Eagle common stock or Series A 7% Convertible Preferred Stock at the close of business on the record
date, which is        , 1999. On the record date, there were 6,635,035 shares
of common stock and 18,750 shares of Series A 7% Convertible Preferred Stock entitled to vote at the special meeting. Shareholders will have one vote for each share of common stock and one vote for each share of Series A 7% Convertible Preferred Stock they own.

  Holders of a combined majority of shares of common stock and Series A 7% Convertible Preferred Stock voting together as a group must vote in favor of the merger in order for it to proceed. You can vote your shares by attending the meeting and voting in person or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy as late as the date of the special meeting either by sending in a new proxy or by attending the meeting and voting in person or by proxy.

  As a group, all executive officers and directors of Eagle beneficially own 1,200,665 shares, or 18.1%, of the Eagle common stock outstanding as of the record date.

  The consent of the holders of the Eagle 8% Convertible Preferred Stock is also required to complete the transactions.

  OUR REASONS FOR THE MERGER AND RELATED TRANSACTIONS (PAGE   ). We believe
that combining Eagle's business with Lamson's polyvinyl chloride pipe business and CONDEA Vista's Oklahoma City resin manufacturing business will diversify our product line, increase our customer base and insure a more reliable and stable source of raw material for our products. These benefits should result in enhanced revenue growth, less volatile manufacturing costs and a national presence for Eagle.

  To view the reasons for the transactions in greater detail, see pages
through   .

  OUR RECOMMENDATION TO SHAREHOLDERS (PAGE   ). The Board of Directors of Eagle
believes that the merger is fair to you and in your best interests, and recommends that you vote "FOR" the proposal to approve the merger.

THE MERGER AND RELATED TRANSACTIONS (PAGE   )

  We've attached the Merger Agreement to this document as Appendix A. Please read the Agreement. It is the legal document that governs the merger.

   The Board of Directors of Eagle has determined that it is in the best interest of Eagle and its shareholders to combine Eagle's business with the Lamson polyvinyl chloride pipe business and CONDEA Vista's Oklahoma City resin manufacturing business. This combination will be achieved in three steps:

STEP ONE:

  ACQUISITION OF THE LAMSON POLYVINYL CHLORIDE PIPE BUSINESS (PAGE   ).
Immediately prior to the merger, Eagle will acquire substantially all the assets and assume certain liabilities of the Lamson polyvinyl chloride pipe business. Eagle has agreed to purchase this business for approximately
$45 million (which amount may be adjusted to account for changes in working capital) in cash, $6 million in debt and 785,000 shares of Eagle common stock. Eagle intends to fund the cash portion of the purchase price through a new senior secured credit facility.

Step Two:

  Transfer of CONDEA Vista's Oklahoma City Resin Manufacturing Business to
Holdings Subsidiary (page   ). Immediately prior to the merger, CONDEA Vista
will cause the transfer of its Oklahoma City resin manufacturing business ultimately to Merger Sub in exchange for 9,829,717 shares of Holdings' common stock.

Step Three:

  Merger of Holdings' Subsidiary with Eagle (page   ). Immediately following
CONDEA Vista's transfer of the Oklahoma City resin manufacturing business to Merger Sub, Eagle will acquire the Oklahoma City resin manufacturing business by merging with Merger Sub. After the merger, Eagle will be an operating subsidiary of Holdings, and you will be a stockholder of Holdings.

In summary, following completion of these three steps:

 . Eagle will be comprised of its present operations as well as CONDEA Vista's
  Oklahoma City resin manufacturing business and Lamson's polyvinyl chloride pipe business.

 . Eagle will be a wholly owned subsidiary of Holdings.

 . You will be a stockholder of Holdings.

 . Holdings' primary asset will be all of the outstanding stock of Eagle.

 . Eagle's current directors, William Spell, Harry Spell, Bruce Richard and
  Richard Perkins will serve on Holdings' five member board of directors, along with William Knodel, a director designated by CONDEA Vista, and will substantially control the affairs of Holdings following the merger, subject to certain rights of CONDEA Vista.

 . CONDEA Vista will be the largest single holder of Holdings common stock.

  What You Will Receive in the Merger (page   ). If the merger is approved,
holders of Eagle common stock will receive one share of Holdings common stock for each share of Eagle common stock they hold. Holders of Eagle Series A 7% Convertible Preferred Stock will receive one share of Holdings Series A 7% Convertible Preferred Stock having substantially identical rights and preferences for each share of Eagle Series A 7% Convertible Preferred Stock they hold, and holders of Eagle non-voting 8% Convertible Preferred Stock will receive one share of Holdings voting 8% Convertible Preferred Stock having, other than voting rights, substantially identical rights and preferences for each share of 8% Convertible Preferred Stock they hold.

  Treatment of Options and Warrants (page   ). Upon completion of the merger,
each option and warrant to purchase Eagle common stock that is outstanding and unexercised immediately before completing the merger will become an option or warrant to purchase the same number of shares of Holdings common stock at the same exercise price. Options will continue to be governed by the terms of Eagle's stock option plans.

  Ownership of Holdings and Eagle after the Merger (page   ). Following the
merger, Holdings will own 100% of the capital stock of Eagle. The former holders of Eagle common stock will own approximately 38.5%, Lamson will own approximately 4.5%, and CONDEA Vista will own approximately 57.0% of the outstanding Holdings common stock immediately after the merger.

  Former holders of Eagle Series A 7% Convertible Preferred Stock and 8% Convertible Preferred Stock will own 100% of Holdings Series A 7% Convertible Preferred Stock and 8% Convertible Preferred Stock, respectively.

  Board of Directors and Management of Holdings and Eagle after the Merger
(page   ). Following the merger, Holdings and Eagle will have identical five-
person boards of directors, each consisting of four current Eagle directors, William Spell, Harry Spell, Bruce Richard and Richard Perkins, and William Knodel, currently Holdings' sole director.

  Following the merger, William Spell, Patrick Mertens and Peter Konen, all officers of Eagle, will serve as Holdings' Chief Executive Officer, Chief Financial Officer and Senior Vice President of Operations, respectively, along with Mark Schneider and Charles Matson who will serve as President and Senior Vice President of Sales and Marketing, respectively.

  Control of Holdings Following the Merger (page   ). Simultaneously with the
merger, Holdings, CONDEA Vista, and William Spell, Harry Spell, Bruce Richard and Richard Perkins (referred to as the "Spell Group") will enter into a Stockholders' Agreement which will govern, in part, the voting rights of CONDEA Vista and the members of the Spell Group. The Agreement provides that for a period of 5 years, CONDEA Vista will vote its shares of Holdings common stock in favor of the four director nominees designated by the Spell Group, and the Spell Group will vote its shares in favor of the one director nominee designated by CONDEA Vista. The Agreement will also require that for any other matter submitted to the Holdings stockholders for a vote, CONDEA Vista will either vote its shares as recommended by the Holdings Board of Directors, or in the same proportion as the votes cast in favor of and against such matter by the stockholders of Holdings entitled to vote. It is expected that these provisions will ensure that one representative of CONDEA Vista and the four representatives of the Spell Group will constitute the Board of Directors of Holdings following the merger and until the Stockholders' Agreement is terminated.

  As a result of the Stockholders' Agreement, the Spell Group will substantially control Holdings. However, pursuant to Holdings' Bylaws, certain corporate actions require the unanimous approval of Holdings' Board of Directors. These actions include substantially changing the type of business conducted by Holdings; acquiring an unrelated business for more than $17.5 million; selling less than all or substantially all of Holdings' assets for more than $17.5 million; establishing any salary, directors' fees or consulting fees for directors designated by the Spell Group in excess of certain levels; and, with certain exceptions, any issuance of Holdings' shares or options to
any member of the Spell Group under certain plans. See page     for a more
detailed description of the restrictions on Holdings' corporate actions.

  Interests of Officers and Directors in the Merger (page   ). A number of
directors and executive officers of Eagle have interests in the merger as employees and/or directors that are different from, or in addition to, your interests as shareholders.

  Conditions to the Merger (page   ). We will complete the merger only if a
number of conditions are met, including the following:

(1) approval of the merger by shareholders owning a combined majority of the Eagle common and Series A 7% Convertible Preferred shares and the consent to the merger by Eagle 8% Convertible Preferred shareholders;

(2) approval of the merger by federal antitrust authorities;

(3) the absence of any law, injunction or order prohibiting the merger;

(4) approval of the listing of Holdings common stock on Nasdaq or the New York Stock Exchange;

(5) the completion of Eagle's acquisition of Lamson's polyvinyl chloride pipe business; and

(6) the exercise of dissenters' rights with respect to the merger by holders of no more than 5% of the outstanding shares of Eagle common stock.

  Where law permits, CONDEA Vista and Eagle could agree to complete the merger even though one or more of the above conditions has not been met. In addition, the merger can only be completed if Eagle receives an opinion from its counsel that the merger will be tax-free; this is a condition Eagle can waive. CONDEA Vista must also receive an opinion from its counsel that the transaction will be tax-free; this is a condition CONDEA Vista can waive. We can't be certain when (or if) the conditions to the merger will be satisfied or waived, or that the merger will be completed.

  Termination of the Merger Agreement; Expenses (page   ). Eagle and CONDEA
Vista can agree at any time to terminate the merger agreement without completing the merger, even if you have approved it. Also, either Eagle or CONDEA Vista can decide, without the consent of the other, to terminate the merger agreement if, among other things:

(1) we do not complete the merger by May 31, 1999; however, neither CONDEA Vista nor Eagle may terminate the agreement if its breach is the reason the merger has not been completed;

(2) a law or regulation makes the merger illegal or any order or injunction permanently prohibits the merger;

(3) the other party breaches its representations, warranties or obligations under the merger agreement and does not timely correct the breach;

(4) you do not approve the merger;

(5) holders of the 8% Convertible Preferred Stock do not consent to the merger;
    or

(6) Eagle fails to obtain sufficient financing to fund its acquisition of Lamson's polyvinyl chloride pipe business.

  Regardless of whether the merger is completed, Eagle will pay its own fees and expenses, and CONDEA Vista will pay its and Holdings' fees and expenses, except that Eagle and CONDEA Vista will evenly divide the fees and expenses, other than attorneys' fees, that they've incurred in printing, filing and mailing this document. However, if Eagle terminates the merger agreement because CONDEA Vista has breached one of its representations or warranties in the merger agreement, then CONDEA Vista will pay Eagle's fees and expenses. Likewise, if CONDEA Vista terminates the merger agreement because Eagle has breached one of its representation or warranties in the merger agreement, then Eagle will pay CONDEA Vista's fees and expenses.

  Waiver and Amendment (page   ). Eagle and CONDEA Vista can agree to amend the
merger agreement, and, where the law allows, each of them can waive their right to require the other party to comply with the terms and conditions of the merger agreement. However, we may not amend the agreement to reduce the amount of stock you will get in the merger after you have approved the merger.

  Regulatory Approvals (page   ). Eagle and CONDEA Vista are both required to
make filings with or obtain approvals from federal antitrust authorities in connection with the merger.

  Accounting Treatment (page   ). The merger will be accounted for as a reverse
acquisition purchase business combination which means Eagle will be viewed as having purchased CONDEA Vista's Oklahoma City resin manufacturing business.

  Opinion of Financial Advisor (page   ). In deciding to approve the merger,
Eagle's directors, considered numerous factors including the opinion of Eagle's financial advisor, Dougherty Summit Securities LLC, that the merger is fair from a financial point of view to holders of Eagle common stock and preferred stock. That opinion is attached as Appendix B, and we encourage you to read it.

  Federal Income Tax Consequences (page   ). We have structured the merger so
that you will not recognize any gain or loss for U.S. federal income tax purposes when you exchange your shares.

  Dissenters' Rights (page   ). Eagle shareholders who disapprove of the merger
and properly exercise and perfect dissenters' rights under Minnesota law can require Eagle to buy back their shares for their fair cash value.

Market Price Data (page   ).

  Eagle common stock is listed on the Nasdaq Small Cap Market under the symbol "EPII." On December 11, 1998, the last full trading day before Eagle, CONDEA Vista, and Lamson announced the merger and asset purchase, the closing price per share of Eagle common stock was $1.75. On December 14, 1998, the day on which Eagle, Lamson and CONDEA Vista announced the asset purchase and merger, the closing price per share of Eagle common stock was $2.00. The exchange ratio of Eagle common stock and preferred stock for Holdings common stock and preferred stock will not change based upon any change in the market price of Eagle common stock prior to completion of the merger. There is no established trading market for the securities of Holdings.

Forward-looking Statements
May Prove Inaccurate (page   ).

  Each of Eagle and Holdings have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include expectations concerning matters that are not historical facts. Words such as "projects," "believes," "anticipates," "plans," "expects," "intends" or similar words or expressions are intended to identify forward-looking statements.

 SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Source of Information

  Eagle and Holdings are providing the following financial information to assist you in your analysis of the merger and related transactions. This information was derived from the audited and unaudited financial statements of Eagle, Lamson's polyvinyl chloride pipe business and CONDEA Vista's Oklahoma City resin manufacturing business.

  The selected historical consolidated statement of operations data for Lamson's polyvinyl chloride pipe business has been derived from the audited financial statements of Lamson included herein. Lamson has allocated certain common costs which relate to both Lamson's polyvinyl chloride pipe business and Lamson's other businesses to Lamson's polyvinyl chloride pipe business. The basis of the allocations is described in Note C to the historical financial statements of the Lamson polyvinyl chloride pipe business. Although management of Lamson believes the basis for such allocations is reasonable, such amounts may have differed if the Lamson polyvinyl chloride pipe business had been operated on a stand alone basis or as a part of Eagle.

  The selected historical financial statements of CONDEA Vista's Oklahoma City resin manufacturing business include certain financial amounts that have been allocated by CONDEA Vista to the Oklahoma City resin manufacturing business in order to present the financial results of the Oklahoma City resin manufacturing business on a stand alone basis. Although management believes that the basis for such allocations is reasonable, the historical financial statements of the Oklahoma City resin manufacturing business may not necessarily be indicative of the conditions that would have existed had the Oklahoma City resin manufacturing business been operating as a company unaffiliated with CONDEA Vista.

  The information is only a summary and you should read it in conjunction with Eagle's, Lamson's polyvinyl chloride pipe business's and CONDEA Vista's Oklahoma City resin manufacturing business's historical financial statements and the related notes contained in the financial statements included in this Proxy Statement/Prospectus. In addition, you should read the more detailed unaudited pro forma combined financial information included elsewhere in this Proxy Statement/Prospectus. See "Where You Can Find More Information" on page 82 and "Unaudited Pro Forma Condensed Combined Financial Statements" on page 44.

How the Unaudited Pro Forma Condensed Combined Financial Statements were
Prepared

  Eagle and Holdings expect that the merger will be accounted for as a "reverse acquisition purchase business combination" because former shareholders of Eagle will control Holdings upon completion of the merger. For accounting and financial reporting purposes, the merger is treated as if Eagle is acquiring Holdings, and Eagle will allocate the purchase price to the fair value of the Oklahoma City resin manufacturing business assets acquired and liabilities assumed. Eagle's acquisition of Lamson's polyvinyl chloride pipe business will be accounted for as a purchase business combination. This means that for accounting and financial reporting purposes, Eagle will allocate the purchase price to the fair market value of the assets acquired and liabilities assumed. For a more detailed description of purchase accounting, see "The Merger and Related Transactions--Accounting Treatment of the Transactions" on page 28.

  The unaudited pro forma condensed combined financial statements are presented to show you what Eagle, Lamson's polyvinyl chloride pipe business and CONDEA Vista's Oklahoma City resin manufacturing business might have looked like had Eagle acquired the assets and assumed the liabilities of Lamson's polyvinyl chloride pipe business and merged with CONDEA Vista's Oklahoma City resin manufacturing business on January 1, 1997 for the pro forma statements of operations and on September 30, 1998 for the pro forma balance sheet. The companies may have performed differently if they had always been combined. The pro forma data does not include any potential cost savings from the merger or any integration costs that could result from the combination of the companies. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved or the future results that the combined company will experience after the merger. See "Unaudited Pro Forma Condensed Combined Financial Statements" on page 44.

Merger-Related Expenses

  Eagle and CONDEA Vista estimate that merger-related fees and expenses, consisting primarily of bank financing fees and transaction costs for fees of investment bankers, attorneys and accountants and financial printing and other related charges, will be approximately $450,000 for CONDEA Vista and $3,076,000 for Eagle. CONDEA Vista will record these costs as an expense when incurred. Eagle will record these costs as a component of the purchase price paid for the Oklahoma City resin manufacturing business.

                          EAGLE PACIFIC HOLDINGS, INC.

             SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.

                     (In thousands, except per share data)

                                                       Nine Months
                                                          Ended      Year Ended
                                                      September 30, December 31,
                                                          1998          1997
                                                      ------------- ------------
Statement of Operations Data:
  Net sales..........................................   $191,641      $269,021
  Loss from continuing operations (1)................     (5,472)      (27,614)
  Basic loss from continuing operations per
   common share (2)..................................      (0.35)        (1.64)
  Diluted loss from continuing operations per
   common share (2)..................................      (0.35)        (1.64)
  Cash dividends declared per common share...........        --            --
Balance Sheet Data:
  Total assets.......................................   $128,332
  Long-term obligations..............................     58,926
  Redeemable preferred stock.........................     10,000

--------
(1) Loss from continuing operations is comprised of loss before extraordinary loss.
(2) Loss from continuing operations used in the earnings per share calculations is comprised of loss before extraordinary loss less preferred stock dividends.

                         EAGLE PACIFIC INDUSTRIES, INC.

                  SELECTED HISTORICAL FINANCIAL DATA OF EAGLE

                                                                                        Nine months ended
                                          Years Ended December 31,                        September 30,
                         ----------------------------------------------------------- -----------------------
                            1997        1996        1995(1)     1994        1993(2)     1998        1997
                         ----------- ----------- ----------- ----------- ----------- ----------- -----------
Statement of Operations
 Data:
 Net sales.............. $71,685,080 $65,280,138 $51,330,127 $34,076,224 $   602,466 $59,664,007 $56,989,941
 Income (loss) from con-
  tinuing
  operations (3)........     930,765   3,479,313   (864,824)   1,400,434   (682,839)   1,847,033   1,577,186
 Basic income (loss)
  from
  continuing operations
  per
  common share (4)......        0.06        0.62      (0.27)        0.34      (0.21)        0.19        0.19
 Diluted income (loss)
  from
  continuing operations
  per
  common share (4)......        0.06        0.49      (0.27)        0.24      (0.21)        0.17        0.17
 Cash dividends declared
  per
  common share..........         --          --          --          --          --          --          --
Balance Sheet Data:
 Total assets........... $43,828,971 $35,426,564 $31,917,782 $19,181,172 $17,827,025 $49,845,806
 Long-term obligations..   9,672,470  11,008,012  11,743,512   9,426,460  10,094,231  10,926,426
 Redeemable preferred
  stock.................  10,000,000         --          --          --          --   10,000,000

--------
(1) Includes operations of Pacific Plastics, Inc. from July 1995, the date of acquisition.
(2) Includes operations of Eagle Plastics, Inc. from December 1993, the date of acquisition.
(3) Income (loss) from continuing operations is comprised of income (loss) before extraordinary loss.
(4) Income (loss) from continuing operations used in the earnings per share calculations is comprised of income (loss) before extraordinary loss less preferred stock dividends.

                  THE LAMSON POLYVINYL CHLORIDE PIPE BUSINESS

                      SELECTED HISTORICAL FINANCIAL DATA**

                                               Years Ended December 31,
                                        ---------------------------------------
                                            1998         1997          1996
                                        ------------ ------------  ------------
Statement of Operations Data:
  Net sales............................ $138,569,000 $141,383,000  $165,586,000
  Revenues in excess of (less than)
   operating expenses..................    2,190,000   (8,555,000)    2,275,000
  Basic income (loss) per common
   share...............................           *            *             *
  Diluted income (loss) per common
   share...............................           *            *             *
  Cash dividends declared per common
   share...............................           *            *             *
Balance Sheet Data:
  Net assets to be acquired............   32,284,000           *             *
  Long-term obligations................           *            *             *
  Redeemable preferred stock...........           *            *             *

--------
 * Not applicable to Lamson's polyvinyl chloride pipe business.
** Information related to 1995 and 1994 is not required.

                 THE OKLAHOMA CITY RESIN MANUFACTURING BUSINESS

                       SELECTED HISTORICAL FINANCIAL DATA

                                                                                           Three months ended
                                             Years Ended June 30,                             September 30,
                          -------------------------------------------------------------- ------------------------
                             1998         1997         1996         1995        1994        1998         1997
                          -----------  -----------  ----------  ------------ ----------- -----------  -----------
Statement of Operations
 Data:
 Net sales                $87,760,000  $98,831,000  91,257,000  $105,204,000 $90,167,000 $16,436,000  $24,719,000
 Loss from continuing
  operations............   (4,155,000)  (4,728,000) (3,236,000)    5,533,000   4,186,000    (463,000)  (1,738,000)
 Basic loss from contin-
  uing
  operations per common
  share.................           *            *           *             *           *           *            *
 Diluted loss from con-
  tinuing operations per
  common share..........           *            *           *             *           *           *            *
 Cash dividends declared
  per common share......           *            *           *             *           *           *            *
Balance Sheet Data:
 Total assets...........   39,688,000   47,175,000  46,847,000    46,192,000  28,505,000  36,272,000   42,955,000
 Long-term obligations..           *            *           *             *           *           *            *
 Redeemable preferred
  stock.................           *            *           *             *           *           *            *

--------
 * Not applicable to CONDEA Vista's Oklahoma City resin manufacturing business.

                  COMPARATIVE UNAUDITED PER COMMON SHARE DATA

  The following table sets forth, for each of the periods indicated, book value per share, cash dividends per share and basic and diluted income (loss) per share from continuing operations for (1) Eagle on a historical basis, (2) Holdings on a historical basis and (3) Holdings on a pro forma basis (which gives effect to Eagle's purchase of Lamson's polyvinyl chloride pipe business and the merger as a reverse acquisition business combination with Eagle being the acquirer for financial accounting purposes).

                                                       Holdings     Holdings**
                                      Eagle Common   Common Stock  Pro Forma
                                    Stock Historical  Historical  Consolidated
                                    ---------------- ------------ ------------
Book Value Per Share:
  September 30, 1998...............      $1.22            *          $1.72
  December 31, 1997................       1.18            *             *
Cash Dividends Per Share:
  Nine months ended September 30,
   1998............................        --             *            --
  Year ended December 31, 1997.....        --             *            --
Basic Income (Loss) Per Share From
 Continuing Operations:
  Nine months ended September 30,
   1998............................       0.19            *          (0.35)
  Year ended December 31, 1997.....       0.06            *          (1.64)
Diluted Income (Loss) Per Share
 From Continuing Operations:
  Nine months ended September 30,
   1998............................       0.17            *          (0.35)
  Year ended December 31, 1997.....       0.06            *          (1.64)

--------
 * Not applicable.
** Exchange ratio is one to one and therefore the pro forma equivalent per share data for Eagle is the same as Holdings.

                  RISK FACTORS RELATING TO HOLDINGS AND EAGLE

  You should carefully consider the following factors, together with other information contained or incorporated by reference in this document, in evaluating whether to approve the merger and the related transactions contemplated thereby.

  Integration of Operations. Eagle has entered into the merger and related transactions with the expectation that they will result in benefits to Holdings. See "The Merger and Related Transactions--Eagle's Reasons for the Transactions--Recommendation of the Eagle Board of Directors." Holdings' ability to achieve these benefits will depend in part upon its ability to integrate Eagle's business with the Lamson polyvinyl chloride pipe business and the CONDEA Vista Oklahoma City resin manufacturing business in a cost effective and seamless fashion, without the loss of any key customers or employees. Holdings will need to integrate many policies, programs and operations of the three businesses, including the following:

  . marketing and sales personnel and programs;

  . purchasing and product distribution systems;

  . product lines;

  . management personnel;

  . management information systems;

  . accounting systems and controls; and

  . employee benefit policies and programs.

  Holdings may encounter difficulties in integrating the three businesses. These difficulties could arise due to the fact that: (i) both the Lamson polyvinyl chloride pipe business and the CONDEA Vista Oklahoma City resin manufacturing business, prior to the merger, were assets owned and operated by Lamson and CONDEA Vista and were not separate or distinct business operations, divisions or segments; (ii) the manufacturing facilities of the Lamson polyvinyl chloride pipe business are located in 4 different states; and (iii) Eagle will have to relocate two of the extrusion lines of the Lamson polyvinyl chloride pipe business and develop information systems to manage orders, billings and other functions related to such business.

  No assurance can be given that Holdings will be able to integrate Eagle's and Lamson's polyvinyl chloride pipe businesses and the Oklahoma City resin manufacturing business in an efficient and cost effective manner without encountering difficulties or experiencing the loss of key employees, customers or suppliers, or that Holdings will ever realize the benefits expected from the combination of the three businesses.

  Leveraged Purchase; Compliance with Loan Agreements. To acquire the Lamson polyvinyl chloride pipe business, Eagle intends to borrow approximately $46 million from its proposed senior secured credit facility and issue Lamson two $3 million unsecured promissory notes. As a result, Eagle will be highly leveraged. If the combined company following the merger does not perform as anticipated, its cash flow may not be sufficient to pay its debt service obligations. If Eagle fails to meet its debt service obligations, the holders of such debt could foreclose on the assets of Eagle.

  Eagle's ability to make its scheduled debt obligations will depend on the combined financial and operating performance of Eagle, the Lamson polyvinyl chloride pipe business and the CONDEA Vista Oklahoma City resin manufacturing business. Eagle is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond its control, including interest rates, raw material cost and supply fluctuations, increased operating costs and regulatory developments. There is no assurance that Eagle will maintain a level of cash flow from operations necessary to pay the required principal, premium, if any, and interest payments on its outstanding loans and other debt obligations.

  Furthermore, Eagle's proposed senior secured credit facility will be governed by a loan agreement containing certain financial covenants that Eagle must comply with. If Eagle violates a covenant, the lender could require Eagle to immediately repay the credit facility in full which could force Eagle into bankruptcy. In such an event, since Eagle's stock will be Holdings' sole asset, Holdings would essentially be bankrupt as well. Although Eagle and Holdings believe that the combined company will be able to meet the requirements of the proposed loan agreement, there can be no assurance that it actually will or that the lender will waive a violation. See page for a description of the secured credit facility.

  Raw Material Cost Fluctuations. Historically, the operating results and financial condition of Eagle and Lamson's polyvinyl chloride pipe business have been affected by uncontrollable market fluctuations in the availability and cost of polyvinyl chloride resin, the primary raw material for products produced by both Eagle and the Lamson polyvinyl chloride pipe business. While resin is generally readily available, shortages have occurred in the past that have resulted in rapid and significant increases in prices. Eagle and Lamson have historically attempted to pass these price increases on to their customers, but have not always been able to do so without negatively impacting sales volume.

  One of Eagle's reasons for the merger is to manage, to the extent possible, its raw material costs and supply by controlling the cost and supply of its raw materials, beginning with vinyl chloride monomer ("VCM"), the primary raw material used to produce polyvinyl chloride resin. The Oklahoma City resin manufacturing business will be vertically integrated with Eagle following the merger, and is expected to supply 100% of Eagle's polyvinyl chloride resin requirements. In addition, in connection with the merger, Eagle will enter into a VCM Supply Agreement with CONDEA Vista to purchase 100% of Eagle's VCM requirements from CONDEA Vista. See "The Merger Agreement--Related Agreements and Interests of Certain Persons in the Merger." There can be no guarantee that the acquisition of the Oklahoma City resin manufacturing business and the VCM Supply Agreement with CONDEA Vista will lessen Eagle's exposure to fluctuations in resin prices and supply. Further, as a result of the VCM Supply Agreement, Eagle will be unable to take advantage of declines in the market price of VCM below certain levels.

  Like polyvinyl chloride resin, VCM is also subject to commodity price pressures and fluctuations. Consequently, VCM prices may fluctuate as a result of changes in the supply and demand for chlorine and ethylene, VCM's primary raw materials. These price fluctuations may adversely effect Eagle's costs for VCM. In addition, Eagle purchases a variety of additives for the manufacture of polyvinyl chloride resin.

  If the cost of VCM, additives or other polyvinyl chloride raw materials increase substantially, Eagle will attempt to pass on such cost increases to its customers. However, based on past experience, Eagle believes it will not always be able to pass on price increases to its customers. If cost increases of VCM, additives and other raw materials cannot be passed on to customers, Eagle's profit margin will decrease, and Eagle's profitability may therefore be materially and adversely impacted.

  Competition. The plastic pipe industry is highly competitive due to the large number of producers and the commodity nature of the industry. Both the raw materials used to produce plastic pipe and plastic pipe are subject to commodity pricing pressures. Following the merger, Eagle will continue to compete with large diversified companies, many of which have greater resources than Eagle. Eagle will encounter significant competition, and there can be no assurance that it will be able to compete effectively in the future. Competition in the industry is based largely on price, and pricing pressure will continue and could negatively affect Holdings' profit margins.

  Dependence of Management. Holdings' success largely depends upon the efforts, abilities and management skills of its executive officers and other key employees. None of Holdings' executive officers have experience in managing the operation of a public company the size and scope of Holdings. There is no assurance that Holdings' executive officers will be able to successfully manage Holdings, integrate the three businesses, and produce the maximum shareholder value that can be achieved from the combined businesses.

  Control by the Spell Group. Holdings' affairs will be substantially controlled by the Spell Group for up to five years following the merger. There is no assurance that the Spell Group will be able to maximize shareholder value of Holdings, and its control of Holdings along with its Stockholders' Agreement with CONDEA Vista may make it more difficult or discourage mergers, acquisitions, tender offers, proxy contests or other takeover attempts of Holdings. Limitations on Holdings' exposure to a hostile or friendly takeover may depress the market value of its common stock. See "The Merger Agreement--Related Agreements and Interests of Certain Persons in the Merger."

  Compliance with Environmental Regulations. Operation of Eagle's business, Lamson's polyvinyl chloride pipe business and the Oklahoma City resin manufacturing business will subject Holdings to various federal, state and local environmental laws. Under such laws and regulations, Holdings can be held liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose liability without regard to whether Holdings knew of, or was responsible for, the presence of such hazardous or toxic substances.

  Holdings intends to endeavor to operate Eagle's business, Lamson's polyvinyl chloride pipe business and the Oklahoma City resin manufacturing business in compliance with all environmental laws. CONDEA Vista has agreed to indemnify Holdings against certain liabilities arising from past violations of environmental laws relating to the Oklahoma City resin manufacturing business discovered within 90 months following the merger. In addition, Lamson has agreed to indemnify Eagle against certain liabilities arising from past violations of environmental laws relating to Lamson's polyvinyl chloride pipe business discovered within 90 months of Eagle's purchase of the Lamson facilities. However, no assurance can be given that such indemnities will be adequate or that Holdings can avoid environmental liability for future operation of Lamson's polyvinyl chloride pipe business or the Oklahoma City resin manufacturing business.

  The plastics industry, in general, and Eagle's business, Lamson's polyvinyl chloride pipe business and the Oklahoma City resin manufacturing business, in particular, also are subject to existing and potential federal, state, local and foreign legislation designed to reduce solid wastes by requiring, among other things, plastics to be degradable in landfills, minimum levels of recycled content, various recycling requirements, disposal fees and limits on the use of plastic products. In addition, various consumer and special interest groups have lobbied from time to time for the implementation of these and other similar measures. Although the legislation promulgated to date and such initiatives to date have not had a material adverse effect on Eagle's business, Lamson's polyvinyl chloride pipe business or the Oklahoma City resin manufacturing business, there can be no assurance that any such future legislative or regulatory efforts or future initiatives would not have a material adverse effect on Eagle's business, Lamson's polyvinyl chloride pipe business or the Oklahoma City resin manufacturing business. See "Holdings and the Oklahoma City Resin Business--Environmental, Health and Safety."

  No Anticipated Dividends. Holdings does not anticipate paying cash dividends on its common stock in the foreseeable future. Holdings intends to retain any earnings available for dividends on its common stock for use in its business. Further, the terms of Eagle's proposed senior secured credit facility will prohibit the payment of cash dividends on Holdings' common stock.

  Preemptive Rights and Mandatory Redemption of Preferred Stock. Holders of Holdings 8% Convertible Preferred Stock have a preemptive right to acquire additional shares of Holdings' common stock in the event that Holdings issues additional shares of its common stock in the future. In addition, Holdings is required to redeem the 8% Convertible Preferred Stock at its liquidation preference price in May of 2004, or earlier if 50% or more of Holdings is sold or transferred. See "Description of Holdings' Capital Stock--8% Convertible Preferred Stock." These provisions may have the effect of delaying or discouraging Holdings from raising additional equity capital. Additionally, the mandatory redemption provisions of the 8% Convertible Preferred Stock may require Holdings to expend a significant amount of funds to satisfy its obligation to redeem the 8% Convertible Preferred Stock.

               GENERAL INFORMATION REGARDING THE SPECIAL MEETING

  This Proxy Statement/Prospectus is being furnished to the shareholders of Eagle in connection with the solicitation by the Board of Directors of Eagle of
proxies to be voted at the Special Meeting to be held on April   , 1999 (the
"Special Meeting"). All information in this Proxy Statement/Prospectus with respect to Eagle has been furnished by Eagle, and all information with respect to CONDEA Vista, Holdings, Merger Sub and the Oklahoma City resin manufacturing business has been furnished by CONDEA Vista.

Date, Time and Place

  The Special Meeting will be held on April    , 1999, at [  ]   .m., local
time, at the Minneapolis Hilton and Towers Hotel, located at 1001 Marquette Avenue, Minneapolis, Minnesota.

Purpose

  At the Special Meeting, Eagle shareholders will be asked to consider and vote upon the approval of the Merger Agreement and the consummation of the Merger contemplated thereby and such other matters as may properly come before the Special Meeting.

Record Date

  The Board of Directors of Eagle has fixed the close of business on March   ,
1999 as the record date (the "Record Date") for determining shareholders entitled to vote at the Special Meeting. Persons who are not shareholders on the Record Date will not be allowed to vote at the Special Meeting. At the close of business on the Record Date, Eagle has issued and outstanding two classes of stock entitled to vote at the Special Meeting: (i) 6,635,035 shares of $.01 par value common stock (the "Common Stock"); and (ii) 18,750 shares of Series A 7% Convertible Preferred Stock (the "Series A Preferred Stock").

Vote and Consent Required

  Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Eagle Common Stock and Series A Preferred Stock voting together as a single class. Each holder of Eagle Common Stock outstanding as of the Record Date is entitled to one vote for each share held, and each holder of Series A Preferred Stock is entitled to one vote for each share held. On the Record Date, there were 6,635,035 shares of Eagle Common Stock outstanding and 18,750 shares of Series A Preferred Stock outstanding. Of such shares, 1,200,665 shares of Common Stock (approximately 18.1% of the outstanding shares of Eagle Common Stock) are beneficially owned by directors and executive officers of Eagle. THE BOARD OF DIRECTORS OF EAGLE RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER. The Merger has already been approved by the boards of directors of CONDEA Vista's parent company, CONDEA Vista, Holdings and Merger Sub. In addition, consummation of the Merger requires the consent of the holders of Eagle's 8% Convertible Preferred Stock (the "8% Preferred Stock").

Cost of Proxy Solicitation

  The cost of soliciting proxies, assembly, and mailing proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of Eagle Common Stock and Series A Preferred Stock, will be borne by Eagle and CONDEA Vista equally. See "The Merger Agreement--Expenses and Fees." In addition to solicitation by mail, officers, directors and employees of Eagle may, without compensation other than their regular remuneration, solicit proxies personally or by telephone. Eagle intends to reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Eagle Common Stock and Series A Preferred Stock held of record by such persons.

Revocation of Proxy

  Any shareholder giving a Proxy may revoke it at any time prior to its use at the Special Meeting by giving written notice of such revocation to the Secretary or other officer of Eagle or by filing a later dated written Proxy with an officer of Eagle. Personal attendance at the Special Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later-dated Proxy is delivered to an officer before the revoked or suspended Proxy is used at the Special Meeting. Proxies not revoked will be voted as specified by the shareholders.

Quorum and Voting

  The presence in person or by proxy of the holders of a combined majority of the shares of Eagle Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular proposal, then the shares covered by such non-vote proxy will be deemed to be present at the Special Meeting for purposes of determining a quorum, but shall not be deemed to be represented at the Special Meeting for purposes of calculating the vote required for approval of such proposal. If a shareholder abstains from voting as to any proposal, then the shares held by such shareholder shall be deemed present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such proposal, but shall not be deemed to have been voted in favor of such proposal. Abstentions as to any proposal will therefore have the same effect as votes against the proposal. Proxies which are signed but which lack any specific instructions with respect to any proposal will be voted in favor of the proposals set forth in the Notice of Special Meeting.

Proxy Card

  A proxy card is enclosed for use by shareholders. Such shareholders are requested on behalf of the Board of Directors of Eagle to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. All properly executed Proxies not revoked will be voted at the Special Meeting in accordance with instructions contained therein. Proxies containing no instructions will be voted in favor of all proposals listed in the Notice of Special Meeting. If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed form of proxy and acting thereunder shall have discretion to vote on such matters in accordance with their best judgment.

Mailing Address

  Eagle expects that mailing of this Proxy Statement/Prospectus to shareholders
of Eagle will commence on or about March   , 1999. Eagle's corporate offices
are located at 2430 Metropolitan Center, 333 South Seventh Street, Minneapolis, MN 55402, and its telephone number is (612) 305-0339.

                      THE MERGER AND RELATED TRANSACTIONS

  Set forth below is a brief description of the Merger and related transactions contemplated by the Asset Purchase Agreement and Merger Agreement. The descriptions of the terms of the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement (which is attached hereto as Appendix A) and the other Appendices hereto.

Description of the Merger and Related Transactions

  Eagle's Board of Directors has determined that it is in the best interests of Eagle and its shareholders to combine The Lamson & Sessions Co.'s polyvinyl chloride ("PVC") pipe business (the "Lamson PVC Pipe Business"), CONDEA Vista's Oklahoma City resin manufacturing business (the "Oklahoma City Resin Business") and Eagle's polyvinyl chloride pipe and polyethylene pipe business (the "Eagle Business"). The Board of Directors of Eagle has approved the two transactions to combine the three businesses into Eagle. Immediately following completion of the transactions, Eagle will be a wholly owned subsidiary of Holdings, and holders of Eagle common stock and preferred stock will be holders of Holdings common stock and preferred stock, respectively.

  First, to combine the Lamson PVC Pipe Business with the Eagle Business, Eagle entered into an Asset Purchase Agreement dated December 11, 1998 with The Lamson & Sessions Co. ("Lamson") to purchase substantially all the assets and assume certain liabilities of the Lamson PVC Pipe Business (the "Asset Purchase"). The Asset Purchase does NOT require the approval or consent of the holders of Eagle common stock or preferred stock but is contingent upon such holders' approval of the Merger.

  Second, to combine the Oklahoma City Resin Business with the combined Eagle Business and Lamson PVC Pipe Business, Eagle entered into a Merger Agreement dated December 11, 1998 (the "Merger Agreement") by and among Eagle, CONDEA Vista, Holdings, which is presently a wholly owned subsidiary of CONDEA Vista, and Merger Sub, a wholly owned subsidiary of Holdings. Pursuant to the Merger Agreement, Merger Sub, which includes the Oklahoma City Resin Business, will merge with and into Eagle (the "Merger"), with Eagle being the surviving company in the Merger and a wholly-owned subsidiary of Holdings. (The "Asset Purchase" and the "Merger" together are referred to herein as the "Transactions").

  Eagle estimates that, immediately following the Transactions, Eagle shareholders, CONDEA Vista and Lamson will own approximately 38.5%, 57% and 4.5%, respectively, of Holdings outstanding Common Stock. William Spell, Harry Spell, Bruce Richard and Richard Perkins will serve on Holdings' five member Board of Directors, along with William Knodel, a director designated by CONDEA Vista, and will substantially control the affairs of Holdings, subject to certain rights of CONDEA Vista, following completion of the Transactions. Immediately following the Transactions, CONDEA Vista will own the majority of Holdings' Common Stock, but will be restricted from exercising certain stockholders' rights with respect to Holdings for up to five years following the Transactions. See "Holdings' Management--Certain Relationships and Related Transactions."

Conversion of Eagle Shares in the Merger

  At the Effective Time of the Merger, each issued and outstanding share of Eagle capital stock, except any shares of Eagle capital stock held by holders who have perfected their dissenters' rights under Minnesota law (see "The Merger Agreement--Rights of Dissenting Eagle Common and Preferred Shareholders"), will be automatically converted into the right to receive one share of the corresponding Holdings capital stock. Thus, each share of Eagle Common Stock will automatically be converted into the right to receive one share of Holdings Common Stock and each share of Eagle Series A Preferred Stock and 8% Preferred Stock will automatically be converted into the right to receive one share of Holdings Series A Preferred Stock and Holdings 8% Preferred Stock, respectively.

  Based on the number of shares of Eagle capital stock anticipated to be outstanding at the Effective Time, it is estimated that Holdings will issue 7,420,035 shares of its Common Stock, 18,750 shares of its Series A Preferred Stock, and 10,000 shares of its 8% Preferred Stock upon consummation of the Transactions. Shares of Holdings Common Stock issued to Eagle shareholders will represent approximately 38.5% of Holdings' Common Stock, and shares of Holdings Series A Preferred Stock and 8% Preferred Stock issued to holders of Eagle Preferred stock will represent 100% of Holdings' Series A Preferred Stock and 8% Preferred Stock that will be outstanding immediately after the Merger.

Treatment of Stock Options and Warrants

  After consummation of the Transactions, all the options and warrants to purchase Eagle Common Stock will be assumed by Holdings and be subject to substantially the same terms and conditions, including the number of shares and the exercise price per share, except that each stock option and warrant will become fully exercisable to purchase Holdings Common Stock rather than Eagle Common Stock. As promptly as practicable after the Effective Time, Holdings will provide to each holder of an Eagle stock option or warrant a written statement informing such holder of the assumption by Holdings of such stock option or warrant. Holdings will also file a registration statement on Form S-8 to register the issuance of the Holdings Common Stock upon exercise of such stock options.

Effective Time of the Merger

  As soon as practicable after the conditions to consummation of the Merger have been satisfied or waived, and unless the Merger Agreement has been terminated, articles of merger will be filed with the Secretary of State of the State of Minnesota and a certificate of merger will be filed with the Secretary of State of the State of Delaware, at which time the Merger will become effective (the "Effective Time"). It is presently contemplated that the Effective Time will be as soon as practicable after approval of the Merger at the Special Meeting. See "The Merger Agreement--Conditions to Consummation of the Merger" and "--Amendment, Termination of the Merger Agreement; Waiver."

Exchange of Shares of Eagle Stock

  As soon as practicable after the Effective Time, the Exchange Agent will mail a letter of transmittal to holders of a certificate or certificates that prior to the Effective Time represented outstanding shares of Eagle capital stock. The letter of transmittal will include instructions regarding the surrender of certificates representing shares of Eagle capital stock in exchange for certificates representing shares of the corresponding Holdings capital stock.

  The Exchange Agent will distribute to holders of shares of Eagle capital stock, upon surrender to the Exchange Agent of one or more certificates for such shares for cancellation, together with a duly-executed letter of transmittal, one or more certificates representing the number of whole shares of the corresponding Holdings capital stock into which the shares represented by the certificate(s) have been converted. Eagle shareholders are requested not to surrender their certificates for exchange until they receive the letter of transmittal and instructions. After the Effective Time, certificates representing shares of Eagle capital stock converted into Holdings capital stock in the Merger will be deemed for all purposes to evidence ownership of the shares of Holdings capital stock into which they were converted.

Background of the Transactions

  The terms of the Merger Agreement and Asset Purchase Agreement are a result of arm's-length negotiations between representatives of Eagle, CONDEA Vista and Lamson. The following is a brief discussion of the background of these negotiations.

  In November 1997, William Spell, Chief Executive Officer of Eagle, received a Confidential Descriptive Memorandum of Lamson dated November 1997 from Lincoln Partners LLC ("Lincoln"). The Memorandum was delivered to Mr. Spell to solicit Eagle's interest in acquiring the Lamson PVC Pipe Business. Following receipt of the Memorandum, Mr. Spell was contacted by Eric Malchow, Vice President of Lincoln. Mr. Spell discussed the Lamson PVC Pipe Business with Mr. Malchow and later with Eagle's Board of Directors and senior management. It was concluded that Eagle was not in a position to acquire the Lamson PVC Pipe Business at that time because Eagle did not have the necessary financial resources to purchase the business or the management to operate the business. Eagle would need to raise additional equity capital to finance the transaction; however, Eagle's stock price performance precluded Eagle from raising equity capital at the time. In addition, Eagle didn't have sufficient management personnel in place to manage the Lamson PVC Pipe Business.

  In February 1998, Mr. Spell was approached at the Plastic Pipe & Fittings Association Annual Meeting by Mark Schneider and Paul Carrico, Vice President and Product Manager of CONDEA Vista, respectively. CONDEA Vista is Eagle's primary supplier of PVC resin, the primary raw material used to manufacture polyvinyl chloride pipe. Messrs. Schneider and Carrico requested that Mr. Spell reexamine the Lamson PVC Pipe Business based on CONDEA Vista's interest in partnering with Eagle to provide Eagle with the capital to purchase the Lamson PVC Pipe Business and to assist Eagle in recruiting and hiring the management personnel necessary to operate the business. Mr. Spell agreed to reexamine the Lamson PVC Pipe Business.

  In early March 1998, Mr. Spell called Mr. Malchow to get an update on Lamson's proposed sale of the Lamson PVC Pipe Business and to express Eagle's interest in reexamining the transaction. Mr. Malchow stated that Lamson was presently in discussions with other possible buyers, but Lamson had not entered into a period of exclusivity with a buyer. Mr. Spell indicated that he was considering a strategic partnership with a resin producer to assist in financing the acquisition of the Lamson PVC Pipe Business.

  On June 8, 1998, Mr. Carrico of CONDEA Vista met with members of Eagle's Executive Committee to reiterate CONDEA Vista's interest in partnering with Eagle in connection with Eagle's possible acquisition of the Lamson PVC Pipe Business and CONDEA Vista's role in providing the necessary capital and management personnel to operate the business. Eagle's Executive Committee concluded that working with CONDEA Vista to acquire and manage the Lamson PVC Pipe Business may be an attractive means of acquiring the business and could provide Eagle with an opportunity to vertically integrate its operations to obtain a more reliable and stable source of resin.

  On June 10, 1998, Lawrence Lawson, III, Managing Director of Lincoln, called Mr. Spell to inquire whether Eagle was still interested in reexamining the Lamson transaction. On June 12, 1998, Mr. Lawson met with members of Eagle's Executive Committee (William Spell, Harry Spell, Bruce Richard and Peter Konen) and Dobson West, legal counsel to Eagle, to update Eagle on the Lamson PVC Pipe Business and again solicit Eagle's interest in acquiring the Lamson PVC Pipe Business. There were several key differences in the proposed terms of the sale made on June 12 by Mr. Lawson that were not included in the original proposed terms presented to Eagle in November 1997, when Mr. Spell first became acquainted with the business. First, Lamson proposed that Eagle contract to manufacture certain products that Lamson would retain after the sale, which would provide Eagle with additional earnings potential. And, second, Lamson PVC Pipe Business- related personnel located at Lamson's headquarters would be available to be hired by Eagle to help support the business. In addition, the financial performance of Lamson's PVC Pipe Business had improved beyond Lamson's earlier projections. Eagle and Lamson agreed to continue discussions.

  On June 15, 1998, members of Eagle's Executive Committee, Mr. West, Pat Mertens, Chief Financial Officer of Eagle, and Larry Schnase of Eagle met with Lamson senior management, including John Schulze, Chairman and Chief Executive Officer; James Abel, Executive Vice President and Chief Financial Officer; Lori Spencer, Vice President and Controller; and Ronald Cormier, Vice President of Lamson Vylon Pipe and Mr. Malchow of Lincoln to hear a presentation regarding the Lamson PVC Pipe Business and discuss Eagle's possible acquisition of such business.

  On June 26, 1998, members of Eagle's Executive Committee and Mr. West met with William Knodel, President of CONDEA Vista and Messrs. Carrico and Schneider. At the meeting, Eagle management presented Eagle's Business to CONDEA Vista, and CONDEA Vista discussed the Oklahoma City Resin Business, its compatibility with Eagle's Business and the benefits and opportunities that the Oklahoma City Resin Business could provide to Eagle. In addition the parties discussed the preliminary terms of CONDEA Vista's equity investment in Eagle. The proposed initial terms provided that CONDEA Vista would purchase for cash shares of a new series of Eagle convertible preferred stock.

  On July 6, 1998, Mr. Spell sent a letter to Lamson expressing Eagle's interest in acquiring the Lamson PVC Pipe Business and some of the proposed terms of its acquisition. On July 8, 1998, Messrs. Spell, Richard and West met with Messrs. Knodel, Carrico and Schneider of CONDEA Vista to formally solicit CONDEA Vista's commitment in partnering with Eagle to acquire the Lamson PVC Pipe Business. On July 9, 1988, Eagle received a letter from Lamson outlining proposed terms of the sale and identifying terms where the parties were not in agreement. Eagle and Lamson agreed that Eagle would be able to conduct its due diligence and negotiate final terms of an agreement for an exclusive period ending August 30, 1998.

  From July 16 through August 5 of 1998, Messrs. Spell, Richard, West, Konen, Schnase and Harry Spell and Pat Mertens conducted a due diligence investigation of the Lamson PVC Pipe Business and visited the manufacturing facilities of the Lamson PVC Pipe Business. In addition, Eagle management conducted a due diligence investigation of CONDEA Vista and visited CONDEA Vista's Oklahoma City Resin Business manufacturing facility. At one of its CONDEA Vista due diligence meetings, CONDEA Vista suggested that it contribute its Oklahoma City Resin Business to Eagle instead of making an equity investment in Eagle. Members of Eagle's Executive Committee and Mr. West discussed this new proposal with CONDEA Vista's representatives and the advantages and disadvantages of CONDEA Vista contributing its Oklahoma City Resin Business to Eagle, instead of purchasing shares of Eagle convertible preferred stock for cash. CONDEA Vista suggested that by contributing the Oklahoma City Resin Business, Eagle could leverage such business's assets to obtain secured financing to purchase the Lamson PVC Pipe Business and have additional capital to grow the combined businesses.

  On August 19, Eagle's Board of Directors met. At the meeting the Board discussed the various terms of Eagle's proposed acquisition of the Lamson PVC Pipe Business's and CONDEA Vista's Oklahoma City Resin Business. The Board discussed the advantages and disadvantages of partnering with CONDEA Vista, the results of the Executive Committee's due diligence investigations of Lamson and CONDEA Vista, the feasibility of Eagle obtaining the necessary financing to acquire the Lamson PVC Pipe Business without CONDEA Vista, and the operation of the combined businesses after the Transactions. The Eagle Board authorized Eagle's management to continue with its negotiations with Lamson and CONDEA Vista.

  On September 8 and 9, Messrs. Spell, West, Mertens, and Messrs. Knodel and Carrico of CONDEA Vista and Messrs. Schulze and Abel and Ms. Spencer of Lamson and Lamson's legal counsel met to discuss the terms of the Asset Purchase Agreement. Following agreement on several items the parties decided to proceed to negotiate the final terms of the Asset Purchase and of the related agreements. During the week of September 20, 1998, members of Eagles Executive Committee and Mr. West and representatives of Lamson and CONDEA Vista met in Minneapolis, Minnesota to discuss the terms of Eagle's acquisition of the Lamson PVC Pipe Business.

  During the week of October 5, 1998, members of CONDEA Vista's senior management had a series of meetings with the board of directors of its parent company to discuss the proposed combination of CONDEA Vista's Oklahoma City Resin Business with Eagle and Eagle's acquisition of the Lamson PVC Pipe Business. On November 11, 1998, the board of directors of CONDEA Vista and its parent company approved the proposed terms of the Merger Agreement.

  On Sunday, December 6, 1998, Eagle held a board of directors meeting. A representative of Dougherty Summit Securities LLC, a Minneapolis Minnesota investment banking firm, who was hired by Eagle to provide the Eagle board of directors a fairness opinion regarding the Merger, made a presentation to the Eagle Board of Directors. The representative advised Eagle that the Merger was fair to Eagle and its shareholders from a financial point of view. Eagle's directors discussed the Merger and related transactions and approved Eagle's purchase of the Lamson PVC Pipe Business and the Merger.

  On December 11, 1998, the Asset Purchase Agreement and Merger Agreement were signed and on December 14, 1998, press releases from Eagle, CONDEA Vista and Lamson were issued.

Eagle's Reasons for the Transactions; Recommendation of the Eagle Board of Directors

  The Eagle Board of Directors has approved the Merger Agreement and Asset Purchase Agreement as being in the best interests of Eagle and its shareholders, and recommends to Eagle shareholders that they vote FOR approval of the Merger Agreement and the transactions contemplated thereby. Prior to making its determination, the Eagle Board of Directors consulted with senior management with respect to strategic and operational matters and legal counsel with respect to the legal duties of the Eagle Board of Directors, regulatory and tax matters, and both senior management and legal counsel with respect to the Merger Agreement, Asset Purchase Agreement and related issues. In addition, the board considered the following factors:

  (i) the business, earnings, operations, financial condition, and prospects of Eagle, the Lamson PVC Pipe Business and Oklahoma City Resin Business both individually and on a combined basis, including, but not limited to, each of their recent and historic earnings performance;

  (ii) the financial analyses and other information with respect to the Merger presented to Eagle by Dougherty Summit Securities LLC and its opinion that the transactions contemplated by the Merger Agreement are fair to Eagle and its shareholders from a financial point of view as well as the Eagle Board's knowledge of the Lamson PVC Pipe Business and Oklahoma City Resin Business. See "The Merger and Related Transactions--Opinion of Eagle's Financial Advisor";

  (iii) Eagle's strategic alternatives, including remaining a separate company and growing internally or through acquisitions, remaining a separate company for the near term while continuing to explore a future acquisition of Eagle, or engaging in a merger of equals or joint venture transaction with another party, including certain risks involved in remaining a separate company, such as the risks of being unable to meet or exceed projections and growth rates due to increasing competitive pressures in the markets for its products and raw material cost fluctuations;

  (iv) certain factors influencing the PVC and polyethylene ("PE") pipe industry, including pricing pressures caused by fluctuations in raw material costs, the vertical integration of raw material suppliers with PVC pipe manufacturers, the need to compete by offering the best price and a complete line of products, consolidation of the PVC pipe business, and the impact of competitor acquisitions;

  (v) the overall strategic fit of the Eagle Business, the Lamson PVC Business and the Oklahoma City Resin Business in view of their respective product lines, which together would diversify Eagle's product line, expand its geographical market, and provide a more stable and reliable source of resin products, and the potential synergies, efficiencies, and cost savings that could be realized through a combination of these businesses.

  The Eagle Board identified the following reasons in favor of and against the
Merger:

 Reasons in favor of the Transactions:

  (i) The acquisitions of the Lamson PVC Pipe Business will provide Holdings with a diversified product line and expand its markets for PVC pipe. Holdings will immediately acquire a national presence by having manufacturing operations located throughout the United States that produce products that are distributed throughout the United States. Eagle believes that it can operate the Lamson PVC Pipe Business profitably.

  (ii) The Merger provides Eagle with additional assets it can leverage to obtain the capital necessary for Eagle to acquire the Lamson PVC Pipe Business and the necessary senior management to operate both the combined businesses after the Transactions are completed. In addition, the Merger will provide Eagle with a vertically integrated operation by providing Eagle a more reliable and stable source of resin supply, the primary raw material used by both Eagle and the Lamson PVC Pipe Business. Historically, the financial results of Eagle and the Lamson PVC Pipe Business have been adversely affected by fluctuations in resin prices.

  (iii) Following the Transactions, Holdings will be better capitalized to grow the business. The Transactions provide Holdings with the combined assets of Eagle, the Lamson PVC Pipe Business and the Oklahoma City Resin Business which may be leveraged to provide Holdings with the needed capital to grow Holdings' business internally and through acquisition.

 Reasons against the Transactions:

  Eagle shareholders will experience substantial dilution. Pursuant to the Asset Purchase Agreement, Eagle will issue 785,000 shares of Common Stock to Lamson as partial consideration for the Lamson PVC Pipe Business, and Holdings will have, before the merger, 9,829,717 shares of Common Stock outstanding. After the Transactions, Eagle shareholders will own approximately 38.5% of Holdings' Common Stock.

  Eagle will be highly leveraged. To acquire the Lamson PVC Pipe Business, Eagle intends to borrow approximately $46 million from its proposed senior secured credit facility and issue Lamson two $3 million unsecured promissory notes.

  BASED UPON ITS CONSIDERATION OF THE FOREGOING MATTERS AND OTHER ADVICE AND INFORMATION DEEMED RELEVANT, THE EAGLE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EAGLE SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

CONDEA Vista's Reasons for the Merger

  The Board of Directors of CONDEA Vista has approved the Merger Agreement as a part of a strategic plan to align its Oklahoma City Resin Business with the end-customer of that business's product in order to create a vertically integrated PVC manufacturer. Approximately 35% of the resin produced at the Oklahoma City plant is currently sold to Eagle and Lamson facilities which are located in geographic proximity to the Oklahoma City Resin Business. In addition, the Oklahoma City Resin Business produces only general purpose resin, which is used primarily in the PVC pipe market. Because the primary competitors of the Oklahoma City Resin Business currently produce a much wider range of resins for a variety of applications, CONDEA Vista believes that the combined operations of Eagle, the Oklahoma City Resin Business and the Lamson PVC Pipe Business will enable Holdings to offer a wider variety of products, develop additional target markets and maximize the value of all three separate businesses.

Opinion of Eagle's Financial Advisor

  Eagle retained Dougherty Summit Securities LLC ("DSS") to act as its financial advisor in connection with Eagle's consideration of the possible Merger. DSS was selected as the Eagle's financial advisor because of its previous associations with Eagle, its familiarity with Eagle and its operations, and its standing as a recognized investment banking firm which is continually engaged in the valuation of businesses and their securities in connections with mergers and acquisitions, negotiated underwritings, private placements, and valuations for estate, corporate and other purposes.

  On December 6, 1998, DSS provided the Board of Directors of Eagle its oral opinion to the effect that the merger is fair to Eagle shareholders from a financial point of view. DSS subsequently delivered its written opinion to the Board of Directors of Eagle dated December 30, 1998, to the effect that the Merger is fair to Eagle shareholders from a financial point of view.

  The full text of DSS's opinion is attached hereto as Appendix B and is incorporated by reference herein. While Eagle believes the description of the opinion set forth herein is accurate, shareholders are urged to read the opinion in its entirety.

  DSS's opinion is directed to Eagle's Board of Directors and relates solely to the Merger and does not constitute a recommendation to any shareholder of Eagle.

  In connection with its opinion, DSS (i) reviewed certain publicly available financial statements and other information of Eagle, (ii) reviewed certain internal financial statements and other financial and operating data concerning Eagle, the Lamson PVC Pipe Business and the Oklahoma City Resin Business prepared by the management of each of the respective companies, (iii) discussed the past and current operations and financial condition and the prospects of Eagle, the Lamson PVC Pipe Business and the Oklahoma City Resin Business with management representatives of each of the respective companies, (iv) reviewed the reported prices and trading activity for Eagle's Common Stock, (v) reviewed the Asset Purchase Agreement and the Merger Agreement and (vi) performed such other analyses as it deemed appropriate. No limitations were imposed by the Board of Directors upon DSS with respect to the investigations made or procedures followed by it in rendering its opinion.

  The following is a summary of the analyses performed and factors considered by DSS in connection with rendering its opinion.

  Historical Financial Position. In rendering its opinion, DSS reviewed and analyzed the historical and current financial condition of Eagle which included among other things: (i) an assessment of recent financial statements, (ii) an analysis of revenue growth, margin trends and other operating performance indicators and (iii) an analysis of capital structure.

  Comparative Stock Price Performance. DSS reviewed daily market prices for Eagle's common stock for the one-year period ended December 4, 1998 and compared such prices to the price performance of the Nasdaq Industrial Index during the same period. Such analysis indicated that the Nasdaq Industrial Index had depreciated by 2.3% during the one-year period ended December 4, 1998, while the Eagle common stock had depreciated by 37.5% during the same period.

  Pro Forma Analysis of the Merger. DSS analyzed certain pro forma effects resulting from the Merger on Eagle's projected 1998 and 1999 earnings per share and Eagle's debt to book capital and projected 1998 EBITDA to total debt ratios. Such analysis was based on an assessment of recent financial statements and projected financial results as prepared by management of Eagle. DSS noted that the Merger would be accretive to Eagle's earnings per share in 1998 and 1999 and would reduce Eagle's debt to book capital ratio and raise Eagle's 1998 EBITDA to total debt coverage ratio.

  Contribution Analysis. DSS analyzed the relative contributions of Eagle, the Lamson PVC Pipe Business and the Oklahoma City Resin Business to the post-merger pro forma entity based on projected EBITDA and net income for 1998 and 1999. Such analysis was based on an assessment of recent financial statements and projected financial results as prepared by management of Eagle. This analysis indicated that Eagle would contribute 24.1% and 25.5% of the pro forma combined entity's EBITDA for 1998 and 1999, respectively. This analysis also indicated that Eagle would contribute 5.3% and 26.6% of the pro forma combined entity's net income for 1998 and 1999, respectively. This compares to approximately 38.5% of the outstanding shares of the combined entity after the Merger that will be owned by Eagle's current shareholders.

  Comparable Public Company Analysis. DSS reviewed the equity value and enterprise value of Eagle, measured as multiples of selected financial data; however DSS did not rely on a comparative analysis due to the absence of any meaningful comparable public companies.

  Comparable Merger and Acquisition Transactions. DSS reviewed publicly available financial information for merger and acquisition transactions consummated since 1994 involving companies similar to Eagle, the Lamson PVC Pipe Business and the Oklahoma City Resin Business. Such analysis did not result in any transactions of similar companies; therefore, DSS did not rely upon a comparative analysis.

  Discounted Cash Flow Analysis. DSS performed a discounted cash flow analysis of Eagle based upon estimates of projected financial performance for the five-year period ending December 31, 2003 as prepared by management of Eagle. DSS calculated a range of implied equity values based upon the discounted present value of the sum of (i) the projected five-year stream of unleveraged free cash flow and (ii) the projected terminal value at the year 2003 based upon a range of unleveraged free cash flow growth rates in perpetuity and then subtracted the current net debt. In conducting this analysis, DSS applied discount rates ranging from 13% to 15% and assumed unleveraged free cash flow growth rates, in perpetuity, ranging from 3.0% to 5.0%. Based on this analysis, DSS derived implied equity values per share ranging from a low of $2.53 to a high of $5.39, with a median value of $3.68.

  DSS performed a similar discounted cash flow analysis for Holdings on a post-merger pro forma basis using estimates of projected financial performance as prepared by management of Eagle. Using the same assumptions regarding terminal values and discount rates as with the stand-alone projections of Eagle, the discounted cash flow analysis indicated implied equity values per share ranging from a low of $3.78 to a high of $7.17, with a median value of $5.14.

  This analysis suggested that, based on the projected financial performance and assumptions utilized, the range of present values for Holdings would be higher than for Eagle.

  Price to Earnings Valuation Based on Projected Earnings. DSS performed a price to earnings (P/E) valuation based on projected earnings using the projected financial information for the pro forma combined entity as prepared by the management of Eagle. DSS discounted to present value the projected market capitalization of the business as of December 31, 1999. The projected market capitalization was based upon a range of P/E ratios of 9 to 12 times projected 1999 net income. DSS used a discount rate of 20% based on its assessment of Eagle's business risk and cost of capital. The assumptions produced present values per share ranging from $4.22 to $5.62.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying DSS's opinion. In arriving at its fairness determination, DSS considered the results of all such analyses. The analyses were prepared solely for purposes of DSS providing its opinion to the Eagle's Board of Directors as to the fairness of the Merger and do not purport to be appraisals or necessarily reflect the prices at which the Eagle common stock may trade at in the future. Analyses based upon forecasts of future results are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by such analyses. In rendering its opinion, DSS expressed no view as to the range of values at which the Eagle common stock may trade following consummation of the Merger.

  Pursuant to the terms of a letter agreement dated September 24, 1998, Eagle will pay DSS $90,000, which amount includes reimbursement of certain of DSS's reasonable out-of-pocket expenses, and has agreed to indemnify DSS against certain liabilities incurred in connection with its engagement, including liabilities under federal securities law; provided, however, Eagle is not obligated to indemnify DSS for any expense or liability which results from DSS's gross negligence.

Officers and Directors of Holdings and Eagle Following the Transactions

  Currently, Mark Schneider is serving as Holdings' President and Chief Financial Officer, and Charles Matson is serving as Holdings' Senior Vice President of Sales and Marketing. Following consummation of the Transactions, William Spell, Patrick Mertens and Peter Konen, all officers of Eagle, will serve as Holdings'

Chief Executive Officer, Chief Financial Officer and Senior Vice President of Operations, respectively, along with Messrs. Schneider and Matson who will serve as President and Senior Vice President of Sales and Marketing, respectively. Such individuals will also serve in the same capacities for Eagle. Holdings' and Eagle's officers will serve at the pleasure of their respective Boards of Directors.

  Currently, William Knodel is the sole director of Holdings. Upon consummation of the Transactions, pursuant to the terms of the Merger Agreement, Harry Spell, William Spell, Bruce Richard and Richard Perkins, all directors of Eagle, will be appointed directors of Holdings to serve with Mr. Knodel on Holdings' five member board of directors. Holdings' Bylaws provide for no less than five but no more than eleven directors, with the exact number to be determined from time to time by resolution of the Board of Directors. See "The Merger Agreement--Related Agreements and Interest of Certain Persons in the Merger, "Holdings Management--Directors and Executive Officers" and "Eagle's Management--Directors and Executive Officers."

Accounting Treatment of the Transactions

  The Merger will be accounted for as a reverse acquisition purchase business combination, as the former shareholders of Eagle will substantially control Holdings upon completion of the Merger because of the significant restrictions on how CONDEA Vista may vote its shares of Holdings Common Stock and because four of the five directors of Holdings will be designated by four current Eagle directors. Accordingly, for financial accounting purposes, Holdings is treated as the acquired company and Eagle is considered to be the accounting acquirer. The purchase price will be allocated to the assets acquired and liabilities assumed of Holdings based on their estimated fair market values at the acquisition date. Under reverse acquisition accounting, the purchase price is based on the market value of Holdings Common Stock, at the date of acquisition, that is issued to the former shareholder of Eagle.

  The historical financial statements of the combined entities will be the financial statements of Eagle for all periods prior to the date the Asset Purchase and Merger are consummated.

  The Asset Purchase of the Lamson PVC Pipe Business by Eagle will be accounted for under the purchase method of accounting. The total consideration paid in the Asset Purchase will be allocated to the assets acquired and liabilities assumed of the Lamson PVC Pipe Business based on their estimated fair values at the acquisition date.

  A final determination of required purchase accounting adjustments and of the fair value of the assets and liabilities of Holdings and the Lamson PVC Pipe Business has not yet been made. Accordingly, the purchase accounting adjustments presented in the pro forma financial information elsewhere in this Proxy Statement/Prospectus are preliminary and subject to change, however, management of Eagle and Holdings do not expect the final adjustments to differ materially.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

  This Proxy Statement/Prospectus (including certain written and oral statements and other information included or incorporated by reference herein) includes various forward-looking statements made by Eagle and Holdings regarding Eagle, the Oklahoma City Resin Business, the Lamson PVC Pipe Business and the combined businesses. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements include statements that may predict, forecast, indicate, or imply future results, performance, or achievements. All such forward-looking statements, whether written or oral, and whether made on behalf of Holdings or Eagle, are subject to risks and uncertainties and are qualified by the cautionary statements which may accompany the forward-looking statement. These risks and uncertainties could cause the forward-looking statement to not materialize as management anticipates or plans.

  Forward-looking statements include the information concerning future results of operations of Eagle, the Oklahoma City Resin Business, the Lamson PVC Pipe Business and Holdings after the Merger and Asset Purchase are completed as set forth in "Questions and Answers About the Transactions," "Summary," "The Merger and Related Transactions--Background of the Transactions," "--Eagle's Reasons for the Transaction; Recommendation of the Eagle Board of Directors," "--CONDEA Vista's Reasons for the Merger," "--Opinion of Eagle's Financial Advisor" and those forward looking statements preceded by, followed by or that otherwise include the words "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "will," "forecast" and similar words or expressions. The forward-looking statements relate to Eagle's, the Oklahoma City Resin Business's, the Lamson PVC Pipe Business's and Holdings' anticipated future operating results, customer base and markets, revenue growth and raw material and manufacturing costs. For those forward-looking statements, Eagle claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

  Eagle competes, and Holdings will compete, in a highly volatile industry that is characterized by fierce industry-wide competition. Industry participants confront aggressive pricing practices, volatile raw material prices, price conscious consumers and growing competition from vertically integrated, well capitalized companies. You should consider the forward-looking statements and understand that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate or incorrect assumptions. You should understand that the following important risks and uncertainties, in addition to those discussed elsewhere in this document, including those under the caption "Risk Factors," could affect the future financial results of Eagle and Holdings, and could cause actual results to differ materially from those expressed in forward-looking statements contained in this Proxy Statement/Prospectus:

  . a highly competitive market consisting of well capitalized vertically integrated companies, some of whom conduct business around the world;

  . difficulties in achieving gross margins due to fluctuations in raw material costs;

  . adverse effects on inventory levels in the event of a drop in demand for plastic pipe and other plastic products; and

  . difficulties in integrating Eagle with the Oklahoma City Resin Business and the Lamson PVC Pipe Business.

                              THE MERGER AGREEMENT

Conduct of Business of Eagle Pending the Merger

  Eagle has agreed that, prior to consummation of the Merger, it will conduct its business only in the ordinary course, it will use its best efforts to preserve intact its business organization and relationships with third parties and keep available the services of its present officers and employees, and it will not: amend its Articles of Incorporation or Bylaws; declare or pay any dividends or other distributions except as provided in its Articles; issue any securities (other than the issuance of Eagle Common Stock upon the exercise of stock options and warrants previously granted); except for the purchase of the Lamson PVC Business and purchases of inventory in the ordinary course of business consistent with past practice, acquire or agree to acquire any business or material amount of assets; make any change in any method of accounting or accounting practice or policy except as required by GAAP; intentionally take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); take certain actions with respect to compensation or fringe benefits; or authorize any, or commit or agree to take any of, the foregoing actions.

Conduct of Business of Oklahoma City Resin Business Pending the Merger

  CONDEA Vista, Holdings and Merger Sub have agreed that, prior to consummation of the Merger, they will conduct the Oklahoma City Resin Business only in the ordinary course, they will use their best efforts to preserve intact the Oklahoma City Resin Business's assets, properties, contracts, licenses and permits, business organization and relationships with third parties and to keep available the services of the present officers and employees of Holdings and Merger Sub, and neither Holdings nor Merger Sub will: amend its Certificate of Incorporation or Bylaws; declare or pay any dividends or other distributions; except as contemplated by the Merger Agreement, issue any securities; make any change in any method of accounting or accounting practice or policy except as required by GAAP; intentionally take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; take certain actions with respect to compensation or fringe benefits; sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of, except as contemplated in the Merger Agreement, any of the assets of the Oklahoma City Resin Business; except in the ordinary course of business; modify, amend or terminate any material contract, agreement, license or permit, relating to the Oklahoma City Resin Business or waive, release or assign any material rights or claims; except for contracts for the sale of product in excess of internal requirements for a calendar year, enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by third parties of the Oklahoma City Resin Business's products or licensed products relating to the operation of the Oklahoma City Resin Business; acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Oklahoma City Resin Business, except purchases of inventory in the ordinary course of business consistent with past practices; or authorize any, or commit or agree to take any of, the foregoing actions.

Limitations on Negotiations

  The Merger Agreement provides that Eagle, CONDEA Vista, Holdings and Merger Sub shall not and their respective officers, directors, agents and affiliates shall not, directly or indirectly, solicit, encourage or authorize any inquiry, proposals, offer or possible offer from any person relating to any merger, consolidation, or other combination, acquisition or purchase of all or a substantial portion of the assets of, or any equity interest in, Eagle, Holdings or Merger Sub. Eagle, however, may under certain conditions, including receipt of a written opinion of legal counsel to Eagle stating that Eagle's Board of Directors has fiduciary obligations to do so, provide any person, who makes an unsolicited proposal to acquire Eagle, with information or negotiate with such person an acquisition proposal. Eagle can withdraw or modify its recommendation following the receipt of a competing acquisition proposal if Eagle's Board of Directors determines that such action is necessary to comply with its fiduciary duties to Eagle shareholders. In the event that Eagle's Board of Directors withholds its recommendation to its shareholders and the Merger is not consummated, Eagle shall pay CONDEA Vista's expenses incurred in connection with the Merger. See "--Amendment, Termination of the Merger Agreement; Waiver."

Conditions to Consummation of the Merger

  The respective obligations of Eagle, CONDEA Vista, Holdings and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Merger of certain conditions, including, among others: (a) the approval by the Eagle shareholders of the Merger; (b) the expiration or termination of the waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act"); (c) the absence of any commencement or threat of proceedings by the Securities and Exchange Commission ("SEC") relating to this Proxy Statement/Prospectus; (d) the absence of an order, decree, or injunction by any federal or state court or other governmental body, agency, or official that would prevent or materially delay consummation of the Merger; (e) the approval of the Holdings Common Stock for listing on Nasdaq or the New York Stock Exchange; and (f) Eagle's consummation of the Asset Purchase of the Lamson PVC Pipe Business.

  In addition, the obligations of CONDEA Vista, Holdings and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Merger of certain conditions, including that: (a) each representation and warranty of Eagle contained in the Merger Agreement is true in all material respects as of the Effective Time; (b) Eagle has performed in all material respects its obligations under the Merger Agreement required to be performed by it; (c) all necessary consents have been received; (d) no material adverse changes with respect to the business of Eagle have occurred; (e) no materially burdensome regulatory condition shall have been imposed upon Eagle; (f) CONDEA Vista has received an opinion to the effect that the Merger will constitute a "tax-free" reorganization for federal income tax purposes; (g) dissenters' rights have not been asserted with respect to more than 5% of the outstanding Eagle shares; (h) Eagle has made all required payments of dividends on its stock; and (i) CONDEA Vista has received a legal opinion from Eagle's counsel with respect to certain corporate matters.

  In addition, the obligations of Eagle to effect the Merger are subject to the satisfaction at or prior to the Merger of certain conditions, including that:
(a) each representation and warranty of CONDEA Vista, Holdings and Merger Sub contained in the Merger Agreement are true in all material respects as of the Effective Time; (b) CONDEA Vista, Holdings and Merger Sub have performed in all material respects their obligations under the Merger Agreement required to be performed by them; (c) Eagle has received an opinion to the effect that the Merger will constitute a "tax-free" reorganization for federal income tax purposes; (d) all necessary consents have been obtained; (e) CONDEA Vista shall have caused the transfer of the Oklahoma City Resin Business to Merger Sub; (f) Eagle shall have received an acceptable fairness opinion with respect to the Merger from Dougherty Summit Securities LLC; (g) Eagle shall have received a legal opinion from CONDEA Vista's counsel with respect to certain corporate matters; (h) no material adverse changes shall have occurred with respect to the Oklahoma City Resin Business; (i) no materially burdensome regulatory condition shall have been imposed upon Holdings or the Oklahoma City Resin Business; and (j) the Merger shall have been approved by the shareholders of CONDEA Vista, Holdings and Merger Sub.

Amendment, Termination of the Merger Agreement; Waiver

  Any of the provisions of the Merger Agreement may be amended by written agreement of the respective parties at any time before or after approval of the Merger by the Eagle shareholders; however, after such approval, no amendment may be made to the Merger Agreement which would reduce the amount or change the type of consideration into which Eagle common stock or preferred stock shall be converted upon consummation of the Merger.

  The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the Eagle shareholders, as follows: (a) by mutual consent of each of CONDEA Vista, Holdings, Merger Sub and Eagle; (b) by either CONDEA Vista, Holdings, Merger Sub or Eagle if the Merger has not been effected by April 30, 1999, except that a party cannot terminate the Merger Agreement if its own breach of the Merger Agreement is the primary cause of, or results in, the Merger not being effected by such date, and except that if a governmental authority makes a request for additional information under the HSR Act, such date shall be extended to the 90th day following compliance with such request, but in any event not later than June 30, 1999;
(c) by either CONDEA Vista, Holdings, Merger Sub or Eagle if a court or other governmental authority has issued a final, nonappealable order, decree, or ruling that permanently enjoins or prohibits the Merger; (d) by CONDEA Vista if Eagle withdraws, modifies or changes its recommendation of the Merger in a manner adverse to CONDEA Vista, Holdings or Merger Sub, or if Eagle has received an unsolicited offer to acquire Eagle and the Eagle Board, within 30 days thereafter, either fails to terminate discussions with the maker of such proposal, or determines to accept, or take no position with respect to such proposal, or if a tender or exchange offer for 45% or more of Eagle Common Stock is commenced and Eagle's Board, within 10 business days thereafter, fails to recommend against acceptance or takes no position regarding acceptance of the offer; (e) by Eagle, if Eagle's Board recommends or resolves to recommend to Eagle's shareholders a competing transaction under circumstances where a majority of such directors reasonably determines in good faith, that failure to accept such proposal would be a breach of the fiduciary duty of such directors;
(f) by either CONDEA Vista, Holdings, Merger Sub or Eagle if the Eagle shareholders do not vote to approve the Merger; (g) by Eagle, in the event of a breach by CONDEA Vista, Holdings or Merger Sub of any representation, warranty, covenant or agreement contained in the Merger Agreement which has not been cured or is not curable by April 30, 1999 (or such later date as provided in (b) above); (h) by CONDEA Vista, in the event of a material breach by Eagle of any representation, warranty, covenant or agreement contained in the Merger Agreement which has not been cured or is not curable by April 30, 1999 (or such later date as provided in (b) above); (i) by Eagle, if CONDEA Vista's shareholders fail to approve the Agreement and the Merger; or (j) by CONDEA Vista, if dissenters' rights have been asserted with respect to more than 5% of the outstanding Eagle shares.

  Prior to the Effective Time, a party to the Merger Agreement may extend the time for the performance of any obligation of another party, waive an inaccuracy in the representations and warranties and waive compliance with an agreement or condition contained in the Merger Agreement.

Expenses and Fees

  All costs and expenses incurred in connection with the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated except that CONDEA Vista and Eagle shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of this Proxy Statement/Prospectus and financial statements and exhibits and any amendments or supplements. However, CONDEA Vista shall pay Eagle's expenses if Eagle terminates the Merger Agreement because: (a) the Effective Time has not occurred on or before April 30, 1999 as a result of a breach of, or failure to fulfill any obligation of the Merger Agreement by CONDEA Vista, Holdings or Merger Sub; (b) of a willful breach by CONDEA Vista of any covenant, agreement, representation or warranty contained in the Merger Agreement that is not cured within the allotted time; or (c) CONDEA Vista's shareholders fail to approve the Merger Agreement and Merger. Likewise, Eagle shall pay CONDEA Vista's expenses if CONDEA Vista terminates the Merger Agreement because: (a) the Effective Time has not occurred on or before April 30, 1999 as a result of a breach of, or failure to fulfill any obligation of the Merger Agreement by Eagle; (b) of a willful breach by Eagle of any covenant, agreement, representation or warranty contained in the Merger Agreement that is not cured within the allotted time; (c) Eagle withdraws, modifies or changes its recommendation of the Merger in a manner adverse to CONDEA Vista, Holdings or Merger Sub, or Eagle has received an unsolicited offer to acquire Eagle and the Eagle Board, within 30 days thereafter, either fails to terminate discussions with the maker of such proposal, or determines to accept, or take no position with respect to such proposal, or a tender or exchange offer for 45% or more of Eagle Common Stock is commenced and Eagle's Board, within 10 business days thereafter, fails to recommend against acceptance or takes no position regarding acceptance of the offer; (d) Eagle's Board recommends or resolves to recommend to Eagle's shareholders a competing transaction under circumstances where a majority of such directors reasonably determines in good faith, that failure to accept such proposal would be a breach of the fiduciary duty of such Directors; (e) Eagle shareholders do not vote to approve the Merger; or (f) dissenters' rights have been asserted with respect to more than 5% of the outstanding Eagle shares.

Indemnification

  Under the Merger Agreement, CONDEA Vista has agreed to indemnify Eagle, its affiliates, officers, directors, employees and agents from and against all liabilities that are actually incurred by such parties arising from: (a) any violation or alleged violation of any environmental law before the Effective Time involving the Oklahoma City Resin Business and incurred or discovered by Eagle within 90 months after the Effective Time; (b) CONDEA Vista's, Holdings' or Merger Sub's operation of and/or transfer of the Oklahoma City Resin Business prior to the Effective Time; (c) any breach of any covenant, obligation or agreement of CONDEA Vista, Holdings and Merger Sub contained in the Merger Agreement; and (d) any breach of any representation or warranty of CONDEA Vista, Holdings or Merger Sub contained in the Merger Agreement. Any claim for indemnification by Eagle pursuant to (d) must be made within one year of the Effective Time.

  Likewise, Eagle has agreed to indemnify CONDEA Vista, its affiliates, officers, directors, stockholders, employees and agents from and against all liabilities that are actually incurred by such parties arising from: (a) any violation or alleged violation of any environmental law involving the Oklahoma City Resin Business and discovered 90 months after the Effective Time; (b) Eagle's operation of the Oklahoma City Resin Business after the Effective Time;
(c) any breach of any covenant, obligation or agreement of Eagle contained in the Merger Agreement; and (d) any breach of any representation or warranty of Eagle contained in the Merger Agreement. Any claim for indemnification by CONDEA Vista pursuant to (d) must be made within one year of the Effective Time.

Related Agreements and Interests of Certain Persons in the Merger

  In considering the recommendation of the Board of Directors of Eagle with respect to the Merger Agreement, shareholders of Eagle should be aware that certain members of the management and Board of Directors of Eagle have certain interests in the Merger that are in addition to, and may be in conflict with, the interests of shareholders of Eagle generally.

  Stockholders Agreement. In connection with the Merger, Holdings, CONDEA Vista, and William Spell, Harry Spell, Bruce Richard and Richard Perkins (collectively, the "Spell Group") will enter into a Stockholders' Agreement which will govern, in part, the voting rights of CONDEA Vista and the members of the Spell Group. The Agreement provides that for a period of five years, CONDEA Vista will vote its shares of Holdings Common Stock in favor of the four director nominees designated by the Spell Group, and the Spell Group will vote its shares of Holdings Common Stock in favor of the one director nominee designated by CONDEA Vista. The Agreement will also require that with respect to any matter submitted to Holdings' stockholders for a vote, CONDEA Vista will either vote its shares as recommended by Holdings' Board of Directors, or in the same proportion as the votes cast in favor of and against such matter by the stockholders of Holdings entitled to vote. In addition, the Agreement provides that CONDEA Vista shall return to Holdings a certain number of its shares of Holdings Common Stock upon termination or expiration of a certain number of outstanding stock options and warrants. See "Holdings' Management-- Certain Relationships and Related Transactions."

  VCM Supply Agreement. In connection with the Merger, CONDEA Vista and Eagle will enter into a VCM Supply Agreement whereby Eagle will purchase 100% of its vinyl chloride monomer ("VCM") requirements from CONDEA Vista. See "Holdings' Management--Certain Relationships and Related Transactions."

  Registration Rights Agreement. In connection with the Merger, Holdings will enter into a Registration Rights Agreement with CONDEA Vista granting CONDEA Vista certain participatory and demand registration rights with respect to the registration of the Holdings Common Stock owned by CONDEA Vista for public resale. See "Holdings' Management--Certain Relationships and Related Transactions."

  Eagle Officers and Directors to Serve as Officers and Directors of Holdings. Upon consummation of the Merger, Harry Spell, William Spell, Bruce Richards and Richard Perkins, directors of Eagle, will become directors of Holdings. Holdings' outside directors, Harry Spell, Bruce Richard and Richard Perkins, will be paid an annual retainer of $24,000, plus expenses. William Spell, Chief Executive Officer of Eagle; Pat Mertens, Chief Financial Officer of Eagle and Peter Konen, President of Eagle will serve as Chief Executive Officer, Chief Financial Officer and Senior Vice President of Operations of Holdings, respectively. See "Holdings' Management--Director's Compensation."

  Transaction Bonuses to be Paid to Officers and Directors of Eagle. Upon the closing of the Transactions, Eagle intends to pay a bonus to each of William Spell, Peter Konen, Patrick Mertens, Harry Spell and Bruce Richards in the amount of $120,000, $75,000, $60,000, $50,000 and $50,000, respectively. Such bonuses are to compensate such individuals for extraordinary time and effort expended in connection with structuring, negotiating, documenting and performing due diligence for the Transactions and will not be paid unless the Transactions close.

  Employment Agreements with Eagle Officers. Effective as of January 1, 1999 but contingent upon the closing of the Transactions, Eagle has entered into an employment agreement with William Spell terminable at will by either party pursuant to which Mr. Spell will serve as Chief Executive Officer of Eagle and will receive a base salary of $200,000 per year. Along with his base salary, Mr. Spell can receive an annual bonus of up to $100,000 if Eagle meets certain operating profit levels. Further, Mr. Spell will also be given an automobile allowance of $600 per month. The agreement also provides for a severance payment of $600,000 in the event Eagle terminates the employment of Mr. Spell without cause prior to January 1, 2003, and $300,000 in the event Eagle terminates the employment of Mr. Spell without cause prior to January 1, 2004. Mr. Spell is not entitled to a severance payment if his employment is terminated on or after January 1, 2004.

  Effective as of January 1, 1999 but contingent upon the closing of the Transactions, Eagle has entered into an employment agreement with Patrick Mertens terminable at will pursuant to which Mr. Mertens will serve as Chief Financial Officer of Eagle and will receive a base salary of $150,000 per year. Along with his base salary, Mr. Mertens can receive an annual bonus of up to $52,500 if Eagle meets certain operating profit levels. Further, Mr. Mertens will also be given an automobile allowance of $400 per month. If Eagle terminates the employment of Mr. Mertens without cause, he is entitled to an amount equal to one year's base salary paid over a period of one year following termination.

  Effective as of January 1, 1999 but contingent upon the closing of the Transactions, Eagle has entered into an employment agreement with Peter Konen terminable at will pursuant to which Konen will serve as Senior Vice President of Operations and will receive a base salary of $200,000 per year. Along with his base salary, Mr. Konen can receive an annual bonus of up to $70,000 if Eagle meets certain operating profit levels. Further, Mr. Konen will also be given an automobile allowance of $600 per month. If Eagle terminates the employment of Mr. Konen without cause, he is entitled to an amount equal to one year's base salary paid over a period of one year following termination.

  Consulting Agreements with Eagle Directors. At the Effective Time, Bruce Richard and Harry Spell, current directors of Eagle, will each enter into a Consulting Agreement with Holdings' wholly-owned subsidiary, Eagle. Pursuant to each director's Consulting Agreement, each will provide consulting services to Eagle regarding matters related to the management and organization of Eagle for an initial term of one year and thereafter on a year to year basis until terminated by either party. Each director will be paid a consulting fee of $3,833 per month. During the term of the Consulting Agreement, and for a period of twelve months thereafter, each director agrees not to compete or engage in any business in competition with Holdings.

RESTRICTIONS ON RESALE OF HOLDINGS STOCK

  The Holdings Common Stock issuable in connection with the Merger has been registered under the Securities Act and will be freely transferable by the recipients, except that the foregoing does not pertain to resales by shareholders of Eagle who may be deemed to control or be under common control with Eagle at the time of the Special Meeting ("Affiliates"). Affiliates may not sell their shares of Holdings Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Rule 145 under the Securities Act restricts the sale of Holdings Common Stock received in the merger by Affiliates and certain of their family members and related parties. Generally, during the one-year period following the Effective Time of the Merger, Affiliates of Eagle, provided they are not Affiliates of Holdings, may sell their shares of Holdings Common Stock received pursuant to the Merger subject to certain limitations, including the amount of shares that can be sold and the timing of such sales. Following expiration of the one year period, Affiliates of Eagle who are not Affiliates of Holdings may sell their shares of Holdings Common Stock without restrictions so long as there is adequate current public information with respect to Holdings available. It is expected that Affiliates will be able to sell such shares without registration and in accordance with the volume, manner of sale, and other applicable limitations of the Securities Act and the rules and regulations of the Commission thereunder. See "The Merger Agreement--Related Agreements and Interests of Certain Persons in the Merger."

  The issuance of Holdings Series A Preferred Stock and 8% Preferred Stock in connection with the Merger will be registered under the Securities Act, but subsequent transfers of such preferred stock will be subject to restrictions on transfer imposed by the terms of such preferred stock and the lack of any organized trading market for such preferred stock.

  It is estimated that Affiliates of Eagle will receive a maximum of approximately 1,182,075 shares of Holdings Common Stock (assuming no exercise of outstanding Eagle options or warrants held by such Affiliates). Such shares of Common Stock would constitute approximately 6.9% of the total number of Holdings shares of Common Stock anticipated to be outstanding immediately after the Effective Time, after giving effect to the shares issued pursuant to the Merger.

DE-REGISTRATION OF EAGLE COMMON STOCK

  If the Merger is consummated, Eagle Common Stock will cease to be quoted on the Nasdaq SmallCap Market, and Holdings will apply to the Commission for the de-registration of Eagle Common Stock under the Exchange Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a discussion of certain United States federal income tax considerations in connection with the Merger. This discussion merely summarizes certain principal United States federal income tax consequences of the Merger and does not purport to be a complete analysis of all of the potential tax effects relevant to the Merger. In this regard, this discussion does not deal with all federal income tax considerations that may be relevant to certain Eagle shareholders in light of their particular circumstances, such as dealers in securities, insurance companies, shareholders who do not hold their Eagle stock as capital assets, foreign persons, tax-exempt entities, or persons who are subject to the alternative minimum tax provisions of the Code. Furthermore, it does not address (i) the tax consequences to Eagle shareholders who acquired their shares in connection with stock options or stock purchase plans or in other compensatory transactions, or (ii) the assumption by Holdings of outstanding options to purchase shares of Eagle Common Stock pursuant to the Merger. See "The Merger and Related Transactions--Treatment of Stock Options and Warrants" and "The Merger Agreement--Related Agreements and Interests of Certain Persons in the Merger." Moreover, it does not address the tax consequences of the Merger under foreign, state, or local tax laws.

  EAGLE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES TO THEM.

  Fredrikson & Byron, P.A., counsel to Eagle, will render at closing an opinion (the "Tax Opinion") that the Merger constitutes a reorganization under Section 368 of the Code, and that each of Holdings, Merger Sub and Eagle will be a party to the reorganization. Neither Eagle nor Holdings will request a ruling from the Internal Revenue Service (the "IRS") with regard to any of the United States federal income tax consequences of the Merger. The Tax Opinion is based on and subject to certain assumptions and limitations as well as factual representations received from Eagle and Holdings, as discussed below. An opinion of counsel represents only counsel's best legal judgment and has no binding effect or official status of any kind. No assurance can be given that contrary positions may not be taken by the IRS or a court considering the issues.

  In accordance with the Tax Opinion, and subject to the assumptions, limitations and qualifications described in the Tax Opinion and in this discussion, it is the opinion of Fredrikson & Byron, P.A. that the material United States federal income tax consequences of the Merger are as follows:

  Consequences to Eagle. Eagle will not recognize gain or loss upon Holdings' issuance of Holdings stock to the Eagle shareholders in the Merger and the transfer by operation of law of Merger Sub's assets and liabilities to Eagle upon consummation of the Merger.

  Consequences to Eagle's Shareholders. No gain or loss will be recognized by Eagle's shareholders upon their receipt in the Merger of Holdings stock.

  The aggregate tax basis of Holdings stock received by an Eagle shareholder in the Merger will be the same as the aggregate tax basis of the Eagle stock surrendered in exchange therefor.

  The holding period of each share of Holdings stock received by each of Eagle's shareholders in the Merger will include the period during which such Eagle shareholder held his or her Eagle stock surrendered in exchange therefor, provided that the Eagle stock is held as a capital asset at the time of the Merger.

  An Eagle shareholder who receives solely cash for his or her Eagle stock pursuant to the exercise of dissenters' rights will be obligated to report (i) either capital gain or loss equal to the difference between the cash received by such shareholder and such shareholder's basis in his or her Eagle stock, if the shareholder held his or her Eagle stock as a capital asset on the date of the Merger, or (ii) dividend income, depending on whether the deemed redemption resulting from the exercise of dissenters' rights qualifies for sale or exchange treatment under the tests set forth in Section 302(b) of the Code. Under those tests, most Eagle shareholders who exercise their dissenters' rights should receive capital gain or loss treatment (rather than dividend treatment), if the deemed redemption of their Eagle stock constitutes a "complete redemption" of their interests in Eagle (and Holdings, after the Merger). To the extent that persons related to any such shareholder continue to hold stock in Holdings after the Merger, the rules of Section 318 of the Code may require dividend treatment unless Section 302(c) of the Code permits those rules to be waived in a particular instance.

  Limitations on Opinion and Discussion. As noted above, the Tax Opinion is subject to certain assumptions, including, but not limited to, the truth and accuracy of certain representations made by Eagle and Holdings, and the consummation of the Merger in accordance with the terms of the Merger Agreement and applicable state law. Furthermore, the Tax Opinion will not bind the IRS and the IRS is, therefore, not precluded from asserting a contrary position. The Tax Opinion and this discussion are based on currently existing provisions of the Code, existing and proposed Treasury regulations, and current administrative rulings and court decisions. There can be no assurance that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of the Tax Opinion or of statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger.

REGULATORY REQUIREMENTS

  Under the HSR Act, certain acquisition transactions, including the Merger and Asset Purchase, cannot be consummated unless certain information has been furnished to the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and certain waiting period requirements have been satisfied. CONDEA Vista, Lamson and Eagle
each furnished such information on               , 1999. Pursuant to the HSR
Act, the Merger and Asset Purchase may not be consummated until the expiration of at least 30 days following the receipt of each filing, unless the waiting period is earlier terminated by the FTC or the Antitrust Division.

  The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Merger and Asset Purchase. At any time before or after the consummation of the Transactions, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or Asset Purchase or seeking the divestiture of substantial assets of the Eagle Business, the Lamson PVC Pipe

Business or the Oklahoma City Resin Business. Eagle and Holdings believe that the Merger, and Eagle and Lamson believe that the Asset Purchase, will not violate the antitrust laws. There can be no assurance, however, that a challenge to the Merger or Asset Purchase on antitrust grounds will not be made or, if such a challenge is made, what the results will be.

  Other than as described herein, the Merger or Asset Purchase does not require the approval of any federal, state, or other agency. See "The Merger Agreement--Conditions to Consummation of the Merger."

RIGHTS OF DISSENTING COMMON AND PREFERRED EAGLE SHAREHOLDERS

  If the Merger occurs, holders of Eagle Common Stock, Series A Preferred Stock and 8% Preferred Stock are entitled to dissenters' rights under Sections 302A.471 and 302A.473 of Minnesota Business Corporation Act (the "MBCA") in connection with the Merger. Neither Holdings nor Holdings shareholders are entitled to dissenters' rights in connection with the Merger.

  THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTERS' RIGHTS UNDER THE MBCA AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTIONS 302A.471 AND 302A.473 OF THE MBCA, COPIES OF WHICH ARE ATTACHED TO THIS PROXY STATEMENT/ PROSPECTUS AS APPENDIX C. Any shareholder of Eagle who wishes to exercise, or to preserve his or her right to exercise dissenters' rights should review the following discussion and Appendix C carefully, because failure to timely and properly comply with the specified procedures will result in the loss of dissenters' rights under the MBCA.

  In accordance with Sections 302A.471 and 302A.473 of the MBCA, Eagle shareholders have the right to dissent with respect to the Merger and, subject to certain conditions, to be paid in cash the "fair value" of their Eagle shares. In this context, the term "fair value" means the value of the Eagle shares immediately before the Effective Time of the Merger. Under Section 302A.473, where a merger is to be submitted for approval at a meeting of shareholders, the corporation must notify each of its shareholders of the right to dissent, include in such notice a copy of Sections 302A.471 and 302A.473 and provide a brief description of the procedures to be followed under these sections. This Proxy Statement/Prospectus constitutes such notice to the shareholders of Eagle, and the following discussion describes the procedures to be followed by a dissenting shareholder.

A shareholder of Eagle wishing to exercise the right to demand the fair value of his or her shares must:

  . BEFORE THE VOTE OF SHAREHOLDERS IS TAKEN AT THE SPECIAL MEETING, FILE
    WITH EAGLE A WRITTEN NOTICE OF INTENT TO DEMAND THE FAIR VALUE OF HIS OR HER SHARES AND, IN ADDITION, HE OR SHE MUST NOT VOTE IN FAVOR OF THE MERGER. Because a proxy that does not contain voting instructions will, unless revoked, be voted FOR approval of the Merger, a shareholder of Eagle who votes by proxy and who wishes to exercise dissenters' rights must (i) vote AGAINST the approval of the Merger, or (ii) ABSTAIN from voting on the approval of the Merger. A vote against the Merger in person or by proxy will not in and of itself constitute a written notice of intent to demand the fair value of a shareholder's Eagle shares satisfying the requirements of the MBCA.

  . A DEMAND FOR FAIR VALUE MUST BE EXECUTED BY OR FOR THE SHAREHOLDER OF
    RECORD AS SUCH SHAREHOLDER'S NAME APPEARS ON HIS OR HER EAGLE STOCK CERTIFICATE OR CERTIFICATES. If the Eagle stock is owned of record in a fiduciary capacity such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner.

  . A record owner who holds shares of Eagle as a nominee for others, such as a broker, may demand fair value of the shares held for all, or fewer than all of the beneficial owners of such shares. In such a case, the written demand should set forth the number of shares to which it relates. When no number of shares is expressly mentioned, the demand will be presumed to cover all shares standing in the name of the record owner. BENEFICIAL OWNERS OF EAGLE SHARES WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE DISSENTERS' RIGHTS SHOULD SUBMIT TO EAGLE AT OR BEFORE THE ASSERTION OF THE RIGHTS A WRITTEN CONSENT OF THE RECORD OWNER OR INSTRUCT THE RECORD OWNER TO COMPLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE EXERCISE OF DISSENTERS' RIGHTS BEFORE THE DATE OF THE SPECIAL MEETING.

  . Eagle shareholders who have previously filed a notice of intent to demand the fair value of their shares and have not voted in favor of the Merger may, after shareholder approval of the Merger, elect to exercise dissenters' rights and demand fair value mailing or delivering their
    written demand to:                               . The written demand
    should specify the shareholder's name and mailing address, the number of shares owned, and that the shareholder is thereby demanding the fair value of his or her shares.

  . After the Effective Time, Eagle, as the surviving corporation, will cause to be mailed to each shareholder of Eagle who has properly asserted dissenters' rights a notice that contains (i) the address to which a demand for payment and stock certificates must be sent in order to receive payment and the date by which they must be received; (ii) any restriction on transfer of uncertificated shares that will apply after the demand for payment is received, (iii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired his or her Eagle shares or an interest in them and to demand payment; and (iv) another copy of Sections 302A.471 and 302A.473 together with a brief description of these sections. TO RECEIVE THE FAIR VALUE OF HIS OR HER EAGLE SHARES, A DISSENTING SHAREHOLDER MUST DEMAND PAYMENT AND DEPOSIT HIS OR HER CERTIFICATES WITHIN 30 DAYS AFTER THIS NOTICE FROM EAGLE IS GIVEN TO DISSENTING SHAREHOLDERS.

  . After the Effective Time or after Eagle receives a valid demand for payment, whichever is later, Eagle must remit to each dissenting shareholder who has complied with the dissenters' rights provisions the amount Eagle estimates to be the fair value of the shares, plus interest, along with (i) Eagle's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the Merger, together with the latest available interim financial statements; (ii) an estimate by Eagle of the fair value of the shares and a brief description of the method used to reach the estimate; and (iii) another copy of Sections 302A.471 and 302A.473 and a brief description of the procedure to be followed in demanding supplemental payment. If Eagle fails to remit payment within 60 days of the deposit of certificates, Eagle must return all deposited certificates. However, Eagle may again give notice and require deposit at a later time.

  . IF A DISSENTING EAGLE SHAREHOLDER BELIEVES THAT THE AMOUNT REMITTED BY
    EAGLE IS LESS THAN THE FAIR VALUE OF HIS OR HER SHARES PLUS INTEREST, SUCH DISSENTING SHAREHOLDER MAY GIVE WRITTEN NOTICE TO EAGLE OF HIS OR HER OWN ESTIMATE OF THE FAIR VALUE FOR THE SHARES PLUS INTEREST AND DEMAND A SUPPLEMENTAL PAYMENT FOR THE DIFFERENCE. Any written demand for supplemental payment must be made within 30 days after Eagle mailed its original remittance. Otherwise, a dissenter is entitled only to the amount remitted by Eagle.

  . Within 60 days after receiving a demand for supplemental payment, Eagle, as the surviving corporation, must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and Eagle) or file a petition in the state courts of Minnesota requesting that the court determine the fair value of the shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with Eagle concerning the fair value of their shares. If Eagle files such a petition, it must serve all parties with a summons and a copy of the petition under the rules of civil procedure. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount in cash by which the fair value of his or her shares as determined by the court exceeds the amount originally remitted by Eagle, plus interest.

  Generally, the costs and expenses associated with a court proceeding to determine the fair value of the Eagle shares will be borne by Eagle, as the surviving corporation, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner that is arbitrary, vexatious, or not in good faith. Similar costs and expenses may also be assessed in instances where Eagle has failed to comply with the procedures in Section 302A.473 of the MBCA pertaining to dissenters' rights discussed above. The court may, in its discretion, award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters.

  FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 302A.473 FOR ASSERTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF A SHAREHOLDER'S RIGHTS TO DEMAND THE FAIR VALUE OF HIS OR HER EAGLE SHARES. Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under Section 302A.473 of the MBCA in the manner outlined above, could be more than, the same as, or less than the amount of value of the shares of Holdings they would be entitled to receive as a result of the Merger if they did not seek appraisal of their shares.

                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

  The rights of Holdings' shareholders are governed by Holdings' Amended and Restated Certificate of Incorporation ("Holdings' Certificate"), Holdings' Bylaws and Delaware law. The rights of Eagle shareholders are governed by Eagle's Articles of Incorporation, as amended ("Eagle's Articles"), Eagle's Bylaws and Minnesota law. Holdings' Certificate and Bylaws were drafted to reflect the legal requirements of Delaware corporate law; however, the substantive provisions of Holdings' Certificate and Bylaws are substantially identical to Eagle's Articles and Bylaws in all material respects, except as identified below. Upon consummation of the Merger, shareholders of Eagle will become stockholders of Holdings, and their rights will thus be governed by Delaware law, Holdings' Certificate and Holdings' Bylaws. The following is a summary of the principal differences between the current rights of Eagle shareholders and those of Holdings stockholders.

  The following discussions are not intended to be complete and are qualified by reference to Delaware law, Minnesota law, Eagle's Articles and Bylaws, and Holdings' Certificate and Bylaws. Copies of Eagle's Articles and Bylaws and Holdings' Certificate and Bylaws are incorporated by reference herein and will be sent to shareholders of Eagle upon request. See "Where You Can Find More Information."

COMPARISON

  Capitalization. As discussed above, Holdings was formed in connection with the Merger to have a capital structure essentially identical to Eagle. The authorized capital stock of Holdings and a description thereof is set forth below under "Description of Holdings' Capital Stock."

  The authorized capital stock of Eagle consists of 50,000,000 shares, $.01 par value, of which 30,000,000 are shares of Common Stock, 3,500,000 are shares of Class B Common Stock, 2,000,000 are shares of Series A Preferred Stock, 10,000 are shares of 8% Preferred Stock and 14,490,000 shares are undesignated.

  Voting Rights. Holdings' Certificate provides that on all matters submitted to Holdings stockholders for a vote each holder of shares of Holdings 8% Preferred Stock is entitled to one vote per share of Holdings 8% Preferred Stock then held by such holder. Except as provided in the next paragraph, holders of Holdings 8% Preferred Stock, Series A Preferred Stock and Common Stock vote together as a single class. Eagle's Articles provide that, except as described in the next paragraph or as otherwise required by law, holders of Eagle 8% Preferred Stock are not entitled to vote on any matter submitted to Eagle shareholders for a vote.

   Holdings' Certificate provides that the holders of its 8% Preferred Stock also have the right to elect an individual to Holdings' Board of Directors in the event that Holdings fails to redeem its shares of 8% Preferred Stock as required by its Certificate. See "Description of Holdings' Capital Stock--8% Convertible Preferred Stock--Right to Elect Director." Likewise, Eagle's Articles provide that the holders of its 8% Preferred Stock have a right to elect an individual to Eagle's Board of Directors in the event that Eagle fails to redeem its 8% Preferred Stock as required by its Articles. Such right is substantially identical to that of the holders of Holdings 8% Preferred Stock.

  Amendment of Certificate/Articles. Holdings' Certificate provides that any amendment must be approved by at least 2/3 of the outstanding 8% Preferred Stock and a majority of the voting power present and entitled to vote at a meeting of stockholders.

  Under Minnesota law, an amendment to the articles of incorporation requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at a meeting of shareholders unless a larger affirmative vote is required by the corporation's articles. Eagle's Articles provide that any amendment must be approved by at least 2/3 of the outstanding 8% Preferred Stock. Otherwise, Eagle's Articles do not require a different number for approval of an amendment.

  Amendment of Bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws resides in the stockholders entitled to vote; however, any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. Holdings' certificate has conferred such power upon the directors, provided that certain actions require, in any event, the unanimous approval of the directors. See "--Restrictions on Corporate Action" below.

  Minnesota law provides that unless reserved by the articles to the shareholders, the power to amend the bylaws is vested in the board subject to the power of the shareholders to amend or repeal such bylaws. Eagle's Bylaws are consistent with Minnesota law and also provide that Eagle's Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Eagle Board of Directors, or fixing the number of directors or their classifications, qualifications or terms of office, but the Eagle Board of Directors may adopt or amend its Bylaws to increase the number of directors.

  Meetings of Stockholders. Delaware law provides that meetings of stockholders may be called only by the directors or by any other person authorized by the corporation's certificate of incorporation or bylaws. Holdings' Bylaws provide that special meetings of stockholders may be called by a majority of the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, or a stockholder or stockholders holding 10% or more of the voting power of all shares entitled to vote on any matter for which the respective special meeting is being called.

  Minnesota law provides that meetings of shareholders may be called by: (i) the chief executive officer; (ii) the chief financial officer; (iii) two or more directors; (iv) shareholders holding 10% or more of the voting power of all shares entitled to vote (except that the voting power needed to demand a meeting to directly or indirectly effect a business combination is 25%); or (v) any other person authorized in the articles or bylaws. Eagle's Bylaws provide that meetings of shareholders may be called only by the Chairman of the Board of Directors or a party listed in items (i) through (iv) above.

  Action without a Meeting of Stockholders. Delaware law provides that, unless otherwise provided in the certificate of incorporation, an action required or permitted to be taken at a stockholders meeting may be taken without a meeting if consent in writing, setting forth the action so taken, is signed by the holders necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Holdings' Certificate does not provide otherwise.

  Minnesota law provides that an action required or permitted to be taken at a shareholders meeting may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.

  Dividends and Repurchases of Stock. Holdings' Board of Directors, under Delaware law, may, in general, declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year of Holdings. Additionally, Holdings may, in general, redeem or repurchase shares of its stock if its capital is not impaired and such redemption or repurchase will not impair its capital. The directors of Holdings may be jointly and severally liable to Holdings for a willful or negligent violation of such provisions of Delaware law. Holdings' ability to pay dividends or redeem its stock is subject to limitations imposed upon Holdings by the terms of its preferred stock and Bylaws, and limitations that may be imposed by any credit agreements.

  Eagle's Board of Directors, under Minnesota law, may declare dividends without shareholder approval so long as the corporation will be able to pay its debts in the ordinary course of business after making the distribution.

  Inspection Rights. Under Delaware law, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder list, and other books and records.

  Under Minnesota law, a shareholder has an "absolute right," upon written demand, to examine the following corporate documents: (i) the share register;
(ii) records of all proceedings of shareholders for the last three years; (iii) records of all proceedings of the board of directors for the last three years;
(iv) the corporation's articles of incorporation and all amendments currently in effect; (v) the corporation's bylaws and all amendments currently in effect;
(vi) certain financial statements and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record; (vii) reports made to shareholders generally within the last three years; (viii) a statement of the names and usual business addresses of its directors and principal officers; (ix) voting trust agreements; (x) shareholder control agreements; and (xi) a copy of agreements, contracts, or other arrangements or portions of them fixing the rights of a class or series of securities issued by the corporation.

  Directors. Holdings' Certificate provides that the Holdings Board of Directors shall consist of no more than eleven directors and that the initial Board of Directors following the Merger shall consist of five directors. Pursuant to the Stockholders' Agreement to be entered into in connection with the Merger, CONDEA Vista has the right to designate one nominee for election to the Board of Directors and the Spell Group has the right to designate four nominees for election to the Board of Directors. See "Holdings' Management-- Certain Relationships and Related Transactions--Stockholders' Agreement." Holdings' Bylaws provide that directors hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal.

  Eagle's Bylaws provide that the Eagle Board of Directors shall consist of not less than three nor more than twelve members. Further, directors are divided into three classes. The members of each class serve for a term of three years. Election of classes are staggered with one class elected at each annual meeting of shareholders to serve until their respective successors are duly elected and qualified. Any increase or decrease in the number of directors is apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. Vacancies on the Eagle Board of Directors are filled by the affirmative vote of a majority of the remaining members of the Board of Directors.

  Limitation on Liability. Delaware law and Holdings' Certificate provide that directors will not be personally liable for monetary damages for breach of fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions; or
(iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

  Eagle's Articles limit the liability of directors for monetary damages for breach of fiduciary duty to the maximum extent permitted by Minnesota law. Minnesota law does not allow the limitation of liability for (i) a director's breach of the duty of loyalty; (ii) transactions resulting in an improper personal benefit to the director; (iii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iv) illegal stock repurchase or other distributions; or (v) violations of Minnesota securities law. Minnesota law provides that a corporation's articles of incorporation cannot limit the right of a corporation and its shareholders to enjoin transactions which violate a director's duty of care.

  Indemnification. Delaware law permits, but does not require, a corporation to indemnify any person who was or is a party or is threatened to be made a party to any third party proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer, employee or agent, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of an action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person is adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  Holdings' Certificate provides that Holdings shall indemnify, to the fullest extent authorized or permitted by law, any person who was or is a party or is threatened to be made a party to an action, suit or proceeding, by reason of the fact that such person (i) is or was a director, officer, employee or agent of Holdings; or (ii) at the request of Holdings, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer, employee or agent. Holdings' Certificate also provides that it shall pay, to the fullest extent permitted by law, the expenses of such person incurred in defending such action, suit or proceeding.

  Eagle's Bylaws provide that Eagle shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota law. Minnesota law provides for mandatory indemnification of a person acting in an official capacity on behalf of the corporation (including a director, officer, employee or agent) if such person acted in good faith, received no improper personal benefit, acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Eagle and Holdings, Eagle and Holdings have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may be, therefore, unenforceable.

  Restrictions on Corporate Action. Holdings' Bylaws provide that the following actions require the unanimous approval of Holdings Board of Directors: (i) any substantial change in the type of business conducted by Holdings; (ii) any acquisition of an unrelated business or entity for an aggregate purchase price greater than $17,500,000; (iii) any sale of less than all or substantially all of the assets of Holdings for an aggregate sale price in excess of $17,500,000;
(iv) any establishment or approval of an extraordinary bonus or bonus plan for directors for significant acquisitions or significant one-time corporate events; (v) payment of certain severance benefits to William H. Spell; (vi) the establishment of any salary, directors' fees or consulting fees for persons who are directors (except for any individual nominee elected to a directorship as a designee of the CONDEA Vista), which in the aggregate on an annual basis exceeds 0.25% of Holdings' annual consolidated sales revenues up to $250,000,000, which percentage shall decrease 0.00028% for each additional $1,000,000 of annual consolidated sales revenues up to $500,000,000 at which point the ceiling percentage amount shall be fixed at 0.18%; and (vii) any grant or issuance of shares or options to acquire shares to any member of the Spell Group under any stock option, restricted stock or other compensation, incentive or benefit plan (except that with respect to an acquisition or similar event which has a material favorable effect on Holdings' operations, results of operations or financial condition, or a significant increase in the responsibilities of any Spell Group member, an outside independent compensation consultant may be engaged to determine the appropriateness of such grant or issuance). The above unanimous voting requirement terminates on the earlier to occur of (a) the termination of the Stockholders' Agreement discussed under "Holdings' Management--Certain Relationships and Related Transactions" and the holding of the special meeting of Holdings' stockholders as provided for therein or (b) December 31, 2004.

  Eagle's Bylaws do not currently contain any analogous restrictions on corporate action. However, after consummation of the Merger, Eagle's Bylaws will be amended to include similar restrictions on corporate action.

  Control Share Acquisitions. Eagle is subject to the Minnesota Control Share Acquisition Act ("MCSAA"). The MCSAA provides that any person (an "acquiring person") proposing to make a "control share acquisition" must disclose certain information to the target corporation and the target corporation's shareholders must thereafter approve the control share acquisition or certain of the shares acquired in the control share acquisition shall not have voting rights and shall be subject to redemption by the target corporation for a specified period of time at the market value of such shares. A "control share acquisition" is an acquisition of shares of issuing public corporation which results in the acquiring person having voting power that exceeds one of the following thresholds: (i) at least 20 percent but less than 33 1/3 percent; (ii) at least 33 1/3 percent but less than or equal to 50 percent; and (iii) over 50 percent. The definition of a "control shares acquisition" specifically excludes acquisition of shares from the corporation issuing such shares, and acquisitions pursuant to plans of merger or exchange which are approved by the shareholders of the corporation. The MCSAA applies to a control share acquisition with respect to an issuing public corporation unless otherwise expressly provided in the issuing public corporation's articles of incorporation or in bylaws approved by its shareholders. The Eagle Articles do not provide that the MCSAA will not apply to Eagle. There are no provisions of Delaware law which are analogous to the MCSAA.

  Business Combinations. Section 203 of the Delaware General Corporation Law restricts publicly-held corporations from engaging in any "business combination" with any "interested stockholder" or affiliate or associate of an "interested stockholder" for a period of three years, after the date on which such person becomes an "interested stockholder" unless (i) prior to such date the board of directors approved the "business combination" or transaction making the stockholder "interested," or (ii) upon consummation of such transaction the "interested stockholder" owned at least 85% of the outstanding voting stock, or (iii) the "business combination" is approved by the board and by the two-thirds vote of the outstanding shares of voting stock (exclusive of the shares held by the "interested shareholder") at a meeting of stockholders. The Minnesota Business Combination Act provides that Eagle may not engage in any "business combination" with any "interested shareholder" or affiliate or associate of an interested shareholder for a period of four years after the interested shareholder's "share acquisition date" unless either the business combination or the acquisition of shares by the interested shareholder on his share acquisition date is approved by a disinterested committee of the Eagle Board before such interested shareholder's share acquisition date.

  An "interested shareholder" under Section 203 of the Delaware General Corporation Law is defined as a beneficial owner of 15% or more of the outstanding voting stock or who was at any time within the preceding three years such a holder. For purposes of the Minnesota Business Combination Act, an "interested shareholder" is a 10% or more beneficial owner of voting shares of such corporation, or a person who is an associate and an affiliate of the corporation and who at any time within the four year period preceding the date in question was a 10% or more beneficial owner of voting shares of such corporation.

  These Delaware and Minnesota business combination provisions apply to any business combination of a corporation with any interested shareholder unless otherwise expressly provided in such corporation's articles of incorporation or bylaws, or other restrictions on applicability exist. Neither the Holdings Certificate or Eagle Articles nor the Holdings or Eagle Bylaws provide that such corporation will not be subject to Section 203 of the Delaware General Corporation Law, or the analagous provisions of the Minnesota Business Combination Act, respectively.

  Rights of Dissenting Shareholders. Under Delaware law, stockholders have the right, in some circumstances, to dissent from mergers and consolidations by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) with interest, as determined by agreement with the corporation or by a court in an action timely brought by the dissenters. No appraisal rights exist, however, (a) for shares listed on a national securities exchange or on an interdealer quotations system, (b) for shares held of record by more than 2,000 shareholders or (c) if the merger did not require the approval of stockholders, unless the certificate of incorporation provides otherwise or the stockholders receive anything other than: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of the corporation described in the foregoing clauses (i) and (ii); or (iv) any combination of (i), (ii) or (iii). In the event all of the stock of a subsidiary to a merger is not owned by the parent company immediately prior to the merger, stockholders of such subsidiary shall have appraisal rights.

  Under Section 302A.473 of the MBCA, if a corporation calls a shareholder meeting to approve a merger to which such corporation is a party, the sale of substantially all of the assets of the corporation, or in certain other circumstances, the notice of the meeting must inform each shareholder of the right to dissent from such action and must include a copy of section 302A.471 and section 302A.473 of the MBCA and a brief description of the procedure to be followed under such sections. A shareholder who wishes to exercise dissenters' rights in such circumstances is entitled to demand the fair value of the shares owned by such shareholder.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed combined financial information ("Pro Forma Financial Information") is presented as if Eagle's Merger with Holdings and Eagle's Asset Purchase of the Lamson PVC Pipe Business occurred on January 1, 1997 for the pro forma statements of operations and related data and on September 30, 1998 for the pro forma balance sheet.

  The Merger of Eagle and Holdings will be accounted for as a reverse acquisition purchase business combination, as the former shareholders of Eagle will control Holdings upon completion of the Merger because of the significant restrictions on how CONDEA Vista may vote its shares of Holdings and because four of the five directors of Holdings will be nominated by four current Eagle directors. Accordingly, for accounting purposes, Holdings is treated as the acquired company and Eagle is considered to be the accounting acquirer. The purchase price will be allocated to the assets acquired and liabilities assumed of Holdings based on their estimated fair market values at the acquisition date. Under reverse acquisition accounting, the purchase price is based on the market value of Holdings Common Stock, at the date of acquisition, that is issued to the former shareholder of Holdings. For purposes of this pro forma information, the fair market value of Holdings' Common Stock is assumed to be $2.00 per share, which reflects the average daily closing price of Eagle Common Stock for the three days prior to and the three days subsequent to announcement of the Transactions. The price of Holdings Common Stock is assumed to be the price of Eagle Common Stock, since Eagle Common Stock will be exchanged share per share for Holdings Common Stock. The purchase price includes the issuance of 9,829,717 shares of Holdings Common Stock.

  The Asset Purchase of the Lamson PVC Pipe Business by Eagle will be accounted for under the purchase method of accounting. The total consideration paid in the Asset Purchase will be allocated to the assets acquired and liabilities assumed of the Lamson PVC Pipe Business based on their estimated fair values at the acquisition date.

  The Pro Forma Financial Information has been prepared based upon assumptions deemed appropriate for the fair presentation of financial information. The allocation of the purchase price to the assets acquired, including the value of property, plant and equipment, accounts receivable and liabilities assumed has been estimated on a preliminary basis. The final allocation will be completed after the Transactions are consummated and once final appraisals and other analyses are completed. The final allocation could be different than the preliminary allocation based on these final appraisals and analyses, however, management of Eagle and Holdings do not expect the final adjustments to differ materially.

  The Pro Forma Financial Information is intended for informational purposes, and does not purport to represent what the combined companies' results of continuing operations or financial position would actually have been had the transactions in fact occurred at an earlier date, or to project the results for any future date or period. Upon consummation of these Transactions, the actual financial position and results of operations of the combined companies will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the date of the Pro Forma Financial Information and the date on which the Transactions are consummated and thereafter, as well as the factors discussed under "Risk Factors".

  The Pro Forma Financial Information does not give effect to any integration costs that could result from the combination of the companies. Any integration of the operations of the entities may include certain costs that in turn would result in a charge to earnings of the combined companies. Such costs, which cannot now be fully quantified, may be material and would be recognized in the period in which such costs occur. These costs may include, but are not limited to, computer systems integration, employee relocation and other similar costs. The Pro Forma Financial Information does not include any potential cost savings from the Merger.

  Eagle and CONDEA Vista estimate that merger-related fees and expenses, consisting primarily of bank financing fees and transaction costs for fees of investment bankers, attorneys, accountants and financial printing and other related charges, will be approximately $450,000 for CONDEA Vista and $ 3,076,000 for Eagle. CONDEA Vista will record such cost as an expense when incurred. Eagle will record such costs as a component of the purchase price paid for Holdings.

  In presenting the Pro Forma Financial Information, Eagle's information was derived from Eagle's 1997 Form 10-K and Eagle's Form 10-Q for the quarter ended September 30, 1998. Information regarding Lamson's PVC Pipe Business was derived from the audited Combined Statement of Net Assets To Be Acquired at January 2, 1999, the audited Combined Statement of Revenue and Operating Expenses for the year ended January 3, 1998, and the unaudited Combined Statement of Revenues and Operating Expenses for the nine months ended October 3, 1998, included herein. Information regarding the Oklahoma City Resin Business was derived from the audited June 30, 1998 and unaudited September 30, 1998 financial statements included herein. The Pro Forma Financial Information should be read in conjunction with these financial statements and the related notes.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               September 30, 1998

                             (Dollars in thousands)

                                   Lamson     Pro Forma      CONDEA Vista     Pro Forma
                                  PVC Pipe Adjustments and  Oklahoma City  Adjustments and  Holdings
                           Eagle  Business  Eliminations    Resin Business  Eliminations    Pro Forma
                          ------- -------- ---------------  -------------- ---------------  ---------
ASSETS
CURRENT ASSETS:
 Cash and cash
  equivalents...........  $   219                              $     3        $     (3)(e)  $    219
 Accounts receivable....    9,684 $ 2,669                       10,115         (10,115)(e)    12,353
                                                                                  (574)(e)
 Inventories............    9,238  16,092     $    (129)(a)      2,144            (113)(a)    26,658
 Other..................      880                                   31             (31)(e)       880
                          ------- -------     ---------        -------        --------      --------
 Total current assets...   20,021  18,761          (129)        12,293         (10,836)       40,110
PROPERTY AND EQUIPMENT,
 NET....................   24,627  14,540        13,639 (d)     22,756           1,514 (e)    77,076
GOODWILL................    4,014                 5,541 (d)                                    9,555
                                                                                  (825)(h)
OTHER ASSETS............    1,184                 1,063 (f)      1,223          (1,054)(e)     1,591
                          ------- -------     ---------        -------        --------      --------
 Total Assets...........  $49,846 $33,301     $  20,114        $36,272        ($11,201)     $128,332
                          ======= =======     =========        =======        ========      ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
CURRENT LIABILITIES:
 Notes payable..........  $11,225             $   3,000 (g)                                 $ 14,225
 Accounts payable.......    5,858                              $ 1,464        $ (1,464)(e)     5,858
 Accrued expenses.......    1,880 $ 1,017                        3,304          (3,304)(e)     2,897
 Current maturities of
  long-term debt........    1,863                   757 (f)                                    2,620
                          ------- -------     ---------        -------        --------      --------
 Total current
  liabilities...........   20,826   1,017         3,757          4,768          (4,768)       25,600
LONG-TERM DEBT, less
 current                                          3,000 (g)
 maturities.............   10,926                44,200 (f)                        800 (f)    58,926
                                                                                (1,301)(h)
DEFERRED INCOME TAXES...                                         4,969             581 (e)     4,249
OTHER LIABILITIES AND
 DEFERRED CREDITS.......                                         2,203          (2,203)(e)
REDEEMABLE PREFERRED
 STOCK..................   10,000                                                             10,000
                                                                                   476 (h)
                                                  1,570 (d)                     19,659 (e)
                                               (32,284)(d)                     (24,332)(e)
STOCKHOLDERS' EQUITY....    8,094  32,284          (129)(a)     24,332            (113)(a)    29,557
                          ------- -------     ---------        -------        --------      --------
 Total Liabilities and
  Stockholders' Equity..  $49,846 $33,301     $  20,114        $36,272        ($11,201)     $128,332
                          ======= =======     =========        =======        ========      ========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1997

                    (In thousands, except per share amounts)

                                                              CONDEA Vista
                                     Lamson      Pro Forma      Oklahoma      Pro Forma
                                    PVC Pipe  Adjustments and  City Resin  Adjustments and  Holdings
                           Eagle    Business   Eliminations     Business    Eliminations    Pro Forma
                           -----    --------  --------------- ------------ ---------------  ---------
                                                  ($8,804)(b)
NET SALES...............  $ 71,685  $141,383       (4,995)(c)   $100,258      $(30,506)(a)  $ 269,021
                                                   (3,319)(b)
                                                   (4,569)(c)                       97 (e)
COST OF GOODS SOLD......    57,452   131,938        1,340 (d)    104,200       (30,506)(a)    256,633
                          --------  --------      -------       --------      ---------     ---------
 Gross Profit...........    14,233     9,445       (7,251)        (3,942)           (97)       12,388
                                                   (3,097)(b)
                                                     (774)(c)
OPERATING EXPENSES......    10,878    18,000          277 (d)      5,911            --         31,195
                          --------  --------      -------       --------      ---------     ---------
OPERATING INCOME
 (LOSS).................     3,355    (8,555)      (3,657)        (9,853)           (97)      (18,807)
                                                      495 (g)
NON OPERATING EXPENSE...     2,596       --         5,716 (f)        951          (951)(f)      8,807
                          --------  --------      -------       --------      ---------     ---------
INCOME (LOSS) BEFORE
 INCOME TAXES...........       759    (8,555)      (9,868)       (10,804)           854       (27,614)
INCOME TAX (BENEFIT)
 EXPENSE................      (171)      --           --          (4,415)         4,586 (i)       --
                          --------  --------      -------       --------      ---------     ---------
NET INCOME (LOSS).......       930    (8,555)      (9,868)        (6,389)        (3,732)      (27,614)
PREFERRED STOCK
 DIVIDENDS..............       520       --           --             --             --            520
                          --------  --------      -------       --------      ---------     ---------
NET INCOME (LOSS)
 APPLICABLE TO COMMON
 STOCK..................  $    410  $ (8,555)     $(9,868)      $ (6,389)     $  (3,732)    $ (28,134)
                          ========  ========      =======       ========      =========     =========
EARNINGS (LOSS) PER
 COMMON SHARE:
 Basic..................  $   0.06                                                             ($1.64)
 Diluted................  $   0.06                                                             ($1.64)
AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING:
 Basic..................     6,503                                                             17,118
 Diluted................     7,427                                                             17,118


    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      Nine Months Ended September 30, 1998

                    (In thousands, except per share amounts)

                                       Lamson     Pro Forma                      Pro Forma
                                      PVC Pipe Adjustments and Oklahoma City  Adjustments and  Holdings
                              Eagle   Business  Eliminations   Resin Business  Eliminations    Pro Forma
                             -------  -------- --------------- -------------- ---------------  ---------
                                                   $(6,639)(b)
NET SALES...............     $59,664  $107,807      (4,159)(c)    $56,817        $(21,849)(a)  $191,641

                                                    (2,812)(b)
                                                    (3,874)(c)                         72 (e)
COST OF GOODS SOLD......      46,699    93,659       1,005 (d)     53,455         (21,565)(a)   166,639
                             -------  --------     -------        -------        --------      --------
 Gross Profit...........      12,965    14,148      (5,117)         3,362            (356)       25,002

                                                    (2,323)(b)
                                                      (649)(c)
OPERATING EXPENSES......       9,155    12,957         208 (d)      4,667                        24,015
                             -------  --------     -------        -------        --------      --------
OPERATING INCOME
 (LOSS).................       3,810     1,191      (2,353)        (1,305)           (356)          987

                                                       371 (g)
NON OPERATING EXPENSE...       1,800                 4,288 (f)        304            (304)(f)     6,459
                             -------  --------     -------        -------        --------      --------

INCOME (LOSS) BEFORE
 INCOME TAXES AND
 EXTRAORDINARY LOSS.....       2,010     1,191      (7,012)        (1,609)            (52)       (5,472)

INCOME TAX EXPENSE
 (BENEFIT)..............         163                                 (800)            637 (i)
                             -------  --------     -------        -------        --------      --------
INCOME (LOSS) BEFORE
 EXTRAORDINARY LOSS.....       1,847     1,191      (7,012)          (809)           (689)       (5,472)

EXTRAORDINARY LOSS ON
 DEBT PREPAYMENTS, less
 income tax benefit of
 $31....................         656                                                                656
                             -------  --------     -------        -------        --------      --------
NET INCOME (LOSS).......       1,191     1,191      (7,012)          (809)           (689)       (6,128)
PREFERRED STOCK
 DIVIDENDS..............         602                                                                602
                             -------  --------     -------        -------        --------      --------
NET INCOME (LOSS)
 APPLICABLE TO COMMON
 STOCK..................     $   589  $  1,191     $(7,012)       $  (809)       $   (689)     $ (6,730)
                             =======  ========     =======        =======        ========      ========

BASIC EARNINGS (LOSS) PER
 COMMON SHARE:
 Income (loss) before
  extraordinary loss....       $0.19                                                             $(0.35)
 Extraordinary loss on
  debt prepayments......       (0.10)                                                             (0.04)
                             -------                                                           --------
 Net income (loss) .....       $0.09                                                             $(0.39)
                             =======                                                           ========

DILUTED EARNINGS (LOSS) PER
 COMMON SHARE
 Income (loss) before
  extraordinary loss....       $0.17                                                             $(0.35)
 Extraordinary loss on
  debt prepayments......       (0.09)                                                             (0.04)
                             -------                                                           --------
 Net Income (loss)......       $0.08                                                             $(0.39)
                             =======                                                           ========


AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING:
 Basic..................       6,688                                                             17,302
 Diluted................       7,088                                                             17,302

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(a) To eliminate sales, cost of goods sold and profit in inventory of PVC resin sold from the Oklahoma City Resin Business to Eagle and the Lamson PVC Pipe Business.

(b) To adjust the sales, cost of sales and selling expenses for products to be manufactured by Eagle for sale to Lamson pursuant to the terms of the proposed manufacturing agreement. Included are reductions in sales prices previously charged to third parties by the Lamson PVC Pipe Business and reductions in outbound freight, storage and selling expenses associated with such third party sales.

(c) To eliminate the sales, cost of sales and selling expenses related to certain products of the Lamson PVC Pipe Business that are not to be acquired by Eagle under the Asset Purchase Agreement.

(d) To adjust the assets and liabilities of the Lamson PVC Pipe Business to estimated fair value, to reflect the payment of the purchase price consisting of $43.7 million in cash, $6 million of notes payable, and 785,000 shares of Eagle Common Stock having an estimated market value of $1,570,000 and to reflect additional depreciation expense due to the adjustment of property and equipment to fair value. Property and equipment was adjusted by $13,639,000 to reflect fair value allocations, which will be depreciated over an average estimated useful life of ten years. In connection with the acquisition of the Lamson PVC Pipe Business, goodwill with an estimated value of $5,541,000 is being recognized which will be amortized over an estimated life of 20 years. The ultimate allocation of the purchase price to the net assets acquired, goodwill and liabilities assumed is subject to final determination of their respective fair values, and as a result, these adjustments could change. However, management of both Eagle and Holdings does not expect the final allocation to differ materially.

(e) To adjust the assets and liabilities of the Oklahoma City Resin Business to reflect only those assets subject to the Merger Agreement, to reflect estimated fair value of the assets subject to the Merger Agreement and to reflect the issuance of 9,829,717 shares of Holdings Common Stock with an estimated market value of $19,659,000 in payment of the purchase price and to reflect additional depreciation expense due to the adjustment of property and equipment to fair value. Property and equipment was adjusted by $1,514,000 to reflect fair value allocations, which will be depreciated over an average estimated useful life of ten years. The ultimate allocation of the purchase price to the net assets acquired and liabilities assumed is subject to final determination of their respective fair values, and as a result, these adjustments could change. However, management of both Eagle and Holdings does not expect the final allocation to differ materially.

(f) To adjust long-term debt and interest expense for anticipated incremental borrowings of $45.8 million to finance the cash acquisition payment of $43.7 million for the asset purchase of the Lamson PVC Pipe Business, transaction costs and related debt issuance costs. Interest on the proposed financing is expected to be based on a variable rate (prime rate or LIBOR, at Eagle's option), plus a margin based on Eagle's interest coverage ratio. Interest expense has been based on an assumed interest rate of 10% for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively. If actual interest rates are different than the interest rate assumed, the impact on income is $42,000 and $56,000 for each 1/8 percent change in rate for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively. Debt issuance costs related to anticipated incremental borrowings of $1,062,500 are amortized over three years, the term of the agreement. Allocated interest expense of the Oklahoma City Resin Business has been eliminated.

(g) To adjust notes payable current, long term debt and interest expense for the $6.0 million of notes payable to be issued in the acquisition of the Lamson PVC Pipe Business at an interest rate of 8.25%.

(h) To adjust the valuation allowance for deferred tax assets related to net operating losses as the use of these net operating losses will be limited due to the issuances of common stock in connection with the acquisitions, and to reclass Eagle's non-current deferred tax assets to partially offset the non-current deferred tax liability established as part of Note (e) above.

(i) To adjust income tax expense based on the earnings (loss) of the combined entity.

                          OKLAHOMA CITY RESIN BUSINESS

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

General

  The Oklahoma City Resin Business has historically been operated as one of two manufacturing facilities of CONDEA Vista. The Oklahoma City Resin Business consumes VCM in the production of PVC. The Oklahoma City Resin Business plant's principal source of VCM is CONDEA Vista's VCM manufacturing facilities in Lake Charles, Louisiana. The VCM has been transferred to the Oklahoma City Resin Business plant at a transfer price equal to an internally-estimated, then-applicable market price.

  The Oklahoma City Resin Business has been provided administrative, marketing, operational support and research and development services by CONDEA Vista. The cost of providing these services is charged to the Oklahoma City Resin Business through allocations based on budgeted manhours, services and other costs incurred on its behalf. While management of the Oklahoma City Resin Business believes these allocations are reasonable, the costs allocated may not be indicative of costs that would have been incurred if the Oklahoma City Resin Business had operated during the periods presented as a separate, independent entity.

  The information contained below should be read in conjunction with the audited financial statements of the CONDEA Vista Company Oklahoma City Plant for each of the three fiscal years ended June 30, 1996, 1997 and 1998, and the unaudited financial statements of the CONDEA Vista Company Oklahoma City Plant for the three months ended September 30, 1997 and 1998, including the notes thereto. In the opinion of management for the Oklahoma City Resin Business, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included in the unaudited financial statements. The unaudited quarterly financial results for the quarter ended September 30, 1998 are not necessarily indicative of results which may be achieved for the fiscal year ending June 30, 1999. See "Index to Financial Statements."

Results of Operations

Three Months Ended September 30, 1998 Compared with the Three Months Ended September 30, 1997

  The following table sets forth items from the Oklahoma City Resin Business Statement of Operations for the three months ended September 30, 1997 and 1998, as percentages of net sales:

                                                       Three Months Ended
                                                         September 30,
                                                       ---------------------
                                                        1998     1997
                                                       -------  -------
   Net Sales..........................................  100.0%   100.0%
   Cost of Goods Sold.................................   90.1    102.3
   Depreciation & Amortization........................    4.0      2.6
   Selling, General & Administration Expenses.........    9.0      6.1
   Operating Income (Loss)............................   (3.1)   (11.0)
   Interest Expense...................................     .7       .8
   Loss Before Income Taxes...........................   (3.8)   (11.8)
   Income Tax Benefit.................................   (1.8)    (4.8)
   Net Loss...........................................   (2.0)%   (7.0)%

  Net sales for the quarter ended September 30, 1998 declined 34% from the same period in 1997 reflecting the industry-wide deterioration of PVC resin pricing. The decline resulted from weaker capacity utilization along with decreased export sales resulting from the Asian economic crisis.

  Costs of sales in the quarter ended September 30, 1998 were down 41% from the same quarter a year ago as a result of lower VCM feedstock cost. The loss from operations of $500,000 for the quarter was an improvement of $2.2 million versus the prior year's three-month period.

  Depreciation and amortization expense and selling, general and administrative expenses for the three months ended September 30, 1998 were essentially flat compared to the same quarter a year ago. The changes from the prior year's quarterly expenses expressed as a percentage of sales were due to the decline in net sales resulting from reduced PVC resin sales prices.

  Interest expense represents an allocation of the interest accrued on CONDEA Vista's intercompany borrowings from an affiliated corporation, and is based on the amount of accumulated net additions to CONDEA Vista's investment in the Oklahoma City Resin Business. The allocation for the first quarter of fiscal 1999 is down from the prior fiscal year's corresponding quarter due primarily to a reduction in CONDEA Vista's investment in the Oklahoma City Resin Business. The change in income tax benefit reflects the reduction in the net loss incurred in the first quarter of fiscal 1999 versus that for the same quarter a year ago.

Fiscal Year Ended June 30, 1998 Compared with Years Ended June 30, 1997 and
1996

                            Fiscal Year Ended
                                June 30,
                            ---------------------
                            1998    1997    1996
                            -----   -----   -----
   Net Sales............... 100.0%  100.0%  100.0%
   Cost of Goods Sold......  97.5    98.3    95.5
   Depreciation &
    Amortization...........   3.0     2.8     2.8
   Selling, General &
    Administration
    Expenses...............   6.9     6.0     7.0
   Operating Income
    (Loss).................  (7.4)   (7.1)   (5.3)
   Interest Expenses.......    .8     1.1      .9
   Loss Before Income
    Taxes..................  (8.2)   (8.2)   (6.2)
   Income Tax Benefit......  (3.5)   (3.4)   (2.7)
   Net Loss................  (4.7)%  (4.8)%  (3.5)%

  Net sales declined 11% in the fiscal year ended June 30, 1998 compared to net sales for the year ended June 30, 1997 as a result of a 16% decline in product prices, partly offset by 6% higher sales volumes. The deterioration in product prices reflects still-prevailing current competitive conditions in the industry. CONDEA Vista believes the industry capacity utilization was approximately 88% in the fiscal year ended June 30, 1998. The Asian financial situation contributed to a very weak U.S. export market during fiscal 1998, with domestic prices sliding throughout the year. As a result, producers such as the Oklahoma City Resin Business were not able to realize any normal seasonal strengthening of product prices. Fiscal year 1997 net sales increased approximately 8% from the net sales for the fiscal year ended June 30, 1996 principally as a result of higher sales volumes during fiscal 1997.

  The loss from operations for the fiscal year ended June 30, 1998 improved $500,000 from the previous year. Lower PVC prices were somewhat offset by lower VCM feedstock costs and higher sales volumes in fiscal 1998. Comparing fiscal 1997 to fiscal 1996, the loss from operations increased by $2.2 million in fiscal 1997 due to a 24% increase in average VCM feedstock cost that fiscal year, while PVC pricing for that period was essentially flat.

  Interest expense represents an allocation of the interest accrued on CONDEA Vista's intercompany borrowings from an affiliated corporation. The allocation is based on the amount of additions to net investments outstanding made by CONDEA Vista to the Oklahoma City Resin Business. The income tax benefit attributed to the Oklahoma City Resin Business operations was derived using CONDEA Vista's federal tax rate and the applicable Oklahoma tax rate, which was 38.7% for each of the fiscal year periods presented.

Liquidity and Capital Resources

  The Oklahoma City Resin Business generated a positive cash flow from operations of $3.1 million in the quarter ended September 30, 1998, largely due to reductions in working capital. Capital expenditures totaled $559,000 during the quarter, principally for three capacity improvement projects.

  The Oklahoma City Resin Business capital and liquidity requirements have traditionally been provided by CONDEA Vista. The Oklahoma City Resin Business plant capital expenditures have averaged approximately $1.2 million each year over the last three fiscal years. The capital expenditures were principally for equipment purchases in connection with desired productivity improvements. Capital expenditures for the fiscal year to end June 30, 1999 are expected to be about $1.8 million.

  Additional cash amounts provided by or to CONDEA Vista resulting from operating and investing activities at the Oklahoma City Resin Business are reflected as cash flows from financing activities in the statement of cash flows of the Oklahoma City Resin Business.

  The Oklahoma City Resin Business was a net provider of funds in the fiscal year ended June 30, 1998 due to reductions in working capital and a sale/leaseback of its owned railcar fleet. See Note 4 of Notes to Financial Statements--CONDEA Vista Company Oklahoma City Plant.

Seasonality

  Sales by the Oklahoma City Resin Business are made primarily to suppliers serving the construction industry. As a result, sales by the Oklahoma City Resin Business may be adversely affected by winter weather conditions that decrease construction activity.

Year 2000 Compliance

  Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. These date code fields will need to distinguish 21st century dates from 20th century dates and, as a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. CONDEA Vista is currently working to resolve the potential impact of the Year 2000 issue on the computerized systems used in connection with the Oklahoma City Resin Business.

  CONDEA Vista is in the process of evaluating the Year 2000 readiness of the information technology systems used in the Oklahoma City Resin Businesses' operations ("IT Systems"), and its non-IT Systems, such as building security, voice mail and other systems. CONDEA Vista has substantially completed its assessment of its IT Systems. By the end of May 1999, CONDEA Vista expects to complete the final phase of its Year 2000 IT System compliance program. CONDEA Vista commenced replacement of its IT System at the Oklahoma City Resin Business in 1995. This replacement, which was completed in 1996, was required in order to meet current and future needs of Oklahoma City Resin Business as well as to make more efficient various administrative and operating functions. The Year 2000 compliance program has covered and is expected to cover the following phases: (i) inventory of all non-tested IT Systems and non-IT Systems; (ii) assessment of repair or replacement requirements; (iii) planning and remediation; (iv) testing; and (v) implementation. The Oklahoma City Resin Business also relies upon various vendors, governmental agencies, utility companies, telecommunications service companies, delivery service companies and other service providers, the operations of which are outside of its control. There is no assurance that such parties will not suffer a Year 2000 business disruption, which could have a material adverse effect on the Oklahoma City Resin Business's financial condition and results of operations.

  To date, the Oklahoma City Resin Business has not incurred any material expenditures in connection with identifying, evaluating or remediating Year 2000 compliance issues. CONDEA Vista has not retained an outside consultant to assist it in its review and assessment of its Year 2000 issues. Most of the expenditures have related to the opportunity cost of time spent by employees of the business in evaluating Year 2000 issues for its IT Systems and its non-IT Systems. While CONDEA Vista has not yet completed its evaluation of the estimated costs required to remediate the Year 2000 issues concerning systems at the Oklahoma City Resin Business (primarily expected to be costs in connection with replacing systems and modifying software), management currently believes that these expenditures will not have a material adverse effect on its operations, results of operations or financial condition. However, no assurances can be given that until the Oklahoma City Resin Business fully completes its cost evaluation, the economic effects of these remediation efforts will not have a material adverse effect on its operations, results of operations or financial condition. Management of the Oklahoma City Resin Business believes that internally generated funds or available cash will be sufficient to cover the projected costs associated with its Year 2000 remediation requirements.

  At this time, the Oklahoma City Resin Business does not possess all of the information necessary to estimate the potential impact of Year 2000 compliance issues relating to its IT Systems and its non-IT Systems, its vendors and its customers. Such impact, including the effect of a Year 2000 business disruption, would not be expected to have a material adverse effect on its financial condition and results of operations. The Oklahoma City Resin Business has not yet developed a Year 2000 specific contingency plan, although it intends to prepare a contingency plan with respect to its financial and accounting software and its products no later than September 1999. In addition, if further Year 2000 compliance issues are discovered, it will evaluate the need for one or more contingency plans relating to those particular issues.

                HOLDINGS AND THE OKLAHOMA CITY RESIN BUSINESSES

HOLDINGS

  Holdings, a Delaware corporation, was organized in December 1998 to serve as a holding company for the Oklahoma City Resin Business and to merge with the combined businesses of Eagle and the Lamson PVC Pipe Business. It is currently a wholly owned subsidiary of CONDEA Vista and has not engaged in any activities except in connection with its organization and the Merger. Holdings has one wholly owned subsidiary, Merger Sub. Prior to the Merger, CONDEA Vista will transfer its Oklahoma City Resin Business to Holdings in consideration for the issuance of 9,829,717 shares of Holdings Common Stock. Prior to the Merger, Holdings will then transfer such business to Merger Sub and Merger Sub will merge into Eagle. As a result of the Merger, Holdings will be a holding company for Eagle, and Eagle will be the operating company of the combined businesses of Eagle, the Oklahoma City Resin Business and the Lamson PVC Pipe Business.

OKLAHOMA CITY RESIN BUSINESS

General

  The Oklahoma City Resin Business produces PVC at its plant located in Oklahoma City, Oklahoma. The Oklahoma City Resin Business sells its resins to third parties who produce their own compounds for use primarily in larger volume construction applications, such as PVC pipe manufacturing.

Products

  PVC suspension and mass resins, named for the different processes used to produce them, are powders that cannot be used without the addition of ingredients to form a vinyl compound. Suspension/mass resins can be further categorized as general purpose and special purpose resins. The Oklahoma City Resin Business produces only general purpose resins, which are typically used in rigid applications, such as pipe and exterior siding.

Competition

  The Oklahoma City Resin Business competes with major U.S. chemical manufacturers and diversified companies, some of which have greater financial resources than it. Competition in the industry is based upon numerous factors, the importance of which vary depending on the specific characteristics of the product and the applicable market, ranging from price and availability to product performance and customer and technical support.

  With respect to its PVC resins, the Oklahoma City Resin Business competes primarily with seven major North American PVC producers: Borden Chemicals and Plastics Limited Partnership; The Geon Company; Formosa Plastics Corporation U.S.A. (a subsidiary of Formosa Plastic Group based in Taipei, Taiwan); Georgia Gulf Corporation; Occidental Chemical Corporation (a subsidiary of Occidental Petroleum Corporation), Shintech, Inc. (a subsidiary of Shin Etsu Chemical Co., Ltd. Based in Tokyo, Japan) and The Westlake Group.

The key competitive factors with respect to PVC resins are price, product availability and performance. Holdings believes that in 1998, the eight largest resin producers (which includes CONDEA Vista) accounted for approximately 92% of the total estimated resin capacity. Holdings also believes that no single producer had more than 20% of total resin capacity.

Raw Materials

  CONDEA Vista produces the majority of the VCM required by the Oklahoma City Resin Business for the manufacture of resins at CONDEA Vista's plant in Lake Charles, Louisiana. For the fiscal years ended June 30, 1998, 1997 and 1996, the cost to the Oklahoma City Resin Business of VCM provided by the Lake Charles plant was approximately $73.4 million, $82.3 million and $68.5 million, respectively. In connection with the Merger CONDEA Vista and Eagle will enter into a VCM Supply Agreement, pursuant to which CONDEA Vista will supply Eagle's VCM requirements, subject to the terms of such agreement. See "Holdings and the Oklahoma City Resin Business--Related Party Transactions."

  In addition to the VCM used in producing the resins, the Oklahoma City Resin Business purchases a variety of additives to manufacture its products. These materials generally have adequate alternative sources of supply and are not generally purchased under multi-year contracts.

Employees

  As of December 31, 1998, the Oklahoma City Resin Business had approximately 56 full-time employees, none of whom are covered by collective bargaining agreements. The Oklahoma City Resin Business considers its employee relations to be satisfactory.

Sales to Significant Customers

  During the fiscal years ended June 30, 1998, 1997 and 1996, the Oklahoma City Resin Business' three largest customers together accounted for 61%, 59% and 56% of its total net sales. See Note 11 of Notes to Financial Statements--CONDEA Vista Company Oklahoma City Plant. Sales to Lamson accounted for 20%, 24% and 25% of the Oklahoma City Resin Business's total net sales for the fiscal years ended June 30, 1998, 1997 and 1996, and sales to Eagle accounted for 15%, 14% and 14% of the Oklahoma City Resin Business's total net sales for the same periods.

Environmental, Health and Safety

  The Oklahoma City Resin Business is subject to various federal, state and local environmental laws and regulations concerning emissions to the air, discharges to waterways, the release of materials into the environment, the generation, handling, storage, transportation, treatment and disposal of waste materials or otherwise relating to the protection of the environment.

  The Oklahoma City Resin Business maintains an environmental and occupational safety and health compliance program and conducts periodic plant and corporate regulatory audits at its plant in order to identify and categorize potential environmental exposures and to ensure compliance with applicable environmental, health and safety laws and regulations. This is an effort which has required and may continue to require process or operational modifications and the installation of pollution control devices.

  The Oklahoma City Resin Business also initiates corrective and preventive environmental projects of its own to promote safe and lawful activities at its operations. Management believes that compliance with current governmental regulations will not have a material adverse effect on its capital expenditures, earnings, cash flow or liquidity. In addition, the Oklahoma City Resin Business conducts a comprehensive occupational safety and health program.

  The risk of additional costs and liabilities is inherent in connection with certain plant operations and the products produced at the Oklahoma City plant, as is the case with other companies involved in the PVC industry. There can be no assurance that these additional costs and liabilities will not be incurred by the Oklahoma City Resin Business in the future. It is also possible that other developments, such as increasingly strict environmental, safety and health laws, regulations and enforcement policies thereunder and claims for damages to property or persons resulting from plant emissions or products, could result in additional costs and liabilities to the Oklahoma City Resin Business.

  A number of foreign countries and domestic local communities have enacted, or have under consideration, laws and regulations relating to the use and disposal of plastic materials. Widespread adoption of such laws and regulations, or public perception regarding the use or manufacture of plastic materials, may have an adverse impact on plastic materials. Although many of the major markets are in durable, longer-life applications which could reduce the impact of any such environmental regulation, there is no assurance that possible future legislation or regulation would not have an adverse effect on the Oklahoma City Resin Business.

  The Oklahoma City Resin Business is not currently aware of any new laws which will have a material impact on the industry or the Oklahoma City Resin Business's results of operations, capital expenditures, cash flow or liquidity.

Properties

  CONDEA Vista currently owns the real property on which the Oklahoma City Resin Business is located. This property consists of approximately 88 acres and contains 13 buildings aggregating 140,000 square feet of warehouse and production space. This property will be transferred to Holdings' wholly-owned subsidiary, Merger Sub, and subsequently to Eagle pursuant to the Merger. See "The Merger and Related Transactions--Description of the Transactions".

  Management of the Oklahoma City Resin Business believes that its existing facilities are adequate for the business' current needs and that additional space will be available as needed. There can be no assurance, however, that additional space will be available on acceptable terms or at all.

Legal Proceedings

  In addition to the matters regarding the environment described above under the heading "Environmental, Health and Safety", there are pending or threatened against CONDEA Vista and the Oklahoma City Resin Business various claims, lawsuits and administrative proceedings, all arising from the ordinary course of business with respect to commercial, product liability and environmental matters, which seek remedies or damages. CONDEA Vista believes that any liability that may be finally determined should not have a material effect on the Oklahoma City Resin Business's financial condition or results of operations.

Dividend Policy

  Holdings does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Holdings intends to retain any earnings otherwise available for dividends on its Common Stock for use in its business.

                              HOLDINGS' MANAGEMENT

Directors and Executive Officers

  The current directors and executive officers of Holdings are as follows:

   Name                         Age Position
   ----                         --- --------
   William C. Knodel...........  60 Director
   Mark J. Schneider...........  53 President and Chief Financial Officer
   Charles J. Matson...........  52 Senior Vice President of Sales and Marketing

  William C. Knodel is currently the sole director of Holdings and will continue as a director of Holdings following the Merger. Since August 1994, Mr. Knodel has served as President of CONDEA Vista. Prior to joining CONDEA Vista, Mr. Knodel had been employed by Procter & Gamble Co. ("P&G") or one of its affiliates since 1961. Mr. Knodel served as General Manager--Worldwide Chemicals for P&G from 1988 to 1994 and as President of Jetco Chemicals, Inc., a P&G subsidiary, from 1985 to 1988. Mr. Knodel currently serves as a director of the Chemical Manufacturers Association and the Soap and Detergent Association.

  Mark J. Schneider is currently the President and Chief Financial Officer of Holdings and will continue to serve as President of Holdings following the Merger. Since March 1992 Mr. Schneider has served as Vice President and Business Manager of Olefin and Vinyl Division of CONDEA Vista Company. Prior to joining CONDEA Vista, Mr. Schneider held various positions of increasing responsibility with Conoco, Inc.

  Charles J. Matson is currently the Senior Vice President of Sales and Marketing of Holdings and will continue to serve in such position following the Merger. Mr. Matson has been employed by CONDEA Vista Company since 1984 and has served as Manager of Sales since 1991. Prior to joining CONDEA Vista, Mr. Matson held various positions of increasing responsibility with Conoco, Inc.

  Following consummation of the transactions, Harry Spell, William Spell, Bruce Richard and Richard Perkins, all directors of Eagle, will be appointed directors of Holdings. Additionally, William Spell, Patrick Mertens and Peter Konen, all officers of Eagle, will serve as Holdings' Chief Executive Officer, Chief Financial Officer and Senior Vice President of Operations, respectively. See "The Merger and Related Transactions--Officers and Directors of Holdings and Eagle Following the Transactions."

Directors' Compensation

  Holdings has agreed to pay each director, other than Mr. Knodel, who is not employed by it an annual retainer of $24,000 and to reimburse such person for all reasonable expenses incurred by him in his capacity as a director.

Executive Compensation and Employment Agreements

  Holdings' executive officers will also serve as executive officers of Eagle following the Merger. Eagle has entered into employment agreements with Mark Schneider, Charles Matson, Peter Konen and Patrick Mertens that become effective at the Effective Time of the Merger. Below is a description of the material terms of such agreements.

  Eagle has entered into an employment agreement with Mark Schneider terminable at will, pursuant to which Mr. Schneider will serve as President of Eagle and will receive a base salary of $252,000 per year. Along with his base salary, Mr. Schneider can receive an annual bonus of up to $126,000 if Eagle meets certain operating profit levels. In addition, Eagle will grant Mr. Schneider options to purchase up to 132,500 shares of Holdings Common Stock under Holdings' stock option plan, at an exercise price equal to the fair market value on the date of grant, vesting 20% at the end of each of his first five years of employment with Eagle and exercisable for ten years from the date of grant. Mr. Schneider will also be given an automobile allowance of $600 per month and is entitled to acquire from Holdings up to $75,000 of Holdings common stock at a purchase price equal to 85% of the closing price of such stock on the closing date of the Merger. If Eagle terminates Mr. Schneider without cause, he is entitled to an amount equal to one year's base salary paid over a period of one year after termination. Prior to commencing employment with Eagle, Mr. Schneider will enter into a confidentiality and non-competition agreement.

  Eagle has entered into an employment agreement with Charles Matson terminable at will pursuant to which Mr. Matson will serve as Senior Vice President--Sales and Marketing of Eagle and will receive a base salary of $187,500 per year. Along with his base salary, Mr. Matson can receive an annual bonus of up to $65,625 if Eagle meets certain operating profit levels. In addition, Holdings will grant Mr. Matson options to purchase up to 65,000 shares of Holdings Common Stock under Holdings' stock option plan, at an exercise price equal to the fair market value on the date of grant, vesting 20% at the end of each of his first five years of employment with Eagle and exercisable for ten years from the date of grant. Mr. Matson will also be given an automobile allowance of $600 per month and is entitled to acquire from Holdings up to $50,000 of Holdings common stock at a purchase price equal to 85% of the closing price of such stock on the closing date of the Merger. If Eagle terminates Mr. Matson without cause, he is entitled to an amount equal to one year's base salary paid over a period of one year after termination. Prior to commencing employment with Eagle, Mr. Matson will enter into a confidentiality and non-competition agreement.

  Effective at the Effective Time of the Merger, Eagle has also entered into an employment agreement with Peter Konen whereby Mr. Konen has agreed to serve as a Senior Vice President of Operations of Eagle and with Patrick Mertens whereby Mr. Mertens has agreed to serve as Chief Financial Officer of Eagle. See "The Merger Agreement--Related Agreements and Interests of Certain Persons in the Merger" and "Holdings' Management--Directors and Executive Officers."

Security Ownership of Certain Beneficial Owners and Management of Holdings Following the Merger (Pro Forma)

  Currently, CONDEA Vista is the sole stockholder of Holdings' owning 1,000 shares of Holdings Common Stock, which shares represent 100% of the currently outstanding capital stock of Holdings. The following table provides information concerning the anticipated beneficial ownership, immediately following completion of the Transactions, of outstanding Holdings' voting securities by
(i) persons anticipated by Holdings to own more than 5% of any class of Holdings' voting securities, (ii) each anticipated director and executive officer of Holdings, and (iii) all such directors and executive officers as a group. Unless otherwise noted, the person listed as the beneficial owner of the shares has sole voting and investment power over the shares.

                                                                                                   Percent
                                                                                                  of Common
                                                         Series A                                 Stock and
                               Common Stock           Preferred Stock       8% Preferred Stock    Series A
                          ----------------------- ----------------------- -----------------------  and 8%
                             Shares                  Shares                  Shares               Preferred
Name and Address of       Beneficially Percent of Beneficially Percent of Beneficially Percent of   Stock
Beneficial Owner             Owned     Class (1)     Owned       Class       Owned       Class    Combined
-------------------       ------------ ---------- ------------ ---------- ------------ ---------- ---------
George Kosmides.........          --       --        12,500       66.7%         --        --          *
 7103 Amundson Avenue
 Edina, MN 55439
Kathryn A. Schuster.....          --       --         6,250       33.3%         --        --          *
 1748 James Road
 Mendota Heights, MN
 55118
Massachusetts Mutual
 Life Insurance Company
 and Affiliates.........          --       --           --         --        10,000       100%        *
 1295 State Street
 Springfield, MA 01111
CONDEA Vista Company        9,829,717     57.0%         --         --           --        --        57.0%
 (10)...................
 900 Threadneedle
 Houston, Texas 77079
William H. Spell              527,963      3.0%         --         --           --        --         3.0%
 (2)(3)(4)(10)..........
 2430 Metropolitan
 Centre
 Minneapolis, MN 55402
Harry W. Spell                357,332      2.1%         --         --           --        --         2.1%
 (3)(4)(5)(10)..........
 2430 Metropolitan
 Centre
 Minneapolis, MN 55402
Richard W. Perkins            151,942       *           --         --           --        --          *
 (4)(6)(10).............
 730 East Lake Street
 Wayzata, MN 55391
G. Peter Konen (7)......      283,309      1.6%         --         --           --        --         1.6%
 146 North Maple
 Hastings, NE 68901
Bruce A. Richard              146,597       *           --         --           --        --          *
 (4)(8)(10).............
 2458 Farrington Circle
 Roseville, MN 55113
Patrick M. Mertens (9)..       36,800       *           --         --           --        --          *
 146 North Maple
 Hastings, NE 68901
William C. Knodel (11)..          --       --           --         --           --        --         --
 900 Threadneedle
 Houston, TX 77075
Mark J. Schneider.......          --       --           --         --           --        --         --
 900 Threadneedle
 Houston, TX 77075
Charles J. Matson.......          --       --           --         --           --        --         --
 900 Threadneedle
 Houston, TX 77075
Spell Group (10)........   11,013,551     63.9%         --         --           --        --        63.9%
All Directors and
 Officers
 as a Group (9 persons)
 (12)...................    1,503,943      8.7%         --         --           --        --         8.7%

--------
 *Less than 1%
(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 31, 1998 or within sixty days of such date are treated as outstanding only when determining the percentage owned by such individual and when determining the percentage owned by the group.

(2) Includes 210,000 shares which may be purchased upon exercise of currently exercisable options and 21,429 shares held by Mr. Spell's wife.
(3) Includes 30,500 shares held by the Spell Family Foundation. Harry Spell and William Spell share voting and dispositive power over such shares.
(4) William Spell, Harry Spell, Richard Perkins and Bruce Richard have individually acquired securities of Eagle from Eagle and in open market transactions and each of them individually anticipates that he will acquire additional securities of Holdings in the future. Such persons intend to enter into an agreement which requires that a majority of them approve any sale of securities of Holdings by any of them. This agreement is designed to keep all of such persons interested and focused on the long-term success of Holdings and recognizes that each of such persons contributes specific expertise to Holdings through their positions as directors and/or officers. The agreement will not require that such persons vote their shares in any specific manner or act in concert in connection with any purchase or sale of securities of Holdings.
(5) Includes 45,000 shares which may be purchased upon exercise of currently exercisable options.
(6) Includes 25,000 shares which may be purchased upon exercise of currently exercisable options and 11,429 shares held by a Profit Sharing Trust for Mr. Perkins' benefit.
(7) Includes 205,000 shares which may be purchased upon exercise of currently exercisable options.
(8) Includes 25,000 shares which may be purchased upon exercise of currently exercisable options.
(9) Includes 22,500 shares which may be purchased upon exercise of currently exercisable options.
(10) At the Effective Time of the Merger, Holdings, CONDEA Vista and Harry W. Spell, William H. Spell, Richard W. Perkins and Bruce A. Richard (the "Spell Group") will enter into a Stockholders' Agreement whereby CONDEA Vista will agree to vote all of its shares in favor of the four director nominees designated by the Spell Group and the Spell Group will agree to vote all of their shares in favor of a director nominee of CONDEA Vista for the election of directors. Up to 300,000 shares of Holdings Common Stock owned by CONDEA Vista are subject to return to Holdings. See "-- Certain Relationships and Related Transactions--Stockholders' Agreement" below and "The Merger Agreement--Related Agreements and Interests of Certain Person in the Merger."
(11) William Knodel, director of Holdings and President of CONDEA Vista, disclaims any beneficial ownership of shares of Holdings owned by CONDEA Vista.
(12) Includes 530,000 shares which may be purchased upon exercise of currently exercisable options.

Stock Options

  On            , 1999, the Board of Directors and the sole stockholder of
Holdings adopted the Holdings 1999 Stock Option Plan (the "Plan") in order to provide for the granting of stock options to employees, directors and officers of Holdings and its subsidiary. The Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options which do not meet
the requirements of Section 422. Holdings has reserved            shares of its
Common Stock for issuance upon exercise of options granted under the Plan.

Certain Relationships and Related Transactions

  Stockholders' Agreement. In connection with the Merger, Holdings will enter into a Stockholders' Agreement with Harry Spell, William Spell, Richard Perkins and Bruce Richard (collectively, the "Spell Group") and CONDEA Vista. The Stockholders' Agreement provides that with respect to elections of Holdings' Board of Directors, CONDEA Vista will vote all of its Holdings shares in favor of the four individuals designated by the Spell Group, and each member of the Spell group will vote all of his shares in favor of the individual designated by CONDEA Vista. The Stockholders' Agreement also provides that such CONDEA Vista designee will be a member of each committee of the Holdings Board of Directors. The Stockholders' Agreement further provides that a designee of the Spell Group can only be removed from the Board of Directors at the Spell Group's written request and that the designee of CONDEA Vista can only be removed from the Board of Directors at CONDEA Vista's written request. In the event that any Spell Group designee resigns from the Board of Directors, the Spell Group and CONDEA Vista will use their best efforts to elect or appoint a representative designated by the Spell Group to fill such vacancy. Likewise, in the event that the CONDEA Vista designee resigns from the Board of Directors, the Spell Group and CONDEA Vista will use their best efforts to elect or appoint a representative designated by CONDEA Vista to fill such vacancy. Further, with respect to any matter submitted to the stockholders of Holdings other than the election of directors, CONDEA Vista must vote its Holdings shares, at its option, either as recommended by Holdings' Board of Directors or in the same proportion as the votes cast in favor of and against such matter (abstentions not counted) by Holdings' stockholders. The Stockholders' Agreement also gives CONDEA Vista the right to appoint one person to be a non-participating observer at Holdings Board meetings.

  The Stockholders' Agreement further provides that if Holdings' Board of Directors approves a proposed sale or transfer of control of Holdings to another entity (the "Proposed Sale"), Holdings will give CONDEA Vista notice of the Proposed Sale and will promptly enter into good faith negotiations with CONDEA Vista for CONDEA Vista to be the purchaser in such Proposed Sale. If Holdings and CONDEA Vista have not reached agreement in principle on the terms of such acquisition within 20 days or final agreement within 45 days, then Holdings may enter into a Proposed Sale with another party.

  The Stockholders' Agreement terminates on the fifth anniversary of its effective date unless earlier terminated by mutual consent of the parties. However, the Spell Group can elect to terminate the Stockholders' Agreement immediately if CONDEA Vista transfers any of its Holdings shares to ten or more persons (not including subsidiary or parent entities of CONDEA Vista). Following termination of the Stockholders' Agreement, Holdings will cause to be called a special meeting of stockholders to elect new directors.

  Finally, the Stockholders' Agreement provides that if any warrants or stock options to purchase Holdings' Common Stock outstanding as of the Effective Time (plus an additional 326,000 shares subject to stock options which may be issued by Holdings) are terminated, extinguished or expire prior to exercise, CONDEA Vista will return to Holdings 0.82 shares of Holdings Common Stock for each share of Holdings Common Stock covered by such warrants or options, but not to exceed an aggregate maximum of 300,000 shares subject to return. Such mandatory contribution obligation will survive the termination of the Stockholders' Agreement unless the Stockholders Agreement is terminated at the election of the Spell Group, as described above, in which case upon termination of the Stockholders Agreement CONDEA Vista shall return to Holdings 0.82 shares of Holdings Common Stock for each share of Holdings Common Stock covered by then outstanding warrants or options to purchase Holdings' Common Stock that were outstanding at the Effective Time, up to an aggregate maximum of 300,000 shares.

  VCM Supply Agreement. In connection with the Merger, CONDEA Vista and Eagle will enter into a VCM Supply Agreement. The VCM Supply Agreement provides that Eagle shall purchase at a formula price, which fluctuates with the market, 100% of its vinyl chloride monomer requirements, estimated to be from 320 to 450 million pounds per year, from CONDEA Vista. The VCM Supply Agreement terminates five years from its effective date but may be extended for an additional five years by either CONDEA Vista or Eagle, provided that Eagle may only elect to extend the agreement if both at the time of such election and at the end of the initial five year term, one or more of Harry Spell, William Spell, Bruce Richard or Richard Perkins is a member of Eagle's Board of Directors.

  Registration Rights Agreement. In connection with the Merger, Holdings will enter into a Registration Rights Agreement with CONDEA Vista, granting CONDEA Vista certain participatory and demand registration rights with respect to the 9,829,717 shares of Holdings Common Stock to be issued to CONDEA Vista (the "Registerable Shares"). The participatory rights provide that if Holdings at any time within five years of the Effective Time proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), it will use its best efforts to cause to be included in such registration any Registerable Shares CONDEA Vista requests to be registered. The Registration Rights Agreement generally provides that Holdings will pay all expenses in connection with such registration except fees and disbursement of CONDEA Vista's counsel and accountants, underwriting discounts and commissions and transfer taxes relating to the Registerable Shares.

  The demand registration rights provide that on a one-time basis only, no earlier than five years from the Effective Time, upon request of CONDEA Vista, Holdings will use its best efforts to take all necessary steps to register or qualify the offer and sale under the Securities Act and the securities laws of such states as CONDEA Vista may reasonably request any Registerable Shares CONDEA Vista requests to be registered. In connection with such demand registration, CONDEA Vista will pay the reasonable costs of such registration. However, in the event such costs are estimated to be in excess of $10,000, Holdings and CONDEA Vista agree to use their best efforts to fairly allocate such costs.

  In connection with an underwritten offering, the above registration rights are subject to the right of the managing underwriter to determine that marketing factors require a limitation on the number of Registerable Shares that can be sold by CONDEA Vista in such offering.

  The Registration Rights Agreement provides for reciprocal indemnification and contribution obligations between Holdings, any seller of Registerable Shares and their controlling persons against civil liabilities in connection with a registered offering of the Registerable Shares, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted pursuant to the foregoing provisions, Holdings has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and may be therefore unenforceable.

  Sales and Marketing Agreement. In connection with the merger, CONDEA Vista and Eagle will enter into a Sales and Marketing Agreement whereby CONDEA Vista will use its best efforts to market and sell any excess PVC resin produced by Eagle but not used in its production of PVC products. CONDEA Vista will earn one-half cent per pound of PVC resin sold.

                     DESCRIPTION OF HOLDINGS' CAPITAL STOCK

  The authorized capital stock of Holdings consists of 75,510,000 shares, $.01 par value, of which 60,000,000 are shares of Common Stock, 3,500,000 are shares of Class B Common Stock, and 12,010,000 are shares of Preferred Stock. Of the shares of Preferred Stock, 2,000,000 are shares of Series A Preferred Stock, 10,000 are shares of 8% Preferred Stock, and the remaining 10,000,000 shares of Preferred Stock are currently undesignated. All of the outstanding shares of Holdings are, and the Holdings shares issued in the Merger will be, fully paid and nonassessable. Holders of Holdings capital stock do not have cumulative voting rights.

Common Stock

  As of the date of this Proxy Statement/Prospectus, Holdings had 1,000 shares of Common Stock outstanding. However, prior to the Merger, Holdings will issue CONDEA Vista 9,829,717 shares of Common Stock in exchange for CONDEA Vista's conveyance of the Oklahoma City Resin Business to Holdings. The holders of Holdings Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors;
(ii) are entitled to share ratably with holders of 8% Preferred Stock in the assets of Holdings available for distribution upon liquidation, dissolution or winding up of the affairs of Holdings and after satisfaction of the liquidation preferences of the 8% Preferred Stock and the Series A Preferred Stock described below; and (iii) are entitled to one vote per share on all matters which stockholders may vote on at all meetings of Holdings stockholders. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Holdings Common Stock.

Class B Common Stock

  As of the date of this Proxy Statement/Prospectus, Holdings has no shares of Class B Common Stock outstanding. The holders of Class B Common Stock (i) have equal ratable rights along with holders of the Common Stock to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; and (ii) are entitled to share ratably with holders of Common Stock in the assets available for distribution to holders of Holdings Common Stock upon liquidation, dissolution or winding up of the affairs of Holdings. The holders of Class B Common Stock are not entitled to vote on matters submitted to stockholders for a vote unless as otherwise required by law. Currently, only holders of 8% Preferred Stock are entitled to receive, upon conversion, shares of Class B Common Stock. Each holder of shares of Class B Common Stock is entitled to convert such shares at any time into an equal number of shares of Holdings Common Stock.

Series A 7% Convertible Preferred Stock

  As of the date of this Proxy Statement/Prospectus, Holdings has no shares of Series A 7% Convertible Preferred Stock ("Series A Preferred Stock") outstanding. Shares of Series A Preferred Stock will be exchanged for shares of Eagle Series A Stock pursuant to the Merger. The material rights and preferences of Holdings' Series A Preferred Stock are described below.

  Dividends. Holders of Holdings Series A Preferred Stock are entitled to receive out of funds legally available for the declaration of dividends, when and as declared by the Board, cumulative cash dividends at the rate of 7% of the liquidation preference described below per annum per share payable quarterly. Holdings may not declare a dividend or make a distribution on its Common Stock or purchase or redeem any of its Common Stock unless all dividends on its shares of Series A Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set apart for payment. No payment of dividends on the Series A Preferred Stock may be made unless all dividends on the 8% Preferred Stock and all "Common Equivalent Dividends" (as defined in Holdings' Certificate) have been declared and paid or sums sufficient for the payment thereof have been set aside.

  Liquidation Preference. In the event of the liquidation, dissolution or winding-up of Holdings, whether voluntary or involuntary, assets or surplus funds of Holdings, if any, shall be distributed to the holders of Series A Preferred Stock, before any distribution or payment is made to the holders of Holdings Common Stock, but only after the payment of the liquidation preference of the holders of 8% Preferred Stock, in an amount equal to $2.00 per share, subject to adjustment in the event of any stock dividend, split, distribution or combination with respect to the Series A Preferred Stock, plus any unpaid accrued dividends thereon.

  Voting Rights. Each holder of shares of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which such shares may then be converted. Holders of Holdings Common Stock and Series A Preferred Stock vote as a single class on all matters submitted to Holdings' stockholders, except as otherwise required by law.

  Optional Conversion. Shares of Holdings Series A Preferred Stock are convertible, at the option of the holder, at any time into the number of shares of Common Stock obtained by dividing $2.00 by the then existing conversion price, initially $2.00. Initially, each share of Holdings Series A Preferred Stock will be convertible into one share of Holdings Common Stock. However, such conversion price is generally subject to adjustment in the event Holdings subdivides or combines its outstanding shares of Common Stock or merges, consolidates or disposes of substantially all of its assets.

  Mandatory Conversion. At any time after Holdings' Common Stock has traded in a public trading market for 20 consecutive trading days at an average price of greater than $4.00 per share, the Holdings Board of Directors can cause the shares of Series A Preferred Stock to be converted into shares of Holdings Common Stock upon five days' notice. Each holder of Series A Preferred Stock so converted will be entitled to receive the number of shares of Common Stock into which such Series A Preferred Stock held by such holder would have been converted if such holder had exercised such holder's conversion right immediately prior to the mandatory conversion.

8% Convertible Preferred Stock

  As of the date of this Proxy Statement/Prospectus, Holdings had no shares of 8% Convertible Preferred Stock ("8% Preferred Stock") outstanding. Shares of 8% Preferred Stock will be exchanged for shares of Eagle 8% Preferred Stock pursuant to the Merger. The material rights and preferences of Holdings' 8% Preferred Stock are described below.

  Dividends. Holders of Holdings 8% Preferred Stock are entitled to receive out of funds legally available for the declaration of dividends, when and as declared by the Board of Directors, cumulative cash dividends at the rate of 8% per annum of the liquidation preference described below per share, payable quarterly. If

Holdings fails to pay such dividend on its 8% Preferred Stock when due, the dividend rate shall be increased to 12% per annum until all accrued dividends on the such shares have been paid in full, and the accrued but unpaid dividends on such shares, to the extent permitted by applicable law, will thereafter accrue an additional amount at the rate of 12% per annum.

  Holders of Holdings 8% Preferred Stock are also entitled to receive any cash dividends declared on Holdings Common Stock based on the amount of cash dividends such holder would have been entitled to if such holder had exercised such holder's conversion right prior to the dividend declaration date. Holdings cannot pay or declare a dividend or make a distribution on its Common Stock unless all dividends due and payable to holders of its 8% Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set apart for payment.

  Liquidation Preference. In the event of the liquidation, dissolution or winding-up of Holdings, whether voluntary or involuntary, assets or surplus funds of Holdings, if any, shall be distributed to the holders of Holdings 8% Preferred Stock, before any distribution or payment is made to the holders of Holdings Common Stock or Series A Preferred Stock, in an amount equal to $1,000 per share, subject to adjustment in the event of any stock dividend, split, distribution or combination with respect to the 8% Preferred Stock, plus any unpaid accrued dividends thereon. After the liquidation preferences have been paid to holders of Holdings 8% Preferred Stock and Series A Preferred Stock, any remaining assets or funds legally available for distribution shall be distributed ratably among holders of the 8% Preferred Stock and Common Stock in proportion to the number of shares of Common Stock owned by each such holder and, in the case of the 8% Preferred Stock, to which such holder would then be entitled upon conversion of such shares owned by such holder.

  Voting Rights. Each holder of shares of 8% Preferred Stock is entitled to one vote per share of 8% Preferred Stock then held by such holder. Holders of Holdings Common Stock, Series A Preferred Stock and 8% Preferred Stock vote as a single class on all matters submitted to Holdings' stockholders, except as otherwise required by law.

  Right to Elect Director. If Holdings fails to redeem its 8% Preferred Stock as described below, Holdings must, at the request of the holders of two-thirds of such shares, increase the size of its Board of Directors by one member, and the holders of Holdings 8% Preferred Stock will have the additional right, voting separately as a single class, to elect an individual to fill such newly created directorship. Such right shall continue until such time as all shares of Holdings 8% Preferred Stock have been redeemed.

  Restrictions on Corporate Action. So long as any shares of Holdings 8% Preferred Stock are outstanding, without the consent of at least two-thirds of the outstanding 8% Preferred Stock, Holdings cannot (i) amend any provision of its Certificate or Bylaws; (ii) declare or pay any dividends on its capital stock other than its 8% Preferred Stock unless such dividend is payable out of earnings or surplus or in Holdings securities; (iii) create any new class or series of shares having preferences over or on parity with the 8% Preferred Stock as to dividend, liquidation, redemption, sinking fund, or assets; (iv) issue any evidence of indebtedness which is convertible into or exchangeable for shares of any class or series of Holdings capital stock; or (v) directly or indirectly make payments to purchase, redeem or retire any Holdings securities if Holdings has failed to pay any accrued dividends or other amounts on Holdings 8% Preferred Stock or if the aggregate of such payments made by Holdings and Eagle during the period commencing January 1, 1997 and ending the date of the making of such a payment would exceed 8.9% of Eagle's and Holdings' cumulative EBITDA for such period; (vi) alter or change the specific rights, preferences, or privileges of any class or series of Holdings preferred stock so as to have an adverse effect on its 8% Preferred Stock or change any rights or priorities of its 8% Preferred Stock; or (vii) issue any shares of Holdings Common Stock (except upon conversion of Series A Preferred Stock or 8% Preferred Stock, pursuant to stock option plans, warrants and contractual commitments in effect on the Effective Time or pursuant to Eagle's 1997 Stock Option Plan or other plan approved by the holders of 8% Preferred Stock (collectively, the "Excluded Shares")) or any options, warrants or other rights to subscribe for or purchase additional shares of Holdings Common Stock at a price per share which is less than the conversion price of the Holdings 8% Preferred Stock.

  Optional Conversion. Holdings 8% Preferred Stock is convertible, at the option of the holder, at any time into the number of shares of Holdings Common Stock obtained by dividing the liquidation preference of such shares by the then existing conversion price, which is initially $4.26. However, such conversion price is generally subject to proportional adjustment in the event Holdings subdivides or combines its outstanding shares of Common Stock, issues any shares of Common Stock (except Excluded Shares) for a consideration less than the market price per share of its Common Stock, issues any options, warrants or convertible securities with exercise or conversion prices that are less than the market price per share of its Common Stock or merges, consolidates or disposes of substantially all of its assets.

  Mandatory Conversion. At any time after the second anniversary of the initial issuance of 8% Preferred Stock, if the 31 business day moving average of the market price per share of Holdings' Common Stock exceeds 175% of the conversion price described above then in effect, the Holdings Board of Directors by resolution can cause all (but not less than all) of the shares of 8% Preferred Stock to be converted into shares of Holdings Common Stock. Each holder of 8% Preferred Stock so converted will be entitled to receive the number of shares of Common Stock into which such 8% Preferred Stock held by such holder would have been converted if such holder had exercised such holder's conversion right immediately prior to the mandatory conversion.

  Preemptive Rights. If Holdings issues, grants or sells any Holdings Common Stock (except Excluded Shares) or securities convertible into Holdings Common Stock, then each holder of Holdings 8% Preferred Stock will be entitled to acquire, upon the same terms provided in any such grant, or applicable to any such issuance or sale, such number of securities so as to cause the percentage of outstanding shares of Common Stock to which such holder would be entitled upon conversion of the 8% Preferred Stock to remain unchanged.

  Mandatory Redemption. In May of 2004, Holdings is required to redeem its 8% Preferred Stock then outstanding at a price equal to the liquidation preference of such shares plus any accrued but unpaid dividends thereon. Additionally, in the event of a "change in ownership" of Holdings (as defined in Holdings' Certificate), a sale of 50% or more of Holdings' assets, or, with certain exceptions, a merger of Holdings, holders of a majority of the Holdings 8% Preferred Stock then outstanding may require Holdings to redeem all or any portion of such shares at a price per share equal to the liquidation preference of such shares plus all accrued and unpaid dividends thereon.

Transfer Agent and Registrar

  The Transfer Agent and Registrar with respect to Holdings' Common Stock is Norwest Bank Minnesota, National Association.

Quotation of Common Stock

  Holdings has applied for quotation of its Common Stock on the
                 . It is a condition to the Merger that such application be approved.

                 EAGLE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Three and Nine Months Ended September 30, 1998 Compared with Three and Nine Months Ended September 30, 1997

  The following table sets forth items from Eagle's Statement of Operations as percentages of net sales:

                                               Three Months     Nine Months
                                                   Ended           Ended
                                               September 30,   September 30,
                                               --------------  --------------
                                                1998    1997    1998    1997
                                               ------  ------  ------  ------
   Net sales..................................  100.0%  100.0%  100.0%  100.0%
   Cost of goods sold.........................   75.0    82.4    78.3    79.3
   Gross Profit...............................   25.0    17.6    21.7    20.7
   Operating expenses.........................   15.5    13.9    15.3    14.6
   Operating income...........................    9.5     3.7     6.4     6.1
   Non-operating expense......................   (2.2)   (3.1)   (3.0)   (3.6)
   Income before income taxes and
    extraordinary loss........................    7.3     0.6     3.4     2.5
   Income tax (expense) benefit...............   (0.5)   (0.1)   (0.3)    0.3
   Extraordinary loss on debt prepayment......   (3.2)    --     (1.1)    --
   Net Income.................................    3.6%    0.5%    2.0%    2.8%

  Eagle posted record net sales for the three and nine month periods ended September 30, 1998, increasing 4% and 5%, respectively, compared to the same periods in 1997. Higher volumes, primarily due to increased demand and production capacities, were responsible for the growth in revenues. Pounds sold rose 15% and 14% for the three and nine month periods ended September 30, 1998, compared to the same periods in 1997, respectively. Selling prices decreased 8% and 11% for the three and nine month periods ended September 30, 1998, compared to the same periods in 1997, respectively.

  The increase in gross profit, as a percentage of net sales, from 1997 to 1998 is primarily due to a combination of strong demand and falling resin prices in 1998. PVC resin prices decreased due to the Asian economic crisis which caused an oversupply of resin because of lower exports. Strong demand allowed Eagle to retain a portion of the raw material price decreases.

  The increase in operating expenses, as a percentage of net sales, from 1997 to 1998 is primarily due to higher freight costs, from increased sales volume, combined with lower selling prices.

  The decrease in non-operating expenses, which consists principally of interest expense, from 1997 to 1998 is primarily due to the issuance of $10.0 million of Eagle 8% Preferred Stock in May of 1997. The proceeds from the preferred stock were used to pay down Eagle's revolving credit line.

  The income tax provisions for 1998 and 1997 were calculated based upon management's estimate of the annual effective rates, reduced by federal net operating loss ("NOL") and state tax credit carryforwards utilized, as well as NOL carryforwards expected to be used in future periods. Due to more profitable operations and future expected profits, an income tax benefit of $250,000 was recorded in the second quarter of 1997, representing a change in the deferred tax asset valuation allowance relating to a portion of the NOL carryforwards which are now expected to be utilized in the future.

  In July 1998, the Company repurchased the remainder of its subordinated debt for $4.3 million which generated an extraordinary loss of $656,419, net of income taxes. In conjunction with the repurchase, the Company obtained a $6.5 million term note from its current lender.

Year Ended December 31, 1997 Compared With Years Ended December 31, 1996 and
1995

  The following table sets forth items from Eagle's Statements of Operations as percentages of net sales:

                                                         Fiscal Year Ended
                                                           December 31,
                                                         -------------------
                                                         1997   1996   1995
                                                         -----  -----  -----
   Net sales............................................ 100.0% 100.0% 100.0%
   Cost of goods sold...................................  80.1   76.8   81.7
   Gross profit.........................................  19.9   23.2   18.3
   Operating expenses...................................  15.2   15.4   15.0
   Operating income.....................................   4.7    7.9    3.3
   Other expense........................................  (3.6)  (4.1)  (5.3)
   Income (loss) before income taxes and extraordinary
    loss................................................   1.1    3.8   (2.0)
   Income tax benefit...................................  (0.2)  (1.5)  (0.3)
   Income (loss) before extraordinary loss..............   1.3    5.3   (1.7)
   Extraordinary loss on debt prepayments...............   --     2.6    --
   Net income (loss)....................................   1.3%   2.7%  (1.7)%

  On July 10, 1995, Eagle acquired all of the outstanding common stock of Pacific Plastics, Inc. and its wholly owned subsidiary, Arrow Pacific Plastics, Inc. ("Pacific"). Since Pacific was not acquired by Eagle until July 1995, operating results may not be comparable with prior years. Pro forma results, reflecting operations as if the acquisition had occurred at the beginning of 1995 are provided in Note 2 of the 1997 financial statements. A discussion of the pro forma results are made whenever it is deemed to enhance the reader's understanding of Eagle's operating results.

  Eagle posted record net sales in 1997, rising 10% from 1996 to 1997 after increasing by 27% from 1995 to 1996. Higher sales volumes, primarily due to an increase in production capacities, were responsible for the 1997 growth in revenues. Higher sales volumes, primarily due to the acquisition of Pacific, were responsible for the 1996 growth in revenues. Pounds sold rose by 13% from 1996 to 1997 and by 40% from 1995 to 1996. These higher volumes were partially offset by lower selling prices, which decreased 3% from 1996 to 1997 and 9% from 1995 to 1996. The lower selling prices in 1997 were caused by increased competition due to over-capacity in the industry, while the lower selling prices in 1996 were primarily due to lower PVC resin prices. On a pro forma basis, sales in dollars decreased 6% from 1995 to 1996, while sales in pounds increased 5%. The small pro forma sales increase in pounds is due to capacity constraints at Eagle's three manufacturing facilities.

  The decrease in gross profit as a percentage of net sales from 1996 to 1997 is primarily due to a combination of higher resin prices during the first half of 1997 and lower selling prices during 1997. PVC resin prices were approximately 3% higher from 1996 to 1997. Much of the PVC resin price increases were driven by a tight supply of resin during the first quarter of 1997, caused by various operational problems within many of the resin producers, not by an increase in demand. Therefore, Eagle was unable to pass all of the raw material price increases on to its customers during the first half of 1997. The lower selling prices were due to PVC resin prices peaking earlier than usual in 1997. Resin prices peaked in May 1997, compared to the more traditional fall/winter price descent in September of 1996. To maintain its market share, Eagle was required to lower its prices at the same rate that raw material prices declined. As higher priced inventory was sold at lower market prices, gross profits decreased significantly. The increase in the gross profit as a percentage of net sales from 1995 to 1996 is primarily due to the stabilization of PVC and PE raw material costs and selling prices during 1996.

  Operating expenses as a percentage of net sales decreased from 1996 to 1997 primarily due to administrative efficiencies within Eagle which were partially offset by higher freight costs resulting from expanded geographic markets. Operating expenses as a percentage of net sales increased from 1995 to 1996 primarily due to lower selling prices in 1996 which were partially offset by administrative efficiencies gained from the acquisition of Pacific. Operating expenses as a percentage of sales on a pro forma basis were 14.4% for 1995. The increase in operating expenses from 1995 pro forma results to 1996 is due to lower selling prices in 1996 compared to 1995.

  The decrease in non-operating expenses, which consists mainly of interest expense, as a percentage of net sales from 1996 to 1997 is the result of paying down the revolving credit loan with the proceeds from the sale of the 8% Preferred Stock in May 1997. Interest expense decreased in 1996 compared to 1995 as a result of Eagle's refinancing of debt along with the issuance of new common equity in May 1996, which allowed Eagle to eliminate 40% of its higher interest rate subordinated debt and related non-cash interest amortization.

  The income tax provisions for 1997, 1996 and 1995, were calculated based upon management's estimate of the annual effective rates, reduced by federal net operating loss ("NOL") and state tax credit carryforwards utilized as well as NOL carryforwards expected to be used in future periods. Due to future expected profits, income tax benefits of $250,000 and $1,000,000 were recorded in 1997 and 1996, respectively, representing NOL carryforwards expected to be utilized in the future.

Financial Condition

  Eagle had negative working capital of $805,000 at September 30, 1998. The negative working capital is due to the use of short-term financing during the construction of the new manufacturing facility in Utah. Eagle intends to replace the short-term financing with long-term financing, which will improve Eagle's working capital position.

  Cash provided by operating activities was $2.5 million and $583,000 for the nine months ended September 30, 1998 and 1997, respectively. The primary reason for the improved results are improved profits and lower inventory levels in 1998 compared to 1997.

  Eagle used $9.4 million and $6.5 million for investing activities for the nine months ended September 30, 1998 and 1997, respectively. The primary use of cash in 1998 and 1997 was for capital expenditures.

  Cash provided by financing activities was $7.1 million and $5.9 million for the nine months ended September 30, 1998 and 1997, respectively. The primary source of cash in 1998 was borrowings under the revolving credit loan and the refinancing of the subordinated debt with the issuance of a larger term note. The primary source of cash in 1997 was the issuance of redeemable preferred stock, partially offset by payments on the revolving credit loan and long-term debt.

  Eagle had commitments for capital expenditures of $587,000 at September 30, 1998, which will be funded from borrowings under the revolving credit loan. Additional potential sources of liquidity, if needed, include Eagle's revolving credit line, additional long-term debt financing, and the sale of Company equity securities in either a private or public offering. Eagle believes that it has the financial resources needed to meet its current and future business requirements, including capital expenditures for expanding manufacturing capacity and working capital requirements.

  Eagle has received a commitment letter from Fleet Capital Corporation ("Fleet") whereby Fleet has agreed to act as agent and underwrite $40.0 million of a $85.0 million senior credit facility. The senior credit facility will be used to finance Eagle's acquisition of the Lamson PVC Pipe Business and to provide working capital for Eagle's ongoing operations. The $85.0 million senior credit facility will consist of a $35.0 million revolving credit facility and a $50.0 million term loan facility. The term of the senior credit facility is expected to be three years and the interest rate is expected to be based on a variable rate (prime rate or LIBOR, at Eagle's option), plus a margin based on Eagle's interest coverage ratio. See "Eagle's Business--Recent Developments--Acquisition of the Lamson PVC Pipe Business" and "--Credit Financing."

Outlook

  The statements contained in this Outlook are based on current expectations. These statements are forward looking and actual results may differ materially from those anticipated by some of the statements made herein. These forward looking statements involve a number of risks and uncertainties in addition to those specifically mentioned below, including: business conditions and the general economy, competitive factors such as major capacity increases from competitors, and weather factors. Any one or more of these factors and risks could have a materially adverse effect on Eagle's results of operations. See "Forward Looking Statements May Prove Inaccurate."

  Eagle expects the demand for plastic pipe and tubing to grow as acceptance of plastic pipe over metal pipe continues and the overall economy continues to grow. Industry growth projections call for annual sales growth rates for plastic pipe and tubing of three percent or greater per year through 1998. Eagle has historically been able, and expects in the future, to grow at rates substantially in excess of the industry averages due to its emphasis on customer satisfaction, product quality and differentiation and innovative promotional programs. Eagle's strategy has been, and continues to be, to concentrate growth in the higher profit products and geographic regions.

  Eagle's gross margin percentage is a sensitive function of PVC and polyethylene (PE) raw material resin prices. In a rising or stable resin market, margins and sales volume have historically been higher, and conversely, in falling resin markets sales volumes and margins have historically been lower. Due to the commodity nature of PVC and PE resin and the dynamic supply and demand factors both domestically and worldwide, it is very difficult to predict gross margin percentages or assume that historical trends will continue.

  If the Merger is consummated, Eagle's use of the federal net operating loss carryforwards ("NOLs") will be limited to an annual amount calculated based upon the market capitalization of Eagle immediately prior to the Merger. Management believes that the annual limitation will be between $550,000 and $600,000. The NOLs are available through the year 2010, however, the majority expire by the year 2000. The amount of available NOLs actually used is dependent on future profits and the annual limitation, and Eagle will not be able to utilize all of its NOLs before they expire.

  Eagle believes that it has the product offerings, facilities, personnel, and competitive and financial resources for continued business success, but future revenues, costs, margins, and profits are all influenced by a number of factors, as discussed above.

Year 2000 Compliance

  Eagle relies on computer software and hardware systems to manage its information and portions of its manufacturing. Eagle is aware of the computer software and hardware issues associated with the programming code in existing computer software programs and non-information technology such as micro-controllers found in computer hardware. The issue is whether systems will properly recognize date sensitive information. Much of the computer software and hardware in use today is unable to recognize a year that begins with "20" instead of "19." Many computers will be unable to recognize the Year 2000 and, as a result, could generate erroneous data or cause a computer to fail. Some computer systems may begin to operate improperly sooner for failure to read other dates such as September 9, 1999. If not addressed properly, the Year 2000 issue could have a material adverse effect on Eagle.

  Eagle has completed an assessment of its exposure to the Year 2000 issue by evaluating its software and hardware systems. Eagle's assessment revealed that its exposure to the Year 2000 issue is nominal and it is currently upgrading its software and hardware systems to make such systems Year 2000 compliant. The cost of such upgrade is not material. In addition to evaluating its own systems, Eagle has inquired of its major customers and suppliers as to their exposure to the Year 2000 issue to determine the extent to which Eagle is indirectly vulnerable to the Year 2000 issues from such customers and suppliers. Many of the Eagle's customers and suppliers have responded that they believe they are or will be Year 2000 compliant. Eagle plans to continue to assess its exposure to the Year 2000 issue and develop plans to address any effects of the issue that could have an adverse effect on Eagle and its operations.

                                EAGLE'S BUSINESS

General

  Eagle, a Minnesota corporation, manufactures and distributes PVC pipe and PE pipe and tubing products used for turf and water irrigation, natural gas, water wells, fiber optic lines, electronic and telephone lines, and commercial and industrial plumbing. Eagle distributes its products primarily in the Upper Midwest and Plains states and the Mountain and Pacific Northwest regions of the United States.

  Eagle's principal offices are located in Minneapolis, Minnesota. Eagle has production facilities in Hastings, Nebraska, Hillsboro, Oregon, and West Jordan, Utah. Eagle also has a distribution facility in Baker City, Oregon.

  Effective December 31, 1997, Eagle merged with its two wholly-owned subsidiaries, Eagle Plastics, Inc. and Pacific Plastics, Inc., ending the separate existence of each subsidiary and consolidating Eagle's operations. In addition, Pacific Plastics, Inc. merged with its wholly-owned subsidiary, Arrow Pacific Plastics, Inc.

Products

  Eagle's products consist of 1/2-inch to 15-inch PVC pipe and 1/2-inch to 6-inch PE pipe and tubing for applications in the building and construction industry, turf and water irrigation, natural gas, water wells, fiber optic lines, and electronic and telephone lines. Although the manufacture and sale of PVC pipe and PE pipe and tubing is generally viewed as a commodity business (i.e., price being the only purchasing consideration), Eagle believes it has created brand name recognition for its products while remaining competitive on price. To help support the brand name recognition, Eagle seeks to offer the highest quality PVC pipe and PE pipe and tubing available. Eagle also looks for niche markets to enter, such as PE pipe and tubing for turf irrigation, where it can seek to establish itself as the market leader and command higher profit margins. Eagle also adds features such as quick connect gaskets and longer pipe lengths that allow for easier installation, as well as proprietary marking for brand identification.

PVC Pipe

  PVC pipe is widely accepted in the building and construction industry. A number of factors have caused its popularity including its low cost, easy installation, and its lower weight and longer life than metal pipe. As a result, PVC is replacing metal pipe in many construction situations. Below are descriptions of Eagle's primary PVC pipe products, broken down between pressure and non-pressure rated products.

  A major use of PVC pipe is transporting water under pressure. Eagle manufacturers and distributes several PVC pressure pipe products for use at various points in a water distribution system.

  PVC(R) Well Casing. Eagle offers a light-weight PVC pipe to be used as casing in water wells. The well casing pipe is manufactured out of what Eagle management considers to be the highest quality PVC and meets all American Society for Testing and Materials ("ASTM") and National Sanitation Foundation International ("NSFI") standards. As a companion to its well casing pipe, Eagle also offers a threaded drop pipe for hanging submersible pumps. These heavy duty pipes are made from schedule 80 PVC and weigh one-seventh of an equivalent metal pipe.

  Pressure Pipe. Pressure pipe is used extensively in water service lines, turf irrigation, agricultural irrigation, water wells, and for transporting crude oil and salt water. It comes in diameters ranging from 1/2-inch to 15-inches and in lengths up to 40 feet.

  White and Grey Schedule 80. Eagle offers this strong PVC pipe for demanding industrial applications. Its thick, strong walls stand up to most chemicals, giving it distinct advantages over conventional metal pipe.

  Gasket Joint Pipe. Gasket joint pipe has a Reiber gasket to assure leak-proof water mains and sewer pipe. Steel reinforced Reiber gaskets are pre-stressed and molded in place to offer a tight and dependable seal. Eagle was one of the first in the industry to develop the capability to mold the Reiber gasket in place in its PVC pipe, which produces the distinctive bell end on a Gasket Joint Pipe.

  Eagle also manufactures a line of non-pressure rated PVC pipe products. Although these products are considered lower grade than pressure pipe, Eagle applies the same quality standards that it incorporates into all its products.

  Drain, Waste and Vent Pipe. Drain, waste and vent pipe is used inside the home in non-pressurized applications. It carries the NSFI approval, and therefore, has appeal for use as waste drains and vents in the home.

  Sewer Drain Pipe. Sewer drain pipe is used for the exterior transportation and storage of waste water. When waste water leaves the home or industrial building, it moves through sewer drain pipe into a municipal sewer system or other reclamation system. The thick-walled sewer drain pipe is building code approved. For rural and non-building code applications, a thin-walled variety of sewer drain pipe is available.

  Coex Cellular Core. Coex cellular core is a lighter weight drain, waste and vent pipe for non-pressure applications. Coex cellular core is a co-extruded pipe, with air-injected PVC sandwiched between two thin layers of solid PVC. Its lighter weight makes coex cellular core easier to handle and more affordable than heavier, solid PVC drain, waste and vent pipe. Its insulating characteristics make coex cellular core pipe particularly desirable for public buildings.

  Electric and Telephone Duct. Electric and telephone duct are used by utility companies. Electric duct is used for power lines, as well as electrical wiring, both inside buildings and underground. Telephone duct is used by communications companies for insulating their telephone communication lines.

PE Pipe and Tubing

  The applications and markets for PE pipe and tubing is expanding because of its flexibility and strength. Eagle offers a wide selection of PE pipe and tubing products for home, farm, telecommunication, municipal and industrial use. Eagle backs its PE pipe and tubing with warranties. Below are descriptions of Eagle's primary PE product lines:

  Pure Core(R). Pure Core(R) is Eagle's highest quality PE pipe and tubing. The walls of this premium pipe are 25 percent thicker than called for by both ASTM and NSFI standards, and the pipe comes with a 50-year warranty. Its primary markets and uses include municipal and domestic water service for homes and office, and transporting potable liquids for the chemical and food processing industries.

  Eagle 3408 and Poly Flo. Eagle 3408 and Poly Flo Pipe are all-black PE pipe and tubing products which meet the quality standards set by ASTM and NSFI, yet are offered at a lower price than Pure Core(R) pipe. Eagle 3408 and Poly Flo Pipe are made from high-density 3408 and medium-density 2406 polyethylene, respectively. The primary use for this product line is transporting potable water, with limited applications for foods and chemicals. The Eagle 3408 Pipe is also used for slab heating systems and closed-loop, ground coupled heat pump systems.

  Green-striped Eagle-Tough Turf Pipe(R). Green-striped Eagle-Tough Turf Pipe(R) is a popular PE pipe in the lawn irrigation industry. It is co-extruded with two green stripes to permanently identify it as Tough Turf Pipe. This distinct, recognizable marking is unique to Tough Turf Pipe. One of its features is the Tough Lifetime Guarantee against defects in materials and workmanship covering the replacement cost of the pipe and the related labor cost. Eagle also serves its customers by providing pipe sizing other than the traditional 1-inch diameter, all with the Tough Lifetime Guarantee, which is valid as long as the original purchaser owns the property where Tough Turf Pipe was originally installed.

  Poly-Flex. Utility-grade Poly-Flex is an economically priced utility-grade PE pipe and tubing. This product carries a one-year warranty and is suitable for transporting potable water and for pressure installations. Primary markets and uses of this product include farm water systems, including transporting water to outlying areas for livestock, plumbing/waste water and drainage applications, and irrigation, primarily in home and other low pressure applications.

  Natural Gas Pipe. Eagle Tri-Stripe Natural Gas Pipe is marked with yellow stripes for quick identification and is available in diameters up to 4 inches. Eagle Tri-Stripe(R) is an excellent alternative to steel pipe for natural gas distribution and propane service due to its light weight, ease of installation, and maintenance-free nature. Eagle has concentrated on marketing Natural Gas Pipe to the after-market side of the business, serving installers and contractors, instead of marketing directly to utility companies.

  Fiber Optic Pipe. Fiber optic pipe is used for protecting underground fiber optic cables. Eagle sells this product mainly to large communications companies such as AT&T, Sprint and MCI, and to railroad companies such as Southern Pacific, which lay the pipe alongside their railroad tracks and then lease space on their own fiber optic lines to the communications companies.

Marketing and Customers

  Eagle markets its products through a combination of independent sales representatives, factory salespersons, and inside sales/customer service representatives. Independent sales representatives are primarily assigned to geographic territories. Factory salespersons are primarily assigned to specific product lines and customers. Eagle's core geographic market areas are the Upper Midwest and Plains states and the Mountain and Pacific Northwest regions of the United States.

  Eagle's marketing strategy focuses on the brand name recognition that its products have attained, particularly its PE pipe and tubing. To complement its products, Eagle strives to provide quality customer service and short delivery times.

  Eagle offers a wide variety of warranty programs on its products. These warranties apply to failures in pipe or tubing due to defects in material or workmanship. Generally, warranties are for one year. However, the Pure Core(R) product has a fifty-year warranty and Eagle Tough Turf Pipe(R) has its own unique lifetime warranty, which is valid as long as the original purchaser owns the property where Eagle Tough Turf Pipe(R) was originally installed. These warranties extend in scope from replacement of the defective pipe to payment of all costs of replacing the defective pipe, including labor costs. Eagle maintains product liability insurance to cover such warranty claims, and to date, warranty reserves have been sufficient to cover warranty claims.

  In addition to the warranty programs, Eagle offers many of the industry-standard promotional sales programs, such as volume rebates and discounts. Eagle also offers a frequent-buyer program, which Eagle believes is unique to the industry. The frequent-buyer program allows customers to select products from a catalogue based on points earned from pipe and tubing purchases.

  Eagle's customers consist primarily of wholesalers and distributors. Eagle has a broad and diverse group of customers. No customer accounted for more than 10% of total net sales in 1998, 1997, or 1996.

Competition

  The plastic pipe industry is highly competitive due to the large number of producers and the commodity nature of the industry. According to Plastics News, the plastic pipe market is approximately $3.8 billion in annual sales. Eagle is the 16th largest extruder of plastic pipe, according to Plastic News. However, many of the pipe manufacturers that ranked higher than Eagle produce large diameter pipe (15-inch to 30-inch) which Eagle does not produce. Within its primary markets, Eagle believes it is one of the largest producers of PVC pipe and PE pipe and tubing. Because of shipping costs, competition is usually regional, instead of national, in scope. Finally, although Eagle believes it has reduced the commodity nature of its business through its high quality and brand names, pricing pressure will continue and could affect Eagle's margins in the future.

Manufacturing and Sources of Supplies

  All of Eagle's manufacturing is performed at its facilities in Hastings, Nebraska, Hillsboro, Oregon and West Jordan, Utah. In an effort to ensure the highest quality products possible, Eagle uses high quality raw materials and the latest in extrusion technologies.

  All three of Eagle's manufacturing facilities have compound centers for PVC resin where the PVC resin is precisely mixed with various waxes, colorants, UV protectants and lubricants to create the appropriate compound resin for each extrusion application. By performing its own PVC compounding, Eagle has been able to reduce its raw material costs. PE material used by Eagle is purchased in compounded form, ready for direct use in the extruder. Because of the different properties of PE plastic, it is not cost-effective to acquire the technology to perform Eagle's own PE compounding. Compounded PVC resin and PE resin are automatically transported from storage silos to the extrusion equipment by a vacuum feeding system.

  Extrusion is a common manufacturing process used in the production of plastic products. During production, PVC compounded resin or PE resin is placed in an extrusion machine, where the PVC or PE material is heated into molten plastic and pulled through a sizing apparatus to produce pipe or tubing of the desired diameter. The newly extruded pipe or tubing is moved through a water cooling trough, marked to indicate the identity of the pipe or tubing and cut to length. Multiple warehousing and outdoor storage facilities are used to store finished product. Inventory is shipped from storage to customers by common carrier or by Eagle's vehicles for orders close to a manufacturing facility.

  At each phase of the manufacturing process, Eagle pays great attention to quality and production of a consistent product. Every PVC and PE product is thoroughly examined for compliance with ASTM standards. Eagle has a quality control department which has its own testing lab for both resin and finished goods quality assurance.

  Eagle acquires its PVC and PE resins in bulk, mainly by rail car. Eagle acquires raw materials from various sources. During the years ended December 31, 1998, 1997 and 1996, purchases of raw materials from two vendors totaled 53%, 64% and 62% of total material purchases, respectively. Eagle maintains strong relationships with its key raw material vendors to ensure the quality and availability of raw material.

Business Seasonality

  Due to general weather constraints in the geographic markets in which Eagle operates, the demand for its products tends to be seasonal. In an effort to reduce the fluctuations in operating results caused by the seasonality of Eagle's products, Eagle offers extended terms to its customers during the winter months in order to stabilize production. Notwithstanding extended terms, Eagle experiences fluctuations in sales, accounts receivable and inventory levels during the year.

Backlog

  Eagle strives to keep delivery lead times to a minimum in order to meet customer needs. However, due to the seasonality of the business, lead times can occasionally approach 30 days. Eagle's backlog on December 31, 1998, was 7,603,000 pounds of plastic pipe compared to 7,340,000 pounds on February 27, 1998.

Employees

  Eagle currently employs 384 employees, of which 24 are in administration, 46 in sales and shipping and 314 in manufacturing. None of Eagle's employees are represented by a labor union and Eagle has never experienced any work stoppages.

Properties

  Eagle's executive offices are located in leased office space in Minneapolis, Minnesota, which is adequate for the operation of Eagle's business. Eagle's manufacturing and warehouse facilities are located in Hastings, Nebraska; Hillsboro, Oregon; West Jordan, Utah; and Baker City, Oregon. Eagle both owns and leases portions of its facilities in Hastings, Nebraska, while the facilities in Hillsboro, Oregon, West Jordan, Utah and Baker City, Oregon are owned.

  Eagle believes that the production capacity of its facilities is sufficient to meet its current and future needs. The manufacturing facilities, as currently equipped, are operating at approximately 85% of capacity.

Legal Proceedings

  Eagle is not aware of any material legal proceedings pending or threatened against it.

Recent Developments

 Acquisition of the Lamson PVC Pipe Business

  Immediately prior to the Merger, Eagle will acquire substantially all the assets and assume certain liabilities of the Lamson PVC Pipe Business. The Lamson PVC Pipe Business includes the manufacturing and sale of PVC pipe, electrical conduit and duct for the construction, power, communications and wastewater markets, offering products with diameters ranging from 1/2 inch to 54 inches. In 1997, the Lamson PVC Pipe Business contributed approximately $141.4 million in net sales to Lamson. The Lamson PVC Pipe Business is composed of three distinct product areas: electrical conduit, communications duct and large diameter wastewater pipe. All three of these product lines are national in scope and have leading market share positions.

  Pursuant to the Asset Purchase, Eagle will acquire four production facilities and two additional extrusion lines used to manufacture the Lamson PVC Pipe Business products. The location and approximate square footage of these facilities are as follows: Nazareth, Pennsylvania, 53,000 square feet; High Springs, Florida, 113,000 square feet; Oklahoma City, Oklahoma, 166,000 square feet; and Woodland, California, 70,000 square feet. The Lamson employees at the Nazareth, Pennsylvania plant are covered by a collective bargaining agreement expiring in November 2000. The Lamson employees at the High Springs, Florida plant are covered by a collective bargaining agreement expiring in October 2001 and the employees at the Oklahoma City facility are covered by a collective bargaining agreement expiring in May 2001.

  The Lamson PVC Pipe Business, based on its current product mix, has the capacity to consume approximately 250 million pounds of resin annually. Moreover, the Lamson PVC Pipe Business has a total capacity, based on its current product mix, to blend approximately 180 million pounds and extrude approximately 350 million pounds of electrical conduit, communications duct, and wastewater pipe material.

  Pursuant to the Asset Purchase Agreement by and between Lamson and Eagle dated December 11, 1998 (the "Asset Purchase Agreement"), Eagle has agreed to acquire the Lamson PVC Pipe Business in exchange for approximately $45 million (subject to adjustment for fluctuations in working capital) in cash, $6 million in unsecured debt and 785,000 newly issued shares of Eagle Common Stock. In connection with this acquisition, Eagle has agreed to assume certain liabilities relating to the Lamson PVC Pipe Business including certain contracts, leases, taxes, and product and environmental liability claims.

  The obligation of Eagle to consummate the Asset Purchase is contingent upon Eagle shareholders approving the Merger and is subject to other customary conditions precedent including the truth and accuracy in all material respects of Lamson's representations and warranties in the Asset Purchase Agreement, the performance by Lamson of certain covenants and agreements, and the expiration or termination of the waiting period under the HSR Act. Likewise, the obligation of Lamson to consummate the Asset Purchase is subject to customary conditions precedent including the truth and accuracy in all material respects of Eagle's representations and warranties in the Asset Purchase Agreement, the performance by Eagle of certain covenants and agreements, and expiration or termination of the waiting period under the HSR Act.

  Eagle and Lamson will also enter into a Manufacturing Agreement pursuant to the Asset Purchase, under the terms of which Eagle will exclusively produce for Lamson certain pipe products and fittings, and Lamson will purchase all of its requirements for those products from Eagle. The products subject to the Manufacturing Agreement are products which are, as of the date of this Proxy Statement/Prospectus, manufactured by Lamson at the PVC Pipe Facilities and covered by patents and trademarks owned by Lamson. Lamson will grant Eagle a royalty-free license to manufacture these products for Lamson. This Agreement will last for an initial term of 10 years, which may thereafter be renewed annually.

  Also pursuant to the Asset Purchase, Lamson and Eagle will enter into agreements under the terms of which the parties will engage in transitional services for one year following the effective date of the Asset Purchase. The parties may, at their option, elect to continue providing these services beyond the transition services period, under the same terms and conditions.

  With respect to Lamson's Carlon(R) pipe products, Eagle and Lamson will then enter into a License Agreement, pursuant to which Lamson will grant Eagle a non-exclusive, fully paid-up license to use the Carlon(R) trademark as a suffix to a variation to Eagle's name. This license applies only to products in connection with Lamson's PVC Pipe Business, and terminates in three years.

 Credit Financing

  Eagle has received a commitment letter from Fleet Capital Corporation whereby Fleet has agreed to act as Agent and underwrite $40.0 million of the $85.0 million senior credit facility. The senior credit facility will be used to finance Eagle's acquisition of the Lamson PVC Pipe Business and to provide working capital for Eagle's ongoing operations. The $85.0 million Senior Credit Facility will consist of a $35.0 million revolving credit facility and a $50.0 million term loan facility. The term of the senior credit facility is expected to be three years and the interest rate is expected to be based on a variable rate (prime rate or LIBOR, at Eagle's option), plus a margin based on Eagle's interest coverage ratio.

  The foregoing description of the senior credit facility is based upon a commitment letter negotiated with the lender. There is no guarantee that Eagle will enter into any final agreement containing the terms described, or at all.

 Other Investments and Acquisitions

  Eagle has historically been, and continues to be, actively engaged in exploring business opportunities through investments and acquisitions. As such, at any particular time, in addition to investments and acquisitions for which definitive agreements have been executed and publicly announced, Eagle is routinely reviewing several other investment or acquisition opportunities of varying magnitude and significance or negotiating the terms of such potential investments or acquisitions prior to the execution of a definitive agreements and public announcements thereof. No such investments or acquisitions are currently pending, and no definitive agreement has been entered into regarding any such investment or acquisition.

                               EAGLE'S MANAGEMENT

Directors and Executive Officers

  The following table sets forth the names, ages and positions of the directors and executive officers of Eagle as of December 31, 1998. A summary of the background and experience of these individuals is set forth after the table.

   Name                           Age Position
   ----                           --- --------
   Harry W. Spell(1)(2)..........  75 Chairman of the Board
   William H. Spell(2)...........  41 Chief Executive Office and Director
   Bruce A. Richard(1)(3)........  69 Vice Chairman of the Board
   G. Peter Konen................  49 President and Director
   Patrick M. Mertens............  34 Chief Financial Officer and Treasurer
   David P. Schnase..............  38 Senior Vice President-Sales and Marketing
   George R. Long(3).............  68 Director
   Richard W. Perkins(1)(2)......  68 Director
   Larry D. Schnase(2)...........  66 Director

--------
(1) Member of Compensation Committee
(2) Member of Nominating Committee
(3) Member of Audit Committee

  Harry W. Spell has been Chairman of the Board of Eagle since January 1992 and served as Chief Executive Officer from January 1992 to January 1997. In addition, Mr. Spell is Chief Financial Manager and Chairman of the Board of Spell Capital Partners, LLC, which is a private investment equity firm which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Spell has been involved in private equity investing since 1988. He was employed by Northern States Power, a Fortune 500 company, from 1949 until August 1988, where he served as Senior Vice President and Chief Financial Officer. Mr. Spell currently serves as a director of Appliance Recycling Centers of America, Inc., as well as several private organizations.

  William H. Spell has been a director of Eagle since January 1992 and Chief Executive Officer since January 1997, and served as Eagle's President from January 1992 to January 1997. In addition, Mr. Spell is the President of Spell Capital Partners, LLC, which is a private investment equity firm which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Spell has been involved in private equity investing since 1988. From 1981 through 1988, Mr. Spell was vice president and director of corporate finance at John G. Kinnard and Company, Incorporated, a regional investment banking firm located in Minneapolis, Minnesota. Mr. Spell has a B.S. and an M.B.A. degree from the University of Minnesota.

  Bruce A. Richard has been a director of Eagle since March 1992 and Vice Chairman since February 1996. He also served as Secretary of Eagle from mid-1993 to August 1998, as Chief Financial Officer from mid-1993 to February 1996 and as Treasurer from mid-1993 to March 1998. In addition, Mr. Richard is affiliated with Spell Capital Partners, LLC, which is a private investment equity firm which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Richard has been involved in private equity investing since 1988. He retired as President and Chief Operating Officer of Northern States Power Company, a Fortune 500 company, in July of 1986. He is a former member of the Board of Regents of St. John's University and is actively involved in other philanthropic organizations.

  G. Peter Konen has been a director of Eagle since December 1993 and President of Eagle since January 1997. In addition, he served as President of Eagle's former subsidiary, Eagle Plastics, Inc. ("Eagle Plastics") from February 1996 until December 1997, when it was merged into Eagle. He was Executive Vice President and Chief Operating Officer of Eagle Plastics from 1984 to February 1996. Prior to 1984, he was Plant Manager with Western Plastics, a PVC pipe and PE tubing manufacturer. Mr. Konen has over 30 years of experience in the manufacturing and sales of plastic pipe.

  Patrick M. Mertens, who joined Eagle in May 1995 as Controller was promoted to Chief Financial Officer of Eagle in February 1996 and Treasurer in March 1998. From 1986 to May of 1991, he was a senior auditor, specializing in manufacturing clients, for Baird, Kurtz & Dobson, CPAs. During his tenure at Baird, Kurtz & Dobson, Mr. Mertens was in charge of the annual audit for Eagle Plastics for three years. From 1991 to May of 1995 he was Assistant Controller of ISCO, Inc., a public company that manufactures scientific and environmental instruments. Mr. Mertens has a B.S. degree from Peru, Nebraska State College and an M.B.A. degree from the University of Nebraska.

  David P. Schnase was elected Senior Vice President-Sales and Marketing of Eagle in January 1998. He joined Eagle Plastics in April 1985 and served as Senior Vice President-Sales and Marketing of Eagle Plastics and of Eagle's other subsidiaries from February 1996 until December 1997, when such subsidiaries were merged into Eagle.

  George R. Long has been a director of Eagle since 1986. He has served as Chairman of the Board of Directors of the Mayfield Corporation, a financial advisory firm, since 1973. For over five years, he has been a private investor. Mr. Long also is a director of the IAI Series of Mutual Funds, Minneapolis, Minnesota.

  Richard W. Perkins has been a director of Eagle since January 1992. Mr. Perkins has been President of Perkins Capital Management, Inc., a registered investment adviser, since 1984 and has had 40 years experience in the investment business. Prior to establishing Perkins Capital Management, Inc., Mr. Perkins was a Senior

Vice President at Piper Jaffray Inc. where he was involved in corporate finance and venture capital activities, as well as rendering investment advice to domestic and international investment managers. Mr. Perkins is also affiliated with Spell Capital Partners, LLC, which is a private investment equity firm which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Perkins is a director of various public companies, including: Bio-Vascular, Inc., Lifecore Biomedical, Inc., Children's Broadcasting Corporation, CNS, Inc., Quantech Ltd., Nortech Systems, Inc., Vital Images, Inc. and Harmony Holdings, Inc.

  Larry D. Schnase has been a director of Eagle since December 1993. He was Chief Executive Officer of Eagle Plastics from its inception in 1984 until his retirement in January 1997, and served as President of Eagle Plastics from 1984 to February 1996. Prior to founding Eagle Plastics, Mr. Schnase served as Vice President of Sales for Western Plastics, a PVC pipe and PE tubing manufacturer. Mr. Schnase has over 35 years of experience in the business of manufacturing and sales of plastic pipe.

  Harry W. Spell is William H. Spell's father. Larry D. Schnase is David P. Schnase's father.

Executive Compensation

 Summary Compensation Table

  The following table sets forth all cash compensation paid or to be paid by Eagle and its former subsidiary, Eagle Plastics, as well as certain other compensation paid or accrued, during the last three fiscal years to the Chief Executive Officer of Eagle and the executive officers of Eagle who received more than $100,000 during fiscal 1998:

                                                                       Long Term
                                     Annual Compensation             Compensation
                                -------------------------------- ---------------------
   Name and Principal    Fiscal                     Other Annual Securities Underlying  All Other
        Position          Year   Salary      Bonus  Compensation   Options and SARs    Compensation
   ------------------    ------ --------    ------- ------------ --------------------- ------------
William H. Spell,         1998  $115,000(1) $51,000    $7,200           120,000            $ 0
 Chief Executive          1997  $108,000    $12,750    $7,200           100,000            $ 0
 Officer                  1996  $ 89,188    $55,000    $7,200                 0            $ 0
G. Peter Konen,           1998  $182,000(2) $81,000    $7,200                              $ 0
 President                1997  $175,000    $20,250    $7,200                              $ 0
                          1996  $145,000    $75,000    $6,000                 0            $ 0
David P. Schnase,         1998  $130,000(3) $35,000    $6,000                 0            $ 0
 Sr. Vice President       1997  $125,000    $ 8,750    $6,000                              $ 0
                          1996  $ 87,500(5) $12,500    $    0                 0            $ 0
Patrick M. Mertens,       1998  $ 94,000    $21,000    $    0                              $ 0
 Chief Financial Officer  1997  $ 90,000    $ 5,250    $    0                              $ 0
                          1996  $ 68,000    $24,000    $    0                 0            $ 0

--------
(1) William H. Spell, Chief Executive Officer of Eagle, entered into a restated employment contract with Eagle for a three year term beginning January 1, 1997. Under such contract, Mr. Spell will receive an annual base salary (currently $115,000) and a $600 per month car allowance. Along with this base salary, he can receive a bonus up to $51,000 per year if Eagle meets certain operating profit levels. Such employment agreement has a confidentiality provision, a two year noncompetition clause and provides for a severance payment equal to Mr. Spell's base salary in the event of his termination other than for cause.
(2) G. Peter Konen, President, entered into a restated employment contract for a three year term beginning January 1, 1997. Under such contact, Mr. Konen will receive an annual base salary (currently $182,000) and a $600 per month car allowance. Along with his base salary, Mr. Konen can receive an annual bonus up to $81,000 if Eagle meets certain operating profit levels. Such employment agreement has a confidentiality provision, a two year noncompetition clause and provides for a severance payment equal to Mr. Konen's base salary in the event of his termination other than for cause.
(3) David P. Schnase, Senior Vice President-Sales, entered into an employment contract for a three year term beginning January 1, 1997. Under such contract, Mr. Schnase will receive an annual base salary (currently $135,000). Along with his base salary, Mr. Schnase can receive an annual bonus up to $35,000 if Eagle meets certain operating profit levels. Such employment agreement has a confidentiality provision, a two-year noncompetition clause and provides for a severance payment equal to his then annual base salary in the event of his termination other than for cause. The final 1996 salary figure shown for Mr. Schnase includes commissions of $50,297.
(4) Patrick M. Mertens, Chief Financial Officer, entered into an employment contract for a three year term beginning January 1, 1997. Under such contract, Mr. Mertens will receive an annual base salary (currently $94,000). Along with his base salary, Mr. Mertens can receive an annual bonus up to $21,000 if Eagle meets certain operating profit levels. Such employment agreement has a confidentiality provision, a one-year noncompetition clause and provides for a severance payment equal to his then annual base salary in the event of his termination other than for cause.

Option/SAR Grants During 1998 Fiscal Year

                                                                               Potential Realizable Value at
                                                                                  Assumed Annual Rates of
                                                                                 Stock Price Appreciation
                                          Individual Grants                           for Option Term
                         ----------------------------------------------------- ------------------------------
                          Number of    Percent of Total
                          Securities     Options/SARs
                          Underlying      Granted to    Exercise or
                         Options/SARs     Employees     Base Price  Expiration
Name                      Granted (#)   in Fiscal Year     ($/Sh)      Date        5% ($)        10% ($)
----                     ------------  ---------------- ----------- ---------- -------------- ---------------
William H. Spell........   120,000(1)        43.0%        $ 1.50     8/31/08         $113,201       $286,874
G. Peter Konen..........    75,000(1)        26.9%        $ 1.50     8/31/08         $ 70,751       $179,296
David P. Schnase........         0              0            --          --               --             --
Patrick M. Mertens......     5,000(2)         1.8%        1/6/08     $ 2.375         $  7,468       $ 18,926
                            51,000(1)        18.3%         $1.50     8/31/08         $ 48,110       $121,921

--------
(1) Option was granted on September 1, 1998 and vests at a rate of 34% on March 2, 1999 and 33% on September 1, 2000 and September 1, 2001.
(2) Option was granted on January 7, 1998 and vests at a rate of 25% on July 8, 1998 and on each January 7 thereafter.

Option/SAR Exercises in 1998 Fiscal Year and Fiscal Year End Option Values

  The following table sets forth information as to individual exercises of options, number of options and value of options at December 31, 1998 with respect to the named executive officers:

                                                    Number of
                                                   Unexercised      Value of
                                                   Securities      Unexercised
                                                   Underlying     In-the-Money
                                                  Options/SARs    Options/SARs
                              Shares             at FY-End(#)(2) at FY-End($)(1)
                             Acquired    Value    Exercisable/    Exercisable/
           Name             on Exercise Realized  Unexercisable   Unexercisable
           ----             ----------- -------- --------------- ---------------
William H. Spell...........   140,000   $211,851 210,000/120,000 $125,000/60,000
G. Peter Konen.............    45,000   $ 28,125  165,000/75,000 $100,000/37,500
David P. Schnase...........    45,000   $ 28,125        74,500/0 $      51,125/0
Patrick M. Mertens.........         0        N/A   16,250/59,750 $      0/25,500

--------
(1) Based on the difference between the closing price of Eagle's Common Stock as reported by Nasdaq at fiscal year end and the option exercise price.

Directors' Compensation

  In 1998, Harry W. Spell, Chairman of the Board, and Bruce A. Richard, Vice Chairman of the Board, were each compensated for their services in such capacities at the annual rate of $30,000. George R. Long and Richard W. Perkins received fees of $12,000 and $21,000, respectively, for their roles as non-employee directors. In addition, during 1998 nonemployee directors received ten-year options under Eagle's 1997 Stock Option Plan as follows: On March 27, 1998 Bruce Richard received an option to purchase 10,000 shares at $2.13 per share, vesting at the rate of 25% per year commencing September 27, 1998; and on September 1, 1998 Messrs. George Long, Larry Schnase and Richard Perkins each received an option to purchase 21,000 shares and Messrs. Harry Spell and Bruce Richard each received an option to purchase 84,000 shares at $1.50 per share, vesting at the rate of 34% on March 2, 1999, 33% on September 1, 2000 and 33% on September 1, 2001.

Security Ownership of Certain Beneficial Owners and Management

  The following table provides information as of December 31, 1998, concerning the beneficial ownership of Eagle's voting securities by persons who are known to own five percent or more of a class of voting stock of Eagle, by each executive officer named in the Summary Compensation Table, by each director, and by all directors and executive officers (including the named individuals) of Eagle as a group. Unless otherwise noted, the person listed as the beneficial owner of the shares has sole voting and investment power over the shares.

                                                                                 Percent
                                                          Series A Preferred    of Common
                              Common Stock                       Stock          Stock and
                         ------------------------------ ----------------------- Series A
                            Shares                         Shares               Preferred
  Name and Address of    Beneficially        Percent of Beneficially Percent of   Stock
   Beneficial Owner         Owned             Class(1)     Owned      Class(1)  Combined
  -------------------    ------------        ---------- ------------ ---------- ---------
George Kosmides........        --               --         12,500       66.7%        *
 7103 Amundson Avenue
 Edina, MN 55439
Kathryn A. Schuster....        --               --          6,250       33.3%        *
 1748 James Road
 Mendota Heights, MN
  55118
William Blair
 Mezzanine.............    435,000              6.4%          --         --        6.4%
 Capital Fund, L.P.
 222 West Adams Street
 Chicago, IL 60606
Okabena Partnership K..    425,000              6.4%          --         --        6.4%
 5140 Norwest Center
 Minneapolis, MN 55402
William H. Spell.......    527,963(2)(3)(4)     7.4%          --         --        7.4%
 2430 Metropolitan
  Centre
 Minneapolis, MN 55402
Harry W. Spell.........    357,332(3)(4)(5)     5.3%          --         --        5.3%
 2430 Metropolitan
  Centre
 Minneapolis, MN 55402
Richard W. Perkins.....    151,942(4)(6)        2.3%          --         --        2.3%
 730 East Lake Street
 Wayzata, MN 55391
George R. Long.........    236,807(7)           3.4%          --         --        3.4%
 29 Las Brisas Way
 Naples, FL 33963

                                                                               Percent
                                                         Series A Preferred   of Common
                               Common Stock                     Stock         Stock and
                          ----------------------------- --------------------- Series A
                             Shares                        Shares    Percent  Preferred
  Name and Address of     Beneficially       Percent of Beneficially    of      Stock
    Beneficial Owner         Owned            Class(1)     Owned     Class(1) Combined
  -------------------     ------------       ---------- ------------ -------- ---------
Larry D. Schnase........     590,153(8)          8.4%       --         --        8.4%
 146 North Maple
 Hastings, NE 68901
G. Peter Konen..........     243,309(9)          4.1%       --         --        4.1%
 146 North Maple
 Hastings, NE 68901
Bruce A. Richard........     149,097(4)(10)      2.1%       --         --        2.1%
 2458 Farrington Circle
 Roseville, MN 55113
David P. Schnase........     102,262(11)         1.9%       --         --        1.9%
 146 North Maple
 Hastings, NE 68901
Patrick M. Mertens......      30,550(12)           *        --         --          *
 146 North Maple
 Hastings, NE 68901
All Directors and Offi-
 cers as a Group (9 per-
 sons)..................   2,358,915(13)        31.2%       --         --       31.2%

--------
*  Less than 1%.
(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 31, 1998 or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.
(2) Includes 210,000 shares which may be purchased upon exercise of currently exercisable options and 21,429 shares held by Mr. Spell's wife.
(3) Includes 30,500 shares held by the Spell Family Foundation. Messrs. Harry Spell and William Spell share voting and dispositive power over such shares.
(4) Messrs. William Spell, Harry Spell, Richard Perkins and Bruce Richard have individually acquired securities of Eagle from Eagle and in open market transactions and each of them individually anticipates that he will acquire additional securities of Eagle in the future. Such persons have entered into an agreement which requires that a majority of them approve any sale of securities of Eagle by any of them. This agreement is designed to keep all of such persons interested and focused on the long-term success of Eagle and recognizes that each of such persons contributes specific expertise to Eagle through their positions as directors and/or officers. The agreement does not require that such persons vote their shares in any specific manner or act in concert in connection with any purchase or sale of securities of Eagle.
(5) Includes 45,000 shares which may be purchased upon exercise of currently exercisable options.
(6) Includes 25,000 shares which may be purchased upon exercise of currently exercisable options and 11,429 shares held by a Profit Sharing Trust for Mr. Perkins' benefit.
(7) Includes 30,000 shares which may be purchased upon exercise of currently exercisable options.
(8) Includes 565,000 shares which may be purchased upon exercise of currently exercisable options.
(9) Includes 165,000 shares which may be purchased upon exercise of currently exercisable options.
(10) Includes 27,500 shares which may be purchased upon exercise of currently exercisable options.
(11) Includes 74,500 shares which may be purchased upon exercise of currently exercisable options.
(12) Includes 16,250 shares which may be purchased upon exercise of currently exercisable options.
(13) Includes 1,158,250 shares which may be purchased upon exercise of currently exercisable options.

Certain Relationships and Related Transactions

  Office Sharing. Eagle has an office sharing arrangement with Spell Capital Partners, LLC pursuant to which Eagle pays $10,500 per month for space and administrative support. William H. Spell and Harry W. Spell are both members of Spell Capital Partners, LLC.

  Employment and Consulting Agreements. Eagle has entered into Employment Agreements with William H. Spell, G. Peter Konen, David P. Schnase and Patrick
M. Mertens, all as more specifically described herein in the notes to the Summary Compensation Table.

  Eagle has entered into new Employment Agreements with William Spell and Messrs. Konen and Mertens effective as of January 1, 1999 but contingent upon the closing of the Transactions and, at the Effective Time of the Merger, will enter into Consulting Agreements with Bruce Richard and Harry Spell, current directors of Eagle. See "The Merger Agreement--Employment Agreements with Eagle Officers" and "--Consulting Agreements with Eagle Directors."

  Larry Schnase, former Chief Executive Officer of Eagle Plastics, entered into a Consulting Agreement and Release for a two year term beginning January 1, 1997. Under such agreement, Mr. Schnase resigned as an officer and employee of Eagle and its subsidiaries. Mr. Schnase received monthly compensation of $8,333 per month during 1998, and was assigned Eagle's interest in two insurance policies on his life. Along with this compensation, Mr. Schnase can receive an annual bonus up to $30,000, if Eagle meets certain operating profit levels. Such consulting agreement has a confidentiality provision and a five year noncompetition clause. Mr. Schnase's existing Deferred Compensation Agreement remained in effect until January 1, 1999 but was amended to provide that the payments for $75,000 upon his death or upon termination of his consulting arrangement with Eagle shall be increased at the rate of 7% per year.

MARKET FOR EAGLE PACIFIC INDUSTRIES, INC. COMMON EQUITY AND RELATED SHAREHOLDER
                                    MATTERS

  Eagle's Common Stock is currently traded on the Nasdaq Small Cap Market under the symbol "EPII." Eagle's Series A Preferred Stock and 8% Preferred Stock do not trade on any exchange or Nasdaq. The following table sets forth the high and low bid prices of a share of Common Stock for the first fiscal quarter of 1999 and each fiscal quarter in 1998 and 1997.

                                                                  High    Low
                                                                -------- ------
    First quarter 1999 (through             , 1999)
   Year ended December 31, 1998:
     First quarter............................................. $2 1/2   $1 5/8
     Second quarter............................................  2 1/8    1 3/8
     Third quarter.............................................  2 3/8    1 3/8
     Fourth quarter............................................  2 / 1/2  1 1/2
   Year ended December 31, 1997:
     First quarter............................................. $4       $2 5/8
     Second quarter............................................  3 13/16  2 5/8
     Third quarter.............................................  3        2 1/2
     Fourth quarter............................................  3 1/32   2 1/4

  The bid quotations represent inter-dealer prices and do not include retail mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions. At January 1, 1999, Eagle had approximately 1,950 shareholders of record and approximately 1,600 shareholders in street name.

  Eagle has never paid a cash dividend on its Common Stock. Payment of Common Stock dividends is at the discretion of the board of directors, subject to Eagle's lending arrangements. The board of directors plans to retain earnings, if any, for operations and does not intend to pay Common Stock dividends in the near future. However, dividends are paid by Eagle on its Series A Preferred Stock and 8% Preferred Stock.

                                 LEGAL MATTERS

  Certain legal matters in connection with the issuance of Holdings Common Stock, Series A Preferred Stock and 8% Convertible Preferred Stock to be issued in the Merger will be passed upon for Holdings by Haynes and Boone, L.L.P., Houston, Texas. Certain legal matters for Eagle, including the federal income tax consequences in connection with the Merger, will be passed upon by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Members of Fredrikson &
Byron, P.A. own, in the aggregate, approximately     shares of Eagle Common
Stock.

                                    EXPERTS

  The financial statements of Eagle Pacific Industries, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Joint Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The Combined Statement of Net Assets To Be Acquired of the PVC Pipe Business of The Lamson & Sessions Co. at January 2, 1999 and the Combined Statements of Revenues and Operating Expenses for each of the three fiscal years in the period then ended, included in the Proxy Statement of Eagle Pacific Industries, Inc., which is referred to and made a part of this Proxy Statement/Prospectus and Registration Statement of Eagle Pacific Holdings, Inc., have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The balance sheets of CONDEA Vista Company Oklahoma City Plant as of June 30, 1998 and 1997 and the statements of income and cash flows for each of the three years in the period ended June 30, 1998 and the balance sheet of Eagle Pacific Holdings, Inc. as of February 4, 1999 included in this Proxy Statement/Prospectus, have been included herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  Eagle files annual, quarterly and special reports, proxy statement and other information with the SEC. You may read and copy any reports, statements or other information filed by Eagle at the SEC's public reference rooms at 450 5th Street, N.W., Washington, D.C. 20549, or at 7 World Trade Center, Suite 1300, New York, New York 10048, or at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Eagle's SEC filings are also available to the public from commercial document retrieval services and on the SEC's internet web site at "http://www.sec.gov."

  Holdings filed a Registration Statement on Form S-4 to register with the SEC the Holdings Common Stock, Series A Preferred Stock and 8% Preferred Stock to be issued to Eagle shareholders in the Merger. This Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Holdings in addition to being a proxy statement of Eagle for the Special Meeting. As allowed by the SEC rules, this Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement. The complete Registration Statement, including exhibits, is available for inspection and copying at the offices of the SEC set forth above or the SEC's internet web site.

  This Proxy Statement/Prospectus describes certain documents that are not presented herein or delivered herewith. Copies of these documents (other than exhibits to such documents unless such exhibits are specifically described herein) are available, without charge, upon oral or written request. Eagle shareholders may obtain documents relating to Eagle by telephoning or writing Eagle's Investor Relations Department at Eagle Pacific Industries, Inc., 333 South Seventh Street, 2430 Metropolitan Centre, Minneapolis, Minnesota 55402, telephone (612) 305-0339. If you would like to request documents from Eagle, please do so by ten business days prior to [Meeting date], 1999 to receive them before the Meeting.

  We have not authorized anyone to provide you with information that is different from, or in addition to, what is contained or referred to in this Proxy Statement/Prospectus. Eagle has supplied all information contained in this Proxy Statement/Prospectus relating to Eagle, CONDEA Vista has supplied all information contained in this Proxy Statement/Prospectus relating to CONDEA Vista and the Oklahoma City Resin Business. You should rely only on the information contained or incorporated by reference in this Proxy Statement/Prospectus to vote on the Merger. This Proxy Statement/Prospectus is
dated [     ], 1999. You should not assume that the information contained in this Proxy Statement/Prospectus is accurate as of any other date, and neither the mailing of this Proxy Statement/Prospectus to shareholders nor the issuance of Holdings stock in the Merger shall create any implication to the contrary.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Eagle Pacific Holdings, Inc.
  Independent Auditor's Report............................................  F-2
  Financial Statements
   Consolidated Balance Sheet as of February 4, 1999......................  F-3
   Notes to Balance Sheet.................................................  F-4
Eagle Pacific Industries, Inc.
  Independent Auditors' Report............................................  F-8
  Financial Statements
   Statements of Operations for the Nine Months Ended September 30, 1998
    and 1997 (unaudited) and for the Years Ended December 31, 1997, 1996 and 1995 .............................................................  F-9
   Balance Sheets as of September 30, 1998 (unaudited), December 31, 1997 and 1996.............................................................. F-10
   Statements of Stockholders' Equity for the Years Ended December 31,
    1997, 1996 and 1995................................................... F-11
   Statements of Cash Flow for the Nine Months Ended September 30, 1998
    and 1997 (unaudited) and for the Years Ended December 31, 1997, 1996 and 1995.............................................................. F-12
   Notes to Financial Statements.......................................... F-13
CONDEA Vista Company Oklahoma City Plant
  Report of Independent Accountants....................................... F-25
  Financial Statements
   Balance Sheets as of September 30, 1998 (unaudited), June 30, 1998 and
   1997................................................................... F-26
   Statement of Income and Changes in Owners Investment for the Three
    Months Ended September 30, 1998 and 1997 (unaudited) and for the Years
    Ended June 30, 1998, 1997 and 1996.................................... F-27
   Statement of Cash Flows for the Three Months Ended September 30, 1998
    and 1997 (unaudited) and for the Years Ended June 30, 1998, 1997 and
    1996.................................................................. F-28
   Notes to Financial Statements.......................................... F-29
PVC Pipe Business of The Lamson & Sessions Co.
  Report of Independent Auditors.......................................... F-36
  Financial Statements
   Combined Statement of Net Assets To Be Acquired as of January 2, 1999.. F-37
   Combined Statements of Revenues and Operating Expenses for the Nine
    Months Ended October 3, 1998 (unaudited) and Fiscal Years Ended
    January 2, 1999, January 3, 1998 and December 28, 1996................ F-38
   Notes to Combined Financial Statements................................. F-39

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder and Board of Directors of CONDEA Vista Company:

  In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Eagle Pacific Holdings, Inc. at February 4, 1999 in conformity with generally accepted accounting principles. This consolidated balance sheet is the responsibility of the Company's management; our responsibility is to express an opinion on the consolidated balance sheet based on our audits. We conducted our audit of the consolidated balance sheet in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers, LLP

February 11, 1999
Houston, Texas

                          EAGLE PACIFIC HOLDINGS, INC.

                                 BALANCE SHEET

                              at February 4, 1999

ASSETS
Cash.................................................................... $1,000
                                                                         ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Commitments and contingencies
Redeemable stock
  Preferred stock, 8% cumulative dividend; convertible; $1,000 liquidation preference per share; $.01 par value per share;
   authorized 10,000 shares; none issued and outstanding................    --
Stockholder's equity:
  Series A preferred stock, 7% cumulative dividend; convertible; $2 liquidation preference; $.01 par value per share; authorized
   2,000,000 shares; none issued and outstanding........................    --
  Undesignated preferred stock; $.01 par value per share; authorized
   10,000,000 shares; none issued and outstanding.......................    --
  Common stock, $.01 par value per share; authorized 60,000,000 shares;
   1,000 issued and outstanding shares..................................     10
  Class B common stock, convertible; $.01 par value per share;
   authorized 3,500,000 shares; none issued and outstanding.............    --
  Additional paid-in capital............................................    990
                                                                         ------
    Total stockholder's equity.......................................... $1,000
                                                                         ------
    Total liabilities and stockholder's equity.......................... $1,000
                                                                         ======

                          EAGLE PACIFIC HOLDINGS, INC.

                             NOTES TO BALANCE SHEET

1. ORGANIZATION

  Eagle Pacific Holdings, Inc. (the "Company" or "Holdings") is a wholly-owned subsidiary of Condea Vista Company formed in connection with the planned merger of Condea Vista Company's Oklahoma City resin manufacturing business and Eagle Pacific Industries, Inc. Under the terms of the proposed merger (the "Merger"), Condea Vista Company will cause its Oklahoma City resin manufacturing business to be transferred to a newly formed subsidiary of the Company in exchange for 9,829,717 shares of Company common stock. Eagle Pacific Industries, Inc. will then acquire the Oklahoma City resin manufacturing business by merging with the Company's subsidiary.

2. CAPITAL STOCK

  The authorized capital stock of Holdings consists of 75,510,000 shares, $.01 par value, of which 60,000,000 are shares of Common Stock, 3,500,000 are shares of Class B Common Stock, and 12,010,000 are shares of Preferred Stock. Of the shares of Preferred Stock, 2,000,000 are shares of Series A Preferred Stock, 10,000 are shares of 8% Preferred Stock, and the remaining 10,000,000 shares of Preferred Stock are currently undesignated. All of the outstanding shares of Holdings are, and the Holdings shares issued in the Merger will be, fully paid and nonassessable. Holders of Holdings capital stock do not have cumulative voting rights.

Common Stock

  As of February 4, 1999, Holdings had 1,000 shares of Common Stock outstanding. However, prior to the Merger, Holdings will issue CONDEA Vista 9,829,717 shares of Common Stock in exchange for CONDEA Vista's conveyance of the Oklahoma City Resin Business to Holdings. The holders of Holdings Common
Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably with holders of 8% Preferred Stock in the assets of Holdings available for distribution upon liquidation, dissolution or winding up of the affairs of Holdings and after satisfaction of the liquidation preferences of the 8% Preferred Stock and the Series A Preferred Stock described below; and
(iii) are entitled to one vote per share on all matters which stockholders may vote on at all meetings of Holdings stockholders. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Holdings Common Stock.

Class B Common Stock

  As of February 4, 1999, Holdings has no shares of Class B Common Stock outstanding. The holders of Class B Common Stock (i) have equal ratable rights along with holders of the Common Stock to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; and
(ii) are entitled to share ratably with holders of Common Stock in the assets available for distribution to holders of Holdings Common Stock upon liquidation, dissolution or winding up of the affairs of Holdings. The holders of Class B Common Stock are not entitled to vote on matters submitted to stockholders for a vote unless as otherwise required by law. Currently, only holders of 8% Preferred Stock are entitled to receive, upon conversion, shares of Class B Common Stock. Each holder of shares of Class B Common Stock is entitled to convert such shares at any time into an equal number of shares of Holdings Common Stock.

Series A 7% Convertible Preferred Stock

  As of February 4, 1999, Holdings has no shares of Series A 7% Convertible Preferred Stock ("Series A Preferred Stock") outstanding. Shares of Series A Preferred Stock will be exchanged for shares of Eagle Series A Stock pursuant to the Merger. The material rights and preferences of Holdings' Series A Preferred Stock are described below.

  Dividends. Holders of Holdings Series A Preferred Stock are entitled to receive out of funds legally available for the declaration of dividends, when and as declared by the Board, cumulative cash dividends at the rate of 7% of the liquidation preference described below per annum per share payable quarterly. Holdings may not declare a dividend or make a distribution on its Common Stock or purchase or redeem any of its Common Stock unless all dividends on its shares of Series A Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set apart for payment. No payment of dividends on the Series A Preferred Stock may be made unless all dividends on the 8% Preferred Stock and all "Common Equivalent Dividends" (as defined in Holdings' Certificate) have been declared and paid or sums sufficient for the payment thereof have been set aside.

  Liquidation Preference. In the event of the liquidation, dissolution or winding-up of Holdings, whether voluntary or involuntary, assets or surplus funds of Holdings, if any, shall be distributed to the holders of Series A Preferred Stock, before any distribution or payment is made to the holders of Holdings Common Stock, but only after the payment of the liquidation preference of the holders of 8% Preferred Stock, in an amount equal to $2.00 per share, subject to adjustment in the event of any stock dividend, split, distribution or combination with respect to the Series A Preferred Stock, plus any unpaid accrued dividends thereon.

  Voting Rights. Each holder of shares of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which such shares may then be converted. Holders of Holdings Common Stock, Series A Preferred Stock and 8% Convertible Preferred Stock vote as a single class on all matters submitted to Holdings' stockholders, except as otherwise required by law or as set forth below.

  Optional Conversion. Shares of Holdings Series A Preferred Stock are convertible, at the option of the holder, at any time into the number of shares of Common Stock obtained by dividing $2.00 by the then existing conversion price, initially $2.00. Initially, each share of Holdings Series A Preferred Stock will be convertible into one share of Holdings Common Stock. However, such conversion price is generally subject to adjustment in the event Holdings subdivides or combines its outstanding shares of Common Stock or merges, consolidates or disposes of substantially all of its assets.

  Mandatory Conversion. At any time after Holdings' Common Stock has traded in a public trading market for 20 consecutive trading days at an average price of greater than $4.00 per share, the Holdings Board of Directors can cause the shares of Series A Preferred Stock to be converted into shares of Holdings Common Stock upon five days' notice. Each holder of Series A Preferred Stock so converted will be entitled to receive the number of shares of Common Stock into which such Series A Preferred Stock held by such holder would have been converted if such holder had exercised such holder's conversion right immediately prior to the mandatory conversion.

8% CONVERTIBLE PREFERRED STOCK

  As of February 4, 1999, Holdings had no shares of 8% Convertible Preferred Stock ("8% Preferred Stock") outstanding. Shares of 8% Preferred Stock will be exchanged for shares of Eagle 8% Preferred Stock pursuant to the Merger. The material rights and preferences of Holdings' 8% Preferred Stock are described below.

  Dividends. Holders of Holdings 8% Preferred Stock are entitled to receive out of funds legally available for the declaration of dividends, when and as declared by the Board of Directors, cumulative cash dividends at the rate of 8% per annum of the liquidation preference described below per share, payable quarterly. If
Holdings fails to pay such dividend on its 8% Preferred Stock when due, the dividend rate shall be increased to 12% per annum until all accrued dividends on the such shares have been paid in full, and the accrued but unpaid dividends on such shares, to the extent permitted by applicable law, will thereafter accrue an additional amount at the rate of 12% per annum.

  Holders of Holdings 8% Preferred Stock are also entitled to receive any cash dividends declared on Holdings Common Stock based on the amount of cash dividends such holder would have been entitled to if such holder had exercised such holder's conversion right prior to the dividend declaration date. Holdings cannot pay or declare a dividend or make a distribution on its Common Stock unless all dividends due and payable to holders of its 8% Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set apart for payment.

  Liquidation Preference. In the event of the liquidation, dissolution or winding-up of Holdings, whether voluntary or involuntary, assets or surplus funds of Holdings, if any, shall be distributed to the holders of Holdings 8% Preferred Stock, before any distribution or payment is made to the holders of Holdings Common Stock or Series A Preferred Stock, in an amount equal to $1,000 per share, subject to adjustment in the event of any stock dividend, split, distribution or combination with respect to the 8% Preferred Stock, plus any unpaid accrued dividends thereon. After the liquidation preferences have been paid to holders of Holdings 8% Preferred Stock and Series A Preferred Stock, any remaining assets or funds legally available for distribution shall be distributed ratably among holders of the 8% Preferred Stock and Common Stock in proportion to the number of shares of Common Stock owned by each such holder and, in the case of the 8% Preferred Stock, to which such holder would then be entitled upon conversion of such shares owned by such holder.

  Voting Rights. Each holder of shares of 8% Preferred Stock is entitled to one vote per share of 8% Preferred Stock then held by such holder. Holders of Holdings Common Stock, Series A Preferred Stock and 8% Preferred Stock vote as a single class on all matters submitted to Holdings' stockholders, except as otherwise required by law or described below.

  Right to Elect Director. If Holdings fails to redeem its 8% Preferred Stock as described below, Holdings must, at the request of the holders of two-thirds of such shares, increase the size of its Board of Directors by one member, and the holders of Holdings 8% Preferred Stock will have the additional right, voting separately as a single class, to elect an individual to fill such newly created directorship. Such right shall continue until such time as all shares of Holdings 8% Preferred Stock have been redeemed. Other than the voting rights described in this paragraph, in the immediately preceding paragraph, or otherwise required by law, the holders of Holdings 8% Preferred Stock are not entitled to vote on any matter submitted to stockholders for a vote.

  Restrictions on Corporate Action. So long as any shares of Holdings 8% Preferred Stock are outstanding, without the consent of at least two-thirds of the outstanding 8% Preferred Stock, Holdings cannot (i) amend any provision of its Certificate or Bylaws; (ii) declare or pay any dividends on its capital stock other than its 8% Preferred Stock unless such dividend is payable out of earnings or surplus or in Holdings securities; (iii) create any new class or series of shares having preferences over or on parity with the 8% Preferred Stock as to dividend, liquidation, redemption, sinking fund, or assets; (iv) issue any evidence of indebtedness which is convertible into or exchangeable for shares of any class or series of Holdings capital stock; or (v) directly or indirectly make payments to purchase, redeem or retire any Holdings securities if Holdings has failed to pay any accrued dividends or other amounts on Holdings 8% Preferred Stock or if the aggregate of such payments made by Holdings and Eagle during the period commencing January 1, 1997 and ending the date of the making of such a payment would exceed 8.9% of Eagle's and Holdings' cumulative EBITDA for such period; (vi) alter or change the specific rights, preferences, or privileges of any class or series of Holdings preferred stock so as to have an adverse effect on its 8% Preferred Stock or change any rights or priorities of its 8% Preferred Stock; or (vii) issue any shares of Holdings Common Stock (except upon conversion of Series A Preferred Stock or 8% Preferred Stock, pursuant to stock option plans, warrants and contractual commitments in effect on the Effective Time or pursuant to Eagle's 1997 Stock Option Plan or other plan approved by the holders of 8% Preferred Stock (collectively, the "Excluded Shares")) or any options, warrants or other rights to subscribe for or purchase additional shares of Holdings Common Stock at a price per share which is less than the conversion price of the Holdings 8% Preferred Stock.

  Optional Conversion. Holdings 8% Preferred Stock is convertible, at the option of the holder, at any time into the number of shares of Holdings Common Stock obtained by dividing the liquidation preference of such shares by the then existing conversion price, which is initially $4.26. However, such conversion price is generally subject to proportional adjustment in the event Holdings subdivides or combines its outstanding shares of Common Stock, issues any shares of Common Stock (except Excluded Shares) for a consideration less than the market price per share of its Common Stock, issues any options, warrants or convertible securities with exercise or conversion prices that are less than the market price per share of its Common Stock or merges, consolidates or disposes of substantially all of its assets.

  Mandatory Conversion. At any time after the second anniversary of the initial issuance of 8% Preferred Stock, if the 31 business day moving average of the market price per share of Holdings' Common Stock exceeds 175% of the conversion price described above then in effect, the Holdings Board of Directors by resolution can cause all (but not less than all) of the shares of 8% Preferred Stock to be converted into shares of Holdings Common Stock. Each holder of 8% Preferred Stock so converted will be entitled to receive the number of shares of Common Stock into which such 8% Preferred Stock held by such holder would have been converted if such holder had exercised such holder's conversion right immediately prior to the mandatory conversion.

  Preemptive Rights. If Holdings issues, grants or sells any Holdings Common Stock (except Excluded Shares) or securities convertible into Holdings Common Stock, then each holder of Holdings 8% Preferred Stock will be entitled to acquire, upon the same terms provided in any such grant, or applicable to any such issuance or sale, such number of securities so as to cause the percentage of outstanding shares of Common Stock to which such holder would be entitled upon conversion of the 8% Preferred Stock to remain unchanged.

  Mandatory Redemption. In May of 2004, Holdings is required to redeem its 8% Preferred Stock then outstanding at a price equal to the liquidation preference of such shares plus any accrued but unpaid dividends thereon. Additionally, in the event of a "change in ownership" of Holdings (as defined in Holdings' Certificate), a sale of 50% or more of Holdings' assets, or, with certain exceptions, a merger of Holdings, holders of a majority of the Holdings 8% Preferred Stock then outstanding may require Holdings to redeem all or any portion of such shares at a price per share equal to the liquidation preference of such shares plus all accrued and unpaid dividends thereon.

                          INDEPENDENT AUDITORS' REPORT

  Board of Directors and Stockholders of Eagle Pacific Industries, Inc.

  We have audited the accompanying balance sheets of Eagle Pacific Industries, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Eagle Pacific Industries, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                /s/ Deloitte & Touche LLP
                                          _____________________________________
                                                  Deloitte & Touche LLP

Minneapolis, Minnesota
February 24, 1998

                         EAGLE PACIFIC INDUSTRIES, INC.

                            STATEMENTS OF OPERATIONS

                                                                    NINE MONTHS ENDED
                               YEARS ENDED DECEMBER 31,               SEPTEMBER 30,
                          -------------------------------------  ------------------------
                             1997         1996         1995         1998         1997
                          -----------  -----------  -----------  -----------  -----------
                                                                        UNAUDITED
NET SALES...............  $71,685,080  $65,280,138  $51,330,127  $59,664,007  $56,989,941
COST OF GOODS SOLD......   57,451,620   50,106,782   41,938,244   46,698,772   45,197,009
                          -----------  -----------  -----------  -----------  -----------
 Gross profit...........   14,233,460   15,173,356    9,391,883   12,965,235   11,792,932
                          -----------  -----------  -----------  -----------  -----------
OPERATING EXPENSES:
 Selling expenses.......    8,157,000    7,113,184    5,335,754    7,117,815    6,288,787
 General and
  administrative
  expenses..............    2,720,964    2,931,266    2,344,284    2,037,593    2,020,363
                          -----------  -----------  -----------  -----------  -----------
                           10,877,964   10,044,450    7,680,038    9,155,408    8,309,150
                          -----------  -----------  -----------  -----------  -----------
OPERATING INCOME........    3,355,496    5,128,906    1,711,845    3,809,827    3,483,782
                          -----------  -----------  -----------  -----------  -----------
OTHER INCOME (EXPENSE):
 Interest expense.......   (2,636,862)  (2,637,341)  (2,932,563)  (1,836,320)  (2,101,638)
 Minority interest......          --       (68,470)      55,297          --           --
 Other income...........       40,810       46,533      136,597       36,526       27,110
                          -----------  -----------  -----------  -----------  -----------
                           (2,596,052)  (2,659,278)  (2,740,669)  (1,799,794)  (2,074,528)
                          -----------  -----------  -----------  -----------  -----------
INCOME (LOSS) BEFORE
 INCOME TAXES AND
 EXTRAORDINARY LOSS.....      759,444    2,469,628  (1,028,824)    2,010,033    1,409,254
INCOME TAX (BENEFIT)
 EXPENSE
 (Note 10)..............     (171,321)  (1,009,685)     164,000      163,000     (167,932)
                          -----------  -----------  -----------  -----------  -----------
INCOME (LOSS) BEFORE
 EXTRAORDINARY LOSS.....      930,765    3,479,313    (864,824)    1,847,033    1,577,186
EXTRAORDINARY LOSS ON
 DEBT PREPAYMENTS, less
 income tax benefit of
 $80,500 and $31,000
 (Note 5)...............          --     1,728,353          --       656,419          --
                          -----------  -----------  -----------  -----------  -----------
NET INCOME (LOSS).......      930,765    1,750,960     (864,824)   1,190,614    1,577,186
PREFERRED STOCK
 DIVIDENDS..............     (520,403)     (90,791)    (193,689)    (601,969)    (319,747)
                          -----------  -----------  -----------  -----------  -----------
NET INCOME (LOSS)
 APPLICABLE TO COMMON
 STOCK..................  $   410,362  $ 1,660,169  $(1,058,513) $   588,645  $ 1,257,439
                          ===========  ===========  ===========  ===========  ===========
BASIC EARNINGS (LOSS)
 PER COMMON SHARE:
 Income (loss) before
  extraordinary loss....  $       .06  $       .62  $      (.27) $       .19  $       .19
 Extraordinary loss on
  debt prepayments......          --          (.31)         --          (.10)         --
                          -----------  -----------  -----------  -----------  -----------
 Net income (loss)......  $       .06  $       .31  $      (.27) $       .09  $       .19
                          ===========  ===========  ===========  ===========  ===========
DILUTED EARNINGS (LOSS)
 PER COMMON SHARE:
 Income (loss) before
  extraordinary loss....  $       .06  $       .49  $      (.27) $       .17  $       .17
 Extraordinary loss on
  debt prepayments......          --          (.24)         --          (.09)         --
                          -----------  -----------  -----------  -----------  -----------
 Net income (loss)......  $       .06  $       .25  $      (.27) $       .08  $       .17
                          ===========  ===========  ===========  ===========  ===========
AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING:
 Basic..................    6,503,426    5,444,683    3,899,587    6,687,619    6,497,745
 Diluted................    7,426,521    7,120,112    3,899,587    7,090,611    7,463,066

                       See notes to financial statements.

                         EAGLE PACIFIC INDUSTRIES, INC.

                                 BALANCE SHEETS

                                         DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,
                                             1997          1996          1998
                                         ------------  ------------  -------------
                                                                       UNAUDITED
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents.............  $       --    $       --     $   218,926
 Accounts receivable, less allowance
  for doubtful accounts and sale
  discounts of $203,500, $195,100 and
  $318,000, respectively...............    6,528,296     5,600,843      9,683,569
 Inventories (Note 3)..................   13,269,560    10,279,169      9,237,884
 Deferred income taxes (Note 10).......      425,000       340,000        425,000
 Other.................................      314,822       969,633        455,461
                                         -----------   -----------    -----------
 Total current assets..................   20,537,678    17,189,645     20,020,840
PROPERTY AND EQUIPMENT, NET (Note 4)...   16,854,447    11,486,019     24,626,732
OTHER ASSETS:
 Prepaid interest (Note 5).............      836,998     1,388,688            --
 Goodwill, less accumulated
  amortization of $370,000, $262,500
  and $454,000, respectively...........    4,097,652     3,650,298      4,013,883
 Deferred financing costs, less
  accumulated amortization of $580,900,
  $239,200 and $424,000, respectively..      544,704       866,418        154,197
 Deferred income taxes (Note 10).......      825,000       660,000        825,000
 Non-compete agreement, less
  accumulated amortization of $132,500,
  $79,500 and $172,253, respectively
  (Note 2).............................      132,492       185,496         92,739
 Other.................................          --            --         112,415
                                         -----------   -----------    -----------
                                           6,436,846     6,750,900      5,198,234
                                         -----------   -----------    -----------
                                         $43,828,971   $35,426,564    $49,845,806
                                         ===========   ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Note payable (Note 5).................  $ 4,405,976   $ 4,649,102    $11,225,159
 Accounts payable......................    8,892,015     8,020,368      5,858,396
 Accrued liabilities...................    1,276,481     1,442,180      1,879,713
 Current maturities of long-term debt
  (Note 5).............................    1,882,882     1,951,751      1,862,486
                                         -----------   -----------    -----------
 Total current liabilities.............   16,457,354    16,063,401     20,825,754
LONG-TERM DEBT, less current maturities
 (Note 5)..............................    5,489,900     7,035,562     10,926,426
SUBORDINATED DEBT (Note 5).............    4,182,570     3,972,450            --
DEFERRED COMPENSATION (Note 6).........          --         72,384            --
MINORITY INTEREST......................          --        258,763            --
COMMITMENTS AND CONTINGENCIES (Note
 7)....................................          --            --             --
REDEEMABLE PREFERRED STOCK, 8%
 cumulative dividend; convertible;
 $1,000 liquidation preference; $.01
 par value; authorized, issued and
 outstanding 10,000 shares (Note 8)....   10,000,000           --      10,000,000
STOCKHOLDERS' EQUITY (Note 9):
 Series A preferred stock, 7%
  cumulative dividend; convertible; $2
  liquidation preference; no par value;
  authorized 2,000,000 shares; issued
  and outstanding 18,750 shares........       37,500        37,500         37,500
 Undesignated stock, $.01 per share;
  authorized 18,000,000 shares; none
  issued and outstanding...............          --            --             --
 Common stock, par value $.01 per
  share; authorized 30,000,000 shares;
  issued and outstanding 6,506,174,
  6,443,237 and 6,612,483 shares,
  respectively.........................       65,062        64,432         66,125
 Class B Common stock, par value $.01
  per share; authorized 3,500,000
  shares; none issued and outstanding..          --            --             --
 Additional paid-in capital............   36,707,200    37,211,090     36,511,969
 Unearned compensation on stock
  options..............................          --        (96,241)           --
 Notes receivable from officers and
  employees on Common Stock purchases       (434,206)      (66,343)      (434,206)
 Accumulated deficit...................  (28,676,409)  (29,126,434)   (28,087,762)
                                         -----------   -----------    -----------
 Total stockholders' equity............    7,699,147     8,024,004      8,093,626
                                         -----------   -----------    -----------
                                         $43,828,971   $35,426,564    $49,845,806
                                         ===========   ===========    ===========

                       See notes to financial statements.

                         EAGLE PACIFIC INDUSTRIES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                         NOTES RECEIVABLE
                        SERIES A                                                         FROM OFFICERS AND
                     PREFERRED STOCK        COMMON STOCK    ADDITIONAL      UNEARNED       EMPLOYEES ON
                  ----------------------  -----------------   PAID-IN    COMPENSATION ON      COMMON       ACCUMULATED
                    SHARES      AMOUNT     SHARES   AMOUNT    CAPITAL     STOCK OPTIONS   STOCK PURCHASES    DEFICIT
                  ----------  ----------  --------- ------- -----------  --------------- ----------------- ------------
BALANCE AT
 12/31/1994.....   1,383,500  $2,767,000  3,583,230 $35,832 $31,261,979     $(306,348)       $     --      $(29,728,090)
Net loss........         --          --         --      --          --            --               --          (864,824)
Dividends on
 preferred
 stock..........         --          --         --      --          --            --               --          (193,689)
Issuance of com-
 mon stock (Note
 9).............         --          --     569,710   5,697   1,495,402           --               --               --
Common stock
 options vested
 (Note 9).......         --          --         --      --          --        102,116              --               --
                  ----------  ----------  --------- ------- -----------     ---------        ---------     ------------
BALANCE AT
 12/31/1995.....   1,383,500   2,767,000  4,152,940  41,529  32,757,381      (204,232)             --       (30,786,603)
Net income......         --          --         --      --          --            --               --         1,750,960
Dividends on
 preferred
 stock..........         --          --         --      --          --            --               --           (90,791)
Issuance of com-
 mon stock (Note
 9).............         --          --     730,547   7,305   1,604,807           --               --               --
Conversion of
 preferred
 stock..........  (1,364,750) (2,729,500) 1,559,750  15,598   2,713,902           --               --               --
Common stock op-
 tions vested
 (Note 9).......         --          --         --      --          --        107,991              --               --
Warrant issued
 in debt refi-
 nancing........         --          --         --      --      135,000           --               --               --
Common stock
 purchases (Note
 9).............         --          --         --      --          --            --           (66,343)             --
                  ----------  ----------  --------- ------- -----------     ---------        ---------     ------------
BALANCE AT
 12/31/1996.....      18,750      37,500  6,443,237  64,432  37,211,090       (96,241)         (66,343)     (29,126,434)
Net income......         --          --         --      --          --            --               --           930,765
Dividends on
 preferred
 stock..........         --          --         --      --          --            --               --          (520,403)
Issuance of com-
 mon stock (Note
 9).............         --          --      62,937     630      37,603           --               --               --
Common stock op-
 tions vested
 (Note 9).......         --          --         --      --          --         96,241              --               --
Preferred stock
 issuance
 costs..........         --          --         --      --     (583,029)          --               --               --
Purchase of mi-
 nority inter-
 est............         --          --         --      --       41,536           --               --            39,663
Common stock
 purchases (Note
 9).............         --          --         --      --          --            --          (367,863)             --
                  ----------  ----------  --------- ------- -----------     ---------        ---------     ------------
BALANCE AT
 12/31/1997.....      18,750  $   37,500  6,506,174 $65,062 $36,707,200     $     --         $(434,206)    $(28,676,409)
                  ==========  ==========  ========= ======= ===========     =========        =========     ============
                    TOTAL
                  ----------- --- --- ---
BALANCE AT
 12/31/1994.....  $4,030,373
Net loss........    (864,824)
Dividends on
 preferred
 stock..........    (193,689)
Issuance of com-
 mon stock (Note
 9).............   1,501,099
Common stock
 options vested
 (Note 9).......     102,116
                  -----------
BALANCE AT
 12/31/1995.....   4,575,075
Net income......   1,750,960
Dividends on
 preferred
 stock..........     (90,791)
Issuance of com-
 mon stock (Note
 9).............   1,612,112
Conversion of
 preferred
 stock..........          --
Common stock op-
 tions vested
 (Note 9).......     107,991
Warrant issued
 in debt refi-
 nancing........     135,000
Common stock
 purchases (Note
 9).............     (66,343)
                  -----------
BALANCE AT
 12/31/1996.....   8,024,004
Net income......     930,765
Dividends on
 preferred
 stock..........    (520,403)
Issuance of com-
 mon stock (Note
 9).............      38,233
Common stock op-
 tions vested
 (Note 9).......      96,241
Preferred stock
 issuance
 costs..........    (583,029)
Purchase of mi-
 nority inter-
 est............      81,199
Common stock
 purchases (Note
 9).............    (367,863)
                  -----------
BALANCE AT
 12/31/1997.....  $7,699,147
                  ===========

                       See notes to financial statements.

                         EAGLE PACIFIC INDUSTRIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                    UNAUDITED
                                                                NINE MONTHS ENDED
                             YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                         -----------------------------------  ----------------------
                            1997        1996         1995        1998        1997
                         ----------  -----------  ----------  ----------  ----------
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss).....  $  930,765  $ 1,750,960  $ (864,824) $1,190,614  $1,577,186
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities:
 Extraordinary loss on
  debt prepayments.....         --     1,728,353         --      656,419         --
 Minority interest.....         --        68,470     (55,297)                    --
 Gain on disposal of
  fixed assets.........      (4,000)     (10,401)       (544)                    --
 Depreciation and
  amortization.........   1,679,278    1,564,684   1,336,410   1,642,972   1,312,799
 Loan discount
  amortization.........     551,834      329,724     345,170     362,106     427,456
 Prepaid interest
  amortization.........     551,690      435,160     735,619     295,410     403,985
 Deferred income
  taxes................    (250,000)  (1,000,000)        --          --     (250,000)
 Change in assets and
  liabilities, net of
  acquisition:
 Accounts receivable...    (927,453)     (51,607)  2,040,037  (3,155,273) (2,942,371)
 Inventories...........  (2,990,391)  (2,104,212)  4,883,583   4,031,676     499,425
 Other current assets..     654,811      (43,364)    129,341    (140,639)   (167,891)
 Accounts payable......     871,647    2,767,685  (2,227,281) (3,033,619)   (385,178)
 Accrued liabilities...    (165,699)     313,359    (111,644)    603,232     198,576
 Other.................     (82,599)       8,622     (11,125)     31,133     (91,110)
                         ----------  -----------  ----------  ----------  ----------
  Net cash provided by
   operating
   activities..........     819,883    5,757,433   6,199,445   2,484,031     582,877
                         ----------  -----------  ----------  ----------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchase of Pacific
  Plastics, Inc., net
  of cash acquired.....         --           --   (4,195,035)        --          --
 Purchases of property
  and equipment........  (6,764,430)  (3,451,076) (1,171,689) (9,291,866) (5,386,782)
 Purchases of minority
  interest.............    (748,734)    (519,749)        --          --     (748,718)
 Deferred costs........         --           --          --     (112,415)        --
 Payment under
  noncompete
  agreement............         --           --     (750,000)                    --
 Proceeds from
  restricted cash......         --       500,000         --                      --
 Proceeds from property
  and equipment
  disposals............       4,000       40,150      13,425                     --
 Decrease in other
  assets...............         --           --      100,000                     --
 Notes receivable from
  officers and
  employees on common
  stock purchases......    (367,863)     (66,343)        --          --     (367,863)
                         ----------  -----------  ----------  ----------  ----------
  Net cash used in
   investing
   activities..........  (7,877,027)  (3,497,018) (6,003,299) (9,404,281) (6,503,363)
                         ----------  -----------  ----------  ----------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 (Payments) borrowings
  under note payable,
  net..................    (243,126)    (872,403)  1,194,284   6,819,183  (2,026,105)
 Proceeds from long-
  term debt............     260,000    8,029,950   1,961,624   6,477,800     260,000
 Payment for prepaid
  interest.............         --           --   (1,500,000)        --
 Repayment of long-term
  debt.................  (1,874,531) (10,478,521) (1,399,072) (5,361,670) (1,473,155)
 Payment of debt
  issuance costs.......     (20,000)    (598,256)        --          --      (20,000)
 Issuance of common
  stock................      38,233    1,446,563      43,750    (194,168)     82,522
 Issuance of preferred
  stock, net of
  offering costs.......   9,416,971          --          --          --    9,416,971
 Payment of preferred
  stock dividend.......    (520,403)     (90,791)   (193,689)   (601,969)   (319,747)
                         ----------  -----------  ----------  ----------  ----------
 Net cash provided by
  (used in) financing
  activities...........   7,057,144   (2,563,458)    106,897   7,139,176   5,920,486
                         ----------  -----------  ----------  ----------  ----------
NET (DECREASE) INCREASE
 IN CASH AND CASH
 EQUIVALENTS...........         --      (303,043)    303,043     218,926         --
CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF YEAR.....         --       303,043         --          --
                         ----------  -----------  ----------  ----------  ----------
CASH AND CASH
 EQUIVALENTS AT END OF
 YEAR..................  $      --   $       --   $  303,043  $  218,926  $      --
                         ==========  ===========  ==========  ==========  ==========

                       See notes to financial statements.

                         EAGLE PACIFIC INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 AND NINE MONTHS ENDED SEPTEMBER
                               30, 1998 AND 1997

1. SIGNIFICANT ACCOUNTING POLICIES

  Basis of Financial Statement Presentation--Prior to December 31, 1997, the financial statements include the accounts of Eagle Pacific Industries, Inc. and its wholly-owned subsidiaries (the Company), Pacific Plastics, Inc. and its wholly-owned subsidiary, Arrow Pacific Plastics, Inc. (Pacific), and Eagle Plastics, Inc. (Eagle). All significant inter-company accounts and transactions have been eliminated. Effective December 31, 1997, the subsidiaries were merged into the Company.

  Unaudited Financial Statements--The balance sheet as of September 30, 1998, the statements of income and cash flows for the nine months ended September 30, 1997 and 1998, and the statements of stockholders' equity for the nine months ended September 30, 1998 and related information contained in these notes have been prepared by management of the Company without audit. In the opinion of management, all accruals (consisting only of normal recurring accruals except for the extraordinary loss on debt extinguishment) which are necessary for a fair presentation of financial position and results of operations for such periods have been made. Results for an interim period should not be considered as indicative of results for a full year.

  Cash Equivalents--Cash equivalents consist principally of money market and short-term commercial paper investments with initial maturities of three months or less.

  Inventories--Inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

  Property and Equipment--Property and equipment are stated at cost and are depreciated over the estimated useful life of each asset using the straight-line method. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful lives of the improvements. The carrying value is evaluated for impairment on a regular basis. Capitalized interest was $101,027 for 1997.

  Goodwill--Goodwill has been recorded for the excess of the purchase price over the fair value of the net assets acquired in acquisitions and is being amortized using the straight-line method over 40 years. The carrying value is evaluated for impairment based on historical and projected undiscounted cash flows.

  Deferred Financing Costs--Deferred financing costs are amortized over the term of the related indebtedness using the effective interest method.

  Fair Value of Financial Instruments--In accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", management estimates that the carrying value of long-term debt approximates fair value. The estimated fair value amounts have been determined through the use of discounted cash flow analysis using interest rates currently available to the Company for issuance of debt with similar terms and remaining maturities. All other financial instruments approximate fair value because of the short-term nature of these instruments.

  Product Warranty--The Company's products are generally under warranty against defects in material and workmanship for a period of one year; however, one of the Company's products has a 50-year warranty and another has a lifetime warranty for as long as the original purchaser owns the property where this product was originally installed. The Company has established an accrual for these anticipated future warranty costs.

  Sales--Sales are recorded at the time of shipment of the product.

                         EAGLE PACIFIC INDUSTRIES, INC.

  Income Taxes--The Company utilizes the asset and liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

  Estimates--The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Significant Vendors--The Company acquires raw materials from various sources. During the years ended December 31, 1997, 1996 and 1995, purchases of such raw materials from two vendors totaled 61%, 61% and 72%, respectively, of total material purchases.

  Reclassifications--Certain reclassifications have been made to the 1996 consolidated financial statements to conform to the 1997 presentation. Such reclassifications had no effect on net income (loss) or stockholders' equity as previously reported.

2. ACQUISITION OF PACIFIC PLASTICS, INC.

  On July 10, 1995, the Company acquired all of the outstanding common stock of Pacific. Pacific extrudes polyvinyl chloride pipe and polyethylene pipe and tubing products which are marketed primarily in the northwestern United States. The purchase price of Pacific was $6,750,000, consisting of $4,350,000 in cash, $1,700,000 in the form of a note to the previous owners of Pacific (Sellers), and 262,210 shares of the Company's common stock valued at $700,000. Because 84,210 shares of the 262,210 shares issued were not registered for public sale by March 1, 1996, the holders have the right to require the Company to repurchase up to 84,210 shares at 80% of market price at the time of the repurchase request. In addition, the Company paid $750,000 in cash to two of the Sellers in exchange for their agreement not to compete with the Company for five years.

  The Company financed the cash portion of the purchase and non-competition agreements from borrowings on a new revolving credit line (Revolver) and term loan (Term Loan) of $3,184,000 and $1,916,000, respectively. Additional proceeds from the Revolver were used to repay Pacific's existing line of credit. Both the Revolver and the Term Loan were paid off in May 1996 (Note 5).

  The $1,700,000 note payable to the Sellers requires the Company to make 36 monthly payments of principal and interest at a fixed rate of 9% per annum or aggregate payments of $54,059 per month. The Sellers' note is guaranteed by the Company.

  The Company also entered into a three-year and a two-year employment contract with two of the Sellers with whom the Company entered into non-compete agreements. Such contracts provide for base salary and standard benefits. In consideration for entering into such employment contracts, the Company granted each seller options to purchase 100,000 shares of the Company's common stock at $3.125 per share.

                         EAGLE PACIFIC INDUSTRIES, INC.

  This acquisition was accounted for under the purchase method of accounting. The Company included the results of operations of Pacific subsequent to the acquisition. The fair value of the assets acquired less the liabilities assumed exceeded the purchase price by $5,316,000. This excess has been recorded as a reduction to property and equipment and noncompete agreements of $4,831,000 and $485,000, respectively.

  The following unaudited pro forma condensed combined statement of operations reflect the combined operations of the Company and Pacific during the year ended December 31, 1995, as if the acquisition had occurred at the beginning of 1995. The unaudited pro forma condensed combined statement of operations may not necessarily reflect the actual results of operations of the Company which would have resulted had the acquisition occurred as of the dates presented. The unaudited pro forma information is not necessarily indicative of future results of operations for the combined companies.

      YEAR ENDED DECEMBER 31, 1995
      ----------------------------
      Revenues..................................................... $69,495,000
      Gross profit.................................................  12,302,000
      Net loss.....................................................    (505,000)
      Net loss applicable to common stock..........................    (699,000)
      Basic and diluted loss per common share......................        (.18)

3. INVENTORIES

                                                                     UNAUDITED
                                         DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                             1997         1996         1998
                                         ------------ ------------ -------------
   Raw materials........................ $ 5,033,398  $ 3,151,146   $4,055,419
   Finished goods.......................   8,236,162    7,128,023   $5,182,465
                                         -----------  -----------   ----------
                                         $13,269,560  $10,279,169   $9,237,884
                                         ===========  ===========   ==========

4. PROPERTY AND EQUIPMENT

                                                       DECEMBER 31, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
      Land............................................ $  2,105,664 $   523,678
      Buildings and leasehold improvements............    2,874,347   2,687,673
      Machinery and equipment.........................   14,738,163  10,586,322
      Transportation equipment........................      443,254     327,613
      Furniture and fixtures..........................      449,742     399,622
      Construction-in-progress........................      424,346         --
                                                       ------------ -----------
                                                         21,035,516  14,524,908
      Less accumulated depreciation...................    4,181,069   3,038,889
                                                       ------------ -----------
                                                       $ 16,854,447 $11,486,019
                                                       ============ ===========

5. DEBT

  In July 1998, the Company repurchased the remainder of its subordinated debt for $4.3 million which generated an extraordinary loss of $656,419, net of income taxes. In conjunction with the repurchase, the Company obtained a $6.5 million term note from its current lender.

                         EAGLE PACIFIC INDUSTRIES, INC.

  At December 31, 1997, the Company had outstanding borrowings of $3,345,645 under the revolving credit loan agreement of $16,500,000, subject to borrowing base restrictions. The Company may borrow up to 85% of "eligible" accounts receivable and 55% of "eligible" inventory. At December 31, 1997, the Company had additional borrowings available of approximately $7,500,000, which is based on available collateral. The revolving credit loan expires May 9, 1999. Interest is payable monthly at the bank's national base rate, plus .25% (8.75% at December 31, 1997). The agreement also includes a commitment fee of .5% of the unused portion of the credit loan, payable monthly. At December 31, 1996, the Company had outstanding borrowings of $4,649,102. The revolving credit loan is secured by substantially all assets of the Company. Until all obligations of the revolving credit loan and term note are paid in full, the Company must comply with certain covenants outlined in the loan agreement, including tangible net worth, net cash flow and senior interest coverage ratio. At December 31, 1997, the Company did not comply with the net cash flow covenant and accordingly, received a waiver from its lenders. The weighted average interest rate on all short-term borrowings at December 31, 1997 and 1996, was 8.7% and 8.5%, respectively.

  In May 1996, the Company repaid $3.0 million of its subordinated debt, which generated an extraordinary loss of $1,728,353, net of income taxes. This loss consisted of unamortized prepaid interest of $1.5 million and deferred finance costs of $228,000. The Company issued a 22-month warrant to purchase 215,000 shares of the Company's Common Stock in connection with the subordinated debt repayment. The $135,000 value assigned to the warrant is being amortized to interest expense over the term of the refinanced debt. In conjunction with the repurchase, the Company obtained $1.5 million of new common equity and an additional $3.4 million of term notes, and the Company repurchased approximately one-half of the remaining Eagle minority interest. The additional term notes were obtained through a bank refinancing that consolidated previously outstanding term notes and revolving credit loans into a $8.0 million term note and a $16.5 million revolving credit loan.

LONG TERM DEBT CONSISTED OF THE FOLLOWING:

                                                     UNAUDITED
                         DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                             1997         1996         1998
                         ------------ ------------ -------------
Term promissory note
 (A)....................  $6,189,300  $ 7,332,900    11,809,400
Subordinated promissory
 note (B)...............   4,182,570    3,972,450           --
Term promissory note
 (C)....................     464,513      950,013       464,513
Various installment
 notes payable (D)......     718,969      704,400       514,999
                          ----------  -----------   -----------
                          11,555,352   12,959,763    12,788,912
Less current maturi-
 ties...................   1,882,882    1,951,751     1,862,486
                          ----------  -----------   -----------
                          $9,672,470  $11,008,012   $10,926,426
                          ==========  ===========   ===========

  (A) Payable $95,300 monthly, plus interest at LIBOR plus 2.75% (8.5% at December 31, 1997), with remaining principal due May 9, 1999. Secured by substantially all assets of the Company and subject to the terms and covenants of the revolving credit loan agreement outlined above.

  (B) Due in full on May 10, 1999, including interest at 10.4%. During 1996, $3.0 million of this debt was prepaid. This promissory note is subordinated in payment to the Company's revolving line of credit and term promissory note. This agreement requires the Company to maintain the same covenants as the revolving credit loan. The original issue discount (OID) of $1,590,000 ($954,000 after the $3,000,000 prepayment in 1996) has been netted against the debt and is being accreted over the term of the debt using the effective interest method. This accretion is included in interest expense. At December 31, 1997 and 1996, unaccreted OID was $317,430 and $527,550, respectively. Pursuant to the terms of the Subordinated Note, after January 1, 1999, the lender was entitled to receive one or more contingent interest payments based upon profitability. The maximum

                         EAGLE PACIFIC INDUSTRIES, INC.

aggregate amount of the contingent interest payments was to be 87.5% of certain earnings before interest, taxes, depreciation and amortization ("EBITDA") for any four consecutive quarters after January 1, 1998. The contingent interest was being accrued over the period the debt was to be outstanding under the interest method, using an estimate of the EBITDA calculation for the year ended December 31, 1998, based upon the current year's EBITDA. On March 16, 1995, the Company executed an agreement with the lender whereby the contingent interest requirement was fixed in exchange for: (i) $1,500,000 in cash, which came from a draw on the revolving credit line; (ii) $1,200,000 paid on September 1, 1995;
(iii) $970,000 paid on September 1, 1996; (iv) 210,000 shares of the Company's Common Stock; and (v) a three-year warrant to purchase 100,000 shares of the Company's Common Stock at $3.00 per share. The present value of the total consideration provided was recorded as prepaid interest and is being amortized over the period the Subordinated Note is outstanding using the interest method. The estimate of the total contingent interest payable used to accrue the contingent interest payable at December 31, 1994, approximated the present value of the total consideration provided pursuant to the March 16, 1995, agreement described above.

  (C) Due August 1, 1998; payable $54,059 monthly, including interest at 9%. Guaranteed by the Company.

  (D) Due dates ranging from April 1999 through March 2004, initially payable $26,467 monthly, including interest at 4.25% to 9.38%. Secured by land and equipment.

  These amounts are shown in the consolidated balance sheets under the following captions at December 31:

                                                       DECEMBER 31, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
      Current maturities of long-term debt............ $ 1,882,882  $ 1,951,751
      Long-term debt, less current maturities.........   5,489,900    7,035,562
      Subordinated debt...............................   4,182,570    3,972,450
                                                       -----------  -----------
                                                       $11,555,352  $12,959,763
                                                       ===========  ===========

  Aggregate annual maturities of long-term debt at December 31, 1997, are:

      1998......................................................... $ 1,882,882
      1999.........................................................   9,787,216
      2000.........................................................      58,618
      2001.........................................................      51,939
      2002.........................................................      39,862
      Thereafter...................................................      52,265
                                                                    -----------
                                                                     11,872,782
      Less unamortized original issue discount.....................     317,430
                                                                    -----------
                                                                    $11,555,352
                                                                    ===========

6. DEFERRED COMPENSATION

  The Company previously adopted a plan of deferred compensation for a former officer of the Company. Under this plan, the officer will receive $50,000 per year for three years, commencing when the Company's annual net income per share equals or exceeds $1.00.

                         EAGLE PACIFIC INDUSTRIES, INC.

  The Company also has an unfunded deferred compensation agreement which provides approximately $75,000 upon retirement. During the year ended December 31, 1997, the officer retired and the compensation will be paid in 1998.

7. COMMITMENTS AND CONTINGENCIES

  Litigation--The Company is periodically involved in various legal actions arising in the normal course of business. At December 31, 1997, the Company was not aware of any material legal proceedings against it or its subsidiaries.

  Leases--The Company has non-cancelable operating leases for certain operating facilities which expire in the years 1998 and 2010. The operating facility leases contain provisions for increasing the monthly rent for changes in the Consumer Price Index.

  Future minimum lease payments at December 31, 1997 were:

      1998........................................................... $  136,000
      1999...........................................................    121,000
      2000...........................................................    121,000
      2001...........................................................    121,000
      2002...........................................................    121,000
      Thereafter.....................................................    911,000
                                                                      ----------
                                                                      $1,531,000
                                                                      ==========

  Rent expense under all operating leases was $363,000, $285,000 and $234,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

8. REDEEMABLE PREFERRED STOCK

  During 1997, the Company issued 10,000 shares of redeemable 8% convertible preferred stock at $1,000 per share. The stock is convertible at the holders option at $4.26 per share and has a mandatory redemption at the liquidation preference of $1,000 per share on May 9, 2004. After two years from issuance, the Company can cause a mandatory conversion if the common stock trades above $7.45 per share for 30 consecutive days.

9. STOCKHOLDERS' EQUITY

  The Company issued 1,383,500 shares of Series A convertible preferred stock at $2.00 per share during the year ended December 31, 1994. During 1996, 1,364,750 shares of preferred stock were converted to common stock. The preferred stock is convertible, at the option of the holder, to common stock at a current conversion ratio of one share of common stock for each share of preferred stock. The Company may force conversion of the preferred stock at any time after the Company's common stock trades in the public market for 20 consecutive days at an average bid and asked price greater than $4.00 per share. The preferred stock has voting rights based on the number of shares of common stock into which the preferred stock is then convertible and has a liquidation preference to common stock.

  During 1997, the Company issued 80,237 shares of common stock for the exercise of stock options and purchased and retired 17,300 shares of common stock. During 1996, the Company issued 600,000, 60,547, 1,559,750, and 70,000 shares of common stock for a new private equity offering, the acquisition of additional shares of minority ownership of Eagle, the conversion of 1,364,750 shares of preferred stock, and the exercise

                         EAGLE PACIFIC INDUSTRIES, INC.

of stock options, respectively. During 1995, the Company issued 262,210, 210,000, 72,500, and 25,000 shares of common stock in connection with the purchase of Pacific, to fix the Blair contingent interest, the acquisition of minority ownership of Eagle and the exercise of stock warrants, respectively.

  The Company has previously granted options to purchase 600,000 shares of its common stock at $.75 per share, which was $.75 below market value at grant time. The difference between the exercise price and the market value is being amortized as compensation expense over the vesting period of the options, which was December 1994 through December 1997.

  In 1996, the Company established a leverage equity purchase program (LEPP). The LEPP provides loans to board members and various members of management to purchase common stock of the Company. The loans are represented by five-year promissory notes, bear interest at a rate equal to the rate on the Company's revolver loan (8.75% at December 31, 1997), and are collateralized by the pledge of the purchased shares of common stock of the Company.

10. INCOME TAXES

  Deferred tax assets and liabilities represent temporary differences between the basis of assets and liabilities for financial reporting purposes and tax purposes. Deferred tax assets are primarily comprised of reserves which have been deducted for financial statement purposes, but have not been deducted for income tax purposes and the tax effect of net operating loss carryforwards. The Company annually estimates the amount of deferred tax assets which it expects to realize based on historical averages of taxable income and estimates of future taxable income. The Company has recorded a valuation allowance to reduce recorded deferred tax assets to the amount of deferred tax benefit expected to be realized.

  Deferred taxes as of December 31, 1997 and 1996, are summarized as follows:

                                                         1997         1996
                                                      -----------  -----------
      Current deferred taxes:
      Warranty reserve............................... $    13,000  $    13,000
      Allowance for doubtful accounts................      79,000       76,000
      Accrued expenses...............................     207,800      175,400
      Prepaid expenses...............................      14,000       10,000
      Federal net operating loss carryforwards.......     425,000      340,000
      Less valuation allowance.......................    (313,800)    (274,400)
                                                      -----------  -----------
      Total.......................................... $   425,000  $   340,000
                                                      ===========  ===========
      Long-term deferred taxes:
      LIFO inventory recapture....................... $  (396,000) $  (535,000)
      Deferred compensation..........................     205,000      160,000
      Excess of tax over book depreciation...........    (729,000)    (892,000)
      Non-compete agreement..........................     190,000      192,000
      Federal net operating loss carryforwards.......  13,606,000   14,313,000
      Tax credit carryforwards.......................     634,000      684,000
      AMT credit carryforwards.......................      78,000       86,000
      Contribution carryforwards.....................      22,000       15,000
      Less valuation allowance....................... (12,785,000) (13,363,000)
                                                      -----------  -----------
      Total.......................................... $   825,000  $   660,000
                                                      ===========  ===========

                         EAGLE PACIFIC INDUSTRIES, INC.

  Income tax expense for the years ended December 31, 1997, 1996 and 1995, consists of the following:

                                              1997        1996        1995
                                            ---------  -----------  ---------
   Current state........................... $  78,679  $    68,315  $(164,000)
   Deferred--primarily federal.............  (250,000)  (1,078,000)       --
                                            ---------  -----------  ---------
   Income tax (benefit) expense before ex-
    traordinary loss.......................  (171,321)  (1,009,685)  (164,000)
   Income tax benefit from extraordinary
    loss on debt prepayments...............       --      (80,500)        --
                                            ---------  -----------  ---------
   Income tax benefit...................... $(171,321) $(1,090,185) $(164,000)
                                            =========  ===========  =========

  A reconciliation of the expected federal income taxes, using the effective statutory federal rate of 35%, with the (benefit) provision for income taxes is as follows:

                                              1997        1996        1995
                                            ---------  -----------  ---------
   Expected federal expense (benefit)...... $ 266,000  $   864,000  $(362,000)
   State taxes, net of federal benefit and
    tax credit.............................    56,000       46,000   (222,000)
   Expiration of capital loss carry for-
    ward...................................       --       366,000        --
   Change in valuation allowance...........  (538,600)  (2,413,000)   407,000
   AMT.....................................    36,000       69,000        --
   Other...................................     9,279       58,315     13,000
                                            ---------  -----------  ---------
                                            $(171,321) $(1,009,685) $(164,000)
                                            =========  ===========  =========

  As of December 31, 1997, the Company had net operating loss carryforwards for federal tax purposes of approximately $34,600,000. Under the Tax Reform Act of 1986, certain future changes in ownership resulting from the sale or issuance of stock may limit the amount of net operating loss carryforwards which can be utilized on an annual basis. These carryforwards expire if not utilized to reduce future taxable income as follows:

      1998.......................................................... $ 6,100,000
      1999..........................................................  11,600,000
      2000..........................................................  11,400,000
      2001..........................................................     300,000
      2002..........................................................     500,000
      2003..........................................................     500,000
      2004..........................................................     700,000
      2005..........................................................   1,600,000
      2007..........................................................     300,000
      2008..........................................................     900,000
      2010..........................................................     700,000

11. EARNINGS (LOSS) PER COMMON SHARE

  Effective December 31, 1997 the Company adopted SFAS No. 128, "Earnings per Share". Earnings (loss) per share amounts presented for 1996 and 1995 have been restated for the adoption of SFAS No. 128. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings per share assumes conversion of convertible preferred stock as of

                         EAGLE PACIFIC INDUSTRIES, INC.

the beginning of the year and the exercise of stock options and warrants using the treasury stock method, if dilutive. Diluted loss per share is the same as basic loss per share due to the antidilutive effect of the assumed conversion of convertible preferred stock and the exercise of stock options and warrants. The following table reflects the calculation of basic and diluted earnings
(loss) per share:

                                                  YEAR ENDED DECEMBER 31, 1997
                                                  -----------------------------
                                                                      PER SHARE
                                                   INCOME    SHARES    AMOUNT
                                                  --------  --------- ---------
   Net income.................................... $930,765
   Preferred stock dividends..................... (520,403)
                                                  --------
   BASIC EPS
   Income available to common stockholders.......  410,362  6,503,426   $   .06
                                                  ========  =========  =======
   EFFECT OF DILUTIVE SECURITIES
   Warrants and options..........................             923,095
                                                            ---------
   DILUTED EPS
   Income available to common stockholders....... $410,362  7,426,521   $   .06
                                                  ========  =========  =======

  Options to purchase 30,411 shares of common stock were outstanding at December 31, 1997, but were not included in the computation of diluted EPS because the options exercise prices were greater than the average market price of the common shares. Conversion of the 7% convertible preferred stock and the 8% redeemable convertible preferred stock was not assumed since the conversion would have an antidilutive effect on the diluted EPS calculation.

                                                 YEAR ENDED DECEMBER 31, 1996
                                                -------------------------------
                                                                      PER SHARE
                                                  INCOME     SHARES    AMOUNT
                                                ----------  --------- ---------
   Income before extraordinary item............ $3,479,313
   Preferred stock dividends...................    (90,791)
                                                ----------
   BASIC EPS BEFORE EXTRAORDINARY ITEM
   Income available to common stockholders.....  3,388,522  5,444,683  $    .62
                                                                       ========
   EFFECT OF DILUTIVE SECURITIES
   Warrants and options........................               950,503
   7% convertible preferred stock..............     90,791    724,926
                                                ----------  ---------
   DILUTED EPS BEFORE EXTRAORDINARY ITEM
   Income available to common stockholders..... $3,479,313  7,120,112  $    .49
                                                ==========  ========= ========

  Options to purchase 61,848 shares of common stock were outstanding at December 31, 1996, but were not included in the computation of diluted EPS because the options exercise prices were greater than the average market price of the common shares.

  Because of the net loss in 1995, all potentially dilutive securities have an antidilutive effect on the dilutive EPS calculation. Both basic and dilutive EPS were computed by dividing the net loss applicable to common stock by the weighted average common shares outstanding.

                         EAGLE PACIFIC INDUSTRIES, INC.

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                       -------------------------
                                                          1998       1997
                                                       ---------- ----------
      BASIC EPS COMPUTATION
      Income available to common stockholders......... $  588,645 $1,257,439
                                                       ========== ==========
      Average common shares outstanding...............  6,687,619  6,497,745
                                                       ========== ==========
      Basic earnings per share........................ $      .09 $      .19
                                                       ========== ==========
      DILUTED EPS COMPUTATION
      Income available to common stockholders......... $  588,645 $1,257,439
      8% redeemable preferred stock dividends.........        --         --
      7% convertible preferred stock dividends........        --       1,969
                                                       ---------- ----------
      Income available to common stockholders.........    588,645 $1,259,408
                                                       ========== ==========
      Average common shares outstanding...............  6,687,619  6,497,745
      Warrants and options............................    402,992    946,571
      8% redeemable preferred stock...................        --         --
      7% convertible preferred stock..................        --      18,750
                                                       ---------- ----------
                                                        7,090,611  7,463,066
                                                       ========== ==========
      Diluted earnings per share...................... $      .08 $      .17
                                                       ========== ==========

  Options to purchase 308,946 and 15,878 shares of common stock were outstanding at September 30, 1998 and 1997, respectively, but were not included in the computation of diluted EPS because the options exercise prices were greater than the average market price of the common shares. Conversion of the 8% redeemable convertible preferred stock was not assumed for the nine months ending September 30, 1998 and 1997, respectively, since the conversion would have an antidilutive effect on the diluted EPS calculation. Conversion of the 7% convertible preferred stock was not assumed for the nine months ending September 30, 1997, since the conversion would have an antidilutive effect on the diluted EPS calculation.

12. RETIREMENT PLAN

  The Company has a 401(k) plan covering substantially all employees. The Company's discretionary contributions to the plan are determined annually by the board of directors. The Company is also committed to matching a portion of employees' voluntary contributions. Participants are 100% vested in their own contributions and the Company's matching contribution immediately and in the Company's discretionary contribution at the end of three years. Total amounts contributed by the Company were $235,251, $243,191 and $58,999 for the years ended December 31, 1997, 1996 and 1995, respectively.

13. STOCK-BASED COMPENSATION PLANS

  The Company's 1991 and 1997 stock option plans (the Plans) provide for the granting of incentive or non-qualified stock options to key employees. Generally, options outstanding under the Company's Plans: (i) are granted at prices equal to the market value of the stock on the date of grant, (ii) vest ratably over a three- or four-year vesting period, and (iii) expire over a period not greater than ten years from the date of grant. In addition, the Company has outstanding stock options issued outside the Company's Plans. The options issued outside of the Company's Plans contain terms and conditions similar to those described above. Effective December 31, 1997, all outstanding stock options issued under a subsidiary's stock option plan have been converted into options under the Company's 1997 stock option plan.

                         EAGLE PACIFIC INDUSTRIES, INC.

  A summary of the status of the Company's stock options as of December 31, 1997, 1996 and 1995, and changes during the year ended on those dates is presented below (shares in thousands):

                                1997               1996               1995
                          ------------------ ------------------ ------------------
                                   WGTD AVG           WGTD AVG           WGTD AVG
                          SHARES  EXER PRICE SHARES  EXER PRICE SHARES  EXER PRICE
                          ------  ---------- ------  ---------- ------  ----------
Outstanding at beginning
 of year................  2,126     $1.41    2,169     $1.57    1,668     $1.13
Granted.................    --        --        30      2.75      512      2.99
Exercised...............    (80)      .82      (70)      .34      --        --
Canceled................     (6)      .99       (3)     1.75      (11)     1.69
                          -----              -----              -----
Outstanding at end of
 year...................  2,040      1.66    2,126      1.41    2,169      1.57
                          =====              =====              =====
Options exercisable at
 year end...............  1,881      1.60    1,773      1.62    1,575      1.72
                          =====              =====              =====
Options available for
 future grant...........    970                970                --
                          =====              =====              =====
Weighted average fair
 value of options
 granted during the
 year...................            $ --               $1.49              $1.53
                                    =====              =====              =====

  The Company applies Accounting Principles Board ("APB") Opinion No. 25 and related Interpretations in accounting for the plans. No compensation cost has been recognized for options issued under the plans when the exercise price of the options granted are at least equal to the fair value of this common stock on the date of grant. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 1996 and 1995, consistent with the provisions of SFAS No. 123, the Company's net income (loss) would have changed to the pro forma amounts indicated below:

                                             YEAR ENDED YEAR ENDED YEAR ENDED
                                                1997       1996       1995
                                             ---------- ---------- -----------
   Net income (loss) applicable to Common
    Stock,
    as reported.............................  $410,362  $1,660,169 $(1,058,513)
   Net income (loss) applicable to Common
    Stock,
    pro forma...............................   361,362   1,633,169  (1,756,513)
   Basic earnings (loss) per common share
     As reported............................  $    .06  $      .31 $      (.27)
     Pro forma..............................  $    .06  $      .30 $      (.45)
   Diluted earnings (loss) per common share
     As reported............................  $    .06  $      .25 $      (.27)
     Pro forma..............................  $    .05  $      .24 $      (.45)

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions and results:

                                                              1996      1995
                                                           ---------- ---------
      Dividend yield......................................     --        --
      Expected volatility.................................     25%       50%
      Expected life of option............................. 120 months 60 months
      Risk free interest rate.............................    6.66%     6.38%
      Fair value of options on grant date................. $   45,000 $ 785,000

                         EAGLE PACIFIC INDUSTRIES, INC.

  The following table summarizes information about stock options outstanding at December 31, 1997 (shares in thousands):

                     OPTIONS OUTSTANDING        OPTIONS EXERCISABLE
               -------------------------------- -------------------- ---
                            WGTD AVG
   RANGE OF                 REMAINING  WGTD AVG             WGTD AVG
   EXERCISE      NUMBER    CONTRACTUAL EXERCISE   NUMBER    EXERCISE
    PRICES     OUTSTANDING    LIFE      PRICE   EXERCISABLE  PRICE
   --------    ----------- ----------- -------- ----------- --------
     $.34           250        1.0      $0.34        250     $0.34
  .64 to .75        620        2.9       0.75        620      0.75
 1.75 to 2.50       689        2.5       1.98        570      1.97
 2.75 to 3.25       481        2.7       3.04        441      3.05
                  -----                            -----
 .34 to 3.25      2,040        2.5       1.66      1,881      1.60
                  =====                            =====

14. ADDITIONAL CASH FLOW INFORMATION

                                           YEAR ENDED   YEAR ENDED   YEAR ENDED
                                          DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                              1997         1996         1995
                                          ------------ ------------ ------------
Non-cash Investing and Financing Activi-
 ties:
  Issuance of notes payable in connec-
   tion with the agreement extinguishing
   the contingent interest..............    $   --      $     --    $ 1,985,325
  Issuance of common stock in connection
   with the agreement extinguishing the
   contingent interest..................        --            --        642,600
  Value of warrants issued in connection
   with the agreement extinguishing the
   contingent interest..................        --            --          6,000
  Issuance of common stock in connection
   with the acquisition of Pacific......        --            --        700,000
  Issuance of notes payable in connec-
   tion with the acquisition of Pacif-
   ic...................................        --            --      1,700,000
  Issuance of common stock in exchange
   for Eagle stock......................        --        165,549       108,750
  Issuance of common stock in exchange
   for preferred stock..................        --      2,729,500           --
Additional Cash Flow Information:
  Interest paid, including capitalized
   interest and prepaid interest to ex-
   tinguish contingent interest.........    816,308     1,839,443     3,311,987
  Income taxes paid (refunded)..........     29,538        38,656     (121,400)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder and Board of Directors of CONDEA Vista Company:

  In our opinion, the accompanying balance sheet and the related statements of income and changes in owner's investment and of cash flows present fairly, in all material respects, the financial position of the CONDEA Vista Company Oklahoma City Plant at June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers, LLP

                                            PricewaterhouseCoopers, LLP

October 20, 1998
Houston, Texas

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

                                 BALANCE SHEETS

                                ($ IN THOUSANDS)

                                                      JUNE 30,
                                                   --------------- SEPTEMBER 30,
                                                    1998    1997       1998
                                                   ------- ------- -------------
                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash............................................ $     3 $     3    $     3
  Accounts receivable.............................  12,506  15,762     10,115
  Inventories.....................................   2,994   5,352      2,144
  Prepaid insurance...............................      60      63         31
                                                   ------- -------    -------
    Total current assets..........................  15,563  21,180     12,293
Property, plant and equipment, net................  22,817  24,549     22,756
Prepaid pension...................................     556     530        512
Intangibles, net..................................     752     916        711
                                                   ------- -------    -------
    Total assets.................................. $39,688 $47,175    $36,272
                                                   ======= =======    =======
LIABILITIES AND OWNER'S INVESTMENT
Current liabilities:
  Accounts payable................................ $ 2,335 $ 1,611    $ 1,464
  Accrued liabilities.............................   3,592   2,691      3,304
                                                   ------- -------    -------
    Total current liabilities.....................   5,927   4,302      4,768
Deferred income taxes.............................   4,120   4,346      4,969
Other liabilities and deferred credits............   2,244     992      2,203
Commitments and contingencies.....................     --      --         --
Owner's investment................................  27,397  37,535     24,332
                                                   ------- -------    -------
    Total liabilities and owner's investment...... $39,688 $47,175    $36,272
                                                   ======= =======    =======


    The accompanying notes are an integral part of the financial statements.

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

             STATEMENTS OF INCOME AND CHANGES IN OWNER'S INVESTMENT

                                ($ IN THOUSANDS)

                                                               THREE MONTHS
                                                              ENDED SEPTEMBER
                                    YEARS ENDED JUNE 30,            30,
                                  --------------------------  ----------------
                                   1998      1997     1996     1998     1997
                                  -------  --------  -------  -------  -------
                                                                (UNAUDITED)
Net sales.......................  $87,760  $ 98,831  $91,257  $16,436  $24,719
Costs and expenses:
  Cost of sales.................   85,564    97,195   87,140   15,034   25,299
  Depreciation and
   amortization.................    2,681     2,748    2,580      661      632
  Selling, general and
   administrative...............    6,053     5,938    6,418    1,472    1,511
                                  -------  --------  -------  -------  -------
                                   94,298   105,881   96,138   17,167   27,442
                                  -------  --------  -------  -------  -------
Loss from operations............   (6,538)   (7,050)  (4,881)    (731)  (2,723)
Interest expense................     (624)   (1,025)    (766)    (118)    (206)
                                  -------  --------  -------  -------  -------
Loss before income taxes........   (7,162)   (8,075)  (5,647)    (849)  (2,929)
Income tax benefit:
  Current.......................   (2,779)   (4,218)  (4,494)  (1,235)  (2,120)
  Deferred......................     (228)      871    2,083      849      929
                                  -------  --------  -------  -------  -------
                                   (3,007)   (3,347)  (2,411)    (386)  (1,191)
Net loss........................   (4,155)   (4,728)  (3,236)    (463)  (1,738)
Net transfers (to) from owners..   (5,983)    4,668      968   (2,602)  (3,144)
Owner's investment, beginning of
 period.........................   37,535    37,595   39,863   27,397   37,535
                                  -------  --------  -------  -------  -------
Owner's investment, end of peri-
 od.............................  $27,397  $ 37,535  $37,595  $24,332  $32,653
                                  =======  ========  =======  =======  =======


    The accompanying notes are an integral part of the financial statements.

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

                            STATEMENTS OF CASH FLOWS

                                ($ IN THOUSANDS)

                                                          THREE MONTHS ENDED
                               YEARS ENDED JUNE 30,          SEPTEMBER 30,
                             ---------------------------  --------------------
                              1998      1997      1996      1998       1997
                             -------  --------  --------  ---------  ---------
                                                              (UNAUDITED)
Cash flows from operating
 activities
  Net loss.................. $(4,155) $ (4,728) $ (3,236) $    (463) $  (1,738)
  Adjustments to reconcile
   net loss to net
   cash provided (used) by
   operating activities
    Depreciation and amorti-
     zation.................   2,681     2,748     2,580        661        632
    Gain on disposal of as-
     sets...................    (266)      --        --         --         --
    Loss on retirement of
     assets.................     --        167       --         --         --
    Inventory market value
     adjustment.............     415        93       --         223        --
    Deferred income tax.....    (226)      871     2,083        849        929
    Postretirement benefits
     other than
     pensions...............     106       107        96         30         27
    Decrease (increase) in
     accounts
     receivable.............   3,256     1,013    (2,185)     2,391      2,675
    Decrease (increase) in
     inventories............   1,943    (2,870)      712        627      1,022
    (Decrease) increase in
     other assets...........     (23)     (167)     (112)        73         74
    Increase (decrease) in
     accounts
     payable and accrued li-
     abilities..............   1,625      (591)      743     (1,159)      (299)
    (Decrease) increase in
     other liabilities and
     deferred credits.......    (160)      --        --         (71)         5
                             -------  --------  --------  ---------  ---------
  Net cash provided (used)
   by operating
   activities............... $ 5,196  $ (3,357)    $ 681  $   3,161    $ 3,327
Cash flows from investing
 activities
  Capital expenditures......    (786)   (1,311)   (1,649)      (559)      (183)
  Proceeds from sale of as-
   sets.....................   1,573       --        --         --         --
                             -------  --------  --------  ---------  ---------
  Net cash provided (used)
   by investing
   activities............... $   787  $ (1,311) $ (1,649) $    (559) $    (183)
Cash flows from financing
 activities
 Net transfers (to) from
 owners.....................  (5,983)    4,668       968     (2,602)    (3,144)
                             -------  --------  --------  ---------  ---------
  Net cash (used) provided
   by financing
   activities............... $(5,983) $  4,668  $    968  $  (2,602)   $(3,144)
Change in cash..............     --        --        --         --         --
Cash at beginning of peri-
 od.........................       3         3         3          3          3
                             -------  --------  --------  ---------  ---------
Cash at end of period....... $     3  $      3  $      3  $       3  $       3
                             =======  ========  ========  =========  =========

    The accompanying notes are an integral part of the financial statements.

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  The financial statements, prepared in accordance with U.S. Generally Accepted Accounting Principles, include the accounts of the Oklahoma City Plant (the "OKC Plant") of CONDEA Vista Company (the "Parent"). Certain financial amounts have been allocated by the Parent in order to present the financial results of the OKC Plant on a stand-alone basis. Management believes such allocations are reasonable, however, the costs allocated to the OKC Plant may not necessarily be indicative of the costs that would have been incurred if the OKC Plant had operated on a stand-alone basis.

  The balance sheet as of September 30, 1998, the statements of income and cash flows for the three months ended September 30, 1997 and 1998, and related information contained in these notes have been prepared by management of the Company without audit. In the opinion of management, all accruals (consisting only of normal recurring accruals) which are necessary for a fair presentation of financial position and results of operations for such periods have been made. Results for an interim period should not be considered as indicative of results for a full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  The OKC Plant engages in the manufacture of Polyvinyl Chloride Resin (PVC Resin) which is sold to customers mainly in the United States. The raw materials consumed in the manufacture of PVC Resin are primarily purchased from the Parent. Revenues are recognized in the period the goods are shipped.

 Inventories

  Inventories are stated at the lower of cost or market; cost is determined on the last-in, first-out ("LIFO") basis except for supplies and parts which are valued at average cost.

 Property, Plant and Equipment

  Property, plant and equipment are carried at cost. Major additions are capitalized while repairs and maintenance costs are charged to operations as incurred. Property, plant and equipment are depreciated on the straight-line basis over their estimated useful lives. Upon disposition of an asset, the accumulated depreciation is deducted from the original cost and any gain or loss is credited or charged to income.

 Intangibles

  The cost of licensed technologies is amortized over ten years using the straight-line method.

 Income Taxes

  Taxes on income are accounted for using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted rates. The OKC Plant joins with the Parent in filing consolidated federal and state income tax returns. Income and deferred taxes are calculated for the OKC Plant on a stand-alone basis.

 Management Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

3. INVENTORIES

  The components of inventory at June 30, 1998 and 1997 and September 30, 1998 are summarized as follows:

                                                                    (UNAUDITED)
                                                                   SEPTEMBER 30,
                                                      1998   1997      1998
                                                     ------ ------ -------------
                                                      (THOUSANDS)
      PVC resin..................................... $1,729 $4,123    $  923
      Supplies and parts............................  1,265  1,229     1,221
                                                     ------ ------    ------
                                                     $2,994 $5,352    $2,144
                                                     ====== ======    ======

  The OKC Plant recorded an inventory market value adjustment of approximately $415,000 and $93,000 in fiscal year 1998 and 1997, respectively. For the first quarter of fiscal year 1999, an inventory market value adjustment of approximately $223,000 was recorded.

4. PROPERTY, PLANT AND EQUIPMENT

  The components of property, plant and equipment at June 30, 1998 and 1997 and their respective estimated useful lives are summarized as follows:

                                                                 1998    1997
                                                                ------- -------
                                                                  (THOUSANDS)
      Machinery and equipment (10 years)....................... $31,720 $30,935
      Buildings (15 years).....................................   4,007   4,007
      Railcars (12 years)......................................     --    2,596
      Land.....................................................   1,000   1,000
                                                                ------- -------
                                                                 36,727  38,538
      Less accumulated depreciation............................  13,910  13,989
                                                                ------- -------
                                                                $22,817 $24,549
                                                                ======= =======

  Repairs and maintenance expense charged to operations was approximately $2,693,000, $2,881,000 and $3,491,000 for the twelve months ended June 30,
1998, 1997 and 1996, respectively.

  In December 1997 the Parent entered into a sale-leaseback agreement. As a result of the agreement, the owned railcar fleet associated with the OKC Plant was sold and the fleet is being leased back based on contractual rates and terms which vary by the type of railcar. The selling price of the OKC Plant railcars was approximately $1,573,000. Due to the nature of the transaction, as of June 30, 1998, approximately $1,147,000 of the gain related to the OKC railcars was deferred and will be amortized commensurate with the terms of the lease agreement. Amounts related to the sale leaseback transaction as of June 30, 1998 are allocated by the Parent based on the percentage of railcars identified as being directly associated with the OKC plant.

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

5. ACCRUED LIABILITIES

  The components of accrued liabilities at June 30, 1998 and 1997 are summarized as follows:

                                                                  1998    1997
                                                                 ------- ------
                                                                  (THOUSANDS)
      Employee benefits, payroll and related taxes.............  $   163 $  246
      Accrued rebates..........................................    2,797  1,858
      Accrued freight..........................................      348    307
      Accrued property tax.....................................      278    275
      Current portion of accrued post retirement benefit.......        6      5
                                                                 ------- ------
                                                                 $ 3,592 $2,691
                                                                 ======= ======

6. INCOME TAXES

  An analysis of the OKC Plant's effective tax rate for the twelve months ended June 30, 1998, 1997 and 1996 is as follows:

                                                            1998   1997   1996
                                                            -----  -----  -----
   Income tax benefit:
     Federal statutory rate................................ 35.00% 35.00% 35.00%
     State income tax net of federal benefit...............  3.67   3.67   3.67
     Investment tax credit.................................  3.31   2.78   4.03
                                                            -----  -----  -----
                                                            41.98% 41.45% 42.70%
                                                            =====  =====  =====

  Investment tax credits are accounted for using the flow-through method, which recognizes the income tax effect in the year the credits are earned.

  The deferred income tax assets and liabilities recorded on the balance sheet as of June 30, 1998 and 1997 are as follows:

                                                               1998     1997
                                                              -------  -------
                                                                (THOUSANDS)
      Temporary Differences
      Assets:
        Postretirement benefits.............................. $   426  $   385
        Inventory............................................     161       36
                                                              -------  -------
      Total assets...........................................     587      421
                                                              -------  -------
      Liabilities:
        Depreciation.........................................  (4,460)  (4,593)
        Pension plan contribution............................    (247)    (174)
                                                              -------  -------
      Total liabilities......................................  (4,707)  (4,767)
                                                              -------  -------
      Net deferred liability................................. $(4,120) $(4,346)
                                                              =======  =======

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

7. COMMITMENTS AND CONTINGENCIES

 Lease Obligations

  The OKC Plant leases plant and office equipment, storage/transfer facilities and railcars under long-term and short-term operating leases. Total rental expense was approximately $1,775,000, $1,571,000 and $996,000 during the twelve months ended June 30, 1998, 1997 and 1996, respectively.

  Future minimum lease commitments for noncancelable operating leases at June 30, 1998 are as follows:

      FISCAL YEAR                                                       TOTAL
      -----------                                                    -----------
                                                                     (THOUSANDS)
      1999..........................................................   $1,753
      2000..........................................................    1,411
      2001..........................................................      786
      2002..........................................................      596
      2003..........................................................      387
      2004 and thereafter...........................................       14
                                                                       ------
        Total.......................................................   $4,947
                                                                       ======

8. EMPLOYEE BENEFIT PLANS

  The OKC Plant participates in all employee benefit plans sponsored by the Parent. The expense associated with the Parent's benefit plans has been allocated to the OKC Plant based on specific identification of the OKC Plant employees. Net pension plan assets have been allocated by the Parent in direct proportion to the projected benefit obligation.

  Substantially all full-time employees with one year of service are eligible to participate in retirement benefits under the Parent's defined benefit pension plan. The benefits under this plan are based primarily on years of service and employees' pay near retirement. The Parent's funding policy is consistent with the funding requirements of federal law and regulations. Plan assets consist principally of common stocks and bonds.

  The OKC Plant's pension expense for the twelve months ended June 30, 1998, 1997 and 1996 includes the following components:

                                                               1998  1997  1996
                                                               ----  ----  ----
                                                                (THOUSANDS)
   Service cost benefits earned during the period............. $124  $117  $104
   Interest cost on projected benefit obligation..............  152   146   131
   Actual return on assets gain............................... (150) (139) (109)
   Net amortization and deferral..............................   39    48    57
                                                               ----  ----  ----
   Net pension expense for the period......................... $165  $172  $183
                                                               ====  ====  ====

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

  The OKC Plant's funded status of the plan at June 30, 1998 and 1997 was as follows:

                                                                1998    1997
                                                               ------  ------
                                                                (THOUSANDS)
      Actuarial present value of:
        Vested benefit obligation............................. $1,543  $1,344
        Non-vested benefit obligation.........................    122     112
                                                               ------  ------
      Total accumulated benefit obligation....................  1,665   1,456
      Effect of projected salary increases....................    542     511
                                                               ------  ------
      Projected benefit obligation............................  2,207   1,967
      Plan assets at fair value...............................  2,178   1,878
                                                               ------  ------
      Excess of projected benefit obligation over plan as-
       sets...................................................    (29)    (89)
      Unrecognized net transition obligation at October 1,
       1985...................................................     14      17
      Unrecognized net loss and prior service cost............    571     602
                                                               ------  ------
      Prepaid pension asset................................... $  556  $  530
                                                               ======  ======

  The assumptions used in accounting for the retirement plan for the fiscal years presented are set forth below:

                                                                  1998 1997 1996
                                                                  ---- ---- ----
   Weighted average discount rate................................ 7.1% 7.3% 7.3%
   Rates of compensation increase................................ 4.3% 4.3% 4.3%
   Weighted average expected long-term rate of return............ 8.0% 8.0% 9.0%

  The calculation of the OKC Plant's vested benefit obligation is the actuarial present value of the benefits to which the employee is entitled if the employee were to separate or retire as of June 30, 1998.

  Substantially all full-time employees are eligible to participate in the Parent's Savings and Investment Plan. Contributions to the Savings and Investment Plan are at 6% of participating employees' base pay. Total contributions charged to expense for the OKC Plant were approximately $141,000, $128,000 and $117,000 in the twelve months ended June 30, 1998, 1997 and 1996, respectively.

  In addition to providing pension benefits, the Parent provides certain health care and life insurance benefits to retired employees. Substantially all of the OKC Plant's employees may become eligible for these benefits, which are provided through self-insurance and through an insurance company whose premiums are based on benefits paid.

  Based on active employees as of June 30, 1998 and 1997 the accrued postretirement benefit obligations for the OKC Plant was as follows:

                                                                      1998  1997
                                                                     ------ ----
                                                                     (THOUSANDS)
      Eligible active plan participants............................  $  306 $256
      Other active plan participants...............................     781  651
                                                                     ------ ----
      Total accumulated benefit obligation.........................   1,087  907
      Plan assets at fair value....................................     --   --
                                                                     ------ ----
      Accumulated benefit obligation in excess of plan assets......   1,087  907
      Unrecognized net gain and prior service cost.................      16   90
                                                                     ------ ----
      Accrued postretirement benefit cost..........................  $1,103 $997
                                                                     ====== ====

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

  The OKC Plant's postretirement benefit cost for the twelve months ended June 30, 1998, 1997 and 1996 includes the following components:

                                                                1998  1997 1996
                                                                ----  ---- ----
                                                                 (THOUSANDS)
   Service cost--benefits earned............................... $ 48  $ 44 $ 41
   Interest cost on accumulated benefits.......................   71    68   60
   Net amortization and deferral...............................   (7)   --   (1)
                                                                ----  ---- ----
   Net periodic cost........................................... $112  $112 $100
                                                                ====  ==== ====

  The assumptions used in accounting for the postretirement welfare plan for the fiscal years presented are set forth below:

                                                                  1998 1997 1996
                                                                  ---- ---- ----
   Weighted average discount rate................................ 7.5% 8.0% 8.0%
   Current medical trend rate.................................... 5.5% 5.5% 9.1%
   Ultimate medical trend rate................................... 5.5% 5.5% 5.5%

  The Parent has adopted a managed care approach to its medical benefit plans. In addition, plan experience has been generally favorable and medical trends have slowed nation wide. Therefore, the Parent elected to adopt an ultimate medical trend rate of 5.5% effective June 30, 1997.

  A one percentage-point increase in the assumed health care cost trend rate for each year would increase the accumulated benefit obligation by approximately $176,000 and $160,000 for the fiscal years ending June 30, 1998 and 1997, respectively. The corresponding increase in net periodic cost would be $25,000, $17,000 and $17,000 for the twelve months ended June 30, 1998, 1997 and 1996, respectively.


9. RELATED PARTY TRANSACTIONS

  Transactions for the purchase of feedstock, which consists of Vinyl Chloride Monomer (VCM), are made from the Parent. For the twelve months ended June 30, 1998, 1997 and 1996 the cost of VCM was approximately $73,361,000, $82,254,000 and $68,493,000, respectively.

  The OKC Plant has been charged for financial and operational support services as well as research and development costs provided by the Parent. Research and development, marketing, business management and customer service/logistics costs are allocated based on budgeted manhours, services and other costs incurred on behalf of the OKC Plant. These costs comprise the selling, general and administrative expenses in the Statements of Income for fiscal years 1998, 1997 and 1996.

  For the purpose of providing stand-alone financial statements for the OKC Plant, interest expense has been based on the accumulated net additions to Owner's investment using effective interest rates associated with the Parent's long-term debt.

10. CASH FLOWS

  The Parent utilizes a centralized cash management function for all operations. Cash provided and/or used by activities reflected in the financial statements of the OKC Plant is transferred to/from the Parent resulting in reductions and additions to Owner's investment. Additional provisions or requirements of cash to/from the Parent, resulting from operating and investing activities at the OKC Plant, are reflected as financing activities on the Statement of Cash Flows. The OKC Plant maintains a permanent petty cash fund of $3,000.

                    CONDEA VISTA COMPANY OKLAHOMA CITY PLANT

11. SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

  Sales to the three largest customers represented approximately 61%, 59% and 56% of the total OKC Plant net sales revenue for the twelve months ended June 30, 1998, 1997 and 1996, respectively. As a result, the aforementioned customers also represented a concentration of the accounts receivable balance as of June 30, 1998 and 1997. Management does not require collateral for these or other customers based on their credit worthiness. The OKC Plant has not experienced any losses resulting from nonpayment.

                         REPORT OF INDEPENDENT AUDITORS

The Lamson & Sessions Co.

  We have audited the accompanying Combined Statement of Net Assets To Be Acquired of the PVC Pipe Business of The Lamson & Sessions Co. as of January 2, 1999 and the related Combined Statements of Revenues and Operating Expenses for each of the three fiscal years in the period ended January 2, 1999. These financial statements are the responsibility of the management of The Lamson & Sessions Co. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the Combined Net Assets To Be Acquired of the PVC Pipe Business of The Lamson & Sessions Co. at January 2, 1999 and its Combined Revenues and Operating Expenses for each of the three fiscal years in the period ended January 2, 1999, in conformity with generally accepted accounting principles.

                                                  /s/ Ernst & Young LLP

January 28, 1999
Cleveland, Ohio

               THE PVC PIPE BUSINESS OF THE LAMSON & SESSIONS CO.

                COMBINED STATEMENT OF NET ASSETS TO BE ACQUIRED

                                JANUARY 2, 1999

                             (DOLLARS IN THOUSANDS)

ASSETS TO BE ACQUIRED
Current assets
  Accounts receivable, less allowance of $100......................... $  2,669
  Inventory...........................................................   16,092
                                                                       --------
    Total current assets..............................................   18,761
Property, plant and equipment
  Land................................................................    1,383
  Buildings...........................................................    9,448
  Machinery and equipment.............................................   30,449
                                                                       --------
                                                                         41,280
  Less allowances for depreciation and amortization...................  (26,740)
                                                                       --------
                                                                         14,540
                                                                       --------
TOTAL ASSETS TO BE ACQUIRED........................................... $ 33,301
                                                                       ========
LIABILITIES TO BE ASSUMED
Current liabilities
  Certain accrued employee related expenses........................... $  1,017
                                                                       --------
TOTAL LIABILITIES TO BE ASSUMED.......................................    1,017
                                                                       --------
NET ASSETS TO BE ACQUIRED............................................. $ 32,284
                                                                       ========


                  See notes to combined financial statements.

               THE PVC PIPE BUSINESS OF THE LAMSON & SESSIONS CO.

             COMBINED STATEMENTS OF REVENUES AND OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

                                                                   NINE MONTHS
                                                                      ENDED
                                                                   OCTOBER 3,
                                              FISCAL YEARS            1998
                                       --------------------------- -----------
                                         1998     1997      1996
                                       -------- --------  -------- (UNAUDITED)
Net Sales............................. $138,569 $141,383  $165,586  $107,807
Cost of product sold..................  120,018  131,938   140,982    93,659
                                       -------- --------  --------  --------
Gross profit..........................   18,551    9,445    24,604    14,148
Selling, general and administrative
 expenses.............................   14,799   16,507    20,690    11,636
Corporate allocation..................    1,562    1,493     1,639     1,321
                                       -------- --------  --------  --------
COMBINED REVENUES OVER (UNDER)
 OPERATING EXPENSES................... $  2,190 $ (8,555) $  2,275  $  1,191
                                       ======== ========  ========  ========



                  See notes to combined financial statements.

               THE PVC PIPE BUSINESS OF THE LAMSON & SESSIONS CO.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

 THREE FISCAL YEARS ENDED JANUARY 2, 1999 AND NINE MONTHS ENDED OCTOBER 3, 1998
                                  (UNAUDITED)

A. BASIS OF PRESENTATION

  The PVC Pipe Business operates within each of The Lamson & Sessions Co.'s four business units. Three of the business units (Lamson Home Products, Carlon Telecom Systems and Carlon Electrical Products) have a majority of their sales outside of the PVC pipe business, however a portion of sales within each of these three business units are included in the PVC Pipe Business. All of the sales of Lamson Vylon Products business unit are included in the PVC Pipe Business. The PVC Pipe Business is a producer of polyvinyl chloride ("PVC") electrical conduit and duct for the construction, power, communications and wastewater markets, offering PVC pipe ranging from 1/2 inch to 54 inches in diameter. The PVC Pipe Business has manufacturing locations in Nazareth, Pennsylvania, High Springs, Florida, Oklahoma City, Oklahoma and Woodland, California. In addition there are two pipe extrusion lines producing large diameter wastewater pipe at a fifth plant in Bowling Green, Ohio and a blend facility in Pasadena, Texas, which supplies a portion of raw materials to the manufacturing locations.

  On December 11, 1998 The Lamson & Sessions Co. ("L&S" or the "Seller") and Eagle Pacific Industries, Inc. ("Eagle" or the "Purchaser") entered into various agreements (collectively referred to as the "Agreements") providing for the purchase by Eagle of the PVC Pipe Business by acquiring substantially all of its assets and assuming certain of its liabilities.

  The financial statements of the PVC Pipe Business have been derived from the books and records of L&S which are maintained in accordance with generally accepted accounting principles. The accounting policies followed in the preparation of these financial statements are the accounting policies followed by L&S in the preparation of its consolidated financial statements.

  The accompanying Combined Statements of Revenues and Operating Expenses is limited to the revenues and operating expenses of the PVC Pipe Business and is not intended to be a complete presentation of the results of operations of the PVC Pipe Business on a stand alone basis. L&S incurs certain common costs which relate to both the PVC Pipe Business and L&S's non-PVC pipe businesses. Accordingly, for purposes of preparing the Combined Statements of Revenues and Operating Expenses, management of L&S has made certain allocations of costs (see Note C) incurred on behalf of the PVC Pipe Business. Management believes that the bases for such allocations are reasonable. However, such amounts could differ from amounts that would be incurred if the PVC Pipe Business were operated on a stand alone basis. In addition, interest cost and the impact of income taxes attributable to the PVC Pipe Business have been excluded because such amounts are dependent on the consolidated group of which the PVC Pipe Business is a part. A statement of cash flows has not been presented because L&S's centralized accounting structure and cash management system would require arbitrary allocations of cash flow information. As a result, cash flow information has been limited to disclosing selected cash flow data including depreciation and capital expenditures.

B. ACCOUNTING POLICIES

 Concentration of Credit Risk

  Substantially all sales are made within North America. Sales to a single customer totaled approximately $25,000,000, $21,000,000 and $25,000,000 in
1998, 1997 and 1996, respectively.

 Fiscal Year

  L&S's fiscal year end is the Saturday closest to December 31.

               THE PVC PIPE BUSINESS OF THE LAMSON & SESSIONS CO.

 Inventories

  Inventories are valued at the lower of first-in, first-out (FIFO) cost or market.

 Property, Plant and Equipment

  Property, plant and equipment are recorded at cost. Depreciation and amortization are computed principally by the straight-line method over the estimated useful lives of the assets.

 Research and Development Costs

  Research and development costs consist of Company-sponsored activities to develop new value-added products and are expensed as incurred. R&D expenditures were $544,000, $682,000 and $655,000 in 1998, 1997 and 1996, respectively.

 Advertising Expenditures

  Advertising costs are expensed as incurred. Advertising expenditures were $1,191,000, $2,116,000 and $2,243,000 in 1998, 1997 and 1996, respectively.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues are derived from sales to unaffiliated customers and are recognized when products are shipped.

C. CORPORATE CHARGES AND SERVICES AND ALLOCATIONS

  The following describes the basis for allocating certain costs of L&S to the PVC Pipe Business:

     Return, Allowances, Cash Discounts and Volume Rebates--Returns, allowances, cash discounts and volume rebates are included in Net Sales in the Combined Statements of Revenues and Operating Expenses. Returns, allowances and cash discounts have been allocated to the PVC Pipe Business based upon the percentage of PVC pipe gross sales to total gross sales for each of the respective business units. Volume rebates for Lamson Home Products (LHP), Carlon Telecom Systems (CTS) and Carlon Electrical Products
  (CEP) have been allocated to the PVC Pipe Business based upon an estimate of the actual volume rebates earned related to the net sales attributable to the PVC Pipe Business for each respective business unit. All of the returns, allowances, cash discounts and volume rebates of Lamson Vylon Products (LVP) are included in the PVC Pipe Business net sales.

     Cost of Products Sold--Research and development, freight and other costs are included in cost of products sold on the Combined Statements of Revenues and Operating Expenses. Research and development costs for LHP, CTS and CEP have been allocated to the PVC Pipe Business based upon an estimate of the percentage of time spent on PVC Pipe Business projects, compared to all projects, for each respective business unit. All LVP research and development costs have been included in the PVC Pipe Business cost of products sold. Freight costs for LHP, CTS and CEP have been allocated to the PVC Pipe Business based upon an estimate of the total PVC Business costs incurred, by transportation type, for each

               THE PVC PIPE BUSINESS OF THE LAMSON & SESSIONS CO.

  manufacturing location within LHP, CTS and CEP. All LVP freight costs have been included in the PVC Pipe Business cost of products sold. Other costs of products sold for LHP, CTS and CEP have been allocated to the PVC Pipe Business based upon the percentage of PVC Pipe Business gross sales to total gross sales for each respective business unit. All LVP other cost of products sold have been included in the PVC Pipe Business cost of products sold.

     Selling, General and Administrative Expenses--Commissions, selling and marketing, and general and administrative expenses are included in selling, general and administrative expenses on the Combined Statements of Revenues and Operating Expenses. Commission expenses for LHP, CTS and CEP have been allocated based upon an estimate of PVC Pipe Business commission rates by product group by business unit multiplied by PVC Pipe Business net sales by product group by business unit. All LVP commission expenses have been included in the PVC Pipe Business selling, general and administrative expenses. Selling and marketing and general and administrative expenses for LHP, CTS and CEP have been allocated based upon the percentage of the PVC Pipe Business gross sales to total gross sales for each respective business unit. All LVP selling and marketing and general and administrative expenses have been included in the PVC Pipe Business selling, general and administrative expenses.

     Corporate Allocation--Corporate overhead expenses on the Combined Statements of Revenues and Operating Expenses have been allocated at thirty percent of total L&S corporate overhead expenses which represents L&S's estimate of the percentage of costs incurred on behalf of the PVC Pipe Business.

D. PENSION PLANS AND OTHER POST-RETIREMENT BENEFITS

  L&S Sponsors defined benefit pension and defined contribution savings plans covering substantially all employees. L&S also provides health care and life insurance benefits for certain of its retired employees. Pursuant to the terms of the Agreements, L&S will retain all obligations through the date of closing for the defined benefit pension plans, defined contribution savings plans and the health care and life insurance benefit programs for retired employees.

  Pension and other post-retirement benefit expense allocated to the PVC Pipe Business of L&S was comprised of the following:

                                                         FISCAL YEARS
                                                 ------------------------------
                                                   1998       1997       1996
                                                 ---------  ---------  --------
   Defined benefit plans........................ $(236,126) $(385,904) $354,270
   Defined contribution savings plans...........   401,758    373,009   373,511
   Post-retirement plans other than pensions....   239,516    243,120   259,729
                                                 ---------  ---------  --------
                                                 $ 405,148  $ 230,225  $987,510
                                                 =========  =========  ========

E. LEASES

  The PVC Pipe Business leases certain facilities, equipment and automobiles under operating leases. Rental expense was $1,054,000, $1,220,000 and $852,000 in 1998, 1997 and 1996, respectively. Pursuant to the terms of the Agreement, L&S will retain substantially all of the lease obligations after the date of closing.

               THE PVC PIPE BUSINESS OF THE LAMSON & SESSIONS CO.

F. LITIGATION AND ENVIRONMENTAL MATTERS

  L&S is a party to various claims and matters of litigation incidental to the normal course of its business. All litigation arising out of operations of the PVC Pipe Business prior to closing will be retained by the Company.

  L&S's operations, including the PVC Pipe Business, are subject to extensive and evolving federal, state and local environmental laws and regulations. Based on a review done during due diligence, there are no known environmental conditions currently at any location involved in this transaction requiring any response or action pursuant to applicable environmental laws. L&S will retain all liabilities or obligations relating to any unknown environmental conditions existing as of the closing date for a period of ninety months.

G. CERTAIN CASH FLOW INFORMATION

                                                       FISCAL YEARS
                                             --------------------------------
                                                1998       1997       1996
                                             ---------- ---------- ----------
   Purchases of property, plant and equip-
    ment, net............................... $  968,000 $2,273,000 $2,747,000
   Depreciation and amortization............ $2,393,000 $2,284,000 $3,871,000

                                                                      Appendix A



--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER


                                      Among

                              CONDEA VISTA COMPANY,
                          EAGLE PACIFIC HOLDINGS, INC.
                               CV MERGER SUB, INC.

                                       And

                         EAGLE PACIFIC INDUSTRIES, INC.


                            Dated: December 11, 1998


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


ARTICLE I THE MERGER...........................................................1
   SECTION 1.1 The Merger......................................................1
   SECTION 1.2 Articles of Merger; Effective Time..............................1
   SECTION 1.3 Effect of Merger................................................2
   SECTION 1.4 Closing.........................................................2
   SECTION 1.5 Articles of Incorporation; By-laws..............................2
   SECTION 1.6 Directors and Officers..........................................2

ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES..................2
   SECTION 2.1 Conversion of Securities........................................2
   SECTION 2.2 Dissenting Shares...............................................3
   SECTION 2.3 Exchange of Eagle Capital Stock.................................4
   SECTION 2.4 Exchange of Merger Sub Common Stock.............................6
   SECTION 2.5 Stock Options and Warrants......................................6

ARTICLE III TRANSACTIONS PRIOR TO MERGER.......................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EAGLE.............................8
   SECTION 4.1 Corporate Existence and Power...................................8
   SECTION 4.2 Corporate Authorization.........................................8
   SECTION 4.3 Governmental Authorization......................................8
   SECTION 4.4 Non-Contravention...............................................9
   SECTION 4.5 Capitalization..................................................9
   SECTION 4.6 SEC Documents..................................................10
   SECTION 4.7 Absence of Certain Changes or Events...........................11
   SECTION 4.8 Litigation.....................................................11
   SECTION 4.9 Labor Matters..................................................11
   SECTION 4.10 Books and Records.............................................11
   SECTION 4.11 Title to Assets...............................................12
   SECTION 4.12 Tangible Personal Property....................................12
   SECTION 4.13 Licenses and Permits..........................................12
   SECTION 4.14 Real Property.................................................12
   SECTION 4.15 Trademarks, Patents and Copyrights............................12
   SECTION 4.16 Contracts and Other Agreements................................12
   SECTION 4.17 Employee Benefit Plans........................................13
   SECTION 4.18 Compliance with Laws..........................................14
   SECTION 4.19 Brokers.......................................................14
   SECTION 4.20 Vote Required.................................................14
   SECTION 4.21 Tax Matters...................................................14
   SECTION 4.22 Environmental Matters.........................................14
   SECTION 4.23 Disclosure....................................................16

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT, EAGLE
 HOLDINGS AND MERGER SUB......................................................16
   SECTION 5.1 Corporate Existence and Power..................................16
   SECTION 5.2 Subsidiaries...................................................17
   SECTION 5.3 Corporate Authorization........................................17
   SECTION 5.4 Governmental Authorization.....................................17
   SECTION 5.5 Non-Contravention..............................................17
   SECTION 5.6 Capitalization.................................................18
   SECTION 5.7 Financial Statements...........................................19
   SECTION 5.8 Absence of Certain Changes or Events...........................19
   SECTION 5.9 Litigation.....................................................20
   SECTION 5.10 Labor Matters.................................................20
   SECTION 5.11 Books and Records.............................................20
   SECTION 5.12 Title to Assets...............................................20
   SECTION 5.13 Tangible Personal Property....................................20
   SECTION 5.14 Licenses and Permits..........................................21
   SECTION 5.15 Real Property.................................................21
   SECTION 5.16 Personal Property.............................................21
   SECTION 5.17 Trademarks, Patents and Copyrights............................21
   SECTION 5.18 Contracts and Other Agreements................................22
   SECTION 5.19 Employee Benefit Plans........................................22
   SECTION 5.20 Compliance with Laws..........................................23
   SECTION 5.21 Brokers.......................................................23
   SECTION 5.22 Vote Required.................................................24
   SECTION 5.23 Tax Matters...................................................24
   SECTION 5.24 Conduct of Business...........................................24
   SECTION 5.25 Environmental Matters.........................................24
   SECTION 5.26 Disclosure....................................................25

ARTICLE VI COVENANTS RELATING TO CONDUCT OF BUSINESS..........................26
   SECTION 6.1 Conduct of Business by Eagle...................................26
   SECTION 6.2 Conduct of Business by Parent, Eagle Holdings and Merger Sub...27
   SECTION 6.3 Other Action...................................................29
   SECTION 6.4 No Solicitation of Transactions................................29
   SECTION 6.5 Tax Status.....................................................30

ARTICLE VII ADDITIONAL AGREEMENTS.............................................30
   SECTION 7.1 Preparation of Registration Statement and the Proxy Statement;
   Shareholders'Meeting.......................................................30
   SECTION 7.2 Information Supplied by Eagle..................................31
   SECTION 7.3 Information Supplied by Parent, Eagle Holdings and Merger Sub..32
   SECTION 7.4 Access to Information..........................................32
   SECTION 7.5 Confidentiality................................................32
   SECTION 7.6 Public Announcements...........................................33
   SECTION 7.7 Appropriate Action; Consents; Filings..........................34

   SECTION 7.8 State Statutes.................................................35
   SECTION 7.9 Obligations of Merger Sub......................................35
   SECTION 7.10 Employee Benefits.............................................35
   SECTION 7.11 Environmental Liabilities.....................................36
   SECTION 7.12 Indemnification...............................................37
   SECTION 7.13 Comfort Letters...............................................39
   SECTION 7.14 Additional Agreements.........................................39
   SECTION 7.15 Assumption of Stock Option Plan...............................40
   SECTION 7.16 Disclosure Letters............................................40
   SECTION 7.17 Production of Oklahoma Resin Business.........................40
   SECTION 7.18  Stockholders'Agreement.......................................40

ARTICLE VIII CONDITIONS TO THE MERGER.........................................40
   SECTION 8.1 Conditions of Each Party's Obligation to Effect the Merger.....40
   SECTION 8.2 Conditions of Obligations of Parent, Eagle Holdings and
   Merger Sub.................................................................42
   SECTION 8.3 Conditions of Obligation of Eagle..............................43

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..................................45
   SECTION 9.1 Termination....................................................45
   SECTION 9.2 Effect of Termination..........................................47
   SECTION 9.3 Fees and Expenses..............................................47
   SECTION 9.4 Amendment......................................................48
   SECTION 9.5 Waiver.........................................................49

ARTICLE X GENERAL PROVISIONS..................................................49
   SECTION 10.1 Survival or Representations and Warranties....................49
   SECTION 10.2 Notices.......................................................49
   SECTION 10.3 Definitions...................................................50
   SECTION 10.4 Entire Agreement..............................................52
   SECTION 10.5 Severability..................................................52
   SECTION 10.6 Successors and Assigns........................................52
   SECTION 10.7 Parties in Interest...........................................52
   SECTION 10.8 Enforcement...................................................52
   SECTION 10.9 Governing Law.................................................53
   SECTION 10.10 Counterparts; Effectiveness..................................53
   SECTION 10.11 Arbitration..................................................53

        Index of Exhibits

1.2     Articles of Merger

1.5(a)  Articles of Incorporation of Surviving Corporation

1.5(b)  Bylaws of Surviving Corporation

1.6     Directors and Officers of Surviving Corporation

III     Oklahoma Resin Assets

7.18    Stockholders' Agreement

8.2(j)  Fredrikson & Byron, P.A. Opinion

8.3(g)  Haynes and Boone, LLP Opinion

Schedules

4.3     State Take Over Laws
4.4     Eagle Consents
4.5     Capitalization
4.7     Litigation
4.7     Absence of Certain Changes
4.11    Title to Assets
4.12    Tangible Personal Property
4.13    Licenses & Permits
4.14    Real Property
4.15    Trademarks
4.17    Employee Benefit Plans
4.18    Compliance with Laws
4.22    Environmental
5.5     Parent, Eagle Holdings and Merger Sub Consents
5.7     Oklahoma Resin Business Financial Statements
5.8     Absence of Certain Changes
5.10    Labor Matters
5.13    Tangible Personal Property
5.14    Licenses and Permits
5.15    Real Property
5.16    Personal Property
5.17    Trademarks
5.18    Contracts
5.19    Parent Plans
5.20    Compliance with Laws
5.25    Environmental
6.1     Conduct of Business

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER, dated December 11, 1998, by and among CONDEA Vista Company, a Delaware Corporation ("Parent"), Eagle Pacific Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Eagle Holdings"), CV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Eagle Holdings ("Merger Sub") and Eagle Pacific Industries, Inc., a Minnesota corporation ("Eagle").

        WHEREAS, the respective Boards of Directors of Eagle, Parent, Eagle Holdings and Merger Sub have determined that it is in the best interests of Eagle, Parent, Eagle Holdings and Merger Sub and their respective shareholders to consummate the merger of Merger Sub with and into Eagle (the "Merger") upon the terms and subject to the conditions of this Agreement; and

        WHEREAS Parent, Eagle Holdings, Merger Sub and Eagle desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                                   THE MERGER

        SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into Eagle in accordance with the Minnesota Business Corporation Act (the "MBCA") and the Delaware General Corporation Law, as amended (the "DGCL"), whereupon the separate corporate existence of Merger Sub shall cease, and Eagle shall continue as the surviving corporation (the "Surviving Corporation"). Certain terms used in this Agreement are defined in
Section 10.3 hereof.

        SECTION 1.2 Articles of Merger; Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing articles or a certificate of merger in the form attached hereto as Exhibit 1.2 (collectively, the "Articles of Merger") with the Secretaries of State of the States of Minnesota and Delaware and make all other filings or recordings required by the MBCA and DBCL in connection with the Merger and the transactions contemplated by this Agreement. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretaries of State of the States of

Minnesota and Delaware or at such later time as may be agreed by the parties in writing and specified in the Articles of Merger (the "Effective Time").

        SECTION 1.3 Effect of Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Eagle and Merger Sub, all as provided under the MBCA and DGCL.

        SECTION 1.4 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Fredrikson & Byron, P.A. in Minneapolis, Minnesota, unless another date, time or place is agreed to in writing by the parties hereto.

        SECTION 1.5 Articles of Incorporation; Bylaws.

                (a) At the Effective Time, the articles of incorporation attached hereto as Exhibit 1.5(a) shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation.

                (b) At the Effective Time, the bylaws attached hereto as Exhibit 1.5(b) shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation of the Surviving Corporation and such bylaws.

        SECTION 1.6 Directors and Officers. The officers and directors of the Surviving Corporation shall be those individuals specified in Exhibit 1.6 attached hereto, each to hold office until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        SECTION 2.1 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Eagle, Parent or Eagle Holdings or Merger Sub or their respective stockholders:

               (a) Each share of common stock of Eagle, par value $0.01 per share ("Eagle Common Stock"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares, as defined in Section 2.2 hereof and except for shares referred to in Section 2.1(e) below, if any) shall be converted into the right to receive one share of duly authorized, validly issued, fully paid and nonassessable common stock of Eagle Holdings, par value $.01 per share ("Eagle Holdings Common Stock").

               (b) Each share of series A 7% convertible preferred stock of Eagle, par value $.01 per share (the "Eagle Series A Stock") issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares and except for shares referred to in Section 2.1(e) below, if any) shall be converted into the right to receive one share of duly authorized, validly issued, fully paid and nonassessable series A 7% preferred stock of Eagle Holdings, par value $.01 per share ("Eagle Holdings Series A Stock").

               (c) Each share of 8% convertible preferred stock of Eagle, par value $.01 per share (the "Eagle Series B Stock"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares and except for shares referred to in Section 2.1(e) below, if any) shall be converted into the right to receive one share of duly authorized, validly issued, fully paid and nonassessable Series B preferred stock of Eagle Holdings, par value $.01 per share ("Eagle Holdings Series B Stock").

               (d) Each share of common stock of Merger Sub, par value $.01 per share ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation, par value $.01 per share ("Surviving Corporation Common Stock").

               (e) Each share of Eagle Common Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Eagle Holdings, Merger Sub or any direct or indirect Subsidiary of Parent or Eagle shall be cancelled without payment of any consideration therefor and without any conversion thereof.

               (f) Each share of any other class of capital stock of Eagle (other than the Eagle Common Stock, Eagle Series A Stock and Eagle Series B Stock), shall be cancelled without payment of any consideration therefor and without any conversion thereof.

        SECTION 2.2 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Eagle Capital Stock (as defined in Section 4.5 below), the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 302A.471 et seq. of the MBCA and, as of the Effective Time, has not effectively withdrawn or forfeited such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration into which shares of Eagle Capital Stock are converted pursuant to Section 2.1 hereof, but the holder thereof shall be entitled only to such rights as are granted by the MBCA. In the event that holders of Dissenting Shares represent more than 5% of the outstanding shares of Eagle Capital Stock, Parent may, in its sole discretion, terminate this Agreement pursuant to Section 9.1(i) and receive its Expenses pursuant to
Section 9.3(b). Eagle shall give Parent and Eagle Holdings (i) prompt written notice of any notice of intent to demand fair value for any shares of Eagle Capital Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA or any other provisions of Minnesota law and received by Eagle, and (ii) the opportunity to conduct jointly all negotiations and proceedings with respect to demands for fair value for shares of Eagle Capital Stock under the MBCA. Eagle shall not, except with the prior written consent of Eagle Holdings, voluntarily make any payment with respect to any demands for fair value for shares of Eagle Capital Stock or offer to settle or settle any such demands.

        SECTION 2.3 Exchange of Eagle Capital Stock.

               (a) Promptly after the Effective Time, Eagle Holdings shall cause Eagle Holdings' stock transfer agent or such other person as Eagle Holdings may appoint to act as exchange agent (the "Exchange Agent") to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Eagle Common Stock, Eagle Series A Stock or Eagle Series B Stock (collectively, the "Eagle Certificates"), a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Eagle Certificate(s) shall pass, only upon delivery of the Eagle Certificate(s) to the Exchange Agent) and instructions for such holder's use in effecting the surrender of the Eagle Certificates in exchange for certificates representing shares of Eagle Holdings Common Stock, Eagle Holdings Series A Stock or Eagle Holdings Series B Stock as described in Section 2.1 hereof.

               (b) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Eagle Capital Stock as defined in Section 4.5 below, upon surrender to the Exchange Agent of one or more Eagle Certificates for cancellation, together with a duly-executed letter of transmittal, one or more Eagle Holdings certificates representing the number of whole shares of Eagle Holdings Common Stock, Eagle Holdings Series A Stock and Eagle Holdings Series B Stock (the Eagle Holdings Common Stock, Eagle Holdings Series A Stock and Eagle Holdings Series B Stock shall be collectively referred to herein as "Eagle Holdings Capital Stock") into which the shares represented by the Eagle Certificate(s) shall have been converted pursuant to Section 2.1. In the event of a transfer of ownership of Eagle Capital Stock that is not registered in the transfer records of Eagle, it shall be a condition to the issuance of shares of Eagle Holdings Stock that the Eagle Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

               (c) Holders of Eagle Capital Stock will be entitled to any dividends or other distributions pertaining to the Eagle Holdings Capital Stock received in exchange therefor that become payable to persons who are holders of record of Eagle Holdings Capital Stock as of a record date that follows the Effective Time, but only after they have surrendered their Eagle Certificates for exchange. Subject to the effect, if any, of applicable law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Eagle Certificates are surrendered to the Exchange Agent for exchange. Holders of Eagle Capital Stock will not be entitled, however, to dividends or other distributions that become payable before, on or after the Effective Time to persons who were holders of record of Eagle Holdings Capital Stock as of a record date that is prior to the Effective Time. Notwithstanding the foregoing, no party hereto (or Eagle Holdings' transfer agent) shall be liable to any former holder of Eagle Capital Stock for any cash, Eagle Holdings Capital Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

               (d) All shares of Eagle Holdings Capital Stock issued upon the surrender for exchange of Eagle Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Eagle Capital Stock.

               (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Eagle Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Eagle Certificates representing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article 2. As of the Effective Time, the holders of Eagle Certificates representing shares of Eagle Capital Stock shall cease to have any rights as shareholders of Eagle, except such rights, if any, as they may have pursuant to the MBCA. Except as provided above, until such Eagle Certificates are surrendered for exchange, each such Eagle Certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Eagle Holdings Capital Stock into which the shares of Eagle Capital Stock shall have been converted pursuant to the Merger as provided in Section 2.1 hereof.

               (f) In the event any Eagle Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Eagle Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Eagle Holdings Capital Stock as may be required pursuant to this Article 2; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Eagle Certificate to deliver a bond in such sum as Eagle Holdings may direct as indemnity against any claim that may be made against Eagle Holdings or the Exchange Agent with respect to such Eagle Certificate alleged to have been lost, stolen or destroyed.

               (g) Eagle Holdings shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Eagle Capital Stock such amounts as Eagle Holdings (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Eagle Holdings, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Eagle Capital Stock in respect of which such deduction and withholding was made by Eagle Holdings.

        SECTION 2.4 Exchange of Merger Sub Common Stock. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Sub Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Sub Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Eagle Holdings a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Sub Common Stock, which shall be cancelled.

        SECTION 2.5 Stock Options and Warrants. Each option and warrant to purchase shares of Eagle Common Stock that is outstanding at the Effective Time and disclosed in Section 4.5 (an "Eagle Option") shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Eagle Holdings in such manner that Eagle Holdings (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Eagle Option, would be such a corporation were Section 424 of the Code applicable to such Eagle Option. From and after the Effective Time, all references to Eagle in the Eagle Options shall be deemed to refer to Eagle Holdings. The Eagle Options assumed by Eagle Holdings shall be exercisable upon the same terms and conditions as under the Eagle Options except that (i) such Eagle Options shall entitle the holder to purchase from Eagle Holdings the number of shares of Eagle Holdings Common Stock (rounded down to the nearest whole number of such shares) that equals the number of shares of Eagle Common Stock subject to such option immediately prior to the Effective Time, and (ii) the option exercise price per share of Eagle Holdings Common Stock shall be an amount (rounded up to the nearest full cent) equal to such option exercise price per share in effect immediately prior to the Effective Time. The Eagle Options assumed by Eagle Holdings shall not give the optionee additional benefits which such optionee did not have under the Eagle Option before such assumption and shall be assumed on the same terms and conditions as the Eagle Option being assumed, subject to the foregoing. Such assumptions of the Eagle Options shall comply with the requirements of Section 424 of the Code and the regulations issued thereunder. As promptly as practicable after the Effective Time, Eagle Holdings shall issue to each holder of an Eagle Option a written instrument informing such holder of the assumption by Eagle Holdings of such Eagle Option. As promptly as practicable after the Effective Time, Eagle Holdings will file a registration statement on Form S-8 registering the Eagle Holdings Common Stock to be issued upon the exercise of such options and warrants, and Eagle Holdings shall use its reasonable best efforts to cause the declaration of effectiveness and maintain the effectiveness of such registration statement for so long as such options remain outstanding.

                                   ARTICLE III
                          TRANSACTIONS PRIOR TO MERGER

        Eagle, Parent, Eagle Holdings and Merger Sub agree that the Merger is part of a reorganization plan to combine The Lamson & Sessions Co.'s polyvinyl chloride pipe business (the "Lamson PVC Business"), CONDEA Vista's Oklahoma resin manufacturing business (the "Oklahoma Resin Business") and Eagle's polyvinyl chloride pipe and polyethylene pipe business (the "Eagle Business"). The plan contemplates that Eagle will purchase substantially all the assets of the Lamson PVC Business and immediately thereafter consummate the Merger.

        Eagle represents that it has entered into an Asset Purchase Agreement with The Lamson & Sessions Co. ("Lamson") dated December 11, 1998 (the "Asset Purchase Agreement") whereby Eagle agreed to purchase the Lamson PVC Business for cash, two unsecured promissory notes and 785,000 shares of Eagle Common Stock (this transaction is referred to as the "Asset Purchase"), which Asset Purchase does not require the approval of either Eagle or Lamson shareholders.

        Eagle Holdings and Parent represent that as of the date of this Agreement, the Oklahoma Resin Business is owned and operated solely by Parent. Prior to the Effective Time, but subject in all respects to the terms and conditions hereof, Parent shall assign, transfer, convey and deliver to Eagle Holdings the assets and personal property of Parent and certain liabilities and obligations of Parent related to or used in the operation of the Oklahoma Resin Business, (collectively referred to as the "Oklahoma Resin Assets"), as set forth on Exhibit III hereto in consideration for 9,921,720 shares of common stock of Eagle Holdings, $.01 par value per share (the "Eagle Holdings Common Stock") and promptly thereafter, Eagle Holdings shall assign, transfer, convey and deliver to Merger Sub the Oklahoma Resin Assets in consideration for one thousand shares of Merger Sub Common Stock. Immediately prior to the Effective Time, Merger Sub shall hold good and marketable title to the Oklahoma Resin Assets, free and clear of all Liens (as defined in Section 4.4 below) except Permitted Liens. The term "Permitted Liens" means (i) Liens for current taxes and assessments not yet due or being diligently contested in good faith by appropriate proceedings, (ii) mechanic's Liens arising under the operation of law for actions contested in good faith or for which payment arrangements have been made and (iii) easements, rights of way, encroachments, imperfections of title, encumbrances or other matters affecting title which do not prevent the assets from being used for the purpose for which they are currently being used and which do not, in the aggregate, have a Material Adverse Effect. The transactions described in this Article III together with the Merger are referred to in this Agreement as the "Contemplated Transactions."

        Following the transfer of the Oklahoma Resin Business from Parent to Merger Sub, Merger Sub will be merged with and into Eagle as provided in this Agreement and the reorganization will be completed.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                    OF EAGLE

        Eagle represents and warrants to Parent, Eagle Holdings and Merger Sub as follows, which representations and warranties relate only to the business of Eagle as it exists prior to the Asset Purchase and specifically exclude all assets and matters with respect to the Lamson PVC Business (provided that the foregoing shall not be deemed to affect any rights that Surviving Corporation or any other party related thereto may have pursuant to the Asset Purchase Agreement).

        SECTION 4.1 Corporate Existence and Power. Eagle is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all corporate powers required to carry on its business as now conducted. Eagle is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on Eagle. For purposes of this Agreement, a "Material Adverse Effect" when used with respect to Eagle means (a) a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or results of operations of Eagle, taken as a whole, or on the ability of the Surviving Corporation following the Merger to continue the business of such entity and its subsidiaries, if any, taken as a whole, substantially as currently conducted (without the loss of any material rights), or (b) a material impairment in the ability of such entity to perform any of its obligations under this Agreement or to timely consummate the Merger. Eagle does not own, directly or indirectly, any capital stock or other interest in any corporation, partnership, joint venture or other entity.

        SECTION 4.2 Corporate Authorization. The execution, delivery and performance by Eagle of this Agreement and the consummation by Eagle of the transactions contemplated hereby are within Eagle's corporate powers and, except for any required approval by Eagle's shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Eagle, and constitutes a valid and binding agreement of Eagle enforceable in accordance with its terms.

        SECTION 4.3 Governmental Authorization. The execution, delivery and performance by Eagle of this Agreement and the consummation of the Merger by Eagle require no action by or in respect of, or filing with, any federal, state, local or foreign governmental body, agency, official or authority (including courts, administrative agencies, commissions, self-regulatory agencies or authorities or other governmental authority or instrumentality) (each, a "Governmental Entity") other than (a) the filing of the Articles of Merger and Certificate of Merger in accordance with the MBCA and DGCL, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (c) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (d) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (e) compliance with the rules or regulations of National Association of Securities Dealers, Inc., (f) compliance with the securities laws of various states and (g) any action or filing, the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed on
Schedule 4.3, no State Take Over Laws (as defined in Section 7.8 below) are applicable to the Contemplated Transactions.

        SECTION 4.4 Non-Contravention. Except as disclosed in Schedule 4.4 hereto, the execution, delivery and performance by Eagle of this Agreement does not, and the consummation by Eagle of the transactions contemplated hereby will not contravene or conflict with the articles of incorporation or by-laws of Eagle, (a) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Eagle, other than such contraventions, conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect, (b) constitute a breach or violation of, or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Eagle or to a loss of any benefit to which Eagle is entitled under any provision of, any agreement, contract or other instrument binding upon Eagle (collectively, the "Contracts") or any license, franchise, permit or other similar authorization held by Eagle, other than such breaches, violations, defaults, rights or losses which would not, individually or in the aggregate, have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien (as defined below) on any asset of Eagle, other than any such creation or imposition which would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 4.4 sets forth a true, complete and correct list of all consents, approvals and authorizations required to be obtained by Eagle from any third party (other than as otherwise expressly contemplated by Section 4.3 of this Agreement) in connection with this Agreement, the Merger and the transactions contemplated hereby where the failure of Eagle to obtain such consent, approval or authorization, individually or in the aggregate, would have a Material Adverse Effect. For purposes of this Agreement "Lien" shall mean any pledge, claim, lien, charge, encumbrance or security interest of any nature whatsoever.

        SECTION 4.5 Capitalization. The authorized capital stock of Eagle consists of 30,000,000 shares of Eagle Common Stock, 2,000,000 shares of Eagle Series A Stock, 10,000 shares of Eagle Series B Stock, 3,500,000 shares of Eagle class B common stock, par value $.01 per share (the "Eagle Class B Common Stock") and 18,000,000 shares of undesignated stock (the Eagle Common Stock, Eagle Series A Stock, and Eagle Series B Stock shall be collectively referred to herein as the "Eagle Capital Stock"). As of the date of this Agreement, there are outstanding 6,612,483 shares of Eagle Common Stock, 18,750 shares of Series A Stock, 10,000 shares of Eagle Series B Stock, and no shares of Eagle Class B Common Stock or undesignated stock. As of the date of this Agreement, there were outstanding stock options and warrants to purchase an aggregate of 2,140,351 shares of Eagle Common Stock for which Eagle has duly reserved for issuance pursuant thereto 2,654,338 shares of Eagle Common Stock, all as more particularly described in Schedule 4.5. All outstanding shares of Eagle Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of this

Agreement, the Eagle Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq SmallCap Market. Except as set forth in this Section or on Schedule 4.5 and except for changes since the date hereof resulting from the exercise, cancellation or exchange of currently outstanding options and warrants listed on Schedule 4.5, there are outstanding (i) no shares of Eagle Capital Stock or other voting securities of Eagle, (ii) no securities of Eagle convertible into or exchangeable for shares of capital stock or voting securities of Eagle and (iii) no options or other rights to acquire from Eagle, and no obligation of Eagle to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Eagle (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Eagle Securities"). There are no outstanding obligations of Eagle to repurchase, redeem or otherwise acquire any Eagle Securities, except pursuant to their existing terms.

        SECTION 4.6 SEC Documents. Eagle has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since December 31, 1994 (the "Eagle SEC Documents"). As of their respective dates, Eagle SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Eagle SEC Documents, and except to the extent that information contained in any Eagle SEC Document has been revised or superseded by a later-filed Eagle SEC Document filed and publicly available prior to the date of this Agreement, as of the date of this Agreement, none of the Eagle SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Eagle included in Eagle SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Eagle as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as to the extent that information contained in any Eagle SEC Document has been revised or superseded by a later-filed Eagle SEC Document filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, Eagle has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Eagle or in the notes thereto which, individually or in the aggregate, would have a Material Adverse Effect.

        SECTION 4.7 Absence of Certain Changes or Events. Except as disclosed in
Schedule 4.7, and except as expressly contemplated by this Agreement, since June 30, 1998, Eagle has conducted its business only in the ordinary course, and there has not been:

               (a) any event, occurrence or development of a state of circumstances or facts which has had a Material Adverse Effect;

               (b) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting its business which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

               (c) any (i) grant, except pursuant to agreements in effect on the date of this Agreement, of any severance or termination pay to any officer or employee of Eagle, (ii) entering into any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer or employee of Eagle, (iii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) other than in the ordinary course of business consistent with past practices, material increase in compensation, bonus or other benefits payable to officers or employees of Eagle; or

               (d) any payment of a material obligation or liability (fixed or contingent), or settlement of any claim or suit pending or threatened against Eagle or its assets, other than in the ordinary and normal course of business consistent with past practice.

        SECTION 4.8 Litigation. Except as disclosed in Eagle SEC Documents or
Schedule 4.8, there is no action, suit, investigation or proceeding pending against or, to the Knowledge of Eagle, threatened against or affecting, Eagle or any of its properties (other than any such suit, action or proceeding challenging any provision of this Agreement or seeking to restrain or prohibit the consummation of the Merger) before any Governmental Entity or by any Governmental Entity that, if determined or resolved adversely to Eagle, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        SECTION 4.9 Labor Matters. Eagle is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Eagle.

        SECTION 4.10 Books and Records. The books or account and records (including customer order files, employment records, licensing records, financial records, and production and manufacturing records) of Eagle are complete, true and correct in all material respects.

        SECTION 4.11 Title to Assets. Except as set forth on Schedule 4.11, all the assets used by Eagle to conduct its business are owned or leased by Eagle, free and clear of all Liens, except for Permitted Liens.

        SECTION 4.12 Tangible Personal Property. Except as disclosed on Schedule 4.12, all the tangible assets of Eagle are in good repair and operating condition and will be maintained in good repair and operating condition, ordinary wear and tear excepted, from the date of this Agreement until the Effective Time. All warranties applicable to the assets of Eagle, to the extent practicable under the circumstances, will be maintained to the Effective Time.

        SECTION 4.13 Licenses and Permits. Except as disclosed on Schedule 4.13, Eagle possesses all permits, licenses, approvals and notifications, governmental or otherwise, required to operate Eagle, the absence of which would have a Material Adverse Effect. Except as disclosed on Schedule 4.13, all of such licenses and permits will continue to be in full force and effect after the Merger.

        SECTION 4.14 Real Property. Schedule 4.14 is an accurate and complete list of all real property owned or leased and used by Eagle. Eagle has not received notice of the initiation of any condemnation proceeding with respect to such real property, or offer of a sale in lieu thereof, nor has Eagle breached (or received any claim that it has breached) any of the terms or conditions of such leases in any material respect. Except as disclosed on Schedule 4.14, Eagle owns or leases such real property, free and clear of all Liens, except for Permitted Liens and mortgages and encumbrances that secure indebtedness properly reflected on the financial statements in the Eagle SEC Documents filed prior to the date hereof.

        SECTION 4.15 Trademarks, Patents and Copyrights. Schedule 4.15 contains an accurate and complete list of all licenses or other valid rights to use, all patents, patent rights, trademarks, tradenames, tradename rights, copyrights, service marks, service mark rights, trade secrets, applications to register and registrations for, the foregoing patents, trademarks, service marks, know-how and other proprietary rights and information used by Eagle in connection with its business as currently conducted (the "Eagle Intellectual Property"). Eagle owns or possesses the Eagle Intellectual Property free and clear of all liens and restrictions. No assertion or claim has been made challenging the validity of any of Eagle's rights to such Eagle Intellectual Property. The conduct of Eagle as currently conducted does not conflict with, or infringe upon any patent, patent rights, license, trademark, trademark right, tradename, tradename right, service mark, copyright or other proprietary right of any other person, and Eagle has not received a claim or threat that any such conflict exists, and no litigation, claim, suit, action, preceding or complaint concerning the foregoing has been filed or is ongoing.

        SECTION 4.16 Contracts and Other Agreements. All contracts and agreements material to Eagle are valid, existing, and in full force and effect, and binding upon Eagle and to Eagle's Knowledge, binding upon the other parties thereto in accordance with their terms, and Eagle has paid in full or accrued all amounts now due from it thereunder and has satisfied in full or provided for all its liabilities and obligations thereunder which are presently required to be satisfied or provided for, and is not in default under any of them, nor, to the Knowledge of Eagle is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder relating to Eagle, except for breaches, violations or defaults that, individually or in the aggregate, are not having and could not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.17 Employee Benefit Plans.

               (a) Schedule 4.17 sets forth a list of all Eagle employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which Eagle maintains or to which Eagle contributes (the "Eagle

        Plans"). Except for the Eagle Plans, with respect to all employees and former employees of Eagle and all dependents and beneficiaries of such employees and former employees, (i) Eagle does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements, (ii) Eagle does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) ERISA or Section 414(i) of the Code), (iii) Eagle does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code) and
        (iv) Eagle does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA) or any voluntary employees' beneficiary association (as defined in Section 501(c)(9) of the Code).

               (b) To the Knowledge of Eagle, the Eagle Plans comply in all material respects with the requirements of ERISA and the Code, and are and have been operated in accordance with their terms, except for such failures to comply which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               (c) Eagle does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. To the Knowledge of Eagle, Eagle does not have any actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. To the Knowledge of Eagle, Eagle does not have any actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the Eagle Plans (whether or not subject to ERISA) and (ii) health care continuation benefits described in Section 4980B of the Code. To the Knowledge of Eagle, Eagle has no liability (i) to the IRS with respect to any Eagle Plan, including any liability imposed by Chapter 43 of the Code; (ii) to Pension Benefit Guaranty Corporation with respect to any Eagle Plan; or (iii) under Sections 502 or 4071 of ERISA.

               (d) Except to the extent required under the Eagle Plans, by the Code or by ERISA, the consummation of the Contemplated Transactions will not result in the payment, vesting or acceleration of any benefit under any Eagle Plan.

        SECTION 4.18 Compliance with Laws. Except as disclosed in Eagle SEC Documents or Schedule 4.18, Eagle (a) is not in violation of, nor has it violated in any material respect, any applicable provisions of any laws, statutes, ordinances or regulations or (b) has not received any notice from any Governmental Entity or any other person that Eagle is in violation of, or has violated in any material respect, any applicable provisions of any laws, statutes, ordinances or regulations, except in the case of clauses (a) and (b), for violations, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.19 Brokers. Except for fees and expenses payable to Doherty Summit Securities LLC, Eagle's financial advisor, no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Eagle, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Eagle.

        SECTION 4.20 Vote Required. The affirmative vote of the holders of a combined majority of the outstanding shares of Eagle Common Stock and Eagle Series A Stock, voting together and not as a separate class or separate classes, is the only vote of holders of Eagle Capital Stock required to approve this Agreement, the Merger and the Contemplated Transactions.

        SECTION 4.21 Tax Matters. Neither Eagle nor, to its Knowledge, any of its affiliates, has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        SECTION 4.22 Environmental Matters. Except as disclosed in Schedule 4.22 or in Eagle SEC Documents filed prior to the date hereof:

               (a) Eagle has obtained all material licenses, permits, authorizations, approvals and consents ("Eagle Environmental Permits") from all Governmental Entities that are required in respect of its business or operations under any applicable Environmental Law (defined below), and each of such Eagle Environmental Permits is in full force and effect.

               (b) Eagle is in compliance with the terms and conditions of all such Eagle Environmental Permits and with all applicable Environmental Laws, except for such failures that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (c) (i) No site or facility now or previously owned, operated or leased by Eagle is listed or proposed for listing on the National Priorities List or CERCLIS, promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and the rules and regulations thereunder or on any similar state or local list of sites requiring investigation or Remedial Action (defined below). (ii) Since June 30, 1994, Eagle has not received any written notice of any actual or alleged material violation of any Environmental Law with respect to any of its facilities. (iii) Eagle is not subject to any material outstanding agreements with or orders of any Governmental or Regulatory Authority or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release of a Hazardous Material (defined below). (iv) Since June 30, 1994, Eagle has not received any written notice or request for information pertaining to a response or removal action (as defined by CERCLA), with respect to any of its sites or facilities now or previously owned, operated or leased by it.

               (d) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Eagle, other than Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               (e) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Eagle in relation to any site or facility owned, operated or leased by Eagle, except those reports that have been made available to Parent prior to the execution of this Agreement.

               (f) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to Eagle's Knowledge, since June 30, 1994, no Hazardous Material has been Released, disposed of or arranged to be disposed of by Eagle (i) at or about any site or facility now or previously owned, operated or leased by Eagle, other than Releases or disposals permitted under Permits and orders issued by any Governmental Entity; or (ii) at or about any site or facility listed or proposed for listing on the National Priorities List or CERCLIS or any similar state or local list of sites requiring investigation or Remedial Action.

               (g) As used herein: (i) "Environmental Law" means any federal, state, and local statutes and ordinances and regulations promulgated thereunder in effect at the Closing relating to the environment or to emissions, discharges or Releases of pollutants, contaminants, or chemicals, or industrial, toxic or hazardous substances or wastes, into the environment (including structures, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; (ii) "Hazardous Material" means (A) any chemicals or other materials or substances that are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "pollutants," "contaminants," or words of similar import under any Environmental Law, including petroleum, friable asbestos, PCBs and CFCs; and (B) any other chemical, material or substance, the presence of or exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law;
        (iii) "Release" means any actual or threatened (as defined under CERCLA) release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or any structure; and (iv) "Remedial Action" means all actions, including any capital expenditures, required by a Governmental or Regulatory Authority, required under any Environmental Law or voluntarily undertaken to (A) clean up, remediate, remove, treat or in any other way ameliorate or address any Hazardous Materials Released into the environment; (B) prevent the Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger public health or the environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

        SECTION 4.23 Disclosure. To Eagle's Knowledge, no representation or warranty of Eagle in this Agreement and no statement in the Disclosure Letter (as defined in Section 7.15 below) omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. As used herein, Eagle's Knowledge shall mean the actual knowledge of an officer of Eagle.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                    OF PARENT, EAGLE HOLDINGS AND MERGER SUB

        Parent, Eagle Holdings and Merger Sub, jointly and severally, represent and warrant to Eagle as follows:

        SECTION 5.1 Corporate Existence and Power. Each of Parent, Eagle Holdings and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each have all corporate powers required to carry on its business as now conducted. Each of Parent, Eagle Holdings and Merger Sub is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined below). For purposes of this Agreement, a "Material Adverse Effect" when used with respect to Parent, Eagle Holdings or Merger Sub means (a) a material adverse effect on Oklahoma Resin Business, its assets (including intangible assets), liabilities, financial condition or results of operations or the ability to continue the operations conducted by the Oklahoma Resin Business as currently conducted, without the loss of any material rights and (b) a material impairment in the ability of Parent, Eagle Holdings or Merger Sub to perform any of its obligations under this Agreement or to consummate the Merger.

        SECTION 5.2 Subsidiaries. Eagle Holdings does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity other than Merger Sub. Merger Sub does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

        SECTION 5.3 Corporate Authorization. The execution, delivery and performance by Parent, Eagle Holdings and Merger Sub of this Agreement and the consummation by each of Parent, Eagle Holdings and Merger Sub of the transactions contemplated hereby are within their respective corporate powers and have been duly authorized by all necessary corporate action on the part of Parent, Eagle Holdings and Merger Sub and the stockholders of Parent. This Agreement has been duly and validly executed and delivered by each of Parent, Eagle Holdings and Merger Sub, and constitutes a valid and binding agreement of each such party enforceable in accordance with its terms. All corporate action necessary to the authorization, creation, issuance and delivery of the Eagle Holdings Common Stock has been taken by Eagle Holdings. The Eagle Holdings Common Stock, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued and delivered, fully paid and nonassessable, free from preemptive rights and shall be free from any pledge, lien, encumbrance or restriction.

        SECTION 5.4 Governmental Authorization. The execution, delivery and performance by Parent, Eagle Holdings and Merger Sub of this Agreement and the consummation by Parent, Eagle Holdings and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any federal, state, local or foreign Governmental Entity other than (a) the filing of Articles and Certificate of Merger in accordance with the MBCA and DGCL, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, (d) compliance with any applicable requirements of the Exchange Act, (e) compliance with the rules or regulations of Nasdaq, (f) compliance with the securities laws of various states and (g) any action or filing, the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect. No State Take Over Laws (as defined in Section 7.8 below) are applicable to the Contemplated Transactions.

        SECTION 5.5 Non-Contravention. The execution, delivery and performance by Parent, Eagle Holdings and Merger Sub of this Agreement does not, and the consummation by Parent, Eagle Holdings and Merger Sub of the transactions contemplated hereby will not, (a) contravene or conflict with the certificate of incorporation or by-laws of either Parent, Eagle Holdings or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.4, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent, Eagle Holdings or Merger Sub, other than such contraventions, conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect, (c) constitute a breach or violation of, or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent, Eagle Holdings or Merger Sub or to a loss of any benefit to which Parent, Eagle Holdings or Merger Sub is entitled under any provision of, any agreement, contract or other instrument binding upon Parent, Eagle Holdings or Merger Sub or any license, franchise, permit or other similar authorization held by Parent, Eagle Holdings or Merger Sub, other than such breaches, violations, defaults, rights or losses which would not, individually or in the aggregate, have a Material Adverse Effect, or (d) result in the creation or imposition of any Lien on any asset of Parent, Eagle Holdings or Merger Sub, other than any such creation or imposition which would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 5.5 sets forth a true, complete and correct list of all consents, approvals and authorizations required to be obtained by Parent, Eagle Holdings and Merger Sub from any third party (other than as otherwise expressly contemplated by Section
5.4 of this Agreement) in connection with this Agreement, the Merger and the transactions contemplated hereby.

        SECTION 5.6 Capitalization.

               (a) The authorized capital stock of Eagle Holdings consists of 75,510,000 shares, of which 60,000,000 shares of par value of $.01 each are designated "Common Stock" or "Voting Common Stock," 3,500,000 shares of par value of $.01 each are designated "Class B Common Stock," and 12,010,000 shares of par value of $.01 each are shares of "Preferred Stock." Of the total shares of Preferred Stock, 2,000,000 shares of par value of $.01 each are designated "Series A Preferred Stock," 10,000 shares of par value of $.01 each are designated "Series B Preferred Stock," and 10,000,000 shares of par value of $.01 each are currently undesignated shares of Preferred Stock. There are outstanding 1,000 shares of Eagle Holdings Common Stock; no other shares of Eagle Holdings Capital Stock are issued or outstanding. No shares of Eagle Holdings Common Stock are currently reserved for issuance upon exercise of outstanding stock options, warrants or other rights to purchase shares of Eagle Holdings Common Stock, except as contemplated by this Agreement. All outstanding shares of Eagle Holdings Capital Stock are beneficially owned by Parent and are duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens and were issued in compliance with all applicable federal and state securities laws. Except as set forth in this Section 5.6(a), or as otherwise contemplated in this Agreement, there are outstanding (a) no shares of Eagle Holdings Capital Stock or other voting securities of Eagle Holdings, (b) no securities of Eagle Holdings convertible into or exchangeable for shares of capital stock or voting securities of Eagle Holdings and (c) no options or other rights to acquire from Eagle Holdings, and no obligation of Eagle Holdings to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Eagle Holdings (the items in clauses (a), (b) and (c) being referred to collectively as the "Eagle Holdings Securities"). Except as specifically contemplated by this Agreement, there are no outstanding obligations of Eagle Holdings to repurchase, redeem or otherwise acquire any Eagle Holdings Securities.

               (b) The authorized capital stock of Merger Sub consists of 1,000 shares, par value $0.01 per share, which consists of 1,000 shares of Merger Sub Common Stock. There are outstanding 1,000 shares of Merger Sub Common Stock and no other shares of Merger Sub capital stock. No shares of Merger Sub Common Stock are reserved for issuance upon exercise of outstanding stock options, warrants or other rights to purchase shares of Merger Sub Common Stock. All outstanding shares of Merger Sub Common Stock are beneficially owned by Eagle Holdings and are duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and were issued in compliance with all applicable federal and state securities laws. Except as set forth in this Section 5.6(b) or as otherwise contemplated in this Agreement, there are outstanding (a) no shares of Merger Sub capital stock or other voting securities of Merger Sub, (b) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (c) no options or other rights to acquire from Merger Sub, and no obligation of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub (the items in clauses (a), (b) and (c) being referred to collectively as the "Merger Sub Securities"). Except as specifically contemplated by this Agreement, there are no outstanding obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Securities.

        SECTION 5.7 Financial Statements. Parent has furnished Eagle true and complete copies of the CONDEA Vista Company Oklahoma City Plant audited Financial Statements with Report of Independent Accountants for the fiscal years ended June 30, 1996, 1997 and 1998 ("Oklahoma Resin Business Financial Statements"), as provided in Schedule 5.7 hereto. The Oklahoma Resin Business Financial Statements have been prepared from the books and records kept by Parent, and fairly present in all material respects the financial condition of the Oklahoma

Resin Business as of the respective dates thereof and the results of the Oklahoma Resin Business for the periods covered thereby.

        SECTION 5.8 Absence of Certain Changes or Events. Except as disclosed in
Schedule 5.8, and except as expressly contemplated by this Agreement, since the Balance Sheet Date, Parent, Eagle Holdings and Merger Sub (as may be applicable) have each conducted the Oklahoma Resin Business only in the ordinary course, and there has not been:

               (a) any event, occurrence or development of a state of circumstances or facts which has had a Material Adverse Effect;

               (b) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Oklahoma Resin Business which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

               (c) any (i) grant, except pursuant to agreements in effect on the date of this Agreement, of any severance or termination pay to any officer or employee of the Oklahoma Resin Business, (ii) entering into any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer or employee of the Oklahoma Resin Business, (iii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) other than in the ordinary course of business consistent with past practices, material increase in compensation, bonus or other benefits payable to officers or employees of the Oklahoma Resin Business; or

               (d) any payment of a material obligation or liability (fixed or contingent), or settlement of any claim or suit pending or threatened against the Oklahoma Resin Business or its assets, other than in the ordinary and normal course of business consistent with past practice.

        SECTION 5.9 Litigation. There is no action, suit, investigation or proceeding pending against or, to their Knowledge, threatened against, affecting or relating to Parent's, Eagle Holdings' or Merger Sub's operation of the Oklahoma Resin Business or the Oklahoma Resin Assets before any Governmental Entity or by any Governmental Entity or any third party that if determined or resolved adversely to Parent, Eagle Holdings or Merger Sub, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        SECTION 5.10 Labor Matters. Except as set forth on Schedule 5.10 hereto, neither Parent, Eagle Holdings nor Merger Sub is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent, in connection with Parent's, Eagle Holdings' or Merger Sub's operation of the Oklahoma Resin Business.

        SECTION 5.11 Books and Records. The books of account and records (including customer order files, employment records, licensing records, financial records, and production and manufacturing records) of the Oklahoma Resin Business are complete, true and correct in all material respects.

        SECTION 5.12 Title to Assets. As of the date of this Agreement, Parent is the only business organization through which the Oklahoma Resin Business is conducted and all the Oklahoma Resin Assets used by Parent to conduct the Oklahoma Resin Business are owned or leased by Parent. Immediately prior to the Effective Time, Merger Sub will hold good and marketable title to all of the assets of the Oklahoma Resin Business free and clear of all Liens, except as disclosed on Schedule 5.12. Subject to Section 7.17 herein, at the time of Closing, the actual manufacturing capacity of the Oklahoma Resin Business will be at least 430,000,000 pounds annually.

        SECTION 5.13 Tangible Personal Property. Except as disclosed on Schedule 5.13, all the tangible assets of the Oklahoma Resin Business are in good repair and operating condition and will be maintained in good repair and operating condition, ordinary wear and tear excepted, from the date of this Agreement until the Effective Time. All warranties applicable to the assets of the Oklahoma Resin Business, to the extent transferable and practicable under the circumstances, will be maintained to the Effective Time.

        SECTION 5.14 Licenses and Permits. Parent, Eagle Holdings and Merger Sub possess all permits, licenses, approvals and notifications, governmental or otherwise, required to operate the Oklahoma Resin Business,(other than those licenses which will be used by Parent in providing services under the Services Agreement referred to in Section 8.1(l) below) the absence of which would have a Material Adverse Effect. Except as disclosed on Schedule 5.14, all of such licenses and permits are freely assignable and transferable to Eagle at the Effective Time and will continue to be in full force and effect after the Merger.

        SECTION 5.15 Real Property. Schedule 5.15 is an accurate and complete list of all real property owned or leased and used by Parent, Eagle Holdings or Merger Sub in the Oklahoma Resin Business. Neither Parent, Eagle Holdings nor Merger Sub has received notice of the initiation of any condemnation proceeding with respect to such real property, or offer of a sale in lieu thereof, nor has Parent, Eagle Holdings or Merger Sub breached (or received any claim that it has breached) any of the terms or conditions of such leases in any material respect. Except as disclosed on Schedule 5.15, immediately prior to the Effective Time, Merger Sub shall own or lease such real property, free and clear of all Liens, except Permitted Liens.

        SECTION 5.16 Personal Property. Schedule 5.16 contains an accurate and complete list of all material personal property necessary in the operation of the Oklahoma Resin Business.

        SECTION 5.17 Trademarks, Patents and Copyrights. Schedule 5.17 contains an accurate and complete list of all licenses or other valid rights to use, all patents, patent rights, trade secrets, applications to register and registrations for, the foregoing patents, know-how and other proprietary rights and information used in connection with the Oklahoma Resin Business as currently conducted (the "Parent Intellectual Property"). As of the date of this Agreement, Parent will, and immediately prior to the Effective Time, Merger Sub will, own, or possess through a nonexclusive, paid-up license with no right to sublicense, the Parent Intellectual Property, free and clear of all liens and restrictions, except as contemplated herein. No assertion or claim has been made challenging the validity of any of Parent's or Merger Sub's rights to such Parent Intellectual Property. The conduct of the Oklahoma Resin Business as currently conducted does not conflict with, or infringe upon any patent, patent rights, license or other proprietary right of any other person, and neither Parent, Eagle Holdings nor Merger Sub has received a claim or threat that any such conflict exists, and no litigation, claim, suit, action, preceding or complaint concerning the foregoing has been filed or is ongoing. Except as set forth in Schedule 5.17 hereto, Parent, Eagle Holdings and Merger Sub, as the case may be, have the unencumbered right to sell the products and services of the Oklahoma Resin Business (whether now offered for sale or under development) free from any royalty or other obligations to any third parties.

        SECTION 5.18 Contracts and Other Agreements.

               (a) All contracts and agreements material to the Oklahoma Resin Business (except for contracts relating to the sale of PVC) are listed on Schedule 5.18 hereto and are valid, existing, and in full force and effect, and binding upon Parent, Eagle Holdings or Merger Sub, as the case may be, and to the Knowledge of Parent, Eagle Holdings or Merger Sub, such contracts and other agreements are binding upon the other parties thereto in accordance with their terms, and Parent, Eagle Holdings and Merger Sub have paid in full or accrued all amounts now due from such parties thereunder and have satisfied in full or provided for all their liabilities and obligations thereunder which are presently required to be satisfied or provided for, and are not in default under any of them, nor, to the Knowledge of Parent, Eagle Holdings or Merger Sub is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder relating to the Oklahoma Resin Business, except for breaches, violations or defaults that, individually or in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect.

               (b) True and complete copies of all of the contracts and other agreements set forth in Schedule 5.18 hereto have been previously provided to Eagle.

        SECTION 5.19 Employee Benefit Plans.

               (a) Schedule 5.19 sets forth a list of all Parent, Eagle Holdings and Merger Sub employee benefit plans (as defined in Section 3(3) of ERISA) which Parent, Eagle Holdings or Merger Sub maintain or to which Parent, Eagle Holdings or Merger Sub contribute with respect to all employees and former employees of the Oklahoma Resin Business (the "Parent Plans"). Except for the Parent Plans, with respect to all employees and former employees of the Oklahoma Resin Business, and all dependents and beneficiaries of such employees and former employees, (i) neither Parent, Eagle Holdings nor Merger Sub maintains or contributes to any nonqualified deferred compensation or retirement plans, contracts or arrangements, (ii) neither Parent, Eagle

        Holdings or Merger Sub maintains or contributes to any qualified defined contribution plans (as defined in Section 3(34) of ERISA, or Section 414(i) of the Code, (iii) neither Parent, Eagle Holdings nor Merger Sub maintains or contributes to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code) and
        (iv) neither Parent, Eagle Holdings or Merger Sub maintains or contributes to any employee welfare benefit plans (as defined in Section 3(1) of ERISA or any voluntary employees' beneficiary association (as defined in Section 501(c)(9) of the Code).

               (b) To the Knowledge of Parent, Eagle Holdings and Merger Sub, all Parent Plans comply in all material respects with the requirements of ERISA and the Code, and are and have been operated in accordance with their terms, except for such failures to comply which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               (c) Neither Parent, Eagle Holdings nor Merger Sub contributes (and none has ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. To the Knowledge of Parent, neither Parent, Eagle Holdings or Merger Sub has any actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. To the Knowledge of Parent, neither Parent, Eagle Holdings or Merger Sub has any actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) and (ii) health care continuation benefits described in Section 4980B of the Code. To the Knowledge of Parent, Eagle Holdings or Merger Sub, neither Parent, Eagle Holdings nor Merger Sub has any liability (i) to the IRS with respect to any Parent Plan, including any liability imposed by Chapter 43 of the Code; (ii) to the Pension Benefit Guaranty Corporation with respect to any Parent Plan; or
        (iii) under Sections 502 or 4071 of ERISA.

               (d) Except to the extent required under the Parent Plans, by the Code or by ERISA, the consummation of the Contemplated Transactions will not result in the payment, vesting or acceleration of any benefit under any Parent Plan.

        SECTION 5.20 Compliance with Laws. Except as disclosed in Schedule 5.20, in connection with Parent's, Eagle Holdings' or Merger Sub's operation of the Oklahoma Resin Business and the ownership of the Oklahoma Resin Assets, neither Parent, Eagle Holdings nor Merger Sub (a) is in violation of, nor has it violated in any material respect, any applicable provisions of any laws, statutes, ordinances or regulations or (b) has received any notice from any Governmental Entity or any other person that it is in violation of, or has violated in any material respect, any applicable provisions of any laws, statutes, ordinances or regulations, except in the case of clauses (a) and (b), for violations, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect. Each of Parent, Eagle Holdings and Merger Sub has all permits, licenses and franchises from Governmental Entities required to operate the Oklahoma Resin Business as now being conducted, as provided in Schedule 5.20, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

        SECTION 5.21 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Eagle Holdings or Merger Sub.

        SECTION 5.22 Vote Required. The affirmative vote of holders of not less than a majority of the outstanding shares of the Eagle Holdings Common Stock entitled to vote is the only vote of holders of Eagle Holdings Capital Stock required to approve this Agreement and the transactions contemplated hereby. The only approvals required in order for Parent to enter into this Agreement and consummate the transactions contemplated herein are the approvals of a majority of the members of the Board of Directors of Parent and the Board of Directors and Supervisory Board of each of RWE-DEA Aktiengesellschaft (fnr) Mineraloel und Chemie and RWE Aktiengesellschaft.

        SECTION 5.23 Tax Matters. Neither Parent, Eagle Holdings or Merger Sub, nor, to their Knowledge, any of Parent's affiliates, has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Eagle or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        SECTION 5.24 Conduct of Business. Eagle Holdings and Merger Sub (i) have been organized solely for the purpose of effecting the Merger and the transactions contemplated by this Agreement, (ii) have not conducted any business and will not, until prior to the Effective Time when Parent transfers the Oklahoma Resin Business to Eagle Holdings, which subsequently transfers the Oklahoma Resin Business to Merger Sub as contemplated by Article III herein, conduct any business other than incident to their formation, the execution and delivery of this Agreement and the other transactions contemplated by this Agreement. Immediately prior to the Effective time, Merger Sub will have no liabilities of any kind (contingent, fixed or otherwise) and will own all the Oklahoma Resin Assets.

        SECTION 5.25 Environmental Matters. Except as disclosed in Schedule
5.25:

               (a) Parent, Eagle Holdings or Merger Sub has obtained all material licenses, permits, authorizations, approvals and consents (the "Parent Environmental Permits") from all Governmental Entities that are required in respect of or for the operation of the Oklahoma Resin Business under any applicable Environmental Law (as defined in Section
        4.22 above), and each of such Parent Environmental Permits is in full force and effect.

               (b) Parent, Eagle Holdings and Merger Sub are in compliance with the terms and conditions of all such Parent Environmental Permits and with all applicable Environmental Laws, except for such failures that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (c) (i) No site or facility now or previously owned, operated or leased by Parent, Eagle Holdings or Merger Sub and used in the Oklahoma Resin Business is listed or proposed for listing on the National Priorities List or CERCLIS, promulgated pursuant to the CERCLA, and the rules and regulations thereunder or on any similar state or local list of sites requiring investigation or Remedial Action (defined below).
        (ii) Since June 30, 1994, neither Parent, Eagle Holdings nor Merger Sub has received any written notice of any actual or alleged material violation of any Environmental Law with respect to any of the facilities used in the Oklahoma Resin Business. (iii) Neither Parent, Eagle Holdings nor Merger Sub is subject to any material outstanding agreements with or orders of any Governmental or Regulatory Authority or other person respecting (A) Environmental Laws, (B) Remedial Action or
        (C) any Release of a Hazardous Material. (iv) Since June 30, 1994, neither Parent, Eagle Holdings nor Merger Sub has received any written notice or request for information pertaining to a response or removal action (as defined by CERCLA), with respect to any of its sites or facilities now or previously owned, operated or leased by it and used in the Oklahoma Resin Business.

               (d) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Parent, Eagle Holdings or Merger Sub and used in the Oklahoma Resin Business, other than Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               (e) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Parent, Eagle Holdings or Merger Sub in relation to any site or facility owned, operated or leased by Parent, Eagle Holdings or Merger Sub and used in the Oklahoma Resin Business, except those reports that have been made available to Eagle prior to the execution of this Agreement.

               (f) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to Parent, Eagle Holdings or Merger Sub's Knowledge, since June 30, 1994, no Hazardous Material has been Released, disposed of or arranged to be disposed of by Parent, Eagle Holdings or Merger Sub (i) at or about any site or facility now or previously owned, operated or leased by Parent, Eagle Holdings or Merger Sub and used in the Oklahoma Resin Business, other than Releases or disposals permitted under orders issued by any Governmental Entity; or (ii) at or about any site or facility listed or proposed for listing on the National Priorities List or CERCLIS or any similar state or local list of sites requiring investigation or Remedial Action.

        SECTION 5.26 Disclosure. To Parent's, Eagle Holdings' and Merger Sub's Knowledge, no representation or warranty of Parent, Eagle Holdings and Merger Sub in this Agreement and no statement in the Disclosure Letter (as defined in Section 7.15 below) omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. As used herein, Parent's, Eagle Holdings' and Merger Sub's Knowledge shall mean the actual knowledge of either William Knodel, Mark Schneider, Paul Carrico, Steve Christiansen or Robert Whitlow.

                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

        SECTION 6.1 Conduct of Business by Eagle. Except as contemplated by this Agreement, and except as disclosed on Schedule 6.1, from the date hereof until the Effective Time, Eagle shall conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except as provided in this Agreement, from the date hereof until the Effective Time, Eagle will not, without the prior written approval of Parent, which will not be unreasonably withheld:

                (a) amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

                (b) except as provided in Eagle's articles of incorporation and the terms of the Eagle Capital Stock in effect or outstanding as of the date of this Agreement, (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any Eagle Capital Stock, (ii) split, combine or reclassify any Eagle Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Eagle Capital Stock or (iii) purchase, redeem or otherwise acquire any shares of Eagle Capital Stock or any other securities of Eagle or any rights, warrants or options to acquire any such shares or other securities;

                (c) issue, deliver, sell, pledge or otherwise encumber any shares of Eagle Capital Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Eagle Common Stock upon the exercise of Eagle Options in accordance with their present terms);

                (d) except for the purchase of the Lamson PVC Pipe Business, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to Eagle, except purchases of inventory in the ordinary course of business consistent with past practice;

                (e) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

                (f) intentionally take any action that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a) of the Code;

                (g) except as required to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust arrangement or fund for the benefit or welfare of any director (each, an "Eagle Benefit Plan"), (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (iii) pay any benefit not currently provided for under any Eagle Benefit Plan, (iv) except as permitted in clause, (ii) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Eagle Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Eagle Benefit Plans or agreement or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Eagle Benefit Plan; or

                (h) authorize any of, or commit or agree to take any of, the foregoing actions.

        SECTION 6.2 Conduct of Business by Parent, Eagle Holdings and Merger Sub. Except as contemplated by this Agreement, from the date hereof until the Effective Time, Parent, Eagle Holdings and Merger Sub shall conduct the Oklahoma Resin Business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact the Oklahoma Resin Business' assets, properties, contracts, licenses and permits, business organization and relationships with third parties and to keep available the services of the present officers and employees of Eagle Holdings and Merger Sub. Without limiting the generality of the foregoing, except as provided in this Agreement, from the date hereof until the Effective Time, Parent, Eagle Holdings and Merger Sub will not, without the prior written approval of Eagle, which will not be unreasonably withheld:

               (a) amend the certificate of incorporation, by-laws or other comparable charter or organizational documents of Eagle Holdings or Merger Sub;

               (b) set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any Eagle Holdings or Merger Sub Capital Stock, (ii) split, combine or reclassify any Eagle Holdings or Merger Sub Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Eagle Holdings or Merger Sub Capital Stock or (iii) purchase, redeem or otherwise acquire any shares of Eagle Holdings or Merger Sub Capital Stock or any other securities of Eagle Holdings or Merger Sub or any rights, warrants or options to acquire any such shares or other securities;

               (c) except as contemplated in this Agreement, issue, deliver, sell, pledge or otherwise encumber any shares of Eagle Holdings or Merger Sub Capital Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

               (d) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

               (e) intentionally take any action that (without regard to any action taken or agreed to be taken by Eagle or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a) of the Code;

               (f) except as required to comply with applicable law or, as contemplated in this Agreement, (i) adopt, enter into, terminate or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust arrangement or fund for the benefit or welfare of any person who will become an employee of Eagle Holdings or Merger Sub (each, a "Parent Benefit Plan"), (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any person who will become an employee of Eagle Holdings or Merger Sub (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (iii) pay any benefit not currently provided for under any Parent Benefit Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Parent Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Parent Benefit Plans or agreement or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Parent Benefit Plan;

               (g) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, except as contemplated in this Agreement, any of the Oklahoma Resin Assets;

               (h) except in the ordinary course of business, modify, amend or terminate any material contract, agreement, license or permit, relating to the Oklahoma Resin Business or waive, release or assign any material rights or claims;

               (i) except for contracts for the sale of product in excess of Eagle's internal requirements for calendar year 1999 (estimated to be 330,000,000 pounds), enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by third parties of Oklahoma Resin Business' products or products licensed by Parent, Eagle Holdings or Merger Sub relating to Parent's, Eagle Holdings' or Merger Sub's operation of the Oklahoma Resin Business;

               (j) acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Oklahoma Resin Business, except purchases of inventory in the ordinary course of business consistent with past practices; or

               (k) authorize any of, or commit or agree to take any of, the foregoing actions.

        SECTION 6.3 Other Action. Eagle and Parent shall not, and Parent shall not permit Eagle Holdings or Merger Sub to take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of the representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger and consummation of the transactions contemplated by this Agreement set forth in Article VIII not being satisfied (subject to Eagle's right to take action specifically permitted by Section 6.4).

        SECTION 6.4 No Solicitation of Transactions. Each of Eagle, Parent, Eagle Holdings and Merger Sub shall, and shall direct and use its commercially reasonable efforts to cause their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by them) not to initiate, solicit or knowingly encourage, directly or indirectly (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them to take any such action. Eagle, Parent, Eagle Holdings and Merger Sub shall notify each other of all inquiries or proposals which such party may receive relating to any of such matters and if such inquiry or proposal is in writing, such party shall deliver to the other party a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 6.4 shall prohibit the Board of Directors of Eagle from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide proposal to acquire Eagle pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction or to acquire a substantial portion of the assets of Eagle if, and only to the extent that (A) the Board of Directors of Eagle determines in good faith that such action is necessary for the Board of Directors of Eagle to comply with its fiduciary duties to shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Eagle (1) provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, (2) receives from such person or entity an executed agreement to the effect that such person or entity will not disclose any confidential information of Eagle and (3) subject to the terms of any confidentiality agreement to which Eagle is a party on the date hereof, keeps Parent informed of the status (but not the terms) of any such discussions or negotiations; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) failing to make or withdrawing or modifying a recommendation following the making of a proposal that constitutes, or may reasonably be expected to lead to, a Competing Transaction if the Board of Directors of Eagle determines in good faith that such action is necessary for the

Board of Directors of Eagle to comply with its fiduciary duties to shareholders under applicable law. For purposes of this Agreement, "Competing Transaction" shall mean (other than the transactions contemplated hereby) any of the following: (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving Eagle or the Oklahoma Resin Business,
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of Eagle, or the Oklahoma Resin Business, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 50% or more of the shares of Eagle, Parent, Eagle Holdings or Merger Sub Common Stock or the filing of a registration statement under the Securities Act in connection therewith, (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the shares of Eagle, Parent, Eagle Holdings or Merger Sub Common Stock (other than through arbitrage transactions); or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        SECTION 6.5 Tax Status. Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

        SECTION 7.1 Preparation of Registration Statement and the Proxy Statement; Shareholders' Meeting.

               (a) Eagle shall promptly take all action necessary in accordance with Minnesota law and Eagle's articles of incorporation, as amended, and bylaws to cause a meeting of Eagle shareholders (the "Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date upon which the Registration Statement (as defined below) becomes effective for the purpose of voting upon the Merger, and shall use all reasonable efforts to obtain Eagle shareholder approval of this Agreement and the Merger; provided, however, that Eagle may postpone or adjourn any Shareholders Meeting to a date no later than December 31, 1998 in order to facilitate the satisfaction of the condition set forth in Section 8.1(a). In accordance therewith, Eagle shall, with the cooperation of Parent and Eagle Holdings, prepare and file, as soon as reasonably practicable, a Proxy Statement/Prospectus included as part of the Registration Statement (such Proxy Statement/Prospectus together with Notice of Meeting, form of Proxy and any letter or other materials to the Eagle shareholders included therein are referred to in this Agreement as the "Proxy Statement/Prospectus"). Eagle shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the shareholders of Eagle as soon as reasonably practicable following its effectiveness, with the date of mailing as mutually determined by Eagle and Eagle Holdings.

               (b) Parent and Eagle Holdings shall, with the cooperation of Eagle, prepare and file, as soon as reasonably practicable, a Registration Statement under the Securities Act registering the shares of Eagle Holdings Common Stock to be issued in the Merger (the "Registration Statement"), which Registration Statement shall include the Proxy Statement/Prospectus. Eagle Holdings will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly thereafter as practicable. Eagle Holdings shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of Eagle Holdings Common Stock pursuant to the Merger. Eagle shall furnish to Eagle Holdings all information concerning Eagle and the holders of its capital stock, and shall take such other action and otherwise cooperate, as Eagle Holdings may reasonably request in connection with such action.

               (c) Each party shall notify the other parties promptly of the receipt of comments of the SEC and of any requests by the SEC for amendments or supplements to the Registration Statement and shall supply the other parties with copies of all correspondence with the SEC with respect to the Registration Statement.

               (d) If at any time prior to the Shareholders Meeting, any event should occur relating to Eagle or Eagle's officers or directors that is required to be described in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, Eagle shall promptly inform Parent and Eagle Holdings. If at any time prior to the Shareholders Meeting, any event shall occur relating to Parent, Eagle Holdings or Merger Subsidiary or their respective officers or directors that is required to be described in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, Parent and Eagle Holdings shall promptly inform Eagle. Whenever any event that occurs that should be described in an amendment of, or supplement to, the Proxy Statement/Prospectus or the Registration Statement, Eagle or Parent and Eagle Holdings, as the case may be, shall, upon learning of such event, promptly notify the other and consult and cooperate with the other in connection with the preparation of a mutually acceptable amendment or supplement. The party shall promptly file such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC.

        SECTION 7.2 Information Supplied by Eagle. None of the information supplied or to be supplied by Eagle specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date it is first mailed to Eagle's shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by

Eagle with respect to statements made or incorporated by reference therein based on information supplied by Parent, Eagle Holdings, Merger Sub or Lamson specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

        SECTION 7.3 Information Supplied by Parent, Eagle Holdings, and Merger Sub. None of the information supplied or to be supplied by Parent, Eagle Holdings or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus or the Registration Statement will, at the time the Registration Statement or Proxy Statement/Prospectus is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent, Eagle Holdings or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by Eagle or Lamson specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

        SECTION 7.4 Access to Information. Subject to Section 7.5, from the date hereof to the Effective Time, Parent, Eagle Holdings and Merger Sub on the one hand and Eagle on the other hand shall each provide to the other access to all information and documents which the other may reasonably request regarding the business, assets, liabilities, employees and other aspects of the other party, other than the information and documents that in the opinion of such other party's legal counsel may not be disclosed under applicable law.

        SECTION 7.5 Confidentiality. Neither Eagle on the one hand nor Parent, Eagle Holdings, Merger Sub or any Parent Affiliate on the other hand shall release, publish, reveal or disclose, directly or indirectly, any business and/or technical information of the Other Party (as defined below) or any of its subsidiaries designated orally or in writing as "Confidential" or "Proprietary" (or in like words) or of a type typically regarded as confidential or proprietary, whether or not so designated, including, but not limited to, systems, processes, formulae, data, functional specifications, computer programs, blueprints, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers (hereinafter referred to as "Evaluation Material"), except (a) to such of its directors, officers, employees, financial advisors, legal counsel, accountants or other agents, advisors or representatives as shall require access thereto on a need-to-know basis for the purpose of the transactions contemplated by this Agreement so long as such persons are informed by the revealing party of the confidential nature of such information and are directed by it to treat such information confidentially and
(b) with the prior written consent of the Other Party and then only to the extent specified in such consent. The parties agree to take all reasonable precautions to safeguard the confidentiality of the Evaluation Material. Neither Eagle nor Parent or any of their respective subsidiaries shall make, or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the Evaluation Material of the Other Party and its subsidiaries. In addition, all such Evaluation Material shall be used solely for the purposes of the investigations contemplated by Section 7.4, and shall not be otherwise used to the detriment of the Other Party and its subsidiaries or in competition with the Other Party and its subsidiaries. The restrictions on disclosure of information contained in this Section 7.5 do not extend to any item of information that (i) is publicly known at the time of its disclosure, (ii) is lawfully received from a third party not bound in a confidential relationship to the Other Party and its subsidiaries, (iii) is published or otherwise made known to the public by the Other Party and its subsidiaries, (iv) was generated independently before its receipt from the Other Party and its subsidiaries, (v) is required to be disclosed pursuant to the rules and regulations of the Securities Act, Exchange Act, Nasdaq, HSR Act or the MBCA, DGCL, state securities laws or otherwise, or
(vi) is required to be disclosed pursuant to a governmental order or decree or other legal requirement to produce or disclose such item of information, provided that upon receiving notice that any such order or decree is being sought or that any such legal requirement is applicable, such corporation shall promptly give the Other Party notice thereof and such corporation shall cooperate with the Other Party's efforts, if any, to contest the issuance of such order or decree or the application of such legal requirement. Upon written request, the parties shall return all writings, documents and materials containing Evaluation Material. Each of Eagle on the one hand and Parent and its subsidiaries on the other hand understands that the Other Party will not have an adequate remedy at law for a breach or threatened breach by the revealing party or any of its subsidiaries of the terms of this Section 7.5, and each corporation therefore agrees that if there is any such breach or threatened breach, the Other Party may, in addition to any other legal or equitable remedies available to it, obtain an injunction or restraining order to enjoin the Other Party or any of its subsidiaries from the breach or threatened breach of this Section 7.5. For purposes of this Section 7.5, (i) when used with reference to Parent or any of its subsidiaries, the term "Other Party" shall mean Eagle and (ii) when used with respect to Eagle, the term "Other Party" shall mean Parent and any of its subsidiaries.

        SECTION 7.6 Public Announcements. Each party will consult with each other party before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or Nasdaq, will not issue any such press release or make any such public statement prior to such consultation and the consent of all parties hereto. The parties have agreed on the text of a press release by which Eagle will announce the execution of this Agreement.

        SECTION 7.7 Appropriate Action; Consents; Filings.

               (a) Eagle on the one hand and Parent, Eagle Holdings and Merger Sub on the other hand shall use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or required to be taken by any Governmental Entity or otherwise to consummate the Merger and the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Eagle or Parent, Eagle Holdings or Merger Sub in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder and (C) any other applicable law; provided that Parent, Eagle Holdings and Merger Sub on the one hand and Eagle on the other hand shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Eagle on the one hand and Parent, Eagle Holdings and Merger Sub on the other hand shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

               (b) (i) Each of Eagle and Parent shall give (or Parent shall cause its subsidiaries to give) any notices to third parties, and use (and Parent shall cause subsidiaries to use), their reasonable best efforts to obtain any third party consents, (A) necessary to consummate the Merger and the transactions contemplated by this Agreement, (B) disclosed or required to be disclosed in the schedules to this Agreement or (C) required to prevent a Material Adverse Effect.

                      (ii) In the event that Parent or Eagle shall fail to
               obtain any third party consent described in subsection (b)(i) above, it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Eagle and Parent, their respective subsidiaries and the Oklahoma Resin Business, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

               (c) From the date of this Agreement until the Effective Time, each party shall promptly notify the other party of any pending or, to the actual knowledge of the executive officers of the first party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of Eagle Capital Stock into Eagle Holdings Capital Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Eagle to own or operate all of any portion of the Oklahoma Resin Business or its assets, which in either case is reasonably likely to have a Material Adverse Effect.

        SECTION 7.8 State Statutes. If any state "control share acquisition," anti-takeover" or other similar statutes and regulations (collectively, "State Takeover Laws") shall become applicable to the transactions contemplated by this Agreement, each of Eagle and Parent, Eagle

Holdings or Merger Sub, as the case may be, and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such State Takeover Law on the transactions contemplated by this Agreement. Nothing herein shall limit or affect Eagle in taking actions specifically permitted by
Section 6.4.

        SECTION 7.9 Obligations of Merger Sub. Parent shall take all action necessary to cause Eagle Holdings and Merger Sub to perform their obligations under this Agreement, including the transfer of the Oklahoma Resin Business to Merger Sub, and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

        SECTION 7.10 Employee Benefits.

               (a) For a period of up to one (1) year commencing at the Effective Time ("Transition Period"), Parent agrees to allow all Oklahoma Resin Business employees and certain sales/administrative employees who were employed by Parent immediately prior to the Effective Time and who are not "highly compensated employees" as defined in the Code Section 414(q) (the "Transferred Employees"), to continue to participate in and accrue benefits under the Retirement Plan of CONDEA Vista Company ("Retirement Plan") and the Savings and Investment Plan of CONDEA Vista Company ("Savings Plan"), the cost of such benefits to be paid for by Surviving Corporation, and Parent agrees to make any lawful amendments to the Retirement Plan and Savings Plan or perform any lawful actions which are necessary to allow for the Transferred Employees' continued participation in the Retirement Plan and Savings Plan during the Transition Period. Surviving Corporation agrees to take any lawful actions, necessary to allow for the Transferred Employees' participation in the Retirement Plan and Savings Plan during the Transition Period. Surviving Corporation and Parent agree that the administration of the Retirement Plan and Savings Plan for the continued participation of the Transferred Employees during the Transition Period will be conducted in accordance with the Support Services Agreement. On the last day of the Transition Period, Transferred Employees shall cease participation in the Retirement Plan and Savings Plan.

               (b) In addition, Surviving Corporation shall take such lawful actions as are necessary so that, during the Transition Period, all Transferred Employees may participate in and receive benefits under Surviving Corporation's welfare benefit plans, listed in Schedule 4.17 herein, and may obtain credit for service with Parent under such welfare benefit plans for all purposes for which such service was recognized under the benefit plan in question, provided, however, that the granting of such service shall not result in a duplication of benefits provided to the Transferred Employees who become employees of the Surviving Corporation. To the extent any such welfare benefit plans provide medical or dental benefits after the Effective Time, such benefit plans shall waive any preexisting conditions, exclusions and waiting periods for plan participation, and shall provide that any expenses incurred on or before the Effective Time shall be taken into account under the benefit plans of the Surviving Corporation for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

               (c) Eagle will provide to those "highly compensated employees" (as defined in Code Section 414(q)) of the Oklahoma Resin Business employee benefits plans and programs as will provide benefits which in the aggregate are substantially similar to those provided to such employees as of the Effective Time.

               (d) Surviving Corporation shall credit the Transferred Employees, including highly compensated employees, for service provided to Parent for purposes of participation, eligibility and vesting under the Eagle Plans maintained by Surviving Corporation.

        SECTION 7.11 Environmental Liabilities.

               (a) For a period of ninety (90) months from the Closing Date, Parent shall remain liable with respect to all liabilities and obligations arising out of or relating to any Environmental Law, whether arising under contract, by law or otherwise, or any disposal or release or alleged release of any pollutant occurring in or on the sites or facilities previously owned, operated, or leased by Parent, Eagle Holdings or Merger Sub and used in the Oklahoma Resin Business prior to Closing Date, and for such ninety (90) month period any such obligations and liabilities will be Parent's "Retained Environmental Liabilities" for all purposes under this Agreement. At the end of such ninety (90) month period, Eagle will be solely liable for all liabilities and obligations arising out of or relating to any Environmental Law, whether arising under contract, by law or otherwise, occurring in or on sites or facilities previously owned, operated, or leased by Parent, Eagle Holdings or Merger Sub and used in the Oklahoma Resin Business prior to the Closing Date which are not disclosed on Schedule 5.25 or discovered during such ninety (90) month period, and any such liabilities or obligations will thereafter be Eagle's "Assumed Environmental Liabilities" for all purposes under this Agreement; provided, however, that Parent shall remain liable for all liabilities and obligations arising out of or relating to any Environmental Law occurring in or on the sites or facilities previously owned, operated, or leased by Parent, Eagle Holdings, or Merger Sub, and used in the Oklahoma Resin Business prior to the Closing Date which are either discovered during such ninety
        (90) month period or disclosed on Schedule 5.25.

               (b) Parent shall remain liable for all liabilities and obligations arising out of or relating to any Environmental Law in or on any real property other than sites or facilities previously owned, operated, or leased by Parent, Eagle Holdings, or Merger Sub, and used in the Oklahoma Resin Business prior to the Closing Date, which liabilities and obligations shall be part of the Parent's "Retained Environmental Liabilities."

               (c) Nothing in this Section 7.11 shall require Eagle or Parent, as the case may be, to (i) take action relating to, or (ii) indemnify the other party pursuant to Section 7.12 of this Agreement for any liabilities associated with, any obligations or liabilities arising out of or relating to any Environmental Law unless required by any Environmental Law or any Governmental Entity.

               (d) Eagle and Parent will consult when necessary regarding whether a liability or obligation has arisen out of any requirement of Environmental Law which liability or obligation is Parent's "Retained Environmental Liability" under Sections 7.11(a) or (b) above. If Parent and Eagle are unable to reach a consensus about whether any Environmental Law requires any action in regard to any such liability or obligation, Parent and Eagle will jointly consult with applicable Governmental Entities to obtain a determination of the requirements of Environmental Law as well as a procedure in the event any action is required by Environmental Law.

               (e) With input and oversight from Eagle, Parent will take the lead in performing activities required by any Environmental Law with respect to any liability or obligation which is Parent's "Retained Environmental Liability," and Parent will be given reasonable and appropriate access to the sites and facilities previously owned, operated or leased by Parent, Eagle Holdings, or Merger Sub, and used in the Oklahoma Resin Business to accomplish the same and will use its commercially reasonable efforts to perform such activities. These activities may include hiring and managing contractors and leading negotiations with Governmental Entities. Each of Parent and Eagle shall use commercially reasonable efforts to reach a consensus concerning any actions, to: (i) participate in contractor selection; (ii) review contractor scopes of work, data, and deliverables; and (iii) participate in discussions and negotiations with Governmental Entities.

        SECTION 7.12 Indemnification.

               (a) From and after the Closing Date, Parent shall indemnify, defend and hold Eagle, its affiliates, officers, directors, employees and agents, harmless from and against any and all liabilities of Merger Sub or Parent that are actually incurred by Eagle, in connection with the transactions contemplated by this Agreement to the extent arising from (i) Parent's Retained Environmental Liabilities under Sections 7.11(a) and (b) above; (ii) Parent's, Eagle Holdings' or Merger Sub's operation of the Oklahoma Resin Business and/or transfer of the Oklahoma Resin Assets on or prior to the Closing Date; (iii) any breach of any covenant, obligation or agreement of Parent, Eagle Holdings or Merger Sub contained in this Agreement; and (iv) any breach of any representation or warranty of Parent, Eagle Holdings or Merger Sub contained in this Agreement.

               (b) From and after the Closing Date, Eagle shall indemnify, defend and hold Parent, its affiliates, officers, directors, stockholders, employees and agents, harmless from and against any and all liabilities that are actually incurred by Parent, Eagle Holdings or Merger Sub, in connection with the transaction as contemplated by this Agreement to the extent arising from (i) Eagle's Assumed Environmental Liabilities under Section 7.11(a) above; (ii) Eagle's operation of the Oklahoma Resin Business after the Closing Date, including liabilities arising from Environmental Laws after the Closing

        Date; (iii) any breach of any covenant, obligation or agreement of Eagle contained in this Agreement; and (iv) any breach of any representation or warranty of Eagle contained in this Agreement.

               (c) Time Limitation. The right of Eagle or Parent (or their respective related parties as described in Sections 7.12(a) and (b) above) to indemnification pursuant to this Section 7.12 shall apply only to those claims for indemnification, notice of which is given pursuant to this Agreement on or before the respective dates set forth below:

                      (i) No time limit shall apply to any right to
               indemnification for any claim made by Eagle pursuant to Section 7.12(a)(i), (ii) or (iii) or by Parent pursuant to Section 7.12(b)(i), (ii) or (iii);

                      (ii) Any claim for indemnification by Eagle pursuant to
               Section 7.12(a)(iv) or by Parent pursuant to Section 7.12(b)(iv) shall be made no later than the date that is one year following the Closing Date.

               (d) Notice of Third Party Indemnification Claims. In the event any party receives written notice (the "Indemnified Party") of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Section 7.12(d) ("Third Party Claim") and seeks indemnity pursuant to this Section 7.12(d), the Indemnified Party shall promptly provide the other party from which indemnification is sought (the "Indemnifying Party") with notice of such Third Party Claim. If the Indemnifying Party agrees in writing to indemnify the Indemnified Party pursuant to this Article, the Indemnifying Party shall, upon receipt of such notice, be entitled to participate in or, at the Indemnifying Party's option, assume the defense, appeal or settlement of such Third Party Claim with respect to which such indemnity has been invoked with counsel of its choosing, and the Indemnified Party will fully cooperate with the Indemnifying Party in connection therewith provided that the Indemnified Party shall be entitled to participate in defense, appeal, settlement of such Third Party Claim at the Indemnified Party's expense. If the Indemnified Party fails to give the Indemnifying Party notice in a timely manner and the Indemnifying Party is materially prejudiced in its defense by such failure, the Indemnifying Party's liability in respect to such claim shall be reduced to the extent of such prejudice. In the event that the Indemnifying Party fails to assume defense, appeal or settlement of such Third Party Claim or refuses in writing to indemnify the Indemnified party pursuant to this Section 7.12 within 30 days after receipt of notice thereof from the Indemnified Party, the Indemnified Party shall have the right to undertake the defense or appeal of such Third Party Claim at the Indemnifying Party's expense, provided that the Indemnified Party shall not settle or compromise any such Third Party Claim without providing thirty days notice to the Indemnifying Party and an opportunity, provided the Indemnifying Party agrees in writing to indemnify the Indemnified Party pursuant to this Section 7.12, to assume the defense, appeal or settlement of such Third Party Claim.

               (e) Notice of Other Claims. Any indemnifiable claim that is not a Third Party Claim shall be asserted by written notice by any party to the party from which indemnification is sought. If the party from which indemnification is sought does not respond in writing to such notice within 30 days, it shall have no further right to contest the validity of such claim.

               (f) Manner of Indemnification. All indemnification hereunder shall be effective by payment of immediately available funds by wire transfer in the amount of the liability.

        SECTION 7.13 Comfort Letters.

               (a) Eagle shall use all reasonable efforts to cause Deloitte & Touche, LLP and Ernst & Young, its independent auditors, to deliver a letter dated as of the date of the Proxy Statement, and addressed to itself and Parent and their respective Boards of Directors, in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Proxy Statement.

               (b) Parent shall use all reasonable efforts to cause Price Waterhouse Coopers, LLP to deliver a letter dated as of the date of the Proxy Statement, and addressed to itself and Eagle and their respective Boards of Directors, in form and substance reasonably satisfactory to Eagle and customary in scope and substance for agreed upon procedures letters delivered by independent public accounts in connection with registration statements and proxy statements similar to the Registration Statement and the Proxy Statement.

        SECTION 7.14 Additional Agreements. Eagle and Parent shall enter into a VCM Supply Agreement in the form agreed upon, and shall negotiate in good faith and enter into a Marketing Agreement and Services Agreement.

        SECTION 7.15 Assumption of Stock Option Plan. Eagle Holdings shall adopt a stock option plan in substantially the same form as Eagle's 1997 Stock Option Plan and reserve sufficient shares of Eagle Holdings Common Stock for the exercise of all outstanding options and the issuance of an additional 364,000 shares of Eagle Holdings Common Stock through the future grant of options. Eagle Holdings shall assume at the Effective Time each stock option that remains unexercised in whole or in part as of the Effective Time under Eagle's 1997 Stock Option Plan and substitute shares of Eagle Holdings Common Stock for the shares of Eagle Common Stock, purchasable under each such assumed option in accordance with Section 2.5 hereof.

        SECTION 7.16 Disclosure Letters. Each of Eagle and Parent shall prepare disclosure letters with regard to their representations and warranties contained herein (the "Disclosure Letters"). All references herein to Schedules shall be deemed to be references to the Disclosure

Letters. The disclosures in the Disclosure Letter, and those in any supplement thereto, shall expressly refer to a Section of this Agreement; provided, however, that disclosures in the Disclosure Letter expressly referring to a Section of this Agreement may incorporate by reference the disclosures in any other Section of the Disclosure Letter by express reference to that other Section. Each party shall deliver to the other a Supplement to such party's Disclosure Letter promptly after such party becomes aware of any event which changes any representation or warranty made by such party in this Agreement or any statement made in such Disclosure Letter or in any Supplement.

        SECTION 7.17 Production of Oklahoma Resin Business. Parent shall take all lawful and appropriate steps as necessary to ensure that on or before July 31, 1999, the actual manufacturing capacity of the Oklahoma Resin Business shall be at least 450,000,000 pounds annually.

        SECTION 7.18 Stockholders' Agreement. Eagle Holdings, Parent and certain shareholders of Eagle shall enter into the Stockholders' Agreement in the form agreed upon and attached as Exhibit 7.18 hereto.


                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

        SECTION 8.1 Conditions of Each Party's Obligation to Effect the Merger. The respective obligations of Eagle, Parent, Eagle Holdings, and Merger Sub to consummate the Merger are subject to the satisfaction upon or prior to the Closing of the following conditions:

               (a) Shareholder Approval. This Agreement and the Merger shall have been approved by the affirmative vote of the holders of a combined majority of shares of the outstanding Eagle Common Stock and Eagle Series A Stock, voting as a single class, in accordance with the MBCA and the articles of incorporation and bylaws of Eagle.

               (b) Governmental Entity Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or been obtained.

               (c) Registration Statement. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any "stop order," and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness or qualification thereof shall have been initiated and be continuing or have been threatened and be unresolved. Eagle Holdings shall also have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated hereby.

               (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

               (e) Statutes. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would (i) make the consummation of the Merger illegal or (ii) render Eagle, Parent, Eagle Holdings or Merger Sub unable to consummate the Merger, except for any waiting period provisions.

               (f) Eagle's Purchase of the Lamson PVC Pipe Business. Eagle shall have consummated the asset purchase of the Lamson PVC Pipe Business on substantially the same terms as those contemplated by the Asset Purchase Agreement.

               (g) Listing of Eagle Holdings Common Stock on Nasdaq or New York Stock Exchange. The Shares of Eagle Holdings Common Stock to be delivered pursuant to the Merger shall have been duly listed on Nasdaq or the New York Stock Exchange.

               (h) Governmental Entity Requirements. No Governmental Entity shall have required the sale or other disposition of any of the assets or operations of Eagle, Eagle Holdings, Parent or Merger Sub in order to effectuate the Contemplated Transactions and prior to the Closing Date, no proceeding or lawsuit shall have been commenced and be pending or be threatened which any party in good faith and acting on the advice of counsel believes is reasonably likely to result in the foregoing.

               (i) Disclosure Letters. Eagle and Parent shall have received the Disclosure Letters and Comfort Letters referred to in Sections 7.15 and 7.12, respectively.

               (j) HSR Act. Eagle, Lamson and Parent shall have fully complied with the applicable provisions of the HSR Act, and any and all applicable waiting periods thereunder shall have expired or been terminated.

               (k) Stockholders' Agreement. Parent, Eagle Holdings and certain shareholders of Eagle shall have executed the Stockholders' Agreement.

               (l) Additional Agreements. Eagle and Parent shall have entered into a VCM Supply Agreement in the form agreed upon and shall have negotiated and entered into a Marketing Agreement and Services Agreement.

        SECTION 8.2 Conditions of Obligations of Parent, Eagle Holdings and Merger Sub. The obligations of Parent, Eagle Holdings and Merger Sub to effect the Merger are subject to the satisfaction prior to or upon the Closing of the following conditions, unless waived by Parent, Eagle Holdings and Merger Sub.

               (a) Representations and Warranties. The representations and warranties of Eagle set forth in this Agreement, without regard to any qualification or reference to immateriality or "Material Adverse Effect," shall be true and correct in all respects as of the Closing Date, as though made on and as of such date (provided that those representations or warranties made as of a particular date need only be true and correct as of such date), except for any inaccuracies which, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect; provided, however, that there shall be deemed not to be such a Material Adverse Effect to the extent that such effect is the result of conditions or facts affecting the economy generally or the industry in which Eagle operates or the result of the announcement of the Merger or actions taken in contemplation thereof. Parent shall have received a certificate signed on behalf of Eagle by the chief executive officer and the chief financial officer of Eagle to such effect.

               (b) Performance of Obligations of Eagle. Eagle shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and Parent shall have received a certificate signed on behalf of Eagle by the chief executive officer and the chief financial officer of Eagle to such effect.

               (c) Consents. The consents, approvals and authorizations described in Schedule 4.4 shall have been obtained in form and in substance reasonably satisfactory to each of Parent, Eagle Holdings and Merger Sub, except for such consents, approvals and authorizations with respect to which the failure to obtain would not have a Material Adverse Effect.

               (d) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of Eagle having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Parent shall have received a certificate of the President and the Chief Financial Officer of Eagle, dated the Closing Date, to such effect.

               (e) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Parent, to the continuing operation of the current or future business of Eagle, which imposes any condition or restriction upon Eagle Holdings or the business or operations of Eagle which, in the reasonable business judgment of Parent, would be materially burdensome in the context of the transactions contemplated by this Agreement.

               (f) Tax Opinion. Eagle shall have received prior to the time that the Registration Statement shall have become effective under the Securities Act, an opinion in form and substance satisfactory to Eagle of Fredrikson & Byron, P.A., to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Merger Sub, Eagle Holdings, and Eagle will each be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) no income, gain or loss will be recognized for Federal income tax purposes by shareholders of Eagle upon the exchange in the Merger of Eagle Capital Stock solely for shares of Eagle Holdings Capital Stock, and such opinion shall not have been withdrawn on or prior to the Closing Date. In connection with such opinion, counsel shall be entitled to rely upon certain representations of Eagle, Parent, Eagle Holdings and Merger Sub.

               (g) Dissenting Shares. The Dissenting Shares shall not constitute, in the aggregate, more than 5% of the outstanding shares of Eagle Capital Stock, and Eagle shall have taken all action with respect to such Dissenting Shares required of it pursuant to the MBCA.

               (h) Series B Consent. Eagle shall have obtained waivers or consents satisfactory to Parent from all of the beneficial owners of the Eagle Series B Stock necessary for the consummation of the Contemplated Transactions.

               (i) Dividends. Eagle shall have made all required payments of dividends on the Eagle Capital Stock pursuant to the terms of Eagle's articles of incorporation.

               (j) Legal Opinion. Parent shall have received from Fredrikson & Byron, P.A., counsel for Eagle, an opinion in the form attached hereto as Exhibit 8.2(j).

        SECTION 8.3 Conditions of Obligation of Eagle. The obligation of Eagle to effect the Merger is subject to the satisfaction prior to or upon the Closing of the following conditions, unless waived by Eagle:

               (a) Representations and Warranties. The representations and warranties of Parent, Eagle Holdings and Merger Sub set forth in this Agreement, without regard to any qualification or reference to immateriality or "Material Adverse Effect," shall be true and correct in all respects as of the Closing Date, as though made on and as of such date (provided that those representations or warranties made as of a particular date need only be true and correct as of such date), except for any inaccuracies which, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect; provided, however, that there shall be deemed not to be such a Material Adverse Effect to the extent that such effect is the result of conditions or factors affecting the economy generally or the industry in which the Oklahoma Resin Business operates or the result of the announcement of the Merger or actions taken in contemplation thereof. Eagle shall have received a certificate signed by the chief executive officers and the chief financial officers of Parent, Eagle Holdings and Merger Sub to such effect.

               (b) Performance of Obligations of Parent, Eagle Holdings and Merger Sub. Parent, Eagle Holdings and Merger Sub shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to or as of the Closing Date, and Eagle shall have received a certificate signed by the chief executive officers and the chief financial officers of Parent, Eagle Holdings and Merger Sub to such effect.

               (c) Tax Opinion. Parent shall have received prior to the time that the Registration Statement shall have become effective under the Securities Act, an opinion in form and substance satisfactory to Parent of Haynes and Boone LLP, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Merger Sub, Eagle Holdings, and Eagle will each be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) no income, gain or loss will be recognized for Federal income tax purposes by Parent upon the exchange in the Merger of Merger Sub Capital Stock solely for shares of Surviving Corporation Capital Stock, and such opinion shall not have been withdrawn on or prior to the Closing Date. In connection with such opinion, counsel shall be entitled to rely upon certain representations of Eagle, Parent, Eagle Holdings and Merger Sub.

               (d) Consents. The consents, approvals and authorizations described in Schedule 5.5 shall have been obtained in form and substance reasonably satisfactory to Eagle, except for such consents, approvals and authorizations with respect to which the failure to obtain would not have a Material Adverse Effect.

               (e) Transfer of the Oklahoma Resin Assets from Parent to Merger Sub. Parent shall have caused the transfer, assignment, and conveyance of the Oklahoma Resin Business to Merger Sub, as provided in Article III, and Merger Sub shall own or lease, or have rights to, all the tangible and intangible assets or real and personal property, and all other assets, right and benefits of the Oklahoma Resin Assets.

               (f) Fairness Opinion. Eagle shall have received from Doherty Summit Securities LLC an opinion in form and substance reasonably satisfactory to Eagle that the Merger and other transactions contemplated by Article III and this Agreement are fair to the shareholders of Eagle from a financial point of view.

               (g) Legal Opinion. Eagle shall have received from Haynes and Boone, LLP, counsel for Parent, an opinion in the form attached hereto as Exhibit 8.3(g).

               (h) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of the Oklahoma Resin Business having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Eagle shall have received a certificate of the President and the Chief Financial Officer of Parent, dated the Closing Date, to such effect.

               (i) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Eagle, to the continuing operation of the current or future Oklahoma Resin Business, which imposes any condition or restriction upon Eagle Holdings or the operation of the Oklahoma Resin Business which, in the reasonable business judgment of Eagle, would be materially burdensome in the context of the transactions contemplated by this Agreement.

               (j) Software License. Parent shall have obtained consent of European Vinyl Corporation to the transfer of rights under its software license relating to the Oklahoma City facility.

               (k) Shareholder Approval. This Agreement and the Merger shall have been approved by the affirmative vote of each of the holders of a combined majority of shares of outstanding Parent, Eagle Holdings and Merger Sub Common Stock, in accordance with the DGCL and the certificate of incorporation and bylaws of each of the respective corporations.


                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

        SECTION 9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the Merger by the shareholders of
Eagle:

               (a) by mutual written consent of each of Parent, Eagle Holdings, Merger Sub and Eagle; or

               (b) by either Parent, Eagle Holdings, Merger Sub or Eagle if either (i) the Effective Time shall not have occurred on or before April 30, 1999; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, and provided further, however, that, if a Request for Additional Information is received from a Governmental Entity pursuant to the HSR Act, such date shall be extended to the 90th day following acknowledgement by such Governmental Entity that Parent and Eagle have complied with such Request, but in any event not later than June 30, 1999 or (ii) there shall be any law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable; provided that the party seeking to terminate this Agreement pursuant to this subsection (b)(ii) shall have complied with its obligations under Section 7.7 of this Agreement; or

               (c) by Parent, if (i) the Board of Directors of Eagle withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent, Eagle Holdings, or Merger Sub or shall have resolved to do any of the foregoing or the Board of Directors of Eagle shall have recommended to the shareholders of Eagle any Competing Transaction or resolved to do so, (ii) Eagle receives an unsolicited proposal that constitutes a Competing Transaction and the Board of Directors of Eagle, within 30 calendar days after such proposal is received by Eagle, either fails to terminate discussions with the maker of such proposal and its agents, or determines to accept, or takes no position with respect to, such proposal, (iii) a tender offer or exchange offer for 45% or more of the outstanding shares of Eagle Capital Stock is commenced, and the Board of Directors of Eagle, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders or (iv) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 45% or more of the then outstanding shares of Eagle Capital Stock (excluding for this purpose holdings of shares by persons or groups as currently reflected in filings with the SEC under Section 13(d)); or

               (d) by Eagle, if the Board of Directors of Eagle shall have recommended or resolved to recommend to the shareholders of Eagle a proposal for a Competing Transaction under circumstances where a majority of such Directors reasonably determines in good faith, after consultation with and based upon the advice of independent legal counsel that failure to accept such proposal would be a breach of the fiduciary duty of such Directors to Eagle's stockholders;

               (e) by either Parent, Eagle Holdings or Merger Sub or Eagle, if the Shareholders' Meeting shall have been held and the shareholders of Eagle shall have failed to approve this Agreement and the Merger at such meeting (including any adjournment or postponement thereof); or

               (f) by Eagle, in the event of a breach by Parent, Eagle Holdings or Merger Sub of any representation, warranty, covenant or agreement contained herein which has not been cured or is not curable by April 30, 1999 (or such later date as provided in subparagraph (b) above); or

               (g) by Parent, in the event of a breach by Eagle of any representation, warranty, covenant or agreement contained herein which has not been cured or is not curable by April 30, 1999 (or such later date as provided in subparagraph (b) above); or

               (h) by Eagle, if Parents' shareholders fail to approve this Agreement and the Merger; or

               (i) by Parent, if holders of Dissenting Shares represent more than the applicable percentage of outstanding shares of Eagle Capital Stock pursuant to Section 2.2 hereof.

        SECTION 9.2 Effect of Termination. Except as provided in Section 10.1, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Eagle Holdings, Merger Sub or Eagle or any of their respective officers or directors and all rights and obligations of any party hereto shall cease, subject to the sole and exclusive remedies of the parties set forth in Section 9.3.

        SECTION 9.3 Fees and Expenses.

               (a) Parent shall pay Eagle's Expenses (as hereinafter defined), if this Agreement is terminated pursuant to (i) Section 9.1(b) by Eagle because the Effective Time has not occurred on or before April 30, 1999 as a result of a breach of, or failure to fulfill any obligation of this Agreement by Parent, Eagle Holdings or Merger Sub; (ii) Section 9.1(f) and such termination is the result of a willful breach of any covenant, agreement, representation or warranty contained herein; or (iii) Section 9.1(h).

               (b) Eagle shall pay Parent's Expenses if this Agreement is terminated pursuant to (i) Section 9.1(b) by Parent because the Effective Time has not occurred on or before April 30, 1999, as a result of a breach of, or failure to fulfill any obligation of this Agreement by Eagle; (ii) Section 9.1(g) and such termination is the result of a willful breach of any covenant, agreement, representation or warranty contained herein; or (iii) Section 9.1(c), (d), (e) or (i).

               (c) As used herein, "Expenses" means all reasonable and documented out-of-pocket expenses and fees incurred by Eagle on the one hand, and Parent on the other hand, prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, environmental and other experts and consultants to Parent or Eagle, and their affiliates, as the case may be, and all printing and advertising expenses) actually incurred or accrued by them or on their behalf in connection with the Merger, and actually incurred or accrued by any of the foregoing persons and assumed by Parent or Eagle or its affiliates, as the case may be, in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Merger and other transactions contemplated hereby and any agreements relating thereto.

               (d) Any payment required to be made pursuant to this Section 9.3 shall be made as promptly as practicable but not later than five business days after the final determination by Parent or Eagle, as the case may be, of such amount and shall be made by wire transfer of immediately available funds to an account designated by Parent or Eagle, as the case may be.

               (e) Except as set forth in this Section, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and Eagle shall share equally (i) all fees and expenses, other than attorneys' fees, incurred in relation to the print and filing of the Proxy Statement (including any preliminary materials related thereto) and financial statements and exhibits and any amendments or supplements thereto.

               (f) In the event that Eagle or Parent, as the case may be, shall fail to pay any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Parent or Eagle, as the case may be, and its affiliates (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.3, together with interest on such unpaid Expenses, commencing on the date that such Expenses become due, at a rate equal to the rate of interest publicly announced by US Bank National Association, from time to time, in the City of Minneapolis, Minnesota, as such bank's "base rate" plus 2%.

        SECTION 9.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after the approval of this Agreement and the Merger by the shareholders of Eagle, no amendment may be made which would reduce the amount or change the type of consideration into which Eagle Capital Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        SECTION 9.5 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in any instrument in writing signed by the party or parties to be bound thereby.

                                    ARTICLE X
                               GENERAL PROVISIONS

        SECTION 10.1 Survival or Representations and Warranties. Subject to the time limitations set forth in Section 7.12(c) above, the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive for one year following the Effective Time.

        SECTION 10.2 Notices. All notices, requests, claims, demands and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be deemed given if delivered personally, by facsimile, certified mail (postage prepaid, return receipt requested) or sent by overnight courier (in each case, providing proof of delivery) to the parties at the following addresses (or such other address for a party as shall be specified in like notice):

        if to Parent, Eagle Holdings or Merger Sub, to:

        CONDEA Vista Company
        900 Threadneedle
        Houston, Texas  77079-2990
        Attention:    William Knodel
        Telecopy:     281-588-3118

        with a copy to:

        CONDEA Vista Company
        900 Threadneedle
        Houston, Texas  77079-2990
        Attention:    Ralph Burch
        Telecopy:     281-588-3118

        if to Eagle, to:

        Eagle Pacific Industries, Inc.
        2430 Metropolitan Centre
        333 South Seventh Street
        Minneapolis, Minnesota  55402
        Attention:    William H. Spell
        Telecopy:     612-371-9651

        SECTION 10.3 Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to such terms in the sections referenced below:

        Term                                                          Section
        ----                                                          -------

        Articles of Merger................................................1.2
        Asset Purchase............................................Article III
        Asset Purchase Agreement ................................Article III
        Assumed Environmental Liabilities.............................7.11(a)
        Benefit Plan......................................................6.2
        CERCLA........................................................4.22(c)
        Closing...........................................................1.4
        Closing Date......................................................1.4
        Code.........................................................Recitals
        Competing Transaction.............................................6.4
        Confidential......................................................7.5
        Eagle Holdings...............................................Recitals

        Eagle Holdings Capital Stock...................................2.3(b)
        Eagle Holdings Class B Common Stock............................5.6(a)
        Eagle Holdings Common Stock....................................2.1(a)
        Eagle Holdings Securities..................................... 5.6(a)
        Eagle Holdings Series A Stock..................................2.1(b)
        Eagle Holdings Series B Stock..................................2.1(c)
        Eagle Holdings Series C Stock.............................Article III
        DGCL..............................................................1.1
        Disclosure Letters...............................................7.15
        Eagle........................................................Recitals
        Eagle Benefit Plan.............................................6.1(g)
        Eagle Capital Stock...............................................4.5
        Eagle Class B Common Stock........................................4.5
        Eagle Certificates.............................................2.3(a)
        Eagle Common Stock.............................................2.1(a)
        Eagle Environmental Permits...................................4.22(a)
        Eagle Intellectual Property......................................4.15
        Eagle Option......................................................2.5
        Eagle Plans...................................................4.17(a)
        Eagle SEC Documents...............................................4.6
        Eagle Securities..................................................4.5
        Eagle Series A Stock...........................................2.1(b)
        Eagle Series B Stock...........................................2.1(c)
        Effective Time....................................................1.2
        Environmental Law................................................4.22
        ERISA.........................................................4.17(a)
        Evaluation Material...............................................7.5
        Exchange Act......................................................4.3
        Exchange Agent.................................................2.3(a)
        Expenses..........................................................9.3
        Governmental Entity...............................................4.3
        Hazardous Material............................................4.22(g)
        HSR Act...........................................................4.3
        Indemnified Party.............................................7.11(d)
        Indemnifying Party............................................7.11(d)
        Lamson PVC Business.......................................Article III
        Lien..............................................................4.4
        Material Adverse Effect...........................................4.1
        MBCA..............................................................1.1
        Merger.......................................................Recitals
        Merger Sub...................................................Recitals
        Merger Sub Common Stock........................................2.1(d)
        Merger Sub Capital Stock.......................................5.6(b)
        Merger Sub Securities..........................................5.6(b)
        Merger Sub Undesignated Shares.................................5.6(b)

        Oklahoma Resin Assets....................................Article III
        Oklahoma Resin Business...................................Article III
        Other Party.......................................................7.5
        Parent.......................................................Recitals
        Parent Benefit Plan............................................6.2(f)
        Parent Environmental Permits..................................5.25(a)
        Parent Intellectual Property.....................................5.17
        Parent Plans..................................................5.25(a)
        Permitted Liens...........................................Article III
        Proprietary.......................................................7.5
        Proxy Statement/Prospectus.....................................7.1(a)
        Registration Statement.........................................7.1(b)
        Release.......................................................4.22(g)
        Remedial Action...............................................4.22(g)
        Retained Environmental Liabilities............................7.11(a)
        SEC...............................................................4.6
        Securities Act....................................................4.3
        Shareholders Meeting..............................................7.1
        State Takeover Laws...............................................7.8
        Surviving Corporation.............................................1.1
        Transferred Employees............................................7.10
        Transition Period................................................7.10
        Third Party Claim.............................................7.11(d)

        SECTION 10.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

        SECTION 10.5 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 10.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Notwithstanding the foregoing, either party may assign its rights and obligations under this Agreement to its parent or any affiliate, or to the buyer or successor in interest to its PVC resin, VCM, and/or ethylene businesses.

        SECTION 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.11 (which is intended to be for the benefit of the persons covered by the indemnification provisions contained therein and may be enforced by such persons).

        SECTION 10.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitle to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Minnesota or in a Minnesota state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Minnesota or any Minnesota state court in the event any dispute arises out of this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Minnesota or a Minnesota state court.

        SECTION 10.9 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

        SECTION 10.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        SECTION 10.11 Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to the conflicts of laws and rules thereof. All disputes, controversies or differences arising out of or in connection with this Agreement or the making thereof, including claims of fraud in the inducement, which cannot be settled by mutual agreement shall be finally settled by binding arbitration pursuant to the Rules of Commercial Arbitration of the American Arbitration Association then in effect, except as specified herein and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If the arbitration is demanded by Parent, Eagle Holdings or Merger Sub, the arbitration hereunder shall be held in Minneapolis, Minnesota. If the arbitration is demanded by Eagle, the arbitration hereunder shall be held in Houston, Texas. The arbitration shall be conducted by a single arbitrator selected by the parties. The arbitrator shall be a retired state or federal judge or an attorney who has practiced business litigation for at least 10 years. In the event that the parties are unable to agree on an arbitrator, the arbitrator shall be selected by the American Arbitration Association. The hearings shall be conducted on an expedited schedule. They shall commence no later than 20 days after initiation of proceedings and shall be completed within 20 days, and the arbitrator shall make the award within ten days of the close of the hearings. The arbitrator shall have the authority to award any remedy or relief that a court of the State of Delaware could order or grant, including, without limitation, equitable remedies, specific performance of any obligation created under this Agreement, the awarding of punitive damages, the issuance of an injunction or the imposition of sanctions for abuse or frustration of the arbitration process.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            CONDEA VISTA COMPANY



                                            By: /s/ William C. Knodel
                                                -------------------------------
                                                Name:  William C. Knodel
                                                Title: President


                                            EAGLE PACIFIC HOLDINGS, INC.



                                            By: /s/ William C. Knodel
                                                -------------------------------
                                                Name:  William C. Knodel
                                                Title: President


                                            CV MERGER SUB, INC.


                                            By: /s/ William C. Knodel
                                                -------------------------------
                                                Name:  William C. Knodel
                                                Title: President


                                            EAGLE PACIFIC INDUSTRIES, INC.


                                            By: /s/ William H. Spell
                                                -------------------------------
                                                Name:  William H. Spell
                                                Title: CEO

                                   APPENDIX B

                                FAIRNESS OPINION

December 30, 1998

Board of Directors
Eagle Pacific Industries, Inc.
2430 Metropolitan Centre
333 South Seventh Street
Minneapolis, MN 55402

Members of the Board:

  We understand that Eagle Pacific Industries, Inc. ("Eagle") and Lamson & Sessions Co. ("Lamson") propose to enter into an Asset Purchase Agreement (the "Lamson Agreement") whereby Eagle will acquire the polyvinyl chloride pipe business of Lamson (the "PVC Pipe Business"). Pursuant to the Lamson Agreement, among other things, Eagle will purchase substantially all of the assets of the PVC Pipe Business for (i) $45,000,000 in cash; (ii) $6,000,000 in promissory notes and (iii) 785,000 shares of common stock of Eagle.

  We also understand that, upon completion of the Lamson Agreement and in a separate transaction, Eagle, CONDEA Vista Company ("Parent"), Eagle Pacific Holdings, Inc. ("Eagle Holdings"), a wholly-owned subsidiary of Parent and CV Merger Sub, Inc., a wholly owned subsidiary of Eagle Holdings ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, for the Merger (the "Merger") of Eagle with and into Merger Sub. Pursuant to the Merger (i) Parent will transfer its polyvinyl chloride resin manufacturing business (the "PVC Resin Business") to Merger Sub in exchange for 9,829,717 shares of common stock of Eagle Holdings and (ii) Eagle will merge with and into Merger Sub with Eagle surviving the Merger.

  We are aware that as a result of the Merger, Eagle will become wholly-owned subsidiary of Eagle Holdings and that each outstanding share of common stock of Eagle will be exchanged for one share of common stock of Eagle Holdings. In addition, each outstanding share of series A 7% convertible preferred stock and 8% convertible preferred stock of Eagle will be exchanged for one share of preferred of Eagle Holdings with identical rights and preferences.

  You have requested our opinion as to whether the terms of the Merger are fair from a financial point of view to the common and preferred shareholders of Eagle.

  Dougherty Summit Securities LLC ("DSS"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes.

  In developing our opinion, we have, among other things:

  1. reviewed certain publicly available financial statements and other information of Eagle;

  2. reviewed certain internal financial statements and other financial and operating data concerning Eagle, the PVC Pipe Business and the PVC Resin Business;

  3. analyzed certain financial projections prepared by the management of Eagle;

  4. discussed the past and current operations and financial condition and the prospects of Eagle, the PVC Pipe Business and the PVC Resin Business with management of each of the respective companies;

  5. reviewed the pro forma financial impact of the Lamson Agreement and the Merger on Eagle;

  6. reviewed the reported prices and trading activity for the Eagle common stock;

  7. compared the market performance of the Eagle common stock with that of a securities market index;

  8. reviewed a draft of the Lamson Agreement and the Merger Agreement and certain related documents; and

  9. performed such other analyses as we deemed appropriate.

  In our review and analysis, and in arriving at our opinion, we have relied upon and assumed the completeness and accuracy of all the factual, historical, financial and other information and data publicly available or furnished to us by Eagle, Lamson and CONDEA Vista. We have assumed that the financial projections provided to us were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Eagle. In addition, we have not undertaken an independent evaluation or appraisal of the assets or liabilities of Eagle, the PVC Pipe Business or the PVC Resin Business. Our opinion is necessarily based on economic, stock market and other conditions as they exist and can be evaluated as of the date hereof.

  This opinion has been prepared for the use of the Board of Directors of Eagle and does not constitute a recommendation to any shareholder with respect to whether to vote in favor of the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to Eagle Holding's Registration Statement on Form S-4 or to any proxy statement distributed in connection with the Lamson Agreement and the Merger.

  Based on the foregoing, we are of the opinion as of the date hereof that the terms of the Merger are fair from a financial point of view to the common and preferred stockholders of Eagle.

                                          Very truly yours,

                                          DOUGHERTY SUMMIT SECURITIES LLC

                                   APPENDIX C

                       MINNESOTA BUSINESS CORPORATION ACT

302A.471. Rights of dissenting shareholders

  Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

  (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

     (1) alters or abolishes a preferential right of the shares;

     (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

     (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

     (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

  (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

  (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

  (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to vote on the plan; or

  (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

  Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

  (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

  Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

  (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

  Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. Procedures for asserting dissenters' rights

  Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

  (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

  (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

  (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

  Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

  Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

  Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

     (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

     (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

     (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

     (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

  (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

  Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

     (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

     (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

     (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

  (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

  (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

  Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

  Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

  Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

  (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

  (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Exculpation. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

  Holdings' Certificate of Incorporation limits the personal liability of a director to Holdings and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

  Indemnification. Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any third party proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer, employee or agent, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify a director, officer, employees or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of an action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person is adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  Holdings' Certificate of Incorporation provides that Holdings shall indemnify, to the fullest extent authorized or permitted by law, any person who was or is a party or is threatened to be made a party to an action, suit or proceeding, by reason of the fact that such person (i) is or was a director, officer, employee or agent of Holdings; or (ii) at the request of Holdings, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer, employee or agent. Holdings' Certificate of Incorporation also provides that it shall pay, to the fullest extent permitted by law, the expenses of such person incurred in defending such action, suit or proceeding.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)Exhibits

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  2.1    Agreement and Plan of Merger, dated December 11, 1998 by and among
         Eagle Pacific Industries, Inc., CONDEA Vista Company, Eagle Pacific
         Holdings, Inc. and CV Merger Sub, Inc. (included as Appendix A to the
         Proxy Statement/Prospectus contained in this Registration Statement)

  3.1    Amended and Restated Certificate of Incorporation of Eagle Pacific
         Holdings, Inc.

  3.2    Bylaws of Eagle Pacific Holdings, Inc.

  4.1    Amended and Restated Certificate of Incorporation of Eagle Pacific
         Holdings, Inc. (filed as Exhibit 3.1)

  4.2    Bylaws of Eagle Pacific Holdings, Inc. (filed as Exhibit 3.2)

  5.1* Opinion and Consent of Haynes and Boone, L.L.P. regarding legality of the shares

  8.1 Form of Opinion and Consent of Fredrikson & Byron, P.A. regarding certain tax matters

 10.1* Eagle Pacific Holdings, Inc. 1999 Stock Option Plan, including specimen of Incentive and Non-qualified Stock Option Agreements

 21.1    Subsidiaries of Eagle Pacific Holdings, Inc.

 23.1    Consent of Deloitte & Touche, LLP, independent auditors for Eagle
         Pacific Industries, Inc.

 23.2 Consent of PricewaterhouseCoopers LLP, independent accountants for CONDEA Vista Company, Oklahoma City Plant and Eagle Pacific Holdings,
         Inc.

 23.3    Consent of Ernst & Young LLP, independent auditors for the Lamson PVC
         Pipe Business

 23.4    Consent of Fredrikson & Byron, P.A. regarding certain tax matters
         (included in Exhibit 8.1)

 23.5 Consent of Dougherty Summit Securities LLC (included in Appendix B to the Proxy Statement/Prospectus contained in this Registration
         Statement)

 24.1    Power of Attorney (included on signature page of the Registration
         Statement)

 99.1    Form of Proxy to be used by Eagle Pacific Industries, Inc.
         shareholders

 99.2    Consent of William H. Spell to be named as a director of Eagle Pacific
         Holdings, Inc.

 99.3    Consent of Harry W. Spell to be named as a director of Eagle Pacific
         Holdings, Inc.

 99.4*   Consent of Bruce A. Richard to be named as a director of Eagle Pacific
         Holdings, Inc.

 99.5*   Consent of Richard W. Perkins to be named as a director of Eagle
         Pacific Holdings, Inc.

--------

 *To be filed by amendment.

(b)Financial Statement Schedules.

  Not applicable.

(c)Reports, Opinions and Appraisals Materially Related to the Transaction.

  Opinion of Dougherty Summit Securities LLC is furnished as Appendix B to the Proxy Statement/Prospectus forming a part of this Registration Statement.

Item 22. Undertakings.

  (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 10, 1999.

                                          EAGLE PACIFIC HOLDINGS, INC.
                                           (REGISTRANT)


                                          By  /s/ Mark J. Schneider
                                          _____________________________________
                                                    Mark J. Schneider
                                                        President

                               POWER OF ATTORNEY

  Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Mark J. Schneider as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with any of such amendments, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


      /s/ Mark J. Schneider          President and Chief           February 10, 1999
____________________________________ Financial Officer (principal
         Mark J. Schneider           executive officer and
                                     principal financial and
                                     accounting officer)



      /s/ William C. Knodel          Director                      February 10, 1999
____________________________________
         William C. Knodel

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                 EXHIBIT INDEX
                                       TO
                        FORM S-4 REGISTRATION STATEMENT

                               ----------------

                          EAGLE PACIFIC HOLDINGS, INC.

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  2.1    Agreement and Plan of Merger, dated December 11, 1998 by and among
         Eagle Pacific Industries, Inc., CONDEA Vista Company, Eagle Pacific
         Holdings, Inc. and CV Merger Sub, Inc. (included as Appendix A to the
         Proxy Statement/Prospectus contained in this Registration Statement)

  3.1    Amended and Restated Certificate of Incorporation of Eagle Pacific
         Holdings, Inc.

  3.2    Bylaws of Eagle Pacific Holdings, Inc.

  4.1    Amended and Restated Certificate of Incorporation of Eagle Pacific
         Holdings, Inc. (filed as Exhibit 3.1)

  4.2    Bylaws of Eagle Pacific Holdings, Inc. (filed as Exhibit 3.2)

  5.1* Opinion and Consent of Haynes and Boone, L.L.P. regarding legality of the shares

  8.1 Form of Opinion and Consent of Fredrikson & Byron, P.A. regarding certain tax matters

 10.1* Eagle Pacific Holdings, Inc. 1999 Stock Option Plan, including specimen of Incentive and Non-qualified Stock Option Agreements

 21.1    Subsidiaries of Eagle Pacific Holdings, Inc.

 23.1    Consent of Deloitte & Touche, LLP, independent auditors for Eagle
         Pacific Industries, Inc.

 23.2 Consent of PricewaterhouseCoopers LLP, independent accountants for CONDEA Vista Company, Oklahoma City Plant and Eagle Pacific Holdings,
         Inc.

 23.3    Consent of Ernst & Young LLP, independent auditors for the Lamson PVC
         Pipe Business

 23.4    Consent of Fredrikson & Byron, P.A. regarding certain tax matters
         (included in Exhibit 8.1)

 23.5 Consent of Dougherty Summit Securities LLC (included in Appendix B to the Proxy Statement/Prospectus contained in this Registration
         Statement)

 24.1    Power of Attorney (included on signature page of the Registration
         Statement)

 99.1    Form of Proxy to be used by Eagle Pacific Industries, Inc.
         shareholders

 99.2    Consent of William H. Spell to be named as a director of Eagle Pacific
         Holdings, Inc.

 99.3    Consent of Harry W. Spell to be named as a director of Eagle Pacific
         Holdings, Inc.

 99.4*   Consent of Bruce A. Richard to be named as a director of Eagle Pacific
         Holdings, Inc.

 99.5*   Consent of Richard W. Perkins to be named as a director of Eagle
         Pacific Holdings, Inc.

--------
*To be filed by amendment